                                                                EXHIBIT 99(b)(1)



                   Appraisals of Whitcomb Real Estate, Inc.

                                                               EXHIBIT (b)(1)(A)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


                              148-Space Ponderosa
                               3559 Cossell Road
                             Indianapolis, Indiana



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                               6430 South Quebec
                           Englewood, Colorado 80111


                                     AS OF

                                August 5, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

                     [LETTERHEAD OF WHITCOMB REAL ESTATE]




September 30, 1999

Mr. Steve Waite
Windsor Corporation
6430 South Quebec
Englewood, Colorado 80111

RE:  148-Space Ponderosa
     3559 Cossell Road
     Indianapolis, Indiana


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of August 5, 1999, based on an exposure period of six months, to be:

                  -TWO MILLION TWO HUNDRED THOUSAND DOLLARS -

                                 ($2,200,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Ponderosa is a fully developed 148-space manufactured home community, a maintenance shed, basketball court and a mobile home that is used as an on-site office.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and those specific conditions indicated in the engagement letter.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

Mr. Steve Waite
September 30, 1999
Page Two

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files. The intended user is Windsor Corporation.

Very truly yours,

/s/ John H. Whitcomb

John H. Whitcomb, MAI, CCIM
St. Cert. Gen. REA #0001234

/s/ Keith D. McFarland

Keith D. McFarland, ASA
Indiana General Certified Appraiser #CG69201433


TABLE OF CONTENTS
-----------------

Title Page
Transmittal

Table Of Contents...........................................................  4
Photographs Of Subject......................................................  5
Summary Of Facts And Conclusions............................................  6
Extent Of Confirming, Collecting And Reporting Data.........................  7
Purpose, Function, Intended Use And Date Of The Appraisal...................  7
Area And Neighborhood Description...........................................  8
Manufactured Home Community Market Overview.................................  9
Land And Site Improvements.................................................. 10
Improvement Description..................................................... 11
Ownership And Property History.............................................. 11
Occupancy................................................................... 11
Zoning And Other Land Use Controls.......................................... 12
Real Estate Assessment And Taxes............................................ 12
Marketability And Marketing Period.......................................... 13
Highest And Best Use........................................................ 14
Valuation Process........................................................... 14
Income Capitalization Approach.............................................. 15
Sales Comparison Approach................................................... 24
Final Estimate Of Value..................................................... 28
Certification............................................................... 29
Assumptions And Limiting Conditions......................................... 30

Addenda
Legal Description
Maps
Profile Of Appraiser

              [PHOTOGRAPHS OF THE SUBJECT (Taken August 5, 1999)           5





                           [PHOTOGRAPH APPEARS HERE]




                            1. Entrance to Subject






                           [PHOTOGRAPH APPEARS HERE]








                            2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:            148-Space Ponderosa
  -------------------            3559 Cossell Road
                                 Indianapolis, Marion County, Indiana

  Property Rights
  ---------------
  Appraised:                     Fee Simple Interest, subject to
  ----------                     tenant leases

  Land Area:                     Gross land area- 19.47 acres more or less
  ----------

  Improvements:                  148-manufactured home spaces, a maintenance
  -------------                  shed, basketball court and a mobile home that
                                 is used as an on-site office.

  Owner:                         Windsor Park Properties 3
  ------

  Zoning:                        D11, Dwelling District
  -------

  Highest and Best Use:          As Improved -- Current Use
  ---------------------

  Value Indications:
  ------------------
  Income Approach                $2,200,000
  Sales Comparison Approach      $2,300,000

  Final Estimate of Value:       $2,200,000
  ------------------------

  Date of Appraisal:             August 5, 1999
  ------------------

  Date of Inspection:            August 5, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------

     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate. The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION, INTENDED USE AND DATE OF THE APPRAISAL
---------------------------------------------------------

     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of August 5, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The date of this appraisal is August 5, 1999, corresponding with the physical inspection of the subject. The information, opinions, and conclusions contained in this report have been prepared as a basis for mortgage financing. The intended user of the report is Windsor Corporation.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

    .    Buyer and Seller are typically motivated;

    . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

    .    A reasonable time is allowed for exposure in the open market;

    . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

    . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

-------------------------------------
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA AND NEIGHBORHOOD DESCRIPTION
---------------------------------

Location/Access
---------------

     Pondarosa is located within the central portion of the city of Indianapolis, Marion County, Indiana, northwest of the Central Business District. This area is a part of the Indianapolis MSA which also encompasses Boone, Hamilton, Hancock, Hendricks, Johnson, Morgan and Shelby Counties, and is situated approximately 185 miles southeast of Chicago, Illinois, 110 miles northwest of Cincinnati, Ohio and 100 miles northwest of Louisville, Kentucky.


     As of 1998, the Indianapolis MSA contained a total population of 1,560,401, and represents a 13.03 percent increase from 1990. Marion County is the largest county within the MSA with a estimated 1998 population of 813,405. This represents a 2.0 percent increase in total population since 1990. The Indianapolis MSA encompasses 3,089 square miles and has exhibited a singificant amount of population growth during the past two decades. This growth is attributed to job growth and attractive cost of living for the surrounding area.

     The labor force for the MSA numbered approximately 850,590 in July 1999 and represents a slight increase from July 1998. As of July 1999, the estimated unemployment rate stood at 2.0%, and represents a slight decrease from the July 1998 level of 2.9%. In addition, these figures are well below both state and national unemployment levels. Primary employment sectors include services (24.1%), wholesale and retail trade (25.1%), manufacturing (15.3%) and government (13.7%). Major employers include Eli Lilly and Co., Allison Transmission, Allison Engine and Bank One Indianapolis.

     The subject is located along the south side of Cossell Road, east of Tibbs Avenue. This location is west of the Central Business District and is at the western edge of Marion County. The neighborhood boundaries are generally described as Washington Avenue (U.S. Highway 40) to the south, Interstate 465 to the west, 30th Street to the north and the Central Business District to the east. Tibbs Avenue extends north south and serves as a primary commercial street for the city. Cossell Road serves as a residential connector street that ends to the west and connects to Tibbs Avenue one block east of the subject property.

     The subject is situated in a mature residential, commercial and light industrial area that is primarily built-up with some new residential development
being noted.   Land uses surrounding the subject consist of a small creek extending along the western boundary of the site with a cemetery and a small mobile home park being located further west. Abutting the subject to the east is the Mt. Jackson Cemetery with the closed Central State Hospital; a former mental institution being located further east. Located to the north is a new condominium development that was developed by the Indianapolis Housing
Authority.   Land uses further north include older single family residences and commercial buildings with the Indianapolis Speedway being located

Area And Neighborhood Description                                              9

further north. Located to the south is a mixture of older single family residences and commercial buildings with both older and newer commercial developments being located along Washington Avenue. The existing use of the subject is compatible with surrounding land uses.

Concurrency
-----------

     Land uses for the subject's market area are controlled by the Marion County Planning and Zoning Commission which implements and monitors local comprehensive and growth management plans. The existing use of the subject is a legal nonconforming use with local zoning regulations.

Summary
-------

     The real estate market in the Indianapolis MSA is strong. The suburban office, industrial and retail real estate sectors reported decreased vacancy levels during 1998. The growth demands on the county are very evident in light of past trends and the projections are for further population increases. The desirability of this area is evident and is anticipated to continue to increase as the local economy is forecasted to continue to expand in coming years. The subject property is situated in an older mature mixed-use residential, commercial and light industrial area that is built-up and has reflected little growth during recent years. However, the overall demand for manufactured housing space is evident within this market and is anticipated to continue. Based on these factors, real estate values are anticipated to increase barring any near term economic reversals.


MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the 1998 U.S. Housing Market Map, Indiana ranked 12th among states in the number of homes shipped in 1998. Shipments have remained relatively stable over the last three years. Manufactured housing provides a lower cost-housing alternative to site built homes and a sense of community to residents. A survey of the subject's market area revealed that several of the competing manufactured housing communities are currently reflecting occupancy levels of 61.9% to 100%. The communities surveyed reflected rental rates that ranged from $192.00 to $245.00 per month with the landlord being responsible for water, sewer and trash removal. The communities located within the immediate area are older parks with some newer manufactured home communities being located further northwest of the subject property. In addition, it was also reported that there is a significant amount of local opposition regarding the development of any new manufactured housing communities within Marion County. Therefore, it is unlikely that overbuilt market conditions will occur within the near future. The overall demand for manufactured housing sites within this market area is high and is reflected in the historical occupancy levels of the subject property.

LAND AND SITE IMPROVEMENTS
--------------------------

     The site is an irregularly shaped parcel of land containing a gross land area of 19.47 acres and includes 1.53 acres of additional land that is located immediately south of the main site (based on public records). The tract is generally level with a gentle slope to the south and west and is at the surrounding street grade. A tributary extends along the western boundary of the site with the subject being protected by a dike to prevent flooding. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, sanitary and storm sewer, electricity and telephone.

     The individual lots in the community are accessed by roadways arranged to maximize the use of the land. Roadway improvements include:

     Street-bed:     Cossell Road is an asphalt paved, two-lane residential
     ----------      connector street.  The subject streets are asphalt paved
                     15-25 foot wide roadways.

     Sidewalks/Curb: There are sidewalks and curbs along Cossell Road. In -------------- addition, concrete sidewalks and curbs exist within the subject.

     Street Lights:  The public and community streets are lighted with pole
     -------------   mounted overhead streetlights.

     Landscaping:    Landscaped areas extend along the perimeter and
     -----------     throughout the site.

     Encumbrances:   None Noted
     -------------

     Easements:      Standard utility easements are assumed to exist.
     ----------

     Encroachments:  None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Marion County.

Functional Utility
------------------

     The site, which is irregular in shape and contains a net land area of approximately 19.47 acres, is large enough to accommodate building improvements and roadways as well as the playgrounds and green areas. The total developed land area is approximately 17.94 acres and the current development of total units equates to an overall density of approximately 8.25 units per

Land and Site Improvements                                                    11

acre, which is higher than current development standards which tend toward larger lot sizes, wider streets and more green areas.


IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 148 manufactured home community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary in size. The community contains two doublewide homes with the remaining lots being singlewide homesites.

     The common area amenities include a basketball court. We have not estimated a separate value for this amenity, or equipment, as they are standard items found at most manufactured home communities. This amenity is typical, adequate and functional in use. The site is also improved with a maintenance shed and a mobile home that is used as an on-site office.

     The community and site improvements were built in 1964, and the community is approximately 35 years old. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated average.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property, as recorded in the Official Records of Marion County, is in the name of Windsor Park Properties 3. The property has been under the same owner ship for several years and is currently not listed for sale on the open market. Therefore, no sales during the past three years were noted in our analysis.


OCCUPANCY
---------

     The property is occupied by a fully developed 148-space manufactured home community. Our inspection confirmed that there are seven vacant lots and the physical occupancy is 95.3%. According to the property manger, the occupancy of the property has historically been higher than 90%. There is one employee-occupied home and the economic occupancy is 94.5%.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned as a D-11, Dwelling District under the Marion County zoning ordinance. It is our opinion that the subject property is a legal nonconforming use with the zoning code.

Concurrency
-----------

     The use of the subject represents a legal nonconforming use with the approved comprehensive plan filed by Marion County and concurrency is not an issue.

Flood Hazard
------------

     A major portion of the subject property is located in a designated Zone B Flood Hazard Area according to Flood Map Community Number 180159, Panel 0050B, dated June 3, 1998. The subject site is protected by a dike to prevent flooding and no historical flooding problems were noted. Therefore, this analysis assumes that the location of the subject within this flood plain does not impact the overall utility of the site.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. This analysis assumes that no hazardous substances or waste currently exist at the site and no consideration was given to the potential liabilities and cleanup costs associated with the presence of these materials. In addition, we have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Marion County records under Parcel Numbers 9-011115, 9-044459, 9-044455, 9-010712 and 9-010716. The
assessed value of the subject totals $174,100. It is our opinion that the subject is under assessed. The 1999 taxes are $14,603.62.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Indiana, residential and commercial properties are assessed at 33 and 1/3% of the market value. According to the Tax Collector's Office, all taxes are currently delinquent.

MARKETABILITY AND MARKETING PERIOD
----------------------------------

     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions further indicated that institutional investors required a minimum of 200 spaces, and pricing would reflect an 8.5% to 9.5% overall capitalization rate requirement for all-age communities. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

                                                                              14
HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 148-space, all age manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.




/2/The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                            ----------------------------
Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market. The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                           RENTAL COMPARABLE SUMMARY


   No.             Name/Location                       Number         Monthly              Services                   Amenities
                                                       Spaces/       Rental Rates       Included In Rent
                                                       % Occ.
------------------------------------------------------------------------------------------------------------------------------------


1         I-70 Mobile Home Park                          80/            $192.00          Water, sewer and trash       Playground.
          3023 W. Morris Street                         92.5%              to            collection.
          Indianapolis, Marion County, Indiana                          $221.00
------------------------------------------------------------------------------------------------------------------------------------

2         Harrison Mobile Home Park                      90/            $210.00          Water, sewer and trash       No amenities.
          4923 Rockville Road                          100.0%                            collection.
          Indianapolis, Marion County, Indiana
------------------------------------------------------------------------------------------------------------------------------------

3         Shrum Mobile Home Park                         98/            $215.00          Trash collection.            Playground.
          3603 Clarks Creek Road                       95.9%               to
          Plainfield, Hendricks County, Indiana                         $230.00
------------------------------------------------------------------------------------------------------------------------------------

4         Broad Acre Mobile Home Park                   210/            $235.00          Water, sewer and trash       Playground.
          10408 E. County Road 100 N.                  61.9%               to            collection.
          Indianapolis, Hendricks County, Indiana                       $245.00
------------------------------------------------------------------------------------------------------------------------------------

  Subj.   Ponderosa                                     148/            $222.00          Water, sewer and trash       Playground.
          3559 Cossell Road                            94.5%                             collection.
          Indianapolis, Marion County, Indiana
===================================================================================================================================

Income Capitalization Approach                                                17

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. This ranges between $192.00 and $245.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $32,856. The potential gross income from rentals is $394,272 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an all age community that has a physical occupancy of 95.3%, and an economic occupancy of 94.5%. To the economic vacancy, we have added a percentage to account for credit loss in our estimate of total economic vacancy of 5.0% of total potential gross income, or $19,714.

Miscellaneous Income
--------------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject generated $32.97 per space in 1996, $92.09 per space in 1997 and $113.86 per space in 1998. We have estimated miscellaneous income at $75.00 per space or $11,100 annually.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus, potential gross rental income of $394,272 less a vacancy and credit loss allowance of $19,714, or 5.0% produces an effective gross income from rentals estimate of $374,558. To this amount, we have added an estimated income derived from miscellaneous sources of $11,100, arriving at an effective gross income estimate of $385,658.

     Income Capitalization Approach                                                                                           18
====================================================================================================================================
                                             Pondarosa - Historical Income nd Expenses

                                       Pct. of     $ Per                     Pct. of      $ Per                   Pct. of   $ Per
                       1996            Income      Space        1997         Income       Space        1998       Income     Space
------------------------------------------------------------------------------------------------------------------------------------
 Income:
 Rents                  $ 332,574      98.55%  $     2,247.12  $  339,721     96.14%      $2,295.41  $  350,840   95.42%   $2,370.54
 Miscellaneous/Other        4,879       1.45%           32.97      13,630      3.86%          92.09      16,851    4.58%      113.86
                       -------------------------------------------------------------------------------------------------------------
 Total Income          $  337,453     100.00%  $     2,280.09  $  353,351    100.00%      $2,387.51  $  367,691  100.00%   $2,484.40


 Expenses:
 Insurance             $    5,326       1.58%  $        35.99  $    5,708      1.62%      $   38.57    $  2,182    9.59%   $   14.74
 Office/Administration     16,133       4.78%          109.01       8,534      2.42%          57.66      21,618    5.88%      146.07
 Maintenance & Repairs      8,446       2.50%           57.07       9,071      2.57%          61.29      13,817    3.76%       93.36
 Management Expense        16,545       4.90%          111.79      17,915      5.07%         121.05      18,671    5.08%      126.16
 Wages & Benefits          24,032       7.12%          162.38      33,358      9.44%         225.39      37,010   10.07%      250.07
 Property Taxes            13,621       4.04%           92.03      12,578      3.56%          84.99      13,936    3.79%       94.16
 Utilities                 48,066      14.24%          324.77      48,593     13.75%         328.33      60,363   16.42%      407.86
 Miscellaneous              9,913       2.94%           66.98      10,683      3.02%          72.18       3,045    0.83%       20.57
                       -------------------------------------------------------------------------------------------------------------
 Total Expenses        $  142,082      42.10%  $       960.01  $  146,440     41.44%      $  989.46    $170,642   46.41%   $1,152.99

 Net Operating Income  $  195,371      57.90%  $   $ 1,320.07  $  206,911     58.56%      $1,398.05    $197,049   53.59%   $1,331.41
====================================================================================================================================

Income Capitalization Approach

Operating Expense Analysis
--------------------------

Insurance
---------

     Historically, this expense has exhibited a significant decrease from 1997 to 1998. Our estimate of this expense has been based on the historical amounts, or $15.00 per space per year. This is equal to $2,220 annually, approximately 0.58% of the effective gross income.

Administrative/Office
---------------------

     Historically, this expense has shown a stable trend. In the financial statements, this expense does include some corporate expense items that we have not considered. Our stabilized estimate is $100.00 per space per year, equal to $14,800 or approximately 3.84% of the estimated effective gross income.

Maintenance and Repairs
-----------------------

     Historically, this expense was equal to $57.07 per space in 1996 and $61.29 per space in 1997. The 1998 figure is slightly higher at $93.36 per space. Our estimate of $75.00 per space per year is equal to $11,100 and is believed adequate to properly maintain the community. This amount is equal to approximately 2.88% of the estimated effective gross income.

Management Fees
---------------

     This expense typically includes off-site management, the oversight of the on-site manager and monthly bookkeeping functions. We used a 5% of estimated effective gross income, typical in the market place, equal to $19,283 or $130.29 per space per year.

Wages and Benefits
------------------

     This expense was equal to $162.38 per space in 1996, $225.39 in 1997 and $250.07 per space in 1998. We have estimated this expense at $250.00 per space per year or $37,000, which is equal to 9.59% of the estimated effective gross income.

Property Taxes
--------------

     This category is project specific due to location, and the current taxes are higher than previous year's levels. Based on our analysis of the historical tax trends, we have estimated the tax liability to be $14,604. This equates to $98.68 per space per year or 3.79% of the estimated effective gross income.

Income Capitalization Approach

Utilities
---------

      This expense was equal to $324.77 per space in 1996 and $328.33 per space in 1997. The 1998 amount is equal to $407.86 per space. We have estimated this expense at $410.00 per space per year. This is equal to $60,680, or approximately 15.73% of the estimated effective gross income.

Miscellaneous
-------------

     This expense was equal to $66.98 per space in 1996 and $72.18 per space in 1997. The 1998 amount decreased to $20.57 per space. We have estimated this expense at $20.00 per space per year. This is equal to $2,960, or approximately 0.77% of the estimated effective gross income.

Reserves
--------

     This expense category represents the inclusion of set-asides for major recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $3,700 annually or approximately 0.96% of the estimated effective gross income.

Total Expenses
--------------

     To summarize, we have stabilized total operating expenses for the subject at $166,347. This estimate is equal to 43.13% of the Effective Gross Income
(EGI) estimate or $1,123.97 per space per year. As shown, the 1997 expense was equal to 41.44% and the 1998 expense was equal to 46.41%.

Income Capitalization Approach                                              21

===============================================================================

                                   Pondarosa
                        Stabilized Operating Statement

                                                                 % of    $ per
                                                       Amount    EGI     Space
====================================================================================

Income
               Monthly           Monthly
Spaces         Rent              Total             Annualized
------------------------------------------------------------------------------------
     148      $222.00              32,856           394,272
------------------------------------------------------------------------------------
Gross Potential Rental Income    $ 32,856          $394,272
Less:
  Vacancy and Credit Loss                      5%   (19,714)
                                                   --------
Effective Gross Income From Rentals                $374,558

Plus:
  Miscellaneous Income                    $75.00     11,100
                                                   --------
Total Effective Gross Income                       $385,658      100.00%   $2,605.80


Expenses
Insurance                                          $  2,220        0.58%   $   15.00
Office                                               14,800        3.84%      100.00
Maintenance & Repairs                                11,100        2.88%       75.00
Management Expense                                   19,283        5.00%      130.29
Wages & Benefits                                     37,000        9.59%      250.00
Property Taxes                                       14,604        3.79%       98.68
Utilities                                            60,680       15.73%      410.00
Miscellaneous                                         2,960        0.77%       20.00
Reserves                                              3,700        0.96%       25.00
                                                  ----------------------------------
Total Expenses                                    $ 166,347       43.13%   $1,123.97

Net Operating Income                              $ 219,311       56.87%   $1,481.83
====================================================================================

Income Capitalization Approach                                               22

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 8.40% and 10.51%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

  Sale              Sale Date              Vacancy Rate         Overall Rate
--------------------------------------------------------------------------------
   1               January 1998                3.9%                 8.40%
--------------------------------------------------------------------------------
   2               August 1997                 1.0%                 8.78%
--------------------------------------------------------------------------------
   3                June 1997                 19.9%                 8.79%
--------------------------------------------------------------------------------
   4                 May 1997                  1.2%                 9.13%
--------------------------------------------------------------------------------
   5                April 1997                 5.0%                10.51%
--------------------------------------------------------------------------------

     In this instance, the subject has an economic vacancy of 5.5% and was observed to be in average overall condition. The market has been competitive in recent years, indicating increased risk, increasing the going-in capitalization rate. Based on these considerations, we have concluded an overall capitalization rate of 10.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 8.5%, which yields an annual mortgage constant of 10.4139%. A minimum debt coverage ratio (DCR) of 1.25 to 1.00, would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:


          M                           F                           DCR                       OAR
                        X                           X                            =
 Loan to Value Ratio          Mortgage Constant           Debt Coverage Ratio          Overall Rate
----------------------------------------------------------------------------------------------------
        0.75                      0.104139                        1.25                    0.097630
----------------------------------------------------------------------------------------------------
       Rounded                                                                              9.8%
----------------------------------------------------------------------------------------------------

Income Capitalization Approach                                               23

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the reduction in quality of real estate investments has bid down rates on manufactured home communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured home community investments.

     We have placed a greater emphasis on the overall capitalization rate indicated by the market data, as this is a direct reflection of risk perceptions by market participants, although the rates are almost equivalent. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:



Net Operating Income      Overall Capitalization Rate       Market Value
$219,311                        divided by 0.10              $2,193,110

Rounded to                                                   $2,200,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

     1.    Nature of surrounding development.

     2.    Size.

     3.    Availability of competing properties.

     4.    Effect of time on selling prices.

     5.    Age and condition of the improvements.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables


No.   Name/Location                              Sale Price/       Total       Price/      Average      E.G.I.M/       O.A.R.
                                                 Sale Date         Spaces/     Space       Lot Rent     Expense %
                                                                   Occupancy
--------------------------------------------------------------------------------------------------------------------------------
1     Oakwood Village Mobile Home Park            $7,150,000       284/        $25,176     $262.00      8.33/          8.40%
      10800 Valette Circle                        January 1998     96.1%                                30.0%
      Miamisburg, Montgomery County, Ohio
--------------------------------------------------------------------------------------------------------------------------------
2     Heritage Heights                            $6,500,000       447/        $14,541     $150.00      7.79/          8.78%
      8100 U.S. Highway 31                        August 1997      99.0%                                30.0%
      Taylorsville, Bartholomew County, Indiana
--------------------------------------------------------------------------------------------------------------------------------
3     Westar Mobile Home Park                     $3,010,000       196/        $15,051     $175.00      7.96/          8.79%
      911 Hale Street                             June 1997        80.1%                                30.0%
      Shelbyville, Shelby County, Indiana
--------------------------------------------------------------------------------------------------------------------------------
4     Hollywood Estates Mobile Home Park          $3,700,000        242/       $15,289     $175.00      7.66/          9.13%
      2400 Mounds Road                            May 1997         98.8%                                30.0%
      Anderson, Madison County, Indiana
--------------------------------------------------------------------------------------------------------------------------------
5    Cottonwood Lane Mobile Home Park             $  650,000       57/         $11,404     $140.00      6.17/         10.51%
     750 N. County Road 225 West                  April 1997       95.0%                                35.0%
     Crawfordsville, Montgomery County, Indiana
--------------------------------------------------------------------------------------------------------------------------------

Sales Comparison Approach                                                     26

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. All of the sales were fee simple transactions, with abnormal financing reflected in the cash equivalent price. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over a ten month period, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the effective gross income multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 6.17 and 8.33. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject has an expense ratio higher than all of the comparables. Based on this consideration, we have concluded an EGIM slightly below the indicated range, processing subject's Effective Gross Income of $385,658 with an EGIM of 6.0.

                Thus,
                $385,658         x 6.0 is     $2,313,948

                Rounded to                    $2,300,000

     On a per space basis, this is equivalent to $15,541.


Price Per Space Analysis
------------------------

    Adjustments, typically considered, are location, age and condition, occupancy, etc., and are reflected in the income generating capabilities of a community. A tenant is typically willing, absent other factors, to pay more rent for a better located, newer community with a greater amenity package. Rather than making a subjective percentage adjustment to the per space sales prices, the Net Operating Income/Space (NOI/Space) reflects, in most cases, the market perception of a property's position in the marketplace. Since investors are mainly concerned with cash flow to service debt, the net operating income generating capability of a particular community can be used for comparison purposes. Typically, the higher the NOI/Space for a community, the higher the per space sales price. The subject has a NOI/Space of $1,482. The NOI/Space and per space

Sales Comparison Approach                                                     27

sales prices for the comparables are shown on the following table. We then compare the percentage difference between each comparable's NOI/Space and the subject's NOI/Space. For comparables with a higher NOI/Space, a downward adjustment to the per space sales price is made. An upward adjustment is made for a comparable with a lower NOI/Space.

                      NOI/Space and Per Space Sales Price


                COMP 1         COMP 2           COMP 3          COMP 4           COMP 5           SUBJECT
----------------------------------------------------------------------------------------------------------------
NOI/Space       $ 2,116         $ 1,276         $ 1,323         $ 1,397          $ 1,198          $1,482
Price/Space     $25,176         $14,541         $15,051         $15,289          $11,404          N/A
Percent
Adjustment      -42.8%          16.1%           12.0%           6.1%             23.7%            N/A
Adjusted
Price/Space     $14,401         $16,778         $16,857         $16,222          $14,107          N/A
----------------------------------------------------------------------------------------------------------------


    After adjustments, the indicated range is from $14,107 to $16,857 per space. The subject consists of an average quality park in an average location. Therefore, we have considered the middle of the range and concluded $15,500 per space.

Thus, 148 Spaces X $15,500/Space is:           $ 2,294,000

Rounded                                        $ 2,300,000

SUMMARY
-------

     The two methods indicated a narrow range and are considered mutually supportive. Therefore, we have concluded a value of $2,300,000 via the Sales Comparison Approach.

FINAL ESTIMATE OF VALUE
-----------------------

    The two approaches to value applied in the subject analysis yielded these conclusions:

Income Capitalization                            $2,200,000
 Approach

Sales Comparison Approach                        $2,300,000

     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable. Given the relative homogeneity of the locations, the availability of market data, we have emphasized this approach in the valuation.

     The two approaches reflect a narrow range of values. We have placed primary emphasis on the income capitalization approach. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of August 5, 1999 was:

                  - TWO MILLION TWO HUNDRED THOUSAND DOLLARS -

                                  ($2,200,000)

CERTIFICATION
-------------


I certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . I have no bias with respect to the property that is the subject of this report, or to the parties involved with this assignment.

     . My engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . My compensation for completing this assignment is not contingent on the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the appraisal.

     . My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute and the American Society of Appraisers.

     . The use of this report is subject to the requirements of the Appraisal Institute and the American Society of Appraisers relating to review by its duly authorized representatives.

     . As of the date of this report, Keith D. McFarland, ASA has completed the requirements under the continuing education program of the American Society of Appraisers.

     . Keith D. McFarland, ASA has made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the person signing this report.

/s/ Keith D. McFarland
-------------------------------
Keith D. McFarland, ASA
Indiana Certified General Real Estate Appraiser #CG69201433

                                                                              30
ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose, Intended Use and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes that may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           31

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including the HVAC systems, if applicable. Should there be any question concerning

Assumptions and Limiting Conditions                                           32

them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas, which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal tax or regulatory laws. Therefore, the actual results achieved during the

Assumptions and Limiting Conditions                                           33

projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

PARCEL III:

PART OF THE SOUTHEAST QUARTER OF SECTION 5, TOWNSHIP 15 NORTH, RANGE 3 EAST IN MARION COUNTY, STATE OF INDIANA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID QUARTER SECTION; RUNNING THENCE NORTH 02 DEGREES 08 MINUTES 49 SECONDS EAST ALONG THE EAST LINE THEREOF A DISTANCE OF
408.00 FEET TO THE POINT OF BEGINNING OF THE REAL ESTATE DESCRIBED HEREIN; RUNNING THENCE SOUTH 89 DEGREES 58 MINUTES 22 SECONDS WEST PARALLEL TO THE SOUTH LINE THEREOF A DISTANCE OF 687.752 FEET; RUNNING THENCE NORTH 25 DEGREES 33 MINUTES 08 SECONDS WEST A DISTANCE OF 213.87 FEET; RUNNING THENCE NORTH 00 DEGREES 02 MINUTES 02 SECONDS WEST A DISTANCE OF 507.000 FEET; RUNNING THENCE NORTH 12 DEGREES 43 MINUTES 46 SECONDS WEST A DISTANCE OF 950.080 FEET TO A POINT IN THE CENTERLINE OF COSSELL ROAD; RUNNING THENCE SOUTH 89 DEGREES 56 MINUTES 08 SECONDS EAST UPON AND ALONG SAID CENTERLINE A DISTANCE OF 470.000 FEET; RUNNING THENCE SOUTH 01 DEGREES 46 MINUTES 36 SECONDS WEST A DISTANCE OF
764.48 FEET (SOUTH 766.50 FEET BY DEED); RUNNING THENCE SOUTH 57 DEGREES 21 MINUTES 13 SECONDS EAST A DISTANCE OF 353.369 FEET (SOUTH 63 DEGREES EAST 344 FEET BY DEED); RUNNING THENCE SOUTH 02 DEGREES 12 MINUTES 53 SECONDS WEST A DISTANCE OF 146.000 FEET; RUNNING THENCE SOUTH 69 DEGREES 22 MINUTES 52 SECONDS EAST A DISTANCE OF 285.748 FEET (SOUTH 69 DEGREES 45 MINUTES EAST 286.0 FEET BY
DEED) TO A POINT ON THE EAST LINE OF SAID SOUTHEAST QUARTER SECTION; RUNNING THENCE SOUTH 02 DEGREES 08 MINUTES 49 SECONDS WEST ON AND ALONG SAID EAST LINE A DISTANCE OF 424.871 FEET TO THE POINT OF BEGINNING.

PARCEL IV:

PART OF BLOCKS 7 AND 8 IN SALEM PARK AS RECORDED IN PLAT BOOK 17, PAGE 150 IN THE OFFICE OF THE RECORDER OF MARION COUNTY, INDIANA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE AFOREMENTIONED BLOCK 7, SAID CORNER ALSO BEING THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SECTION 5, TOWNSHIP 15 NORTH, RANGE 3 EAST IN MARION COUNTY, INDIANA; RUNNING THENCE NORTH 02 DEGREES 08 MINUTES 49 SECONDS EAST ALONG THE EAST LINE OF SAID BLOCK 7 AND QUARTER SECTION A DISTANCE 408.000 FEET TO THE NORTHEAST CORNER OF SAID BLOCK 7; RUNNING THENCE SOUTH 89 DEGREES 58 MINUTES 22 SECONDS WEST ALONG THE NORTH LINE OF SAID BLOCKS 7 AND 8 AND PARALLEL TO THE SOUTH LINE OF SAID QUARTER SECTION A DISTANCE OF 687.752 FEET; RUNNING THENCE SOUTH 66 DEGREES 18 MINUTES 35 SECONDS EAST A DISTANCE OF 56.81 FEET; RUNNING THENCE SOUTH 71 DEGREES 15 MINUTES 01 SECOND EAST A DISTANCE OF 101.76 FEET; RUNNING THENCE SOUTH 67 DEGREES 17 MINUTES 31 SECONDS EAST A DISTANCE OF 178.71 FEET; RUNNING THENCE SOUTH 57 DEGREES 44 MINUTES 16 SECONDS EAST A DISTANCE OF 142.71 FEET; RUNNING THENCE SOUTH 51 DEGREES 50 MINUTES 31 SECONDS EAST A DISTANCE OF 160.45 FEET; RUNNING THENCE SOUTH 46 DEGREES 15 MINUTES 31 SECONDS EAST A DISTANCE OF 155.56 FEET TO THE POINT OF BEGINNING.

                                     MAPS

                              [MAP APPEARS HERE]

                               Neighborhood Map

                              [MAP APPEARS HERE]




                         Rent Comparable Location Map

                              [MAP APPEARS HERE]



                         Comparable Sale Location Map

                             PROFILE OF APPRAISER

                             PROFILE OF APPRAISER

                             KEITH McFARLAND, ASA

REAL ESTATE EXPERIENCE
----------------------

Consultant
Whitcomb Real Estate
Tampa, FL

    Specialize in complex real estate valuations and consulting projects. Property types include manufactured housing communities, self storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. January 1996 to present.

Appraisal Director
Marshall and Stevens, Inc.
St. Louis, MO

    Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1986 to present.

PROFESSIONAL AFFILIATIONS
-------------------------

ASA, Senior Member American Society of Appraisers

State Certified General Real Estate Appraiser
Arkansas #CG1200N                               Michigan #1201004617
Colorado #CG80000045                            Mississippi #GA-417
Illinois #153000628                             Missouri #RA-001461
Indiana #CG69201433                             Ohio #398743
Kansas #G-871                                   Tennessee #00051023

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Allied Research Associates                      IBM Retirement Fund
AT&T Global Real Estate                         Krupp Asset Management Company
Boatmen's National Bank                         May Company
CalPERS                                         Pacific Realty Corporation
Citicorp Real Estate                            Park Corporation
Continental Grain Company                       Ruff, Callahan & Hemmeter
Eastdil Realty                                  Sears
First Tennessee Bank                            Wal-Mart Stores

                                                                               2
Profile of Appraiser


EDUCATIONAL BACKGROUND
---------------------

Southern Illinois University at Edwardsville, B.S.

The Appraisal Institute

American Society of Appraisers

                             PROFILE OF APPRAISER

                          JOHN H. WHITCOMB, MAI, CCIM
                          St.Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

    Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitecomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

    Supervised complex real estate valuations and property tax consulting projects. Responsiblities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.


Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

    Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

    Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                        2

PROFESSIONAL AFFILIATIONS
--------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

Akers Away                      West Palm Beach, FL             Lakeside                        Douglasville, GA
Alafia Riverfront               Gibsonton, FL                   Lakewood                        Denton, TX
Alpine Village                  Sebring, FL                     Lantana Cascade                 Lantana, FL
Arbor Oaks                      Zephyrhills, FL                 Long Lake Village               West Palm Beach, FL
Blue Heron                      Clearwater, FL                  Marlboro Court                  West Palm Beach, FL
Bradenton Trailer Park          Bradenton, FL                   MH Country Club                 Oakland Park, FL
Carefree Village                Tampa, FL                       Mission                         El Paso, TX
Carolina Village                Concord, NC                     Moultrie Oaks                   St. Augustine, FL
Casa del Monte                  West Palm Beach, FL             Oak Point                       Titusville, FL
Chateau Forest                  Seffner, FL                     Orange Manor East               Winter Haven, FL
Chateau Village                 Bradenton, FL                   Palm Breezes Club               Lantana, FL
Cloverleaf                      Brooksville, FL                 Palm Ridge                      Leesburg, FL
Colonial Coach                  Greenacres City, FL             Panama City Estates             Panama City, FL
Coquina Crossing                St. Augustine, FL               Plantation Estates              Seffner, FL
Coral Lake                      Coconut Creek, FL               Portside                        Jacksonville, FL
Country Club Estates            Venice, FL                      Ridgecrest                      Fort Pierce, FL
Dessau                          Austin, TX                      San Souci                       North Fort Myers, FL
Foxcroft Village                Loch Sheldrake, NY              Scenic View                     Lakeland, FL
Foxwood Estates                 Lakeland, FL                    Seminole                        St. Petersburg, FL
Franklin Estates                Murfreesboro, TN                Shangri La                      Largo, FL
Gardens of Manatee              Parrish, FL                     Southwinds                      Lakeland, FL
A Garden Walk                   West Palm Beach, FL             St. Lucie Village               Okeechobee, FL
The Groves                      Orlando, FL                     Sunrise Village                 Cocoa Beach, FL
Gwinnett Estates                Snellville, GA                  Sunshine                        Lake Worth, FL
Harmony Ranch                   Thonotosassa, FL                Tall Pines                      Fort Pierce, FL
Holiday Ranch                   West Palm Beach, FL             Tara                            Jonesboro, GA
Holiday Plaza                   West Palm Beach, FL             Twin Shores                     Longboat Key, FL
Holland                         Fort Lauderdale, FL             Valley Pines                    El Paso, TX
Kings and Queens                Lakeland, FL                    Village Glen                    Melbourne, FL


Profile of Appraiser
                                                                               3
Recreational Vehicle Parks
--------------------------

Avalon RV Park                  Clearwater, FL          Pioneer Creek                   Bowling Green, FL
Camp Inn                        Frostproof, FL          Rainbow Village                 Clearwater, FL
Forest Lake Village             Zephyrhills, FL         Space Coast RV Resort           Rockledge, FL
Hide Away                       Ruskin, FL              Sunshine RV                     Vero Beach, FL
Holiday RV Resort               Leesburg, FL            Topics                          Hudson, FL
Horizon RV Park                 Davenport, FL           Twelve Oaks                     Sanford, FL
Key RV Park                     Marathon, FL            Village Park                    Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage         Loganville, GA          Orange Avenue                   Tallahassee, FL
Alpine Self Storage             Rockford, IL            Plantation Xtra Storage         Plantation, FL
Baytree Self Storage            Valdosta, GA            St. Augustine Self Storage      St. Augustine, FL
Budget Self Storage             Sterling, VA            Southern Self Storage           Riviera Beach, FL
Delray Mini Storage             Delray Beach, FL        Storage Express                 Lauderhill, FL
Edison Lock Up                  Edison, NJ              Valdosta Self Storage           Valdosta, GA
Extra Space                     Lauderhill, FL          Xtra Space                      Orlando, FL
Howell Self Storage             Howell, NJ              Your Extra Attic                Duluth, GA
Hyde Park Storage               Tampa, FL               Your Extra Attic                Norcross, GA
Jacksonville Storage            Jacksonville, FL        Your Extra Attic                Stockbridge, GA
Okeechobee Storage              Hialeah Gardens, FL     Your Extra Attic                Winters Chapel, GA


Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                          Howard Johnson Maingate
Comfort Inn Kissimmee                                   Hyatt On Union Square
Comfort Suites Asheville                                Hyatt Orlando
Embassy Suites Boca Raton                               Hyatt Wilshire
Hotel Nikko San Francisco                               Hyatt Regency Houston
Hilton Southwest Freeway Houston                        La Samanna
Hollywood Beach Hilton                                  Ramada Resort Maingate
Holiday Inn Gainesville                                 Westin Washington, D.C.

Profile of Appraiser

Financial
---------

Belgravia Capital                           Heller Financial
Bloomfield Acceptance Company               Household Finance Corporation
Chase Manhattan Bank                        Irving Leasing Corporation
Chrysler Capital Corporation                Mfd. Housing Community Bankers
Citicorp Real Estate                        Mellon Bank
Collateral Mortgage                         Morgan Stanley
CoreStates Financial Corporation            NationsBank
Credit Suisse First Boston                  Nomura Securities
FINOVA Capital                              Pacificorp Financial Services
First Union Corporation                     PACTEL Finance
GE Capital                                  Society National Bank
Goldman Sachs                               Sun America Insurance
Greentree Financial                         Union Capital

Real Estate/Real Estate Investment
----------------------------------

W.P. Carey & Company, Inc.                  LaSalle Partners
Chateau Communities                         Las Colinas Corporation
Continental Communities                     Metropolitan Life
Delaware North Companies                    MHC
Dillon Read Real Estate Inc.                National Home Communities
Drexel Burnham Lambert Realty, Inc.         Pitney Bowes Credit Corp.
First Boston Corporation                    Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

  Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                 ----------------------------------

TESTIMONY
---------

   Mr. Whitcomb has presented expert testimony in United States Tax Court.

                                                               EXHIBIT (b)(1)(B)

                                SELF-CONTAINED
                         REAL ESTATE APPRAISAL REPORT


                             155 Space - The Pines
                        Manufactured Housing Community
                                9919 Highway 78
                         Ladson, South Carolina 29456


                                 PREPARED FOR

                                 Brian Harris
                           Assistant Vice President
                              Collateral Mortgage
                               524 Lorna Square
                           Birmingham, Alabama 35216


                                     AS OF


                                 June 1, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

                     [LETTERHEAD OF WHITCOMB REAL ESTATE]

June 1, 1999


Brian Harris
Assistant Vice President
Collateral Mortgage
524 Lorna Square
Birmingham, Alabama 3521

RE:   155 Space - The Pines
      Manufactured Housing Community
      9919 Highway 78
      Ladson, South Carolina 29456

Dear Mr. Harris:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of June 1, 1999, based on an exposure period of six months, to be:

                      - SEVEN HUNDRED THOUSAND DOLLARS -

                                  ($700,000)

     Our value estimate applies to the land as physically constituted and to the improvements actually in existence. Our value estimate reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     The subject was originally developed as an all-age manufactured housing community with 204 spaces, however, as manufactured homes increased in size, several lots were overlapped. According to management, there are 19 doubleuse lots and several lots that are too small to place a home. Additionally, the on-site manager indicated that the community has only one vacancy out of 155 spaces usable spaces.

Damon B. Reed
June 1, 1999
Page Two


     Management is in the process of obtaining estimates to install individual water meters. Our estimate of the expense was approximately $100,000. We have valued the property assuming the residents will be paying for their own utilities, therefore, the $100,000 meter installation expense was deducted from the value estimated via the Income Capitalization and Sales Comparison Analyses. This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     This conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) and Collateral Mortgage Company's Appraisal Guidelines.

     We appreciate this opportunity to be of service to you and would like to thank you for the help and information you provided. If you have any questions, please feel free to contact us.

Very truly yours,

WHITCOMB REAL ESTATE



L. Drake Moore, MAI
REA#1321098-G

                               TABLE OF CONTENTS

Title Page
Transmittal
Table Of Contents.......................................................   4

INTRODUCTORY SECTION
Photographs Of Subject..................................................   6
Summary Of Facts And Conclusions........................................   8
Scope Of The Assignment.................................................   9
Purpose And Function Of The Report......................................  11
Appraisal Definitions...................................................  11
Property Rights Appraised...............................................  12
Effective Date Of Value.................................................  12
Date Of Inspection......................................................  12

DESCRIPTIVE SECTION
Area Description........................................................  14
Neighborhood Description................................................  22
Manufactured Housing Community Market Overview..........................  25
Land And Site Improvements..............................................  33
Improvement Description.................................................  36
Ownership And Property History..........................................  38
Occupancy...............................................................  38
Zoning And Other Land Use Controls......................................  39
Assessment And Taxes....................................................  40
Marketability And Exposure Period.......................................  41

VALUATION SECTION
Highest And Best Use....................................................  44
Valuation Process.......................................................  49
Income Capitalization Approach..........................................  50
Sales Comparison Approach...............................................  68
Final Estimate Of Value.................................................  83
Certification...........................................................  84
Assumptions And Limiting Conditions.....................................  85

ADDENDA
Legal Description
Detailed Property Summary
Engagement Letter
Profiles Of Appraisers

                              INTRODUCTORY SECTION

                  PHOTOGRAPH OF SUBJECT (Taken April 5, 1999)

                           [PHOTOGRAPH APPEAR HERE]



                                 View of Entry

                           [PHOTOGRAPH APPEAR HERE]


                         Typical Interior Street Scene

                  PHOTOGRAPHS OF SUBJECT (Taken April 5, 1999)


                           [PHOTOGRAPH APPEAR HERE]


                            View of Office Building

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


Property Appraised:          155 Space - The Pines
-------------------          Manufactured Housing Community
                             9919 Highway 78
                             Ladson, South Carolina 29456

Property Rights Appraised:   Fee Simple Interest, subject to tenant leases
--------------------------

Land Area:                   24.1 gross acres
----------

Improvements:                155 manufactured housing spaces, and office
-------------                containing a gross total of approximately 400
                             square feet. The development also has a playground and 21 storage sheds.

Owner:                       Windsor Park Properties
------

Zoning:                      "RT" Mobile Home Park by Charleston County
-------

Highest and Best Use:        As Vacant: Hold for future development as
---------------------        predicated by market demand. As Improved: Current
                             use (Manufactured Housing Community)

Value Indications:           Income Approach                       $730,000
------------------           Sales Comparison Approach             $700,000

Final Estimate of Value:     $700,000
------------------------

Date of Appraisal:           June 1, 1999
------------------

Date of Inspection:          April 5, 1999
-------------------

SCOPE OF THE ASSIGNMENT
-----------------------


     This assignment encompasses providing an "as is" market value of the fee simple property rights, subject to tenant leases. The subject is a 155-space manufactured housing community, known as The Pines, located in Ladson, Charleston County, South Carolina. The date of the valuation is June 1, 1999.

     The first step in the analysis is to develop a concise statement or definition of the appraisal assignment. This sets the limits of the analysis and eliminates any ambiguity about the nature of the assignment. This is accomplished by: 1) identifying the real estate being analyzed, 2) stating the effective date of value, 3) stating the purpose and use (function) of the analysis, 4) defining market value, 5) defining and identifying the property rights to be valued, and 6) stating the assumptions and limiting conditions applicable to the conclusions.

     After defining and accepting the assignment, the preliminary analysis, which was previously formulated in order to determine the character and extent of the proposed assignment, is reviewed and refined. The preliminary analysis also determines the amount of work that will be required to gather the necessary data. This analysis and work plan are dependent upon the character of the assignment and the type of property being analyzed. The next step is to make a physical inspection of the subject, which was accomplished on April 5, 1999, and its environs, including the gathering of general and specific data.

     General data consists of information on the principles, forces and factors that affect marketability and property value. This information includes regional and neighborhood trends, as well as social, economic, governmental and environmental forces that could or may have an effect on the subject's marketability and value. This general data contributes significantly to the understanding of the marketplace. Area data for Charleston County and the subject's immediate neighborhood was obtained from a number of published sources that are appropriately cited in the report. Based on the data produced through the research of the general area and neighborhood the initial searches for market data were extended back to July 1997. As there was adequate data from which to evaluate the subject property, during that time period, the search was not further extended or otherwise modified.

     Specific data relates to the property being appraised, including a detailed description of both the parcel comprising the subject site and the subject's existing site improvements, based upon the physical inspection of the premises and the neighborhood, together with various documents and drawings obtained from the owner, management and public services; as well as current and recent changes in ownership of the subject, occupancy, zoning and land use regulations affecting the subject, and assessment and real estate tax information applicable to the subject, obtained from the appropriate governmental agencies. The gathering of specificdata also relates, as may be applicable, to the comparable land sales, improved sales and rentals selected. The majority of the market transactions were originally researched through

Scope of the Assignment                                                       10


the TRW REDI subscription services, which were then visually inspected and verified with a principle of the transaction, a broker or agent involved in the transaction and through public records.

     In addition to the physical data, locational and income and expense information for the subject and, as available, for the comparable sales and rentals was utilized. Also considered are financing arrangements and/or unusual motivations of either buyer or seller that could or did affect selling prices or rentals.

     An integral part of the valuation process for the property is the determination of the highest and best use of the subject site: 1) as if vacant, and 2) as currently improved. The latter analysis is useful in identifying comparable properties, and determining whether the existing improvements should be retained, renovated or demolished. The land value estimate, as if vacant, is required when the land's contribution to total property value is sought, or when improvements are valued separately, as in the Cost Approach.

     After determining the subject site's highest and best use and gathering the necessary data, we integrate the information drawn from the market research and analysis of data and consider the application of the three valuation approaches
- the Income Capitalization Approach, the Sales Comparison Approach and the Cost Approach - in order to derive a well-supported value estimate of the fee simple interest. Although the three approaches are interrelated, the property type and use will determine which approach or approaches are most appropriate. Upon completion of the applicable approaches, we reconcile the value conclusions derived in order to provide a final value estimate.

PURPOSE AND FUNCTION OF THE REPORT
----------------------------------


     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of June 1, 1999.

     The information, opinions, and conclusions contained in this report have been prepared as a basis for mortgage financing.


APPRAISAL DEFINITIONS
---------------------


     Market Value, as defined by the Office of the Comptroller of the Currency is:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

          -  buyer and seller are typically motivated;

          - both parties are well informed or well advised and acting in what they consider their own best interests;

          -  a reasonable time is allowed for exposure in the open market;

          - payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          - the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Fee Simple Interest is defined as the absolute ownership unencumbered by any other interest or estate subject only to the four powers of government./1/

---------------------
/1/ The Dictionary of Real Estate Appraisal, Third Edition, Appraisal Institute,
     1993.

PROPERTY RIGHTS APPRAISED
-------------------------

     The real estate interest appraised is that of ownership in fee simple interest, subject to existing tenant leases, and the property is appraised as if free and clear of mortgages, liens, servitudes and encumbrances, except those noted in the body of this appraisal.

EFFECTIVE DATE OF VALUE
-----------------------

     The effective date of our value is June 1, 1999.

DATE OF INSPECTION
------------------

     L. Drake Moore, MAI inspected the property on April 5, 1999.

                              DESCRIPTIVE SECTION

AREA DESCRIPTION
----------------

Introduction
------------

     The economic vitality of the surrounding area and the immediate neighborhood encompassing the subject property is an important consideration in estimating demand and future cash flow potential of a particular property. The area description focuses on the social, economic, governmental and environmental forces that effect real estate.

     The first step in estimating the highest and best use of the subject property is an examination of the social, economic, governmental and environmental forces affecting property values in the Charleston area. In the following discussion, we have attempted to present sufficient data to inform readers unfamiliar with Charleston, South Carolina and its environs.

Introduction
------------

     The economic vitality of the surrounding area and the immediate neighborhood encompassing the subject property is an important consideration in estimating demand and future cash flow potential of a particular property. The area description focuses on the social, economic, governmental and environmental forces that effect real estate. The first step in estimating the highest and best use of the subject is an examination of the social, economic, governmental and environmental forces affecting property values in the Charleston-North Charleston MSA and Berkeley County. In the following discussion, we have attempted to present sufficient data to inform readers unfamiliar with the Charleston metropolitan area, Berkeley County and its environs. The subject is located within the State of South Carolina. South Carolina has a strong economic base consisting of tourism, services, manufacturing, and retail trade.

State of South Carolina Overview
--------------------------------

     The population of South Carolina has been growing steadily since 1992, and is projected to continue to grow at least through the Year 2000. In 1996, South Carolina was the 26th largest state in the nation with a population of 3,698,746, but its population growth from 1990 was up 6.1% ranking it 22nd in population growth over 1990-96. With its 30,111 square miles, population density as of 1996 was 122.8 persons per square mile, ranking it 22nd in population density in the country. Regarding the demographic composition of the population, median age is 32.0 years, which is lower than the median for the entire U.S. of 33.2 years. As shown in the following table, with the exception of 1994, the population has grown at close to 1% per year over the past five years. The rate of growth is projected to increase as shown by the Year 2000 projection. Additional projections show the same rate of growth through the Year 2015.

Area Description                                                              15


             South Carolina State Population Growth and Projections

                                       %
    Year         Population         Change
------------------------------===============
    1992             3,594,586            N/A
------------------------------===============
    1993             3,628,502           +0.9%
------------------------------===============
    1994             3,642,968           +0.4%
------------------------------===============
    1995             3,667,000           +0.7%
------------------------------===============
    1996             3,698,746           +0.9%
------------------------------===============
   2000*             3,914,000           +5.8%
=============================================

Source: 1997 South Carolina Statistical Abstract
*Projection

     The rate of future population growth is projected to increase between 1996-2000 to almost 1.5% per year. The result should be stronger returns on real estate investments with sufficient demand existing for new construction projects.

     The changing demographics has impacted the South Carolina real estate market through increasing demand for housing and the corresponding commercial development that usually follows. Since the recession period of the early nineties and the financial institution collapse, eastern South Carolina has been characteristic of the southeastern states with faster than average population, housing and commercial growth.

Geography
---------

     The subject property is located in the city of Ladson within southeastern South Carolina in Charleston County. Berkeley County immediately borders Ladson on the west side of U.S. Highway 78. Williamsburg and Georgetown Counties border the county to the north, Dorchester and Charleston Counties to the south, Claredon and Orangeburg Counties to the west and Berkeley County to the east. The city of Charleston is the county seat of Charleston County and the cities of Hanahan and Goose Creek are the major populated cities in adjacent Berkeley County. Moncks Corner, the county seat of Berkeley, is approximately 20 miles north of Hanahan. Charleston is located approximately 105 miles southeast of Columbia, South Carolina, 195 miles southeast of Charlotte, North Carolina and 290 miles southeast of Atlanta, Georgia.

     The Charleston-North Charleston MSA contains a total of 2,591.7 square miles, with Berkeley County having 1,099.5 square miles (3rd largest in the state). The range of elevation is 0 to 80 feet above sea level, and its terrain is largely flat plains. The climate is temperate to subtropical, with average daily temperatures ranging from 47.9 Fahrenheit (January) to 80.5 (July). Prevailing winds are out of the west, and average annual rainfall is 52 inches with very

Area Description                                                              16

infrequent average annual snowfall. This Low Country area of South Carolina is known for its temperate climate, resort areas and 90 miles of oceanfront.


Population
----------

     The Charleston-North Charleston MSA, which includes the counties of Berkeley, Charleston and Dorchester, had a 1980 population of 430,346, a 1990 population of 506,875 (average of +1.8% per year) and an estimated 1994 population of 522,276 (average of +0.75% per year). There was no data available for Ladson, but the city of Hanahan in Berkeley County is located only 5 1/2 miles to the southeast and Goose Creek and Berkeley is less than 3 miles to the east. Both Berkeley and Dorchester Counties grew over the 1990-94 period, while Charleston County lost population over the same period. Over this same period, the City of Hanahan lost population. According to the U.S. Census, the City of Hanahan had a 1990 population of 13,176, a decrease of 0.4% over the 1980 figure of 13,224. The 1994 population is estimated at 12,886, a decrease of 2.2% over the 1990 figure. Both the Cities of Charleston and North Charleston gained population over the 1980-90 period, but lost population over the 1990-94 period. The Charleston-North Charleston MSA now ranks as the 103rd largest Metropolitan Statistical Area in the nation, up from 122nd in 1989.

     According to the U.S. Census, Charleston County had a 1990 population of 295,039, and the latest estimate of population for Charleston County is 293,550. Berkeley County had a 1990 population of 128,776, an increase of 35.9% over the 1980 figure of 94,745. The 1997 population was estimated at 141,980 (+7.8% over 1990), with year 2002 population projected to be 152,953, up +7.7% over the next five years.

     Middle aged people make up the largest proportion of the adult aged population, and continue to become an ever-larger proportion of the population in Charleston and Berkeley County. The proportion of the population in the 35-49 year old age group was 23.2% in 1997, compared to 9.4% for 18-24 year olds, 17.8% for 25-34 year olds, and 16.5% for 50 years and older. Further, this age group has steadily increased over the same period. The surrounding counties have similar high proportions in this age bracket, including 22.2% for Charleston County and 24.7% for Dorchester County. The proportion of population aged 50 years and older is low at 16.5% compared to 22.8% for Charleston County. In-migration by younger working age population to warmer regions has been a long-standing trend across the nation. The median age in the City of Hanahan is
30.7 years, with approximately 10% of the town's population being 65 years or older.

     According to Sales & Marketing Management's 1997 Survey of Buying Power, Berkeley County had households in 1997 totaling 43,500, an increase of 11.5% over the 1990 U.S. Census figure of 39,023. Year 2002 households are projected to be 47,800, up +9.9% over the next five years. Over the 1990-2002 period, average household size is expected to stay constant at 3.26 persons.

Area Description                                                              17

     In the Charleston area, the cost of living index for all items is 97.4 below the national average of 100.0, with the cost of living index for housing at 88.8 well below the national average. The average cost of a 1,800 square foot 3 bedroom house in the Charleston area is $117,020. The average monthly rental cost for a 2 bedroom, 2 bath unfurnished apartment is $597 per month plus electric.

Economy
-------

     Professional and related services, trade and manufacturing are the industry sectors that drive the region's economy. Together, these sectors account for 63.0% of total employment, with the services sector representing 27%, trade representing 26% and manufacturing representing 10% of employment. The rate of growth for the new jobs measure the momentum of the labor market, and the Charleston region ranks 28th in projected future job growth to 2005 among the nation's 77 metro areas with populations of 500,000 or more.

     The following chart lists the top five employers in this region.




                   REGION'S TOP 5 EMPLOYERS
===============================================================

             NAME OF COMPANY                     EMPLOYEES
---------------------------------------------------------------

Medical University of S. Carolina                         7,528
---------------------------------------------------------------

Charleston Air Force Base                                 6,000
---------------------------------------------------------------

U.S. Navy                                                 5,742
---------------------------------------------------------------

Charleston County School District                         5,109
---------------------------------------------------------------

Roper Care Alliance                                       3,250
===============================================================

     According to the South Carolina Employment Security Commission, the total civilian labor force for the Charleston MSA was 243,960 in 1996. Total employment was 231,340. Unemployment in the Charleston MSA was 5.2%. This compares to 1996 unemployment rates for South Carolina of 6.0%, and for the nation of 5.4%.

     While the civilian labor force continues to grow, the military, once a major employment sector in this region, has been hard hit by base closings and downsizings. In 1993, the U.S. Navy announced the Charleston Naval Base closing, and moved submarines and personnel to King's Bay, Georgia or Norfolk, Virginia. Military personnel were moved out between 1994-96, and the base officially closed in April 1996. The U.S. Army reoccupied

Area Description                                                              18

a portion of the former naval base with its Combat Asia, the army's pre-combat, rapid deployment unit.

     The U.S. Navy currently has an estimated 5,700 active and civilian employees at area facilities, including the Naval Weapons Station, Space and Naval Warfare Systems Center Charleston (SPAWAR), and others. SPAWAR consolidated personnel from the Maryland-D.C. and Norfolk areas, and handles engineering, radar and technical operations for the Navy. The Charleston Air Force Base is home for U.S. Air Force's 437th Airlift Wing and employs 6,000 active and civilian employees. Both of these employment figures are down, and on-site management as the major factor for increased vacancy at the subject property over the past several years attributes this.

     The U.S. Bureau of Economic Analysis reported per capita income for the Charleston MSA at $16,919 in 1993, $17,769 in 1994 and $18,840 in 1995, ranking it 247th out of the nation's 315 MSA's. Per capita income for Berkeley County was $13,406 in 1993, $13,360 in 1994 and $13,875 in 1995, ranking it 40th out of the county's 46 municipalities. For 1997, Effective Buying Income (EBI) for the Charleston MSA was $31,417, with an EBI for Berkeley County of $30,620.

Transportation
--------------

     Private automobile use is the predominant means of transportation in the Charleston region and Berkeley County. The major highways include Interstates 26 and 526 and U.S. Routes 17, 52, 78, 176 and 701. In the vicinity of Hanahan, U.S. Routes 52/78 and Interstate 26 are the major north-south highways. Interstate 526 is the primary four-lane expressway providing east-west access around Charleston to Mt. Pleasant on the east shore of the Cooper River. Interstate 26 to the west of Hanahan provides direct access to downtown Charleston to the east and connects with north/south Interstate 95, the main east coast limited access highway, to the west. There are three Interstate 26 interchanges in the Hanahan area. In the subject's immediate area, North Rhett Avenue is in the process of being converted from a two-lane road to a five-lane artery.

     There are 41 motor freight carriers with 12 truck terminals servicing the Charleston area. Delivery time to Chicago and Houston is 3 days; New York and St. Louis are 4 days each.

     Public transportation for Charleston and the suburbs is provided by Charleston Transit. The Rural Transit Authority provides service for outlying areas.

     Rail freight service is provided by Norfolk Southern and CSX to a variety of markets. Amtrak provides regional rail passenger transportation.

Area Description                                                              19

     The Charleston International Airport, which is located directly west of the City of Hanahan, serves the commercial aviation needs of the region and Berkeley County and offers six major airlines, and two commuter lines. Together, these airlines serve over 1.4 million passengers annually, and offer almost 100 flights daily from this airport. In addition, six local airports, including Berkeley County airport, throughout the region accommodate both corporate and private aircraft.

     The Port of Charleston is one of the largest container ports on the Atlantic and Gulf coasts, ranking second behind only the Ports Authority of New York and New Jersey. The Port is the fourth largest in the entire country handling over 10 million tons of cargo annually. A recent study conducted for the South Carolina State Ports Authority estimated that there are 14,900 port-related jobs in the region generating $2 billion for the local economy. The Port currently operates four terminals in the region and plans to build a fifth state-of-the-art facility on a 1,300 acre site on the Daniel Island development in the City of Charleston.

Tourism
-------

     The tourism industry is an important and vital aspect of the regional economy. Millions of tourists annually visit Charleston's downtown historic district, surrounding areas, and uncrowded beaches. The economic impact of both pleasure and business visitors is estimated at $2.3 billion annually, with visitors spending an average of $126 per person per day. Tourism provides an estimated 40,000 jobs for area residents.

Recreation & Education
----------------------

     The Charleston region has an abundance of state, county and city parks and several nature centers. Available outdoor activities include all water sports, sunbathing, shelling, fishing, tennis and golf. The Low Country is filled with museums, fine arts and performing arts festivals, antique shops, forts, churches, beach resorts and golf courses. In addition, a wide variety of cultural events, such as concerts, ballet, theater and opera performances, art exhibits and museum displays take place throughout the year. Some of the cultural events include the Low Country Oyster Festival in January, Flowertown Festival in April, Spoleto Festival USA in May-June, Worldfest-Charleston International Film Festival in November and Christmas in Charleston in December.

     There are 4 public school districts in the Charleston region with an enrollment of approximately 89,046 students with 132 schools and a pupil/teacher ratio of 16:1. Berkeley County has 26,672 students in 35 schools with a pupil/teacher ratio of 18:1. In addition, there are over 100 private and parochial schools serving the region. College curriculum is available at seven schools in the Charleston area, including Charleston Southern University, The Citadel, University of Charleston, Johnson & Wales University, Medical University of South Carolina, Trident Technical College, and Webster University.

Area Description                                                              20

Conclusion
----------

     Most real estate submarkets in Charleston County continue to improve from the last recession. The population and household figures grew at a strong rate during the last decade, but are now growing at a slower rate of increase during the current decade. Projections for the future suggest that this trend will continue. The development that has occurred emanated from Charleston, North Charleston and the Interstate 26 corridor. Other than this path of growth, the county remains largely rural in nature, with the middle age segments of the population becoming ever larger proportions of the total population. These trends continue to be projected for the future.

     The economic base of the area should broaden due to commitments to attract clean, light industrial users. Additionally, the population will require more supporting commercial, service and industrial development throughout the area. Overall, the near-term future outlook for job growth is strong, except for the military sector.

                                    Area Map


                              [MAP APPEARS HERE]

                                                                              22
NEIGHBORHOOD DESCRIPTION
------------------------

     A neighborhood is defined as a portion of a larger community, or an entire community, containing a homogeneous group of inhabitants, buildings, or business enterprises.

Location
--------

     The two subject property is located on the west side of U.S. Highway 78, approximately one and 1/2 miles northwest of the College Park Road and Interstate 26 junction, in the City of Ladson in the northern portion of Charleston County. The subject is approximately 16 miles north of downtown Charleston. Except for Hanahan, Goose Creek and Moncks Corner, this area of the county is largely rural in nature.

     Within Ladson the majority of commercial uses are located in the vicinity of College Park Road, Ladson Road and University Boulevard (U.S. Route 52/78) in adjoining North Charleston.

Access
------

     Access to the neighborhood is rated excellent. The property is accessible to Interstate 26 via U.S. Highway 78 to the College Park exit, which is approximately 1.5 miles to the southeast. The access to the property is good from both directions, as U.S. Highway 78 is a heavily traveled, two-lane roadway. Visibility is good in both directions along U.S. Highway 78. Interstate 26 is the primary expressway providing north-south access to downtown Charleston.

Neighborhood Characteristics
----------------------------

     The focus of the commercial activity in the neighborhood has been along U.S. Highway 78 near University Boulevard. In the immediate area of the subject property, south of the subject property on the west side of Highway 78, there is Exchange Club Fairhounds. Residential uses are interspersed. The areas north of the subject property on either side of Highway 78 are developed with commercial and residential uses. Ridgewood and Woodside Manor subdivisions are located north of the subject and to the east is Tall Pines and College Park. Further south in North Charleston, there is the Northwoods Mall and North Rivers Market. The Charleston Air Force Base and Charleston International Airport are located approximately 9 to 10 miles south of the subject. No new mobile home parks have been constructed in the town over the past several years. Further, none are being planned or currently under review by the city.

                                                                              23
NEIGHBORHOOD DESCRIPTION
------------------------

Summary and Conclusion
----------------------

     The subject's location in terms of local amenities, shopping, recreational and activity centers is rated average. The subject's proximity to the area's major highways, and the excellent access to the subject's immediate area provided by U.S. Highway 78 and nearby Interstate 26 are positive attributes of the neighborhood. Being a suburban location in southeastern South Carolina state, general real estate values have improved over the last three to four year period for properties purchased during that period. Currently, the manufactured housing community market is soft due to the downsizing in the military sector. On the positive side, no new manufactured housing communities are in the planning or development stages in the City of Ladson.

                               Neighborhood Map


                              [MAP APPEARS HERE]

                                                                              25
MANUFACTURED HOUSING COMMUNITY MARKET OVERVIEW
----------------------------------------------

     The manufactured housing industry in the state of South Carolina has matured over the past twenty years, as a direct result of the advancements in manufactured housing construction techniques and the continued ability of producers and dealers to make manufactured housing a relatively inexpensive housing alternative. Over this period the industry has progressed from it's original "trailer park" image, to the "mobile home park" and, finally, to its present status as "a manufactured housing community." This most recent status is only appropriate, as most manufactured homes are typically moved only once during their economic lifetime; from the manufacturer's or dealer's lot to the homesite.

     According to the 1996 U.S. Housing Market Map, South Carolina ranked third among states in the number of homes shipped in 1996. As shown in the table below, increased in 1994, 1995 and 1996. The 1995 and 1996 statewide figures show a continued upward trend, with significant increases over the 1994 sales.



                                               1993 to 1996 Manufactured Home Sales

                                             =====================================
                                                   YEAR              SHIPMENTS
                                             -------------------------------------
                                                    1993                13,484
                                             -------------------------------------
                                                    1994                15,326
                                             -------------------------------------
                                                    1995                19,375
                                             -------------------------------------
                                                    1996                22,445
                                             =====================================

            Source:  South Carolina Manufactured Housing Institute

     Unlike some states, such as Florida, Arizona and California, the manufactured housing market in South Carolina is not well defined. Little statistical data is available and the housing is typically considered a lower cost alternative to site built housing. According to the South Carolina Manufactured Housing Institute, manufactured housing accounted for 26% of new housing in the state in 1995. Approximately half of the shipments were to privately owned land rather than a manufactured housing community. Approximately 40% of the units shipped were doublewide units.

Rental Rates and Occupancy
--------------------------

     There is a wide range of rates in the marketplace, based on the location, project condition, and utilities included in the rent. Generally speaking, a standard pad ranges between $100.00 per month to $185.00 per month. In some cases, premiums are also attached to double-wide pads, and these can run between $20.00 to $25.00 per month above the

Manufactured Housing Community Market Overview

standard pad pricing. Services included in the rental rate typically include trash collection, with some rents including water and sewer. However, most parks are separately metered. The subject rent ranges from $130.00 to $150.00 per month, although there are two lots currently renting for $170.00. According to the manager, the premium rent is based upon the size of the home. In addition, the resident also pays $20.00 per month for water. Management has started to schedule the installation of individual meters. According to management, there are plans to roll back the base rent $20.00 and have the resident will pay their own utilities. The local market supports the subject's rents; therefore, income forecasts were based upon current rent levels minus $20.00 for water, sewer and trash pick-up, or $110.00 to $130.00 per month. With the installation of the individual meters, the overall reduction would total $40.00.

     The current owner last increased the rents at the subject by $10.00 per space per month effective May 1998. The property manager was not aware of any pending rent increase. Rents of all-age communities have stabilized as a result of the weak military sector. Supply has been static for several years and no large increases are likely until development becomes financially feasible. Community owners in this region continue to separately meter water and sewer as a means of increasing profitability in an era of generally stable rents.

     The subject was originally developed as an all-age manufactured housing community with 204 spaces, however, as manufactured homes increased in size, several lots were overlapped. According to management, there are 19 doubleuse lots and several lots that are too small to place a home. The community has only one vacancy out of 155 spaces. The communities that are most competitive with the subject have been detailed on the following pages. The comparable communities are fully developed and are currently between 94.2% and 98.5% occupied. The physical occupancy at the subject is currently 99.4%, with an economic occupancy rate of 98.7%.

Summary
-------

     The manufactured housing market is fragmented in the state of South Carolina. However, shipments remained fairly constant in the early 1990's, but are now beginning to increase. Manufactured housing provides a lower cost-housing alternative to site built homes and a sense of community to residents. The subject's rents are in line with the market; however, the overall market has been adversely affected by military downsizing, which has caused vacancy problems for the marginal communities.

                                                                              27
Rent Comparable Number 1

Plantation Acres Mobile Home Park
9494 Highway 78
Ladson, Charleston County, South Carolina


                           [PHOTOGRAPH APPEARS HERE]


Location:                East side of Highway 78, North of Ladson Road.

Number of Spaces:        200

Property Description:    All age manufactured housing community built in the
                         1970's.

Monthly Rental Rates:    $160.00 to $185.00

Occupancy:               95.0% (190 of 200)

Services Included in Rates:  Water, sewer and trash collection

Amenities:               Pool (shared with adjoining campground) and playground.

Verification/Date:       Community Manager on April 5, 1999.

Comments:                2 months free rent is being offered. Community is
                         located adjacent to KOA RV Campsite. No concessions are offered. The property is a good quality community in rural location.


Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Similar           Similar          Similar          Superior         Superior          Similar           Superior
====================================================================================================================

                                                                              28
Rent Comparable Number 2

Creekside Mobile Home Park
1925 Bacons Bridge Road
Summerville, Charleston County, South Carolina

                           [PHOTOGRAPH APPEARS HERE]


Location:                East side of Bacons Bridge Road, West of Dorchester
                         Road.

Number of Spaces:        325

Property Description:    All age manufactured housing community built in 1980's.

Monthly Rental Rates:    $175.00 (as of June 1, 1999)

Occupancy:               94.2% (306/325)

Services Included in Rates:  Trash collection.

Amenities:               Pool, tennis court, basketball and playground.

Verification/Date:       Community Manager on April 7, 1999.

Comments:                Property is located approximately 4 miles west of the
                         subject. Rent is to increase from $165.00 to $175.00 as of June 1, 1999.


Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Similar           Similar          Similar          Superior         Superior          Similar           Superior
====================================================================================================================

                                                                              29
Rent Comparable Number 3

Sineath Estates
9160 Wisteria Street
Ladson, Charleston County, South Carolina

                           [PHOTOGRAPH APPEARS HERE]


Location:                South side of Wisteria Road, East of Highway 78.

Number of Spaces:        130

Property Description:    All age manufactured housing community.

Monthly Rental Rates:    $145.00 to $150.00

Occupancy:               98.5% (128/130)

Services Included in Rates:  Trash collection.

Amenities:               Pool and playground.

Verification/Date:       Community Manager on April 7, 1999.

Comments:                No recent rent increase. Offering one month free rent.
                         Average quality community located approximately 1 mile north of subject.


Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
---------------------------------------------------------------------------------------------------=================
Similar           Similar          Similar          Superior         Superior          Similar           Superior
====================================================================================================================

                                                                              30
Rent Comparable Number 4

Summercreek
1147 College Park Road
Summerville, Charleston County, South Carolina

                           [PHOTOGRAPH APPEARS HERE]


Location:                    East side of College Park Road, 1/2 Mile South of
                             Old Summerville Road

Number of Spaces:            148

Property Description:        All age manufactured housing community built in
                             late 1970's.

Monthly Rental Rates:        $100.00 to $125.00

Occupancy:                   97.3% (144/148)

Services Included in Rates:  Trash collection.

Amenities:                   Exercise room and sauna

Verification/Date:           Community Manager on April 10, 1999.

Comments:                    The property is in fair to poor condition, but has
                             a inferior location compared to the subject.

Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Inferior          Inferior         Similar          Inferior         Superior          Inferior          Inferior
====================================================================================================================

                                                      RENTAL COMPARABLE CHART
====================================================================================================================================

                                                     NO. OF         MONTHLY
                                                     SPACES/%      RENTAL RATES
 NO.             NAME/LOCATION                       occ.                              SERVICES                  AMENITIES
------------------------------------------------------------------------------------------------------------------------------------


 1    Plantation Acres Mobile Home Park                 190/200      $160.00 to      Water, sewer and         Clubhouse and pool
      9494 Highway 78                                     95%         $185.00        trash collection.
      Ladson, Charleston County, South Carolina

------------------------------------------------------------------------------------------------------------------------------------


 2    Creekside Mobile Home Park                        306/325      $175.00         Trash Collection        Pool, tennis court, 2
      1925 Bacons Bridge Road                            94.2%                                               playgrounds and
      Summerville, Charleston County, South Carolina                                                         basketball court.

------------------------------------------------------------------------------------------------------------------------------------


 3    Sineath Estates                                   128/130      $145.00 to      Trash Collection        Pool and playground
      9160 Wisteria Street                               98.5%         $150.00
      Ladson, Charleston County, South Carolina

------------------------------------------------------------------------------------------------------------------------------------


 4    Summercreek                                       144/148      $100.00 to      Trash Collection        Exercise room and sauna

      1147 College Park Road                             97.3%         $125.00
      Summerville, Charleston County, South Carolina

------------------------------------------------------------------------------------------------------------------------------------


Subj. The Pines                                         154/155      $150.00 to      Water, sewer and        Playground
      9919 Highway 78                                    99.4%         $170.00       trash collection
      Ladson, Charleston County, South Carolina

====================================================================================================================================


                         Rent Comparable Location Map

                              [MAP APPEARS HERE]

                                                                              33
LAND AND SITE IMPROVEMENTS
--------------------------

     The subject site is an irregularly shaped parcel of land containing approximately 24.1 acres, or approximately 1,049,796 square feet of gross area. The tract is level and at street grade. Drainage of the tract appears adequate. No adverse soil or subsoil conditions were noted during the physical inspection of the site.

     Utility services connected and in service on the date of valuation include the following:

     Sanitary Sewer:  Charleston County
     --------------

     Storm Sewer:   Natural run-off
     -----------

     Water:  Charleston County
     -----

     Electric:      South Carolina Electric and Gas (SCE&G)
     --------

     Gas:  SGE&G
     ---

     Cable Television:  Comcast
     ----------------

     Trash Collection:  Suburban Disposal
     ----------------

     Ingress to and egress from the subject community is via U.S. Highway 78. Access is rated excellent. Roadways that are laid-out in a grid pattern to maximize the natural features of the terrain access the individual lots, in the community. Roadway improvements include:

     Street-bed:    U.S. Highway 78 is an asphalt paved, two-lane thoroughfare.
     ----------

                    The streets in the community are asphalt-paved roadways and are 20 to 30-foot wide right-of-ways.

     Curb:          U.S. Highway 78 has neither curbs nor gutters. The subject
     ----
                    has no concrete curbs or gutters.

     Sidewalk:      There are no sidewalks along U.S. Highway 78.  There are
     --------
                    none in the community.

                                                                              34
Land and Site Improvements

     Streetlights:  U.S. Highway 78 has no overhead streetlights in this

     ------------
                    vicinity. There are pole-mounted lights throughout the community.

     Landscaping:   Grass and other planted areas are found throughout the site.
     -----------
                    Some lots have trees.

     Arrangements between the subject ownership and municipal and/or public utility authorities for the connection of telephone and electricity are presumed to exist, although neither a plan specifically identifying the location of all underground lines nor contracts providing for their installation were provided to us.

Encumbrances
------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded or otherwise known liens, defects in title or adverse easements. Additionally, there are no rent controls in effect in Charleston county.

Easements
---------

     Standard utility easements for electricity and telephone are assumed to exist. No other easements were identified to us.

Encroachments
-------------

     There were no obvious encroachments observed during the inspection of the subject and neighboring properties.

Environmental
-------------

     There were no obvious areas of contamination on or about the subject site. We are not qualified in environmental hazards and recommend an audit be performed.

Functional Utility
------------------

     The homesite parcel, which is slightly irregular in shape and contains approximately 24.1 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development as a 155-space manufactured housing community with an overall density of approximately 6.43 spaces per acre, is consistent with modern standards. Therefore, the site is considered functional for use as a manufactured housing community.

                              [MAP APPEARS HERE]

                                                                              36
IMPROVEMENT DESCRIPTION
-----------------------

     Although originally configured for 204 spaces, the subject is currently improved with 155 manufactured housing community pads that are usable. According to the on-site manager there are 19 doubleuse lots and additional 30 lots that are unusable. Although she indicated that 4 or 5 lots could be added to the rent roll if some modifications were made to the existing lots. Other than a playground there are no on-site amenities. The one-story office building contains approximately 400 square feet, and there are 21 (8 x 8) and (8 x 10) storage sheds that are rented to residents.

     The community streets are asphalt paved and 20 to 30 feet wide. The streets were observed to be in average to poor condition.

Age and Condition
-----------------

     The subject community and site improvements were originally built in 1972. The community is approximately 27 years old. The asphalt streets are showing signs of deferred maintenance, however, overall maintenance levels in the community are rated good.

                                   THE PINES
                          MANUFACTURED HOME COMMUNITY

             A great community for people who want to enjoy life.

    ----------------------------------------------------------------------

                              [MAP APPEARS HERE]

    ----------------------------------------------------------------------

                Single-section and multi-section homesites and
                 beautiful late model resale homes available.

            .  Playground                      .  Spacious Homesites

            .  On-site Professional            .  Planned Community
               Management                         Activities


                            [LOGO OF CHATEAU APPEARS HERE]

    9919 Highway 78   .   Ladson, South Carolina 29456   .   (803) 873-6872

OWNERSHIP AND PROPERTY HISTORY
------------------------------


     The ownership of the subject property, as recorded in the Official Records of Charleston County, South Carolina is in the name of Windsor Properties. According to the property owner, the subject is not currently listed for sale or the subject of a pending contract.


OCCUPANCY
---------


     The subject was originally developed with 204 spaces; however, according to the on-site manager, only 155 spaces are usable. There are currently 154 spaces occupied including 2 spaces occupied by the manager and a part time maintenance person. There is currently one space not producing rent. We have incorporated no income attributable to the sale of homes in our analysis.

     Rental rates at the community are $130.00 per month for a regular lot. Approximately $10.00 to $20.00 is added to the base or regular lot price for a mulitsectional site. Currently an additional $20.00 in rent is charged for water and sewer, however, management is arranging for the residents to pay for their own water and sewer as soon as individual meters are installed. According to the rent roll, there are 32 sites that rent for $150.00 per month. The last rent increases occurred in May 1998 and was $10.00 per month. Management is starting to take bids on installing individual meters. When installed, the tenant would be responsible for his or her own water and sewer bill and the base rent would be reduced to $110.00 to $130.00 per month.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------


     The subject property is located in the City of Ladson and is zoned "RT" Mobile Home Park. According to the planning department of Charleston County, the use as a manufactured housing community is permitted as a legal conforming use in this district. The "RT" district currently specifies a minimum lot depth of 50 feet, and a front setback of 25 feet.

Flood Hazard
------------

     Charleston County is a participant in the Federal Emergency Management Agency (FEMA) flood map system. According to Flood Map Community Number 455413, Panel 0125F, dated September 2, 1993, the property is located in a FEMA designated flood zone "C".

Environmental
-------------

     We observed no obvious areas of contamination on or about the site, but recommend an environmental audit be performed.

ASSESSMENT AND TAXES
--------------------


     The subject property is identified in the Charleston County records as parcel number 3881000068, and owned by Windsor Park Properties. According to records at the Assessor's office, the current (1999) appraised value of the property is $650,400. The last appraisal was 1996 and the total tax liability for 1998 was $7,832. According to the Tax Collector's Office, all taxes are current.

     Regarding assessing practice and commercial real property is assessed at 6% of market values. Tangible personal property is assessed at 10.5%, but taxed at the real estate tax rate. There is no intangible personal property tax in South Carolina. According to the Assessor's Office, a reassessment is not planned until the year 2000. Further, we are informed that properties are not reassessed as a result of a property sale.

     Taxes are based on a January 1 calendar year, and are due without discount by the January 15th of the following year. Taxes paid after January 15th through February 1st have a 3% penalty. Taxes paid after February 1st through March 16th have a 10% penalty. Taxes paid after March 16th have a 15% penalty.

     Historically, the tax rates have varied since 1995. The table below illustrates the tax liability for the subject property since 1996.


         Year                   Total Taxes
==================================================
         1998                            $7,832.12
==================================================
         1997                            $7,613.58
==================================================
         1996                            $7,699.44
==================================================

     Historically the taxes have varied, but we would expect some increase in future years as the demand for governmental service increases. We have forecast stabilized taxes at $7,832 reflective of the 1998 amount.

MARKETABILITY AND EXPOSURE PERIOD
---------------------------------


     The subject property as discussed in the Neighborhood Analysis and Manufactured Housing Community Market Overview sections of this report is competitive and marketable with other properties in the marketplace.

     There are typically four classes of purchasers attracted to this type of development. The first are the tenants/residents of the community, purchasing on a cooperative or condominium basis to reduce rental rates. The second class of purchaser would be the single owner/operator who purchases a community as an income and investment vehicle. Third would be the "traditional" manufactured housing community owner/developer who views the community as a safe, long-term investment. Finally, there is the institutional investor or syndicate (REIT) which owns several large manufactured housing communities on a statewide/nationwide basis.

     Due to the stability of manufactured housing community investments, the REIT investors have been a major player in the marketplace. In 1994, REIT investors bid down capitalization rates for new, large communities. However, after the initial splash, REIT investments have slackened as property owners have placed premium prices on their properties. Resident groups have also increased demand for manufactured housing community investments. According to our banking sources, resident groups are able to borrow money at debt coverage ratios as low as 1.0 to 1. The banks view resident group loans as good quality with minimum risk. Typical payback periods range between five and eight years. All age communities, like the subject, typically are not candidates for resident purchase.

     Discussions with large institutional manufactured housing community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured housing communities should "be under contract" within a six to eight month period in today's market. However, our research has also revealed that very few communities are "listed" for sale and that for the most part brokers solicit owners for buyers.

     Our discussions further indicated that institutional investors required a minimum of 200 spaces, and pricing would reflect an 8.50% to 9.50% overall capitalization rate requirement for senior communities. All age communities typically reflect higher capitalization rates due to a less stable occupancy base. Pricing is established by processing gross income, reduced by a 2% to 3% vacancy and credit loss factor with expenses of 35% of effective gross income. An additional capital charge of 3% to 5%, based on overall condition, is deducted to arrive at a net operating income (NOI). This criteria is generally the most restrictive pricing, as other investors will tend to accept lower expense ratios (30%), no capital charges and a lower overall rate.

     In early late summer 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced

Marketability and Exposure Period                                            42

based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Our discussions with national lenders indicate that long term, fixed rate loans are still available, but at a minimum interest rate of 7.25% to 8.0%.

     Interest rates are low and financial institutions are again willing to lend money for existing real estate projects with good occupancies. The presence of life insurance companiesand conduit programs have made the financing of manufactured housing communities a very competitive business. The insurance companies and conduit programs will lend on a non-recourse basis, with terms ranging from 10 to 20 years.

     On the basis of the preceding analysis, in our opinion, the exposure period for the subject would be within the range indicated by the industry participants, and we estimate an exposure period of six months.

                                VALUATION SECTION

                                                                              44
HIGHEST AND BEST USE
--------------------


     Highest and Best Use may be defined as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     The highest and best use of a specific parcel of land does not depend on subjective analysis by the property owner, the developer, or the appraiser; rather, the competitive forces within the market where the property is located shape highest and best use. Therefore, the analysis and interpretation of highest and best use is an economic study of market forces focused on the subject property.

     Market forces also shape market value. The general data that is collected and analyzed to estimate property value is also used to formulate an opinion of the property's highest and best use as of the effective date of the appraisal. In all valuation assignments, value estimates are based on use. The highest and best use of a property to be appraised provides the foundation for a thorough investigation of the competitive positions of buyers and sellers in the marketplace. Consequently, highest and best use can be described as the foundation on which market value rests. Without interaction in the marketplace, highest and best use would not exist and market value estimations would be impossible.

     When potential buyers contemplate purchasing real estate for personal use or occupancy, their principal motivations are perceived benefits of enhanced enjoyment, prestige, and privacy. Purchasers of investment property are frequently motivated by the promise of net income or capital accumulation and certain tax advantages. These investors are more directly concerned with feasibility, an indication that a project has a reasonable likelihood of satisfying their specific objectives. These objectives may include assured occupancy, establishing operating costs at a reasonable and acceptable level, and potential property appreciation.

-------------------------
/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Edition Chicago:
                             ----------------------------
    The Appraisal Institute, 1992, page 275.

Highest and Best Use                                                         45

     Analysis of the highest and best use of: 1) the land as though vacant, and
2) the property as improved, is essential in the valuation process. Through highest and best use analysis, we attempt to interpret the market forces that influence the subject property and identify the use on which the final value estimate will be based. This determination is based on the analysis and interpretation of prevailing market conditions, the trends affecting the buyers and sellers in the marketplace, and the existing use of the subject property.

     Analyzing the highest and best use of the land as though vacant serves two functions. First, it helps identify comparable properties that should have highest and best uses of the land as though vacant, similar to that of the subject property. The second reason is to identify the use that would produce maximum income to the land after property income is allocated to the improvements. In the Cost Approach and some income capitalization techniques, a separate value estimate of the land is required. Estimating the land's highest and best use as though vacant becomes the necessary part of deriving a land value estimate.

     There are also reasons to analyze the highest and best use of the property as improved. The first is to help identify comparable properties that should have the same or similar highest and best uses as the improved subject property. The second is to decide whether the improvements should be demolished, renovated or retained in their present condition. They should be retained as long as they have some marketable value and the return from the property exceeds the return that would be realized by a new use, after deducting the costs of demolishing the old building and constructing a new one. Identification of the existing property's most profitable use is crucial to this determination.

     The highest and best use of both the land as though vacant and the property as improved must meet four criteria. The highest and best use must be:

     1.   Legally Permissible
     2.   Physically Possible
     3.   Financially Feasible
     4.   Maximally Productive

     These criteria are usually considered sequentially; a use may be financially feasible, but this is irrelevant if it is physically impossible or legally prohibited. Only when there is a reasonable possibility that one of the prior, unacceptable conditions can be changed is it appropriate to proceed with the analysis. If, for example, current zoning does not permit a potential highest and best use, but there is a possibility that the zoning can be changed, the proposed use can be considered on that basis.

Highest and Best Use                                                         46

Legally Permissible
-------------------

     The use must be legal. The use must be probable, not speculative or conjectural. There must be a profitable demand for such a use and it must return to the land the highest net return for the longest period of time.

     Legal restrictions, as they apply to the subject property, are of two types, i.e., private restrictions (deed restrictions, easements, etc.) and public restrictions (zoning, building codes, environmental regulations and historic district controls, etc.). These latter restrictions must be investigated, to the best of our ability, because they may preclude many potential highest and best uses. No information regarding private restrictions affecting the subject was uncovered in our research or provided by the client. It is assumed that only common restriction, i.e., utility easements, etc. are in-place which would not be of any significant consequence to the development of the site.

     If the highest and best use of the site or property is not allowed under current zoning, but there is a reasonable probability that a change in zoning could be obtained due to shifting economic and social patterns, these conditions can be considered determining highest and best use. However, we must fully disclose all pertinent factors relating to a possible zoning change, including that the change will not be granted. We must also be sensitive to potential public reaction to proposed development projects since adverse reactions from local residents and the general public have stopped many real estate developments. The existing and/or projected use should be harmonious with the nature and condition of existing neighborhood development.

     The subject is located in an area designated by the Charleston County Zoning Ordinance as an "RT", Mobile Home Park District. The property, as constructed, is a special use of the land. The current use of the subject meets the legally permissible criteria of this analysis.

Physically Possible
-------------------

     The second constraint imposed on the possible use of the property is that dictated by the physical aspects of the site itself. Size, shape and terrain of the parcel of land affect the uses to which it can be developed. The utility of the parcel may depend on its frontage and depth. Also considered are the capacity and availability of public utilities. When a site's topography or subsoil conditions make development restrictive or costly, its potential use is adversely affected. In general, the larger the site, the greater the potential for achieving economies of scale or flexibility in development.

     The highest and best use of a property as improved also depends on physical considerations such as size, design and condition. The condition of the property and its ability

Highest and Best Use                                                         47

to continue in its current use may be relevant. If the property should be converted to another use, the cost of conversion must be analyzed in light of the returns to be generated by the new use. Obviously, the costs of conversion depend on the property's existing physical condition.

     The primary subject site is irregular in shape and contains a total area of
24.1 acres. The site is generally level and has access from U.S. Highway 78. The size and shape of the site does not restrict maximum flexibility and development, and the subject's development has made an adequate use of the site as indicated by its current density of approximately 6.43 spaces per acre.

Financially Feasible
--------------------

     After determining which uses are physically possible and legally permissible, we have eliminated many uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount needed to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

     To determine financial feasibility, we then estimate the future gross income that can be expected from each logical highest and best use. Vacancy and collection losses and operating expenses are then subtracted from each gross income to obtain the likely net operating income (NOI) from each use. A rate of return on the invested capital can then be calculated for each use. If the net revenue capable of being generated is enough to satisfy the required rate of return on investment and provide a return on the land, the use is financially feasible within some price limit.

Maximally Productive
--------------------

     Of the financially feasible uses, the use that produces the highest price, or value, consistent with the rate of return warranted by the market for that use is the highest and best use. To determine the highest and best use of land as though vacant, the same rate of return is often used to capitalize income streams from different uses into their respective values. This procedure is appropriate if all competing uses have similar risk characteristics. If not, differing rates of return would be required. The use that produces the highest value is the highest and best use.

     To test the highest and best use of land as though vacant or a property as improved, an appraiser analyzes all logical, feasible alternatives. The market usually limits the number of property uses to a few logical choices. Each alternative use must first meet the tests of physical possibility and legal permissibility. The uses that meet the first two tests are then analyzed to ascertain how many financially feasible alternatives must be considered.

Highest and Best Use                                                         48

     An appraiser must exercise caution in performing market analysis to support an estimate of highest and best use. Although a given site may be particularly well suited for a specific use, there may be a number of other sites that are also well suited, and some may be better suited. Therefore, the appraiser must test the highest and best conclusion to ensure that existing and potential competition from other sites has been fully recognized.

Highest and Best Use - Vacant Land
----------------------------------

     In determining the highest and best use of the site as vacant, the most restrictive constraint is the legal use of the site. In the Zoning section of this appraisal, it was noted that manufactured housing community development of the property is a legal, specific use of the site.

     We have also noted that there are a number of competitive manufactured housing communities in the subject's neighborhood. Due to the non-availability of space for immediate manufactured housing community development fees and a lack of financing for speculative projects, it is unlikely that there will be speculative manufactured housing community development in the foreseeable future.

     Current trends in the manufactured housing sales would preclude the development of a manufactured housing community until such time as the market has improved. In our opinion, the highest and best use of the site, as if vacant and available for development, would be to hold the property for future sale as the market trends might predicate.

Highest and Best Use - As Improved
----------------------------------

     The site is currently improved with a 155-space all age manufactured housing community. Although the site was originally developed with 204 spaces, larger homes have infringed on adjacent lots rendering several lots unusable. Because of the 50-foot minimum lot width required in a "RT" district and the increasing size of manufactured homes, the optimum number of lots would appear to be 155. In addition, the present density of 6.43 units per acre is in line with modern standards. The present use of the site is a legal conforming use under the current zoning code. The subject property has been in existence as a manufactured housing community since 1972.

     The site has access via U.S. Highway 78. The use of the site is physically possible. Some demand for manufactured housing in this area is evident, as the subject is fully developed and has a high level of occupancy. As evidenced in the Income Capitalization Approach, the property is capable of providing an acceptable return to an owner, demonstrating the financial feasibility of the subject property. The property, as currently improved, is physically possible, legally permissible, financially feasible and maximally productive. Therefore, in our opinion, the highest and best use of the property as improved is its current use as a 155-space all age manufactured housing community.

VALUATION PROCESS
-----------------


     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject property, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Direct Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a stabilized manufactured housing community, investors are primarily concerned with cash flow to service any debt and the equity positions. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject property is a fully developed community, with no expansion possibilities; therefore, a potential investor would be primarily interested in the cash flow and equity return. Due to the subjectivity of depreciation estimates and the lack of comparable land sales, we have omitted the cost approach.

    A number of positive and negative factors were believed to affect the overall value of the subject property.

    On the positive side, the following were considered.

    1.   The community rental rate is somewhat below the market levels.

    2.  The community has a high level of occupancy.

    Partially offsetting the positive influences are negative factors among which the following were considered the most pertinent:

    1.   Concessions have been offered in the past at the subject property.

    With the above factors in mind, the Income Capitalization and Sales Comparison Approaches will now be discussed in detail on the following pages.

INCOME CAPITALIZATION APPROACH
------------------------------


    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is of course an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms. Within the goal of price minimization purchasers seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.  Minimal capital investment to permit leverage.

    3.  Equity build-up through mortgage amortization.

    4.  Sheltered income through accumulation of book depreciation.

    5.  Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the property, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property.

Income Capitalization Approach                                                51

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI), from lot rentals, less any vacancy and credit loss, added to the estimate of income from other sources, producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    In our estimate of the stabilized net operating income, we have considered the subject's current rent and expense levels and historical trends, together with current rent and expense levels at manufactured housing communities similar to the subject. The subject's historical income and expenses for 1997 and 1998 have been presented, in the table on the following page. It should be noted that we have grouped a number of expense items for reporting purposes.

    Although the expenses do not appear unreasonable, we have also relied on market comparables. Current income and expense information on three comparable manufactured housing communities has also been presented in this section.

    The data on the tables has been arrayed to display the "percent of total income" and "dollar per space" figures, consistent with industry reporting practices. We have combined some of the owners expense categories for purposes of comparison.

    Our analysis of each component of income, vacancy and credit loss and expenses follows these tables, and has been summarized in the Reconstructed Operating Statement found on Page 62.

=======================================================================================================================

                                  The Pines Manufactured Housing Summary of Historical Operations

                                               Pct. of     $ Per                              Pct. of     $ Per
                                  1997         Income      Space                  1998        Income      Space
-----------------------------------------------------------------------------------------------------------------------
Income:
Rents                           $216,242          84.32%    $1,395.11           $236.981         84.35%     $1,528.91
Utility Income                    29,159          11.37%    $  188.12             35,580         12.66%     $  229.55
Miscellaneous/Other               11,063           4.31%    $   71.37              8,382          2.98%         54.08
                                ---------------------------------------------------------------------------------------
Total Income                    $256,464         100.00%    $1,654.61           $280,943        100.00%     $1,812.54

Expenses:
Insurance                          5,700           2.22%        36.77              2,355          0.84%         15.19
Office                            35,691          13.92%       230.26             26,335          9.37%        169.90
Maintenance & Supplies            24,663           9.62%       159.12             17,083          6.08%        110.21
Management Expense                12,665           4.94%        81.71             13,612          4.85%         87.82
Wages & Benefits                  36,977          14.42%       238.56             44,872         15.97%        289.50
Property Taxes                     7,020           2.74%        45.29              7,516          2.68%         48.49
Utilities                        149,031          58.11%       961.49            134,882         48.01%        870.21
                                ---------------------------------------------------------------------------------------
Total Expenses                  $271,747         105.96%    $1,753.21           $246,655         87.80%     $1,591.32

Net Operating Income           -$ 15,283          -5.96%   -$   98.60           $ 34,288         12.20%     $  221.21
=======================================================================================================================

Income Capitalization Approach

Income Analysis
---------------

     The general practice in the local market is to charge a base lot rent on a monthly basis. As previously discussed in the Manufactured Housing Community Market Overview section of this report, this rate at the subject is $110.00 to $130.00 after reducing the rent $20.00 per month. With the reduction in rent, the resident is responsible for his or her own water and sewer service. The premium is charged for 32 large lots, referred to in the rental roll as "doubleuse" lots.

     The base lot rate generally includes no services. Base lot rents typically generate between 90% and 99% of the total income in a manufactured housing community. Based on the market range, we are of the opinion that the subject has a reasonable rent structure within market levels.

Potential Gross Income
----------------------

    As any potential purchaser would incorporate a one-year forecast of potential gross income at the existing rent levels, our analysis must, and has, also accounted for this. In our forecast of total rental income, we have projected 12 months at the current rent levels, based on the current rent roll. The total potential gross income from lot rentals is $212,280.

Vacancy and Credit Loss
-----------------------

    Vacancy and credit loss is typically a very small percentage in an established community, due primarily to the high cost of relocating homes. The current occupancy at the subject property is 99.3%. All age communities typically have a more transient occupancy than do senior communities. Additionally, the subject property has several lots that are considered too small to lease. As indicated in the Manufactured Housing Overview section of this report, the subject currently has 154 lots occupied and one vacancy for a total of 155. Although there are additional lots on the rent roll, management is not optimistic about leasing them due to the limited size and configuration of the space. The estimated stabilized vacancy and credit loss at 5.0% to account for both physical and economic vacancy, and credit loss.

    Total vacancy and credit loss has been estimated to be $10,614. The effective gross income from rentals is estimated to be $201,666.

Utility Income
--------------

  Charleston County provides the community water and sewer, and a private vendor picks up the trash. The landlord currently bills each resident $20.00 per month for water. Each site will be individually metered and either billed by the county or management within the next few months. In the past, the community paid for the water, sewer and trash pickup.

Income Capitalization Approach
                                                                              54

Water income amounted to $188.12 per space in 1997 and $229.55 in 1998. As suggested by management, we have reduced the rent eliminated the utility income.

Other Income
------------

    Historically the subject has reported miscellaneous income, ranging from $54.08 per space in 1998 to $71.37 in 1997. This category includes late fees, bad check charges and other miscellaneous income items. The owner reported that the late fee charge has been recently increased and a strict policy by management is in force. We have weighed both the 1997 amount and 1998 amount equally to estimate miscellaneous income at $60.00 per space or $9,300 per year.

Effective Gross Income
----------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated income losses due to any tenant changes. Our estimate of the stabilized effective gross income of $210,966 is detailed below.

============================================================================================
                              The Pines Manufactured Housing Community
                                       Effective Gross Income
============================================================================================
Gross Potential Rental
Income:
                          Monthly               Monthly
        Spaces             Rent                 Total                         Annualized
-------------------------------------------------------------------------------------------
          123             $110.00               13,530                              162,360
           32             $130.00                4,160                               49,920
-------------------------------------------------------------------------------------------
         155                             $      17,090                        $     212,280

Less:
  Vacancy & Credit Loss                                      5.0%                   (10,614)
                                                                           =================
Effective Gross Income                                                        $      201,666
 From Lot  Rentals

Utility Income                                                                $            -
Miscellaneous Income                                                                   9,300
                                                                           =================
Effective Gross Income                                                        $      210,966
============================================================================================

Income Capitalization Approach
                                                                              55

Operating Expense Analysis
--------------------------

     The following discussion addresses each of the line item expenses for the property. We have presented 1997 and 1998 amounts, together with the comparable expense data, followed by our stabilized estimate of the expense.

     The comparable expense information has been obtained from a number of reliable sources and we have presented it in a summary form, on the following page, to maintain confidentiality. The expense comparables range in size from 130 to 251 spaces. These communities have operations similar to the subject, including connection to municipal or county utility systems.

===================================================================================================================================

                                       Manufactured Housing Community Comparable Operations

                                    Pct. of     $ Per                   Pct. of      $ Per                    Pct. of      $ Per
Spaces                       195    Income      Space            130    Income       Space             251    Income       Space
------------------------------------------------------------------------------------------------------------------------------------
Income:
Rents                   $304,839    97.35%    $1,563.28     $341,763     99.44%     $2,628.95     $375,664     99.57%     $1,496.67
Miscellaneous/Other        8,301     2.65%        42.57        1,923      0.56%         14.79        1,619      0.43%          6.45
                        ------------------------------------------------------------------------------------------------------------
Total Income            $313,141   100.00%    $1,605.85     $343,686    100.00%     $2,643.74     $377,283    100.00%     $1,503.12

Expenses:
Insurance                 $6,733     2.15%      $34.53        $2,848      0.83%        $21.91       $7,366      1.95%        $29.35
Office/Administration     17,845     5.70%       91.51         9,264      2.70%         71.26       29,468      7.81%        117.40
Maintenance & Repairs     33,198    10.60%      170.24        21,766      6.33%        167.43       37,153      9.85%        148.02
Management Expense         3,641     1.16%       18.67             0      0.00%          0.00        5,300      1.40%         21.12
Wages & Benefits          33,590    10.73%      172.26        40,235     11.71%        309.50       29,113      7.72%        115.99
Property Taxes            39,211    12.52%      201.08        23,005      6.69%        176.96       50,000     13.25%        199.20
Utilities                 16,996     5.43%       87.16        57,397     16.70%        441.52       24,181      6.41%         96.34
                        ------------------------------------------------------------------------------------------------------------
Total Expenses          $151,215    48.29%     $775.46      $154,515     44.96%     $1,188.58     $182,581     48.39%       $727.42

Net Operating Income    $161,926    51.71%     $830.39      $189,171     55.04%     $1,455.16     $194,702     51.61%       $775.70
====================================================================================================================================
                        Spanish Trails                      Palmetto                              Sundance

Income Capitalization Approach

Insurance
---------

     Insurance charges are typically property specific based on the location and the amenity package. Historically, these charges have varied annually, ranging from approximately $15.19 per space in 1998 to $36.77 per space in 1997. The comparable expense data indicated a range from $21.91 to $34.53 per space. We have placed emphasis on the historical amounts, supported by the comparables.
We have used $25.00 per space in our estimate of this expense. This is equal to $3,875 annually and represents approximately 1.84% of the estimated effective gross income.


=============================================================================================

             1997           1998        Comp           Comp           Comp        Stabilized
                                          1              2              3         Estimate
---------------------------------------------------------------------------------------------
Total       $5,700         $2,355       $6,733         $2,848         $7,366          $3,875
---------------------------------------------------------------------------------------------
% EGI        2.22%          0.84%        2.15%          0.83%          1.95%           1.84%
---------------------------------------------------------------------------------------------
$/Space     $36.77         $15.19       $34.53         $21.91         $29.35          $25.00
=============================================================================================



Office/Administration
---------------------

     This expense category is also project specific due to varying classifications of expense categories. We have attempted to include like items in this category for both the subject and the expense comparables. For the subject, this category includes office expense, supplies, licenses, dues, subscriptions, professional fees, postage, advertising and telephone. Historically, this expense has ranged from $169.90 per space in 1998 to $230.26 per space in 1997. The expense comparables indicated a range for this category from $71.26 to $117.40 per space. We have relied primarily on the historical data, with consideration of the comparables. We have estimated the administrative/office expense at $140.00 per space or $21,700 per year. This estimate is equal the equivalent of 10.29% of the effective gross income estimate.


=============================================================================================
             1997           1998        Comp           Comp           Comp         Stabilized
                                          1              2              3            Estimate
---------------------------------------------------------------------------------------------
Total       $36,691        $26,335      $17,845        $9,264        $29,468         $21,700
---------------------------------------------------------------------------------------------
% EGI        13.92%          9.37%        5.70%         2.70%          7.81%          10.29%
---------------------------------------------------------------------------------------------
$/Space     $230.26        $169.90      $ 91.51        $71.26        $117.40         $140.00
=============================================================================================

                                                                              58
Income Capitalization Approach

Maintenance and Supplies
------------------------

     These expenses are project specific based on the age and condition of the property. Many properties expense capital items rather than capitalizing them, which results in abnormal spikes in the expense amounts in certain years.

     Historically, maintenance and repair expenses have ranged from $110.21 per space in 1998 to $159.12 in 1997. We observed the community to be in average condition. As the community continues to age additional maintenance efforts will be necessary. The expense comparables indicate a wide range of expense in this category from $148.02 per space to $170.24 per space. Our stabilized estimate of this expense is $120.00 per space or $18,600 annually, based primarily on the historical data. This estimate is equal to approximately 8.82% percent of the estimated effective gross income.


=============================================================================================
            1997           1998         Comp            Comp           Comp        Stabilized
                                          1               2             3          Estimate
---------------------------------------------------------------------------------------------
Total       $24,663        $17,083       $33,198         $21,766       $37,153        $18,600
---------------------------------------------------------------------------------------------
% EGI         9.62%          6.08%         10.60%          6.33%         9.85%          8.82%
---------------------------------------------------------------------------------------------
$/Space     $159.12        $110.21       $170.24         $167.43       $148.02        $120.00
=============================================================================================


Management Fee
--------------

     Management fees are charged at two of the expense comparables and were equal to 1.16% and 1.40%. The subject management fees ranged from 4.85% in 1998 to 4.94% in 1997. The market range for management fees was found to range from approximately 3.0% to 5.0% of effective gross income.

     We have estimated a fee of 5.0% of effective gross income, considered adequate for the management of a property of this size, in this location. Applying this percentage to the effective gross income estimate produces an annual amount of $10,548 or $68.05 per space per year.

Income Capitalization Approach

Wages and Benefits
------------------

     This expense includes all of the costs associated with the on-site staff. These costs including payroll, payroll and unemployment taxes and any health insurance benefit package. At the subject, the expenses attributed to on-site management and maintenance range from $238.56 per space for 1997 to $289.50 per space in 1998. The on-site manager, assistant manager and part-time maintenance man receive free rent as part of their compensation package.

     The expense comparables indicate a wide range of expense in this category from $115.99 per space to $309.50 per space. Our estimate of this expense has been based primarily on the historical data. Our estimate of $290.00 per space, is equal to $44,950 annually or 21.31% of the estimated effective gross income. Our estimate appears to be within the market range regardless of the free rent.


=============================================================================================
            1997           1998         Comp           Comp           Comp        Stabilized
                                          1              2              3         Estimate
---------------------------------------------------------------------------------------------
Total       $36,977        $44,872        $33,590       $40,235       $29,113         $44,950
---------------------------------------------------------------------------------------------
% EGI       14.42%         15.97%         10.73%         11.71%         7.72%          21.31%
---------------------------------------------------------------------------------------------
$/Space     $238.56        $289.50        $172.26       $309.50       $115.99         $290.00
=============================================================================================


Property Taxes
--------------

     This category of expense represents the annual real estate tax liability of the property. This category is project specific due to location and taxing authority. We have not used the expense comparables for the estimate this expense.

     In our analysis we have relied on the analysis as presented and discussed in the Assessment and Taxes section of this report. Our analysis indicated a tax liability of $7,832. This estimate is equal to $50.53 per space or 3.71% of the effective gross income estimate.

Income Capitalization Approach

Utilities
---------

     This category of expense is also project specific, due to the number and type of services that are included in the rent. In this case, this line item includes the costs of providing water and trash pick-up for the homesites and water, sewer, electric and trash collection for the common areas of the community. Only one of the expense comparables provides utilities in the base rent. Typically, utilities are passed through to the tenant. The comparables, as shown below, indicate a wide range from $87.16 to $441.52 per space. The subject's utility expense appears to be excessively high when compared to other communities. The manager indicated that there was no incentive for the residents to conserve water. We have valued the subject property based upon the assumption that resident will pay their own utilities. The cost of installing the meters was deducted from our estimated value to arrive at an "as is" value. We have estimated the utility expense at $100.00 per space or $15,500 annually. This is equivalent to 7.35% of the effective gross income estimate.

=============================================================================================
             1997           1998          Comp           Comp           Comp       Stabilized
                                           1              2              3           Estimate
---------------------------------------------------------------------------------------------
Total       $149,031       $134,882       $16,996        $57,397        $24,181       $15,500
---------------------------------------------------------------------------------------------
% EGI         58.11%         48.01%         5.43%         16.70%          6.41%         7.35%
---------------------------------------------------------------------------------------------
$/Space     $961.49        $870.21        $ 87.16        $441.52        $ 96.34       $100.00
=============================================================================================


Reserves
--------

     Property owners do not typically account for reserves for capital replacement. This category represents the inclusion of set-asides for major recurring or capital type expenditures experienced periodically by any property. This item is typically accounted for either on a dollar per space ($20.00 to $30.00) or a percentage (0.5% to 2.0%) of effective gross income. We have used $30.00 per space per year, believed adequate to cover future capital costs.
This equates to $4,650 annually, equal to approximately 2.20% of the effective gross income estimate.

                                                                              61
Income Capitalization Approach

Expense Summary
---------------

     To summarize, we have estimated the stabilized total operating expenses for the subject to be $127,655. This estimate is equal to 60.51% of the effective gross income estimate or $823.58 per space annually.

                                Expense Summary

=============================================================================================
            1997            1998           Comp           Comp          Comp       Stabilized
                                            1              2              3        Estimate
---------------------------------------------------------------------------------------------
Total       $ 271,747      $ 246,655       $151,215      $ 154,515       $182,581    $127,655
---------------------------------------------------------------------------------------------
% EGI         105.96%         87.80%         48.29%         44.96%         48.39%      60.51%
---------------------------------------------------------------------------------------------
$/Space     $1,753.21      $1,591.32       $ 775.46      $1,188.58       $ 727.42     $823.58
=============================================================================================


     As shown on the preceding table, expenses have historically represented between 87.80% (1998) and 105.96% (1997) of the Effective Gross Income, reflective of the community filling. The expense comparables, as summarized above, indicated a range from 44.96% (Comparable Number 2) and 48.39% (Comparable Number 3).

     Our estimate of total expenses is equal to 60.51% of the effective gross income estimate. It should be noted that total expenses have been reduced due to the resident picking ups all of the utilities, which was previously absorbed by the community. Historical expenses did not include a reserve for capital expenditures. Additionally, none of the expense comparables reflect a reserve for capital expenditures, which has been included in our estimate. The subject's historical expenses include concessions given to fill the community, which are no longer applicable.

     Our estimate of net operating income is $83,311. Our stabilized estimate of income and expenses for the subject is presented on the following page.

================================================================================


                   The Pines Manufactured Housing Community
                        Stabilized Operating Statement


                                                           % of         $ per
                                                 Amount    EGI          Space
================================================================================

Total Effective Gross Income                  $ 210,966   100.00%    $ 1,361.07

Expenses
Insurance                                     $   3,875     1.84%    $    25.00
Office                                           21,700    10.29%        140.00
Maintenance & Repairs                            18,600     8.82%        120.00
Management Expense                               10,548     5.00%         68.05
Wages & Benefits                                 44,950    21.31%        290.00
Property Taxes                                    7,832     3.71%         50.53
Utilities                                        15,500     7.35%        100.00
Reserves                                          4,650     2.20%         30.00
                                             -----------------------------------
Total Expenses                                $ 127,655    60.51%    $   823.58

Net Operating Income                          $  83,311    39.49%    $   537.49
================================================================================

Income Capitalization Approach

Capitalization Discussion
-------------------------

     Two alternative methods of valuation are employed in the Income Approach. Direct capitalization is a method of converting net operating income into market value, employing a "capitalization" rate based upon market perimeters. This approach is particularly applicable to properties with a stable income stream, or in cases where income, and consequently value, can be projected to increase at a constant or stable rate.

     An alternative valuation method is yield capitalization, which employs a year-by-year projection of income and expenses, recognizing rent changes and the cost of improvements as they occur. Yield capitalization, also known as Discounted Cash Flow Analysis, is considered most appropriate in the valuation of properties with uneven income streams. Since investors are unwilling to pay for any upside from vacant units, fully developed manufactured housing communities are typically valued by direct capitalization.

Direct Capitalization
---------------------

     Direct capitalization of net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured housing communities most often utilize this method. This method is the most easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available. Income data was available from all of the comparable sale properties included in this report.

Market Data
-----------

     The comparable sale data shown in the Sales Comparison section of this report indicated an overall capitalization rate from 9.15% to 12.9%. Our analysis of this data indicated a narrow range in overall capitalization rates, which tend to be influenced by the size of the community and its age and condition.

                                Comparable Sales

============================================================
     Sale           Sale Date               Overall
    Number                            Capitalization Rate
------------------------------------------------------------
      1               07/97                9.50%
------------------------------------------------------------
      2               09/97                12.15%
------------------------------------------------------------
      3               01/97                10.00%
------------------------------------------------------------
      4               12/97                12.90%
============================================================

     Sale comparable one is a similar community compared to the subject in terms of size and condition. The property is older, but has superior amenities. Sale comparable two is slightly smaller and older, but in good condition. The property is located just northwest of

Income Capitalization Approach

Atlanta, but the average lot rent is higher. Sale comparable three is a larger property and has a convenience store, but is in similar condition. The property is located only a few miles south of the subject in North Charleston. Sale comparable four is similar in age, but smaller in size. The property is in fair condition and located in Moncks Corner in Berkeley County.

     As discussed in the Marketability and Exposure Period section of this report, our sources indicated that institutional investors required 8.5% to 9.5% overall capitalization rates for projects in the 200 space range and were the most restrictive in pricing due to stringent criteria. We also found that REIT investors were bidding rates down even further. Our information revealed that manufactured housing community cooperatives and associations would more likely accept slightly lower overall rates, while the small investor would require a slightly higher rate.

     Based on the comparison of the sale data to the subject and considering the current investor and interest rate environment, the overall rate for the subject would likely be in the 10.0% range. We have concluded a rate of 10.0%, reflective of the subject's location and physical characteristics and the current interest rate environment.

Debt Coverage Ratio Method
--------------------------

     As an alternative to market-derived overall capitalization rates, we have developed an overall rate through the Debt Coverage Ratio analysis. The parameters for this calculation are summarized below.

     The Debt Coverage Ratio Method of income capitalization essentially measures the risk involved in mortgage lending. Its usefulness to mortgage underwriting takes the form of establishing a degree of safety with a given set of loan terms.

     Mortgage underwriting typically focuses on positive debt coverage, (net operating income/annual mortgage debt service or NOI/ADS), rather than market value, as a negative cash flow after debt service may indicate a probability that a mortgage loan could be in jeopardy. Accordingly, if the greatest portion of the property's value is debt capital, as established by the loan-to-value ratio, annual debt coverage in underwriting is a major consideration. The debt coverage ratio method is therefore market based and direct.

     By multiplying this risk factor by the projected mortgage payment requirement an estimate of the required overall rate to satisfy the lender's minimum risk requirements can be derived.

Income Capitalization Approach

     The formula for this procedure is: M x f x DCR = R, where;

                      M    =    Loan to Value Ratio
                      f    =    Mortgage Constant
                    DCR    =    Debt Coverage Ratio
                      R    =    Overall Rate

     To establish the criteria for the development of the Debt Coverage Ratio Method, we have conducted a recent survey of lenders; the results are summarized below:

================================================================================
Contact                             Gene Fogarty              Mike McCoy
--------------------------------------------------------------------------------
Bank                               NationsBank                 Community Bank
--------------------------------------------------------------------------------
Type Of Lender                     Conventional                Conventional
--------------------------------------------------------------------------------
Nominal Mortgage Interest Rate     250 Basis Points            250  Basis Points
                                   over 3 to 7 year            over 5 to 10 year
                                   Treasuries with             Treasuries with
                                   Floor of 7.25% to           Floor of 7.25% to
                                   8.0%                        8.0%
--------------------------------------------------------------------------------
Amortization Period                15 - 20 Years               15 - 25 Years
--------------------------------------------------------------------------------
Loan Term                           3 - 7 Years                 5 - 10 Years
--------------------------------------------------------------------------------
Debt Coverage Ratio                 1.20 - 1.25                 1.20 - 1.25
--------------------------------------------------------------------------------
Loan To Value Ratio                     75%                        75%
================================================================================

     Our survey of local lenders indicated an annual interest rate of 7.50%.

     A mortgage loan would be available at 75% of the market value, based on a 20-year amortization schedule. Based on these criteria the indicated annual interest rate constant is 9.6671%. Additionally, our survey indicated that a minimum debt coverage ratio (DCR) of 1.25 to 1.00 would likely be required for a property similar to the subject. An overall capitalization rate, based on these assumptions, has been developed as shown below

=======================================================================================================
         M                           F                          DCR                          OAR
                       X                           X
Loan to Value Ratio          Mortgage Constant          Debt Coverage Ratio             Overall  Rate
--------------------------------------------------------------------------------------------------------
        0.75                      0.096671                        1.25                     0.09063
--------------------------------------------------------------------------------------------------------
      Rounded                                                                                9.1%
========================================================================================================

     The debt coverage ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufacturing housing community investments has

Income Capitalization Approach

increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the dearth of quality real estate investments have bid down rates on manufactured housing communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured housing community investments.

     The rates typically reflect a narrow range and are considered mutually supportive. Therefore, we have estimated an overall capitalization rate of 10.0%. We have used this rate in the direct capitalization method to capitalize the net income of $83,311. The value conclusion via the direct capitalization method is summarized as follows:


                 $83,311      divided by  .10          $833,110

     In order to estimate the value of the subject on an "as is" basis, the estimated cost of $100,000 was deducted from the above value for installing the water meters. We estimated the "as is" market value of the subject property at $733,110, rounded to $730,000.

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions must be weighed, and the data of each transaction must be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject must be considered; differences in physical, functional and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion must be consistent with the analysis of the sales data.

     For a conveyance to qualify as a "market transaction", four factors must be present:

     1. The conveyance must be "arm's length"; that is, it must be between two non-related parties.

     2. Neither the buyer nor the seller should have been under compulsion to act.

     3. The property should be available to the class of purchasers best able to utilize the facility.

     4. The price must be expressed in the equivalent of cash, adjusted for any special financing, concessions, or terms.

     For any class of real estate, the market area for comparative data must reflect the area prospective purchasers would consider. Comparability is also a function of the physical character of the asset to be appraised. Classes of real estate in which physical specifications are standardized, or in which scale is small, and/or in which the commodity has achieved uniform market recognition require that the sales data considered closely resemble the subject. As specifications become more complex, as scale increases, and as market recognition declines, the physical similarity of the sales data and the subject tends to decline.

                                                                              68
Sales Comparison Approach

     To judge the degree of comparability that exists between the sales selected for analysis and the subject, several guidelines were applied.

     1. Each sale is in the same market as the subject. To the extent that a market is a meeting place for buyers and sellers of real estate of a given type, the boundaries of the market are set by the participants in merchandising and absorbing competitive properties and are economic not purely physical or geographic.

     2.  Physical characteristics of the subject and comparables are similar.

     3. The functional adequacy of each sale property and the subject are competitive in terms of the ability of each to support similar functions.

     To draw a conclusion from the analysis of the sales data, a unit of comparison has been selected. The calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of a manufactured housing community is the sale price per space. This unit of comparison emphasizes the contribution of the improvements, and the contribution of the land is merged into the unit-selling price.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For features that are dissimilar, adjustments have been made leading to an indication of the price at which the subject could be expected to sell. In considering adjustments, relevant factors were considered including:

     1.  Nature of surrounding development.

     2.  Relative size.

     3.  Availability of competing properties.

     4.  Effect of time on selling prices.

     5.  Age and condition of the improvements.

     6.  Amenities and occupancy.

     In our search for comparable sales, we excluded senior communities since they tend to have a less transient occupancy base and typically trade at lower capitalization rates than all age communities.

     Based on our investigation, the following four sales are the most significant transactions for direct comparison with the subject.

Sales Comparison Approach

     Due to a lack of large sales in the Charleston area, we expanded our search to elsewhere in South Carolina and neighboring Georgia. These sales occurred between August 1997 and December 1997. The properties ranged in size from 115 to 311 spaces. The sale prices, on a per space basis, ranged from $4,838 to $11,739. The Effective Gross Income Multipliers (EGIM) ranged from 3.1 to 7.5. The indicated overall capitalization rates range from 9.5% to 12.9%.

     The following pages detail each of the four sales, following which we have presented a summary of the pertinent data.

                                                                              70
Sale Comparable Number One


Augusta Estates
2526 Milledgeville Road
Augusta, Richmond County, Georgia

                           [PHOTOGRAPH APPEARS HERE]


Sale Date:          July 1997

PROPERTY DESCRIPTION
--------------------

Size/Type:               148 space all age manufactured housing community

Utilities:               All available

Land Description:        Generally level, irregularly shaped 13.4-acre parcel of
                         land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  Office, pool and laundry.

Year Built/Condition:    1960's/Fair

                                                                              71
Sale Comparable Number One

INCOME DATA
-----------

Annual Occupancy:             70.9%

Average Lot Rent:            $155.00

Effective Gross Income:      $195,449

Expenses:                    $90,949

Net Income:                  $104,500

SALE DATA
---------

Sale Price:                  $1,100,000

Cash Equivalent Price:       $1,100,000

Grantor:                     Palmetto Associates

Grantee:                     Palmetto Estates LLC

Financing Terms:             Seller financing at market rates.

Sales History
(Past 3 Years):              None noted

Market Exposure:             Unknown

COMPARISON DATA
---------------

Sale Price/Space:            $7,432

Effective Gross Income
Multiplier (EGIM):           5.63

Overall Capitalization
Rate (OAR):                  9.5%

Comments:                    This is an older community south of Palmetto. The
                             lot sizes are small and many will not accommodate a modern home.

Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Similar           Similar          Similar          Similar          Superior          Similar           Superior
====================================================================================================================

                                                                              72
Sale Comparable Number Two

Ralph's Mobile Home Park
2300 Bankhead Highway
Austell, Cobb County, Georgia

                           [PHOTOGRAPH APPEARS HERE]

Sale Date:          September 1997

PROPERTY DESCRIPTION
--------------------

Size/Type:          115 space all age manufactured housing community

Utilities:          All available

Land Description:   Generally level, irregularly shaped 15.3-acre parcel of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  None.

Year Built/Condition:    1963/Good

                                                                              73
Sale Comparable Number Two

INCOME DATA
-----------

Annual Occupancy:              95%

Average Lot Rent:              $225.00

Effective Gross Income:        $294,975

Expenses:                      $130,890 (44.3% of the effective gross income)

Net Income:                    $  164,085

SALE DATA
---------

Sale Price:                    $1,350,000

Cash Equivalent Price:         $1,350,000

Grantor:                       Margaret M. O'Hara

Grantee:                       Carol and Larry Lawrence

Financing Terms:               Cash to Seller

Sales History
(Past 3 Years):                None noted.

Market Exposure:               Unknown

COMPARISON DATA
---------------

Sale Price/Space:              $11,739

Effective Gross Income
Multiplier (EGIM):             4.58

Overall Capitalization
Rate (OAR):                    12.15%

Comments:                      This community is located in suburban northwest
                               Atlanta.


Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Superior          Similar          Similar          Similar          Similar           Similar           Superior
====================================================================================================================

                                                                              74
Sale Comparable Number Three

Dorchester Village
5701 Dundrum Street
North Charleston, Charleston County, South Carolina

                           [PHOTOGRAPH APPEARS HERE]


Sale Date:          January 1997

PROPERTY DESCRIPTION
--------------------

Size/Type:          311 space all age manufactured housing community

Utilities:          All Public

Land Description:   Generally level, irregularly shaped 38.7-acre parcel of land with adequate access.  Density is 8.04 pads per acre.
                    Improved with asphalt-paved streets, on street parking, fenced lots and streetlights.

Improvements/Amenities:  Convenience store and playground.

Year Built/Condition:    1973/Average

                                                                              75
Sale Comparable Number Three

INCOME DATA
-----------

Annual Occupancy:   86.5% (269 of 311 spaces)

Average Lot Rent:             $123.28

Effective Gross Income:       $400,080

Expenses:                     100,000 (25.0% of the effective gross income)

Net Income:                   $  300,080

SALE DATA
---------

Sale Price:                   $3,000,000

Cash Equivalent Price:        $3,000,000

Grantor:                      Dorchester Village Partnership

Grantee:                      Chatham Group Partnership

Financing Terms:              Cash to seller.

Sales History
(Past 3 Years):               None noted

Market Exposure:              Unknown

COMPARISON DATA
---------------

Sale Price/Space:             $9,646

Effective Gross Income
Multiplier (EGIM):            7.5

Overall Capitalization
Rate (OAR):                   10.0%

Comments:                     Rental income includes $6,000 from an on-site
                              convenience store. Rents were $140 per month for 51 pads overlooking the marsh and $120 per month for the remaining 261 pads. Water and sewer are separately metered and paid directly by the tenant. Each pad is fenced.


Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Similar           Similar          Similar          Similar          Similar           Similar           Similar
====================================================================================================================

                                                                              76
Sale Comparable Number Four

Park City Trailer Park
112 N. Highway 52
Moncks Corner, Berkeley County, South Carolina

                           [PHOTOGRAPH APPEARS HERE]

Sale Date:          August 1997

PROPERTY DESCRIPTION
--------------------

Size/Type:               37 space all age manufactured housing community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped, 3.584 acres of
                         land with adequate access. Density is 10.32 spaces per acre. Improved with asphalt paved streets.

Improvements/Amenities:  None

Year Built/Condition:    1975/Fair

                                                                              77
Sale Comparable Number Four

INCOME DATA
-----------

Annual Occupancy:             91.9% (34 of 37 spaces)

Average Lot Rent:             $300.00 (includes pad and mobile home); $140 (lot
                              alone)

Effective Gross Income:       $ 57,187

Expenses:                     $34,312 (60% of the effective gross income)

Net Income:                   $ 22,875

SALE DATA
---------

Sale Price:                   $179,000 (see Comments below)

Cash Equivalent Price:        $179,000

Grantor:                      Marvin Wiggins

Grantee:                      Park City Trailer Park, Inc.

Financing Terms:              Cash to Seller.

Sales History
 (Past 3 Years):              None noted

Verification Source:          Beth Cumbie, Grantee Representative

Date:                         April 15, 1998

COMPARISON DATA
---------------

Sale Price/Space:             $  4,838

Effective Gross Income
Multiplier (EGIM):            3.1

Overall Capitalization
Rate (OAR):                   12.9%

Comments Total consideration was $375,000 for 37 spaces and 36 mobile homes. Average rent was $300 per month including mobile home. Lot rent alone was $140 per month. Property is located in the center of the city and is in fair condition with no amenities.


Location           Access         Visibility       Condition        Amenities        Home Quality        Overall
====================================================================================================================
Similar           Similar          Similar          Inferior         Similar           Similar           Similar
====================================================================================================================

                            COMPARABLE SALES SUMMARY

====================================================================================================================================

  No.      Name/Location              Sale Price/           Number Of       Price/            Average         E.G.I.M./    O.A.R.
                                      Sale Date              Spaces         Space             Lot Rent        Expense
                                                                                                                 Ratio
------------------------------------------------------------------------------------------------------------------------------------

 1  Augusta Estates                      $1,100,000           148           $ 7,432           $155.00           5.63/         9.5%
    2526 Milledgeville Road              July 1997                                                                46.5%
    Augusta, Richmond County, Georgia
------------------------------------------------------------------------------------------------------------------------------------

 2  Ralph's Mobile Home Park             $1,350,000           115           $11,739           $225.00          4.58/         12.15%
    2300 Bankhead Highway                September 1997                                                         44.3%
    Austell, Cobb County, Georgia
------------------------------------------------------------------------------------------------------------------------------------

 3  Dorchester Village                   $3,000,000           311           $ 9,646           $123.28            7.5/        10.0%
    5701 Dundrum Street                  January 1997                                                           25.0%
    North Charleston, Charleston County,
    South Carolina
------------------------------------------------------------------------------------------------------------------------------------

 4  Park City Trailer Park               $  179,000            37           $ 4,838           $140.00           3.1/         12.9%
    112 N. Highway 52                    August 1997                                                            60%
    Moncks Corner, Berkeley County,
    South Carolina
====================================================================================================================================


                          Improved Sales Location Map

                              [MAP APPEARS HERE]

Sales Comparison Approach

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. All of the sales were fee simple transactions, with no abnormal financing which would effect the price. There were no abnormal sale conditions known to have occurred, except as noted.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the effective gross income multiplier (EGIM), in this analysis.

Effective Gross Income Multiplier (EGIM)
----------------------------------------

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 3.1 and 7.5. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases and a property's expense ratio. The high end of the range represents a community with upside potential from filling lots.

     The subject is an all age community, in a rural setting. The subject has a higher expense ratio than all of the comparables except comparable number four. Based on these considerations, we have concluded an EGIM near the low end of the range, processing subject's Effective Gross Income of $210,966 with an EGIM of 4.5.

          Thus, $210,966 x 4.0 is:            $843,864

          Rounded                             $840,000

     This equates to $5,419 per space, slightly above the range of comparables. The subject's expense ratio is below all but one of the comparables.

Price Per Space Analysis
------------------------

     Adjustments, typically considered, are location, age and condition, occupancy, etc., and are reflected in the income generating capabilities of a community. A tenant is typically willing, absent other factors, to pay more rent for a better located, newer community with a greater amenity package. Rather than making a subjective percentage adjustment to the per space sales prices, the Net Operating Income/Space (NOI/Space) reflects, in most cases, the market perception of a property's position in the marketplace. Since investors are mainly concerned with cash flow to service debt, the net operating income generating capability of a particular community can be used for comparison purposes. Typically, the higher the NOI/Space for a community, the higher the per space sales price. The subject has a

Sales Comparison Approach

NOI/Space of $537.49 in our stabilized analysis. The NOI/Space and the price per space sales prices for the comparables are shown on the following table. We then compare the percentage difference between each comparable's NOI/Space and the subject's NOI/Space. For comparables with a higher NOI/Space, a downward adjustment to the per space sales price is made. An upward adjustment is made for a comparable with a lower NOI/Space.

                      NOI/Space and Per Space Sales Price

======================================================================================================
                    COMP 1            COMP 2            COMP 3            COMP 4         SUBJECT
======================================================================================================
NOI/Space          $706.08         $1,426.83           $964.89           $466.90           $537.49
------------------------------------------------------------------------------------------------------
Price/Space        $ 7,432         $  11,739           $ 9,646           $ 3,654             N/A
------------------------------------------------------------------------------------------------------
Percent
Adjustment         -23.88%         -62.33%             -44.30%           +15.12%             N/A
------------------------------------------------------------------------------------------------------
Adjusted
Price/Space        $ 5,658         $   4,422           $ 5,373           $ 4,206             N/A
======================================================================================================


     After adjustments, the indicated range is from $4,206 to $5,658 per space. We have placed equal emphasis on sales one and four, and concluded $5,000 per space.

     Thus, 155 Spaces x $4,900/Space is:     $759,500

     Rounded                                 $760,000

     This value is reflective of the indication from the EGIM method and considered mutually supportive. We have concluded $800,000 via the Sales Comparison Approach.

     In order to estimate the value of the subject on an "as is" basis, the estimated cost of $100,000 was deducted from the above value for installing the water meters. We estimated the "as is" market value of the subject property via the Sales Comparison Approach at $700,000.

                                                                              82
FINAL ESTIMATE OF VALUE
-----------------------

    The two approaches to value applied in the subject analysis yielded these conclusions:

    Income Capitalization Approach            $730,000

    Sales Comparison Approach                 $700,000

    Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales and listings of similar properties. In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject property.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable. Given the relative homogeneity of the locations, the availability of market data, we have emphasized this approach in the valuation.

     The two approaches reflect a narrow range of values and are considered mutually supportive. Therefore, our opinion of the market value of the subject property, based on a reasonable exposure period of six months, as of June 1, 1999, was:

                       - SEVEN HUNDRED THOUSAND DOLLARS -

                                   ($700,000)

                                                                              83
CERTIFICATION
-------------


I certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, unbiased professional analyses, opinions, and conclusions.

     . I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     . My compensation is not contingent on the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     . To the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed and this report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, L. Drake Moore, MAI have completed the requirements under the continuing education program of the Appraisal Institute.

     . L. Drake Moore, MAI has made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the person signing this report.

     . I am in compliance with the competency provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.


      /s/ L. Drake Moore
     --------------------------------
     L. Drake Moore, MAI

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

     The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function. The appraisal report may not be reproduced, in whole or in part, and a third party may not utilize the findings of the report for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes that may be attributed to such considerations.

Assumptions and Limiting Conditions                                           85

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed in connection with any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others and are not meant to be used as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projections contained in the appraisal assume both responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures that would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

Assumption and Limiting Conditions                                            86

The appraisal report covering the subject property is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers; therefore we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including the HVAC systems, if applicable. Should there be any question concerning same, it is strongly recommended that an Engineering/Construction/Environmental inspection be obtained. The value estimate stated in this appraisal, unless noted otherwise, is predicated on the assumption that all improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas that are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

Assumption and Limiting Conditions                                           87

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

All that certain piece, parcel or tract of land being on the South of Route 78, in the County of Charleston, State of South Carolina, identified as Tract "B" of the Plat of a 51.1 acre subdivision near Ladson, and which plat is recorded in the R.N.C. office for Charleston County in Plat Book AG, at Page 21.

                                  FINANCIALS

--------------------------------------------------------------------------------
Report Date: 09/30/98     OPERATING STMT:ACTUAL-BUDGET            Page:       24
Company: 90                   Windsor Partnerships                Date: 03/17/99
Development ID: 964                 The Pines                     Time: 14:29:16

This is a PRELIM report since it contains data from the current period. Entries are not final.

-----------------------------------------------------------------------------------------------------------------------
                                Current Period                                         Year-to-Date
                             1 Month      1 Month                           2 Months     2 Months
                Thru:        Feb 1999   Std. Budget   Variance       %      Feb 1999    Std. Budget   Variance     %
-----------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent                27,500      27,210        290        1.07     54,980        54,420          560      1.03
Non Rentable Sites             (2,780)     (2,020)      (760)     -37.62     (5,290)       (4,040)      (1,250)   -30.94
Vacancies                      (4,256)     (4,980)       724       14.53     (9,296)       (9,990)         694      6.94
Community Owned Vacancies        (130)          0       (130)       0.00       (260)            0         (260)     0.00
Free Rent/Concessions               0        (420)       420      100.00          0          (840)         840    100.00
Employee Allowances              (300)       (270)       (30)     -11.11       (600)         (540)         (60)   -11.11
Late Fees                         985         775        210       27.10      1,335         1,550         (215)   -13.87
                               ------      ------      -----     -------     -------       ------      -------   -------
Net Site Rent                  21,019      20,295        724        3.57     40,869        40,560          309      0.76

OTHER RENT
Home Rent                         185         185          0        0.00        370           370            0      0.00
                               ------      ------      -----     -------     -------       ------      -------   -------
Total Other Rent                  185         185          0        0.00        370           370            0      0.00

UTILITY INCOME
Water Income                    2,960       2,880         80        2.78      5,860         5,760          100      1.74
                               ------      ------      -----     -------     -------       ------      -------   -------
Total Utility Income            2,960       2,880         80        2.78      5,860         5,760          100      1.74

AMENITY INCOME
Vending Income                     20          10         10      100.00         20            20            0      0.00
Other Income                        0           5         (5)    -100.00          0            10          (10)  -100.00
                               ------      ------      -----     -------     -------       ------      -------   -------
Total Amenity Income               20          15          5       33.33         20            30          (10)   -33.33

MISC. INCOME
Total Misc. Income                  0           0          0        0.00          0             0            0      0.00
                               ------      ------      -----     -------     -------       ------      -------   -------
TOTAL REVENUE                  24,184      23,375        809        3.46     47,119        46,720          399      0.85

PAYROLL EXPENSE
Salaries & Wages - Mgmt.        2,100       1,950       (150)      -7.69      4,200         3,900         (300)    -7.69
Salaries & Wages - Maint.       1,466       1,370        (96)      -6.98      3,222         2,808         (414)   -14.73
Salaries & Wages - Clerical         0         189        189      100.00          0           387          387    100.00
Payroll Taxes                     315         330         15        4.64        656           667           11      1.72
Health Benefits                   360         360          0        0.00        720           720            0      0.00
Pension Benefits                  163         158         (5)      -3.44        327           319           (8)    -2.47
Workers Comp Insurance             61          61          0        0.69        121           122            1      0.69
                               ------      ------      -----     -------     -------       ------      -------   -------
Total Payroll                   4,464       4,418        (46)      -1.05      9,245         8,923         (322)    -3.61

UTILITY EXPENSE
Water Expense                   2,412       4,805      2,393       49.79      6,416         8,193        1,777     21.70
Sewer Expense                   3,569       7,498      3,929       52.40      9,648        12,826        3,178     24.78
Gas Expense                         0          69         69      100.00         24           116           92     79.03
Electric Expense                  300         369         69       18.71        618           761          143     18.83
Cash Expense                    1,834       1,516       (318)     -20.97      3,531         3,521          (10)    -0.30
                               ------      ------      -----     -------     -------       ------      -------   -------
Total Utilities Expense         8,115      14,257      6,142       43.08     20,237        25,417        5,180     20.38

REPAIRS AND MAINTENANCE
Repairs & Maint - Grounds         274       1,350      1,076       79.74      1,541         2,450          909     37.09
Repairs & Maint - Buildings       232           0       (232)       0.00        624             0         (624)     0.00
Repairs & Maint - Vehicles         90         200        110       55.10         97           400          303     75.66
Vehicle Expense                    31           0        (31)       0.00        114             0         (114)     0.00
Repairs & Maint - Equipment        81         200        119       59.50        272           400          128     32.05
Repairs & Maint - Homes            74         100         26       25.97         74           200          126     62.99
Equipment Rental                   60          50        (10)     -19.50        333           100         (233)  -232.50
Supplies- Maintenance              11         100         89       89.41         64           200          136     68.16

--------------------------------------------------------------------------------
Report Date: 09/30/98     OPERATING STMT:ACTUAL-BUDGET            Page:       25
Company: 90                   Windsor Partnerships                Date: 03/17/99
Development ID: 964                 The Pines                     Time: 14:29:19

This is a PRELIM report since it contains data from the current period. Entries are not final.

-----------------------------------------------------------------------------------------------------------------------
                                Current Period                                  Year-to-Date
                             1 Month      1 Month                           2 Months     2 Months
                Thru:        Feb 1999   Std. Budget   Variance       %      Feb 1999    Std. Budget   Variance     %
-----------------------------------------------------------------------------------------------------------------------
                               ------      ------      -----     -------     -------       ------      -------   -------
Total Repairs & Maint.            852       2,000      1,148       57.40      3,119         3,750          631     16.84

MARKETING
Advertising                       370         325        (45)     -13.97        721           650          (71)   -10.89
Promo Incentives - Dealers     (1,000)          0      1,000        0.00          0             0            0      0.00
Promo Incentives - Amort.          33          83         50       59.83         67           133           66     49.86
Business Promotions                31          75         44       58.13         31           150          119     79.07
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Marketing                  (565)        483      1,048      216.95        819           933          114     12.23

Collections Costs
Legal-Collection Fees               0          50         50      100.00          0           100          100    100.00
Bad Debt                          985         500       (485)     -97.00        985         1,000           15      1.50
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Collection Costs            985         550       (435)     -79.09        985         1,100          115     10.45

GENERAL & ADMINISTRATIVE
Telephone                         247         230        (17)      -7.35        564           460         (104)   -22.61
Supplies - Office                 106         175         69       39.34        929           350         (579)  -165.46
Professional Fees - MRI           269         204        (65)     -31.64        477           408          (69)   -16.95
License & Fees                      0         750        750      100.00        741           750            9      1.21
Management Fees                 1,195       1,169        (26)      -2.21      2,323         2,336           13      0.58
Overhead Reimbursement            944         950          6        0.61      1,888         1,900           12      0.61
Miscellaneous Expense               0          50         50      100.00         40           100           60     60.00
                               ------      ------      -----     -------     ------        ------      -------   -------
Total G&A                       2,761       3,528        767       21.75      6,962         6,304         (658)   -10.44

TAXES & INSURANCE
Real Property Taxes               636         636         (0)      -0.02      1,272         1,272           (0)    -0.02
Personal Property Taxes            39          39         (0)      -0.44         78            78           (0)    -0.44
Insurance                         266         266          0        0.17        531           532            1      0.17
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Taxes & Insurance           941         941          0        0.02      1,882         1,882            0      0.02
                               ------      ------      -----     -------     ------        ------      -------   -------
TOTAL EXPENSES                 17,553      26,177      8,624       32.95     43,248        48,309        5,061     10.48
                               ------      ------      -----     -------     ------        ------      -------   -------
NET OPERATING INCOME            6,631      (2,802)     9,433      336.64      3,871        (1,589)       5,460    343.59
                               ======      ======      =====     =======     ======        ======      =======   =======


---------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT:ACTUAL-BUDGET                                Page:       26
Company: 90                                           Windsor Partnerships                                   Date: 01/13/99
Development ID: 964                                        The Pines                                         Time: 13:19:55

             This is a PRELIM report since it contains data from the current period. Entries are not final.
---------------------------------------------------------------------------------------------------------------------------
                                       Current Period                                        Year-to-Date
                          1 Month      1 Month                                12 Months    12 Months
                 Thru:    Dec 1998     Std. Budget     Variance       %       Dec 1998    Std. Budget     Variance     %
---------------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent              27,330      27,320            10        0.04      321,200       321,720        (520)     -0.16
Additional fees                   0           0             0        0.00          130             0         130       0.00
Non Rentable Sites           (2,510)     (2,730)          220        8.06      (28,390)      (27,750)       (640)     -2.31
Vacancies                    (6,208)     (3,380)       (2,828)     -83.67      (54,109)      (50,360)     (3,749)     -7.44
Community Owned Vacancies      (130)       (140)           10        7.14       (1,590)         (550)     (1,040)   -189.09
Free Rent/Concessions           (10)       (130)          120       92.31         (260)       (1,670)      1,410      84.43
Employee Allowances            (300)       (140)         (160)    -114.29       (3,110)       (1,650)     (1,460)    -88.48
State Fees                      345         500          (155)     -31.00        8,127         6,000       2,127      35.45
                           --------    --------       -------    --------     --------       -------     -------    -------
Net Site Rent                18,517      21,300        (2,783)     -13.07      241,998       245,740      (3,742)     -1.52

OTHER RENT
Income Rent                     185           0           185        0.00        2,220         1,040       1,180     113.46
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Other Rent                185           0           185        0.00        2,220         1,040       1,180     113.46

UTILITY INCOME
Other Income                  2,980       3,080          (100)      -3.25       35,560        36,140        (580)     -1.60
Other Utility Income              0           0             0        0.00           20             0          20       0.00
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Utility Income          2,980       3,080          (100)      -3.25       35,580        36,140        (560)     -1.55

AMENITY INCOME
Vending Income                   20          15             5       33.33          100           180         (80)    -44.44
Other Income                     30         100           (70)     -70.00           50         1,200      (1,150)    -95.83
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Amenity Income             50         115           (65)     -56.52          150         1,380      (1,230)    -89.13

MISC. INCOME
Other Non-operating Inc.          0           0             0        0.00          105             0         105       0.00
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Misc. Income                0           0             0        0.00          105             0         105       0.00
                           --------    --------       -------    --------     --------       -------     -------    -------
TOTAL REVENUE                21,732      24,495        (2,763)     -11.28      280,053       284,300      (4,247)     -1.49

PAYROLL EXPENSE
Salaries & Wages-Mgmt.        2,100       1,185          (915)     -77.22       16,475        14,010      (2,465)    -17.59
Salaries & Wages-Maint.       2,165         977        (1,188)    -121.60        9,911        10,921       1,010       9.25
Salaries & Wages-Clerical         0         798           798      100.00        8,810         8,835          25       0.29
Salaries & Wages-Bonus            0           0             0        0.00        1,879            50      (1,829)   ****.**
Payroll Taxes                   340         360            20        5.55        3,181         4,119         938      22.77
Health Benefits                 340         340             0        0.00        4,080         4,080           0       0.00
Pension Benefits                  0           0             0        0.00          176             0        (176)      0.00
Workers Comp Insurance           30          31             1        3.23          360           372          12       3.23
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Payroll                 4,975       3,691        (1,284)     -34.79       44,872        42,387      (2,485)     -5.86

UTILITY EXPENSE
Water Expense                 2,318       3,670         1,352       36.83       42,779        48,435       5,656      11.68
Sewer Expense                 2,570       7,156         4,586       64.09       67,810        84,066      16,256      19.34
Gas Expense                      33         173           140       80.69          600         1,177         577      49.01
Electric Expense                203         181           (22)     -11.98        4,169         4,497         328       7.29
Trash Expense                 1,333       1,447           114        7.89       19,524        16,185      (3,339)    -20.63
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Utilities Expense       6,457      12,627         6,170       48.87      134,882       154,360      19,478      12.62

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds       1,124       1,100           (24)      -2.17       10,043        13,200       3,157      23.91
Repairs & Maint-Buildings       821          50          (771)    ****.**        1,001           600        (401)    -66.81
Repairs & Maint-Vehicles         20         200           180       90.03          230         2,400       2,170      90.44
Vehicle Expense                  10           0           (10)       0.00        2,114             0      (2,114)      0.00
Repairs & Maint-Equipment         3         200           197       98.55        1,190         2,400       1,210      50.40


-----------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98     OPERATING STMT:ACTUAL-BUDGET            Page:       27
Company: 90                   Windsor Partnerships                Date: 01/13/99
Development ID: 964                 The Pines                     Time: 13:19:57

This is a PRELIM report since it contains data from the current period.
Entries are not final.
-----------------------------------------------------------------------------------------------------------------------
                                           Current Period                                   Year-to-Date
                             1 Month      1 Month                          12 Months    12 Months
                Thru:        Dec 1998   Std. Budget   Variance       %      Dec 1998    Std. Budget   Variance     %
-----------------------------------------------------------------------------------------------------------------------
Repairs & Maint-Homes               0         100        100      100.00      1,391         1,200         (191)   -15.90
Equipment Rental                    0         100        100      100.00        274         1,200          926     77.14
Repairs & Maint-Other               0           0          0        0.00        150             0         (150)     0.00
Supplies-Maintenance               14         100         86       86.19        671         1,200          529     44.07
Exterminating Expense               0           0          0        0.00         19             0          (19)     0.00
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Repairs & Maint.          1,991       1,850       (141)      -7.64     17,083        22,200        5,117     23.05

MARKETING
Advertising                       656         325       (331)    -101.78      3,582         3,900          318      8.16
Promo Incentives-Resident       1,000           0     (1,000)       0.00     18,000             0      (18,000)     0.00
Promo Incentives-Dealers        2,000       1,000     (1,000)    -100.00      4,000        12,000        8,000     66.67
Business Promotions                 0         100        100      100.00          0         1,200        1,200    100.00
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Marketing                 3,656       1,425     (2,231)    -156.55     25,582        17,100       (8,482)   -49.60

Collection Costs
Legal-Collection Fees               0          75         75      100.00        159           900          741     82.33
Bad Debt                        1,200         750       (450)     -60.00      4,044         3,000       (1,044)   -34.79
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Collection Costs          1,200         825       (375)     -45.45      4,203         3,900         (303)    -7.76

GENERAL & ADMINISTRATIVE
Telephone                         554         225       (329)    -146.35      2,663         2,700           37      1.36
Supplies-Office                   749         175       (574)    -328.17      3,083         2,100         (983)   -46.83
Professional Fees-MRI             168         208         40       19.04      2,229         2,496          267     10.70
License & Fees                      0           0          0        0.00      1,384           766         (618)   -80.72
Natl. & State Assn. Dues            0           0          0        0.00          0           204          204    100.00
Management Fees                   981       1,225        244       19.89     13,612        14,216          604      4.25
Overhead Reimbursement            944         221       (723)    -327.24     11,330         2,652       (8,678)  -327.24
Professional Development            0          38         38      100.00        124         1,406        1,282     91.18
Dues and Subscriptions              0           0          0        0.00        354             0         (354)     0.00
Meals & Entertainment               0          25         25      100.00         57           100           43     43.00
Travel-Community                    0         200        200      100.00        307           800          493     61.59
Miscellaneous Expense             500       1,450        950       65.52      1,063        17,400       16,337     93.89
                               ------      ------      -----     -------     ------        ------       ------   -------
Total G&A                       3,898       3,767       (131)      -3.47     36,207        44,840        8,633     19.25

TAXES & INSURANCE
Real Property Taxes               603         603          0        0.07      7,516         7,236         (280)    -3.88
Personal Property Taxes            41          41          0        0.00        492           492            0      0.00
Insurance                         196         196         (0)      -0.13      2,355         2,352           (3)    -0.13
                               ------      ------      -----     -------     ------        ------      -------   -------
Total Taxes & Insurance           840         840          0        0.02     10,363        10,080         (283)    -2.81
                               ------      ------      -----     -------     ------        ------      -------   -------
TOTAL EXPENSES                 23,016      25,025      2,009        8.03    273,192       294,867       21,675      7.35
                               ------      ------      -----     -------    -------       -------      -------   -------
NET OPERATING INCOME           (1,284)       (530)      (755)    -142.36      6,861       (10,567)      17,428    164.93
                              =======      ======     ======     =======    =======       ======       =======   =======

--------------------------------------------------------------------------------
Report Date: 09/30/98     OPERATING STMT:ACTUAL-BUDGET            Page:       26
Company: 90                   Windsor Partnerships                Date: 01/19/99
Development ID: 964                 The Pines                     Time: 14:55:51

-----------------------------------------------------------------------------------------------------------------------
                                Current Period                                  Year-to-Date
                             1 Month      1 Month                          12 Months    12 Months
                    Thru:    Dec 1997   Std. Budget   Variance       %      Dec 1997    Std. Budget   Variance     %
-----------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent                25,440      25,210        230        0.91    304,190       302,520        1,670      0.55
Non Rentable Sites             (1,990)       (480)    (1,510)    -314.58    (29,080)       (5,760)     (23,320)  -404.86
Vacancies                      (4,606)      4,440       (166)      -3.74    (53,127)      (61,200)       8,073     13.19
Community Owned Vacancies        (130)       (150)        20       13.33     (1,830)       (1,800)         (30)    -1.67
Free Rent/Concessions             (20)       (480)       460       95.83       (110)       (5,760)       5,650     98.09
Employee Allowances              (130)       (250)       120       48.00     (1,580)       (3,000)       1,420     47.33
Rate Fees                         320         250         70       28.00      9,037         3,000        6,037    201.23
                               ------      ------      -----     -------    -------       -------      -------   -------
Net Site Rent                  18,884      19,660       (776)      -3.95    227,500       228,000         (500)    -0.22

OTHER RENT
Income Rent                       185         130         55       42.31      1,260         1,560         (300)   -19.23
                               ------      ------      -----     -------    -------       -------      -------   -------
Total Other Rent                  185         130         55       42.31      1,260         1,560         (300)   -19.23

UTILITY INCOME
Water Income                    2,982       3,120       (138)      -4.42     29,102        30,300       (1,198)    -3.95
Electric Income                     0           0          0        0.00         57             0           57      0.00
                               ------      ------      -----     -------    -------       -------      -------   -------
Total Utility Income            2,982       3,120       (138)      -4.42     29,159        30,300       (1,141)    -3.77

AMENITY INCOME
Pending Income                     20          10         10      100.00        240           120          120    100.00
Other Income                        5          25        (20)     -80.00      1,786           300        1,486    495.36
                               ------      ------      -----     -------    -------       -------      -------   -------
Total Amenity Income               25          35        (10)     -28.57      2,026           420        1,606    382.40

MISC. INCOME
                               ------      ------      -----     -------    -------       -------      -------   -------
Total Misc. Income                  0           0          0        0.00          0             0            0      0.00
                               ------      ------      -----     -------    -------       -------      -------   -------
TOTAL REVENUE                  22,076      22,945       (869)      -3.79    259,945       260,280         (335)    -0.13

PAYROLL EXPENSE
Salaries & Wages - Mgmt.        1,150       1,185         35        2.95     13,800        13,835           35      0.25
Salaries & Wages - Maint.       1,699       1,553       (146)      -9.41     14,699        19,904        5,205     26.15
Salaries & Wages - Bonus            0           0          0        0.00      1,750             0       (1,750)     0.00
Payroll Taxes                     221         372        151       40.67      2,917         4,585        1,668     36.37
Health Benefits                   170           0       (170)       0.00      1,743             0       (1,743)     0.00
Pension Benefits                    0          82         82      100.00        488         1,012          524     51.78
                               ------      ------      -----     -------    -------        ------      -------   -------
Total Payroll                   3,240       3,192        (48)      -1.50     35,398        39,336        3,938     10.01

UTILITY EXPENSE
Water Expense                   4,430       3,500       (930)     -26.57     48,752        42,000       (6,752)   -16.08
Sewer Expense                   7,259       4,800     (2,459)     -51.23     79,437        68,670      (10,767)   -15.68
Gas Expense                       104         162         58       35.70      1,106         1,806          700     38.75
Electric Expense                  293         350         57       16.22      3,527         5,400        1,873     34.68
Cash Expense                    1,517       1,155       (362)     -31.33     16,209        13,585       (2,624)   -19.31
                               ------      ------      -----     -------    -------       -------      -------   -------
Total Utilities Expense        13,603       9,967     (3,636)     -36.48    149,032       131,461      (17,571)   -13.37

REPAIRS AND MAINTENANCE
Repairs & Maint - Grounds          30       1,000        970       97.02     18,186        12,400       (5,786)   -46.66
Repairs & Maint - Buildings         0           0          0        0.00        385             0         (385)     0.00
Repairs & Maint - Vehicles         66         125         59       47.55        342         1,500        1,158     77.19
Vehicle Expense                   127           0       (127)       0.00        636             0         (636)     0.00
Repairs & Maint - Equipment       455           0       (455)       0.00        970             0         (970)     0.00
Repairs & Maint - Homes             0          50         50      100.00      1,200           600         (600)  -100.00
Equipment Rental                    0           0          0        0.00        787             0         (787)     0.00
Supplies- Maintenance             543           0       (543)       0.00      2,157             0       (2,157)     0.00



[B

---------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT:ACTUAL-BUDGET                                Page:       27
Company: 90                                           Windsor Partnerships                                   Date: 01/19/99
Development ID: 964                                        The Pines                                         Time: 14:55:53

---------------------------------------------------------------------------------------------------------------------------
                                        Current Period                                       Year-to-Date
                          1 Month      1 Month                                12 Months    12 Months
                 Thru:    Dec 1997     Std. Budget      Variance       %       Dec 1997    Std. Budget     Variance     %
---------------------------------------------------------------------------------------------------------------------------
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Repairs & Maint.        1,220       1,175           (45)      -3.86       24,663        14,500     (10,163)    -70.09

MARKETING
Advertising                     521         310          (211)     -68.06        3,911         3,720        (191)     -5.13
Promo Incentives-Resident     3,000           0         (3000)       0.00       23,111             0     (23,111)      0.00
Promo Incentives-Dealers          0       2,000         2,000      100.00        6,000        24,000      18,000      75.00
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Marketing               3,521       2,310        (1,211)     -52.42       33,022        27,720      (5,302)    -19.13

Collection Costs
Legal-Collection Fees          (357)         50           407      814.00          (24)          600         624     104.00
Bad Debt                        262       2,000         1,738       86.90        3,801         8,000       4,199      52.49
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Collection Costs          (95)      2,050         2,145      104.63        3,777         8,600       4,823      56.08

GENERAL AND ADMINISTRATIVE
Telephone                       291         250           (41)     -16.47        1,919         3,000       1,081      36.04
Supplies-Office                 890         125          (765)    -611.73        2,945         1,500      (1,445)    -96.35
Professional Fees-MRI           246         250             4        1.44        2,667         3,200         533      16.65
Professional Fees-Other           0          20            20      100.00            0           240         240     100.00
License & Fees                  200           0          (200)       0.00        1,216         1,661         445      26.78
Management Fees               1,083       1,147            64        5.60       12,655        13,011         356       2.73
Overhead Reimbursement         (380)        198           578      291.92        2,094         2,376         282      11.87
Meals & Entertainment             0           0             0        0.00           29             0         (29)      0.00
Travel-Community                121           0          (121)       0.00          326             0        (326)      0.00
Miscellaneous Expense         6,096       1,000        (5,096)    -509.61       20,608        17,400      (3,208)    -18.44
                           --------    --------       -------    --------     --------       -------     -------    -------
Total G&A                     8,547       2,990        (5,557)    -185.85       44,459        42,338      (2,071)     -4.89

TAXES AND INSURANCE
Real Property Taxes             585         585             0        0.00        7,020         7,020           0       0.00
Personal Property Taxes           0           0             0        0.00          363           713         350      49.02
Insurance                       548         458             0        0.08        5,700         5,496        (204)     -3.71
                           --------    --------       -------    --------     --------       -------     -------    -------
Total Taxes & Insurance       1,043       1,043             0        0.04       13,083        13,229         146       1.10
                           --------    --------       -------    --------     --------       -------     -------    -------
TOTAL EXPENSES               13,079      22,727        (8,352)     -36.75      303,433       277,234     (26,199)     -9.45
                           --------    --------       -------    --------     --------       -------     -------    -------
NET OPERATING INCOME         (9,003)        218        (9,221)    ****.**      (43,489)      (16,954)    (26,535)   -156.51
                           ========    ========       =======    ========     ========       =======     =======    =======

                            PROFILES OF APPRAISERS

                             PROFILE OF APPRAISER

                              L. DRAKE MOORE, MAI
                         St.Cert. Gen. REA #1321098-G

REAL ESTATE EXPERIENCE
----------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Moore has also owned and operated the L.D. Moore Company, a commercial appraisal firm in Dallas, Texas since 1991.

Senior Appraiser/Manager
Marshall and Stevens, Inc.
Dallas, TX and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. December 1988 to September 1990.

Appraiser
Appraisal & Acquisition, Inc.
Lakeworth, Florida

     Prepared appraisals on hotels and other commercial properties for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. September 1987 to December 1988.

Appraiser
Laventhol & Horwath
Dallas, Texas

     Specialized in preparation of appraisals on hotel and commercial properties. Performed appraisals for purposes of sale/purchase, financing and allocation of purchase price. September 1985 to September 1987.

Profile of the Appraiser

BANKING EXPERIENCE
------------------

Vice President
BF Saul Mortgage Company
Arlington, Texas

     Managed branch office and originated non-conforming single-family mortgages in addition to investor and commercial mortgages loans for BF Saul and Chevy Chase Savings. March 1983 to 1985.

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

State Certified General Real Estate Appraiser
Florida #0002401
Georgia #004008
Texas #1321098-G

Real Estate Broker License
Florida #0512812
Texas #0283892

PARTIAL LIST OF CLIENTS AND PROPERTIES
-------------------------------------

Apartments
----------

Candlelight       Lenexa, KS               Oaktree Square       Grandview, MS
Cedars            Irving, Texas            Pineridge            Arlington, TX
Claridge          Dallas, TX               Regency Cove         Tampa, FL
Elmwood           West Palm Beach, FL      Parkwood             Broken Arrow, OK
Hunters Glen      Kansas City, KS          Santa Fe Village     Kansas City, MS
Monticeto         Austin, TX               Towne Oaks           Austin, TX

Manufactured Home Communities and Recreational Vehicle Parks
------------------------------------------------------------

Aberdeen            Ormond Beach, FL         Oak Hills           Kyle, TX
Aztec               Kyle, Texas              Ramblewood          Barnwell, SC
Boulevard Estates   Pasadena, TX             Regency Cove        Tampa, FL
Casa del Monte      West Palm Beach, FL      Rolling Meadows     Columbia, SC
Carolina Village    Concorde, NC             Rose Bay            Port Orange, FL
Denton West         Denton, TX               Tropic Isles        Palmetto, FL
Dessau              Austin, TX               Victoria Lakes      Lexington, SC

Profile of Appraiser

Hacienda Village   New Port Richey, FL     Villa del Sol   Bradenton, FL
Hermitage Farms    Camden, SC              Winsdor City    Sumter, SC

Self-Storage Facilities
-----------------------

American Self-Storage   Charlotte, NC     American Self Storage   Ocala, FL
American Self-Storage   Monroe, NC        Extra Closet            Ft. Lauderdale
American Self-Storage   Newel, NC
American Self-Storage   Stallings, NC

Hotels/Resorts
--------------

114-Room Ambassador Plaza, Dallas, TX
420-Room Excelsior Hotel, Little Rock, AR
121-Room Lexington Park Suites, Memphis, TN
71-Room Best Western, Guymon, OK

Office Buildings
----------------

AMI Medical       Houston, TX           Medical Park            Hope, AR
Barnett Bank      North Palm Beach, FL  Okeechobee Commerce     W. Palm Beach,FL
Carteret Savings  Del Ray Beach, FL     United Bank             Roswell, NM
Enron             Houston, TX           Schindler Corporate     Morris, NJ
Harolds           Dallas, TX            Texarkana Medical Arts  Texarkana, TX
First South       Little Rock, AR       QVC Network             Plymouth, MN
First Union       Atlanta, GA

Industrial
----------

American Lantern  McKenzie, TN        Falco Lime              Boca Raton, FL
American Lantern  Newport, AR         High Ridge Commerce     Boynton Beach, FL
Campbell Soup     Paris, TX           John Rust               Albuquerque, NM
Carrington        Irving, TX          Lake Pointe Centre      Boca Raton, FL

Profile of Appraiser

Clients List
------------

Bank of America                         Heller Financial
Barnett Bank                            Heron Financial
Belgravia Capital                       Hewlett Packard
Circuit City                            Internal Revenue Service
Citicorp Real Estate                    Lexington Hotel
Collateral Mortgage                     Lincoln Property
CoreStates Financial Corporation        NationsBank
Credit Suisse First Boston              Nomura Securities
FINOVA Capital                          Meyers Group (The)
First Union Corporation                 National Realty Advisors
GE Capital                              PA Holdings/Whitman Corporation
Goldman Sachs                           QVC
Greentree Financial                     Sullivan Development

EDUCATIONAL BACKGROUND
----------------------

University of Texas, B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

                           [LOGO AND LETTERHEAD OF

                                South Carolina
                         Real Estate Appraisers Board]

Koger Office Park, Kingstree Building
110 Centerview Drive
Post Office Box 11847                                             (803) 896-4400
Columbia, SC 29211-1847                                      FAX: (803) 896-4404

                           TEMPORARY PRACTICE PERMIT

Pursuant to the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act and Section 40-60-110 of the South Carolina Real Estate Appraiser Registration, License, and Certification Act, this Real Estate Appraiser's Temporary Practice Permit is hereby issued to:

NAME:   LAWRENCE D MOORE

STATE OF RESIDENCE:  TX

APPRAISER CLASSIFICATION:  CERTIFIED GENERAL

LICENSE/CERTIFICATE NUMBER IN RESIDENT STATE:   TX-1321098-G

The above named appraiser has satisfied the qualifications of the South Carolina Real Estate Appraisers Board and is hereby granted a TEMPORARY PRACTICE PERMIT. This permit shall expire upon the completion date of the appraisal assignment described below.

                             APPRAISAL ASSIGNMENT
THE PINES MHP, MOBILE HOME PARK; 9919 HWY 78, LADSON SC

Beginning Date:                                      Ending Date:
04/13/1999                                           06/01/1999

SOUTH CAROLINA TEMPORARY PRACTICE PERMIT NUMBER: 059-99

Persons granted a TEMPORARY PRACTICE PERMIT shall not advertise or otherwise hold themselves out as being a South Carolina State Certified or State Licensed Real Estate Appraiser.

April 15, 1999


                                       /s/ Robert L. Selman
                                       --------------------
                                       Robert L. Selman
                                       Administrator

     (Seal)

                             PROFILE OF APPRAISER

                          JOHN H. WHITCOMB, MAI, CCIM
                          St.Cert. Gen. REA #0001234
REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                          2

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------


Akers Away                       West Palm Beach, FL          Lakeside                      Douglasville, GA
Alafia Riverfront                Gibsonton, FL                Lakewood                      Denton, TX
Alpine Village                   Sebring, FL                  Lantana Cascade               Lantana, FL
Arbor Oaks                       Zephyrhills, FL              Long Lake Village             West Palm Beach, FL
Blue Heron                       Clearwater, FL               Marlboro Court                West Palm Beach, FL
Bradenton Trailer Park           Bradenton, FL                MH Country Club               Oakland Park, FL
Carefree Village                 Tampa, FL                    Mission                       El Paso, TX
Carolina Village                 Concord, NC                  Moultrie Oaks                 St. Augustine, FL
Casa del Monte                   West Palm Beach, FL          Oak Point                     Titusville, FL
Chateau Forest                   Seffner, FL                  Orange Manor East             Winter Haven, FL
Chateau Village                  Bradenton, FL                Palm Breezes Club             Lantana, FL
Cloverleaf                       Brooksville, FL              Palm Ridge                    Leesburg, FL
Colonial Coach                   Greenacres City, FL          Panama City Estates           Panama City, FL
Coquina Crossing                 St. Augustine, FL            Plantation Estates            Seffner, FL
Coral Lake                       Coconut Creek, FL            Portside                      Jacksonville, FL
Country Club Estates             Venice, FL                   Ridgecrest                    Fort Pierce, FL
Dessau                           Austin, TX                   San Souci                     North Fort Myers, FL
Foxcroft Village                 Loch Sheldrake, NY           Scenic View                   Lakeland, FL
Foxwood Estates                  Lakeland, FL                 Seminole                      St. Petersburg, FL
Franklin Estates                 Murfreesboro, TN             Shangri La                    Largo, FL
Gardens of Manatee               Parrish, FL                  Southwinds                    Lakeland, FL
A Garden Walk                    West Palm Beach, FL          St. Lucie Village             Okeechobee, FL
The Groves                       Orlando, FL                  Sunrise Village               Cocoa Beach, FL
Gwinnett Estates                 Snellville, GA               Sunshine                      Lake Worth, FL
Harmony Ranch                    Thonotosassa, FL             Tall Pines                    Fort Pierce, FL
Holiday Ranch                    West Palm Beach, FL          Tara                          Jonesboro, GA
Holiday Plaza                    West Palm Beach, FL          Twin Shores                   Longboat Key, FL
Holland                          Fort Lauderdale, FL          Valley Pines                  El Paso, TX
Kings and Queens                 Lakeland, FL                 Village Glen                  Melbourne, FL

                                                               EXHIBIT (b)(1)(C)


                         LIMITED SCOPE APPRAISAL IN A
                                SELF-CONTAINED
                         REAL ESTATE APPRAISAL REPORT


                            225 Space - Shady Hills
                        Manufactured Housing Community
                              1508 Dickerson Pike
                  Nashville, Davidson County, Tennessee 37207


                                 PREPARED FOR

                                Mr. Steve Waite
                                   President
                              Windsor Corporation
                               6430 South Quebec
                              Englewood, CO 80111


                                     AS OF


                               October 28, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

November 8, 1999


Mr. Steve Waite
President
Windsor Corporation
6430 South Quebec
Englewood, CO 80111

RE:  225 Space - Shady Hills
     Manufactured Housing Community
     1508 Dickerson Pike
     Nashville, Davidson County, Tennessee 37207

Dear Mr. Waite:

     At your request, we have completed a desktop update of the appraisal of the above captioned property. The subject property was previously inspected on March 26, 1999, with the appraisal issued April 30, 1999. Our analysis commenced October 28, 1999 and was completed November 5, 1999. The effective date of our valuation is October 28, 1999. We estimate the "as is" market value of the property rights outlined herein, as of October 28, 1999, based on an exposure period of six months, to be:

                 - TWO MILLION FOUR HUNDRED THOUSAND DOLLARS -

                                 ($2,400,000)

     The purpose of this Limited Scope Appraisal is to express our opinion of the market value/1/ of the fee simple interest in the real estate. Our opinions are subject to the definition of value, assumptions and limiting conditions, certifications, and engagement instructions in this report. The reader must be acquainted with these items prior to considering the opinions and information described within this Limited Scope Appraisal in a Complete Appraisal Report format.

_____________________
1 Uniform Standards of Professional Appraisal Practice (Appraisal Foundation, 1999 Edition), p. 139.

Mr. Steve Waite
November 8, 1999
Page 2


     We have developed our opinions based on our understanding of the Uniform Standards of Professional Practice (USPAP), Standards Rule 1, as promulgated by the Appraisal Foundation.

     Our appraisal was based on more current information you provided regarding both current and forecasted operating levels for the subject property. Because a desktop update was completed and the property was not reinspected, based upon USPAP guidelines, the report limits its use to the client and considers anyone else using the report an unintended user/2/. The intended user of this report is Windsor Corporation.


     It is our understanding that the intended use of this appraisal report is for the sole purpose of assisting the client for corporate planning; its use for any other purpose or valuation date may invalidate the appraisal.

     At the client's request, we have not reinspected the subject property or conducted an in depth analysis of the subject's market area; however, we have considered the changes in income and expenses based on current leases and operating levels. This appraisal assumes no substantial changes in the condition of the property or the market affecting the subject property since our previous inspection on April 30, 1999, unless otherwise stated. The scope of the appraisal development gathering information on improved sales, rent, operating expenses, capitalization and yield rates, and an analysis of regional and neighborhood trends. Our analyses and conclusions are based upon phone surveys with market participants, and publicly available data collected by the appraiser. All market data were verified by the buyer, seller, broker, deed, title company, and/or leasing agent wherever possible. The accumulated data were analyzed in relation to the income capitalization and sales comparison approaches.

______________________________
2 USPAP, 1999 Edition, Appraisal Foundation, Standard 2-2(c), Advisory Opinions 11 and 12 .

Mr. Steve Waite
November 8, 1999
Page 3


     By prior agreement with the client, the appraiser did not reinspect the subject property,/3/ The scope of this appraisal limited by completing a desktop update and not reinspecting the subject property. Our analysis is based on information gathered during our original inspection and appraisal of the subject property, and this appraisal assumes no material changes during this period. Therefore, the physical descriptive sections and corresponding analyses therein (from the reports) are hereby incorporated into our more current analyses herein. We reserve the right to adjust the valuation herein reported as required by consideration of additional or more reliable data that may become available. It is the appraisers determination that this appraisal is not so limited as to result in a misleading or confusing report. It is understood by Windsor Corporation is aware of the limitations and lower level of reliability inherent in a limited appraisal process, and that if a complete appraisal process were undertaken, or more information were to become known, our value conclusion may change.

     Our value estimate applies to the land as physically constituted and to the improvements actually in existence. Our value estimate reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Shady Hills is a fully developed 225-space Manufactured Housing Community, with a 980 square foot office building, a 3,100 square foot storage building, an 833 square foot maintenance shed and a 1,230 square foot commercial building that was previously used as a service station and is leased on a month to month basis. The community is located along the west side of Dickerson Pike within the northern edge of the city of Nashville. The current lot rent is $180.00 per month for singlewide units and $188.00 per month for doublewide units. Management bills the residents on a monthly basis for utilities. The current physical occupancy at the subject is 86.2%. There is one employee occupied space. The economic occupancy is approximately 85.8%.

______________________________
3 The appraisal process, therefore, involved departure from Standards Rule 1 of USPAP.

Mr. Steve Waite
November 8, 1999
Page 4


     The eastern portion of the site is improved with a 1,230 square foot commercial garage building that was previously used as service station and is currently leased to a cab company. According to the property manager, this portion of the site was cleaned up with the gasoline tanks being removed and a phase one environmental study revealed no soil contamination. This analysis assumes that no hazardous substances or waste currently exist at the site and no consideration was given to the potential liabilities and cleanup costs associated with the presence of these materials. In addition, we have no qualifications in environmental hazards and recommend an environmental audit be performed.

     This conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and Windsor Corporation's Appraisal Guidelines.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you and would like to thank you for the help and information you provided. If you have any questions, please feel free to contact us.

Very truly yours,

WHITCOMB REAL ESTATE



John H. Whitcomb, MAI, CCIM



Keith D. McFarland, ASA
Tennessee General Certified Appraiser #00051023

                               TABLE OF CONTENTS



Title Page
Transmittal
TABLE OF CONTENTS..........................................................   5
INTRODUCTORY SECTION.......................................................   6
PHOTOGRAPHS OF SUBJECT(Taken March 26, 1999)...............................   7
SUMMARY OF FACTS AND CONCLUSIONS...........................................   9
--------------------------------
SCOPE OF THE ASSIGNMENT....................................................  10
-----------------------
PURPOSE AND INTENDED USE OF THE REPORT.....................................  12
--------------------------------------
APPRAISAL DEFINITIONS......................................................  12
---------------------
EFFECTIVE DATE OF VALUE....................................................  13
-----------------------
DATE OF INSPECTION.........................................................  13
------------------
DESCRIPTIVE SECTION........................................................  14
NEIGHBORHOOD DESCRIPTION...................................................  19
------------------------
MANUFACTURED HOUSING COMMUNITY MARKET OVERVIEW.............................  22
----------------------------------------------
LAND AND SITE IMPROVEMENTS.................................................  31
--------------------------
IMPROVEMENT DESCRIPTION....................................................  34
-----------------------
OWNERSHIP AND PROPERTY HISTORY.............................................  36
------------------------------
OCCUPANCY..................................................................  36
---------
ZONNING AND OTHER LAND USE CONTROLS........................................  36
-----------------------------------
ASSESSMENT AND TAXES.......................................................  37
--------------------
MARKETABILITY AND EXPOSURE PERIOD..........................................  38
---------------------------------
VALUATION SECTION..........................................................  40
HIGHEST AND BEST USE.......................................................  41
--------------------
VALUATION PROCESS..........................................................  46
-----------------
INCOME CAPITALIZATION APPROACH.............................................  47
------------------------------
SALES COMPARISON APPROACH..................................................  64
-------------------------
FINAL ESTIMATE OF VALUE....................................................  82
-----------------------
CERTIFICATION..............................................................  83
-------------
ASSUMPTIONS AND LIMITING CONDITIONS........................................  84
-----------------------------------
ADDENDA....................................................................  88
LEGAL DESCRIPTION..........................................................  89
ENGAGEMENT LETTER..........................................................  92
PROFILES OF APPRAISERS.....................................................  93

                             INTRODUCTORY SECTION

                 PHOTOGRAPHS OF SUBJECT (Taken March 26, 1999)

--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------

                         View of Entry for Shady Hills

--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------

                  Typical Interior Street Scene in Shady Hills

                 PHOTOGRAPHS OF SUBJECT (Taken March 26, 1999)


--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------

                        View of Office/Laundry Building


--------------------------------------------------------------------------------













--------------------------------------------------------------------------------

                     View of Dickerson Pike Looking North

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


MSA and Census Tract:        Nashville MSA- 5360: Census Tract 113
---------------------

Property Appraised:          225 Space - Shady Hills
-------------------
                             Manufactured Housing Community
                             1508 Dickerson Pike
                             Nashville, Davidson County, Tennessee 37207

Property Rights Appraised:   Fee Simple Interest, subject to tenant leases
--------------------------

Land Area:                   24.89 acres or 1,084,208 square feet
----------

Improvements:                225 manufactured housing spaces, a 980 square foot
-------------                masonry office building, a 3,100 square foot
                             masonry storage building, an 833 square foot wood frame maintenance shed and a 1,230 square foot masonry commercial garage building that were developed in 1950 and 1950.

Owner:                       Windsor Park Properties 3
------

Zoning:                      R6, Residential and CS, Commercial Service
-------                      Districts

Highest and Best Use:        As Vacant: Hold for future development as
---------------------        predicated by market demand. As Improved: Current
                             use (Manufactured Housing Community)

Value Indications:           Income Approach               $2,400,000
------------------           Sales Comparison Approach     $2,500,000



Final Estimate of Value:     $2,400,000
------------------------

Date of Appraisal:           October 28, 1999
------------------

Date of Prior Inspection:    March 26, 1999
-------------------------

SCOPE OF THE ASSIGNMENT
-----------------------


     This limited scope assignment encompasses providing a desktop update of the "as is" market value of the fee simple property rights, subject to tenant leases. The subject consists of a 225-space manufactured housing community that is situated on 24.89 acres of land. The on-site managers are Lee and Ann Lynch. The community is located along the west side of Dickerson Pike at the northern edge of the city limits of Nashville. The date of the valuation is October 28, 1999 and the property was previously inspected on March 26, 1999.

     The first step in the analysis is to develop a concise statement or definition of the appraisal assignment. This sets the limits of the analysis and eliminates any ambiguity about the nature of the assignment. This is accomplished by: 1) identifying the real estate being analyzed, 2) stating the effective date of value, 3) stating the purpose and use (function) of the analysis, 4) defining market value, 5) defining and identifying the property rights to be valued, and 6) stating the assumptions and limiting conditions applicable to the conclusions.

     After defining and accepting the assignment, the preliminary analysis, which was previously formulated in order to determine the character and extent of the proposed assignment, is reviewed and refined. The preliminary analysis also determines the amount of work that will be required to gather the necessary data. This analysis and work plan are dependent upon the character of the assignment and the type of property being analyzed. The next step is to survey the market and its environs, including the gathering of general and specific data. The physical and area descriptions of the subject are based on the previous physical inspection of the subject, which was accomplished on March 26, 1999.

     General data consists of information on the principles, forces and factors that affect marketability and property value. This information includes regional and neighborhood trends, as well as social, economic, governmental and environmental forces that could or may have an effect on the subject's marketability and value. This general data contributes significantly to the understanding of the marketplace. Area data for Nashville and the subject's immediate neighborhood was obtained from a number of published sources that are appropriately cited in the report. Based on the data produced through the research of the general area and neighborhood the initial searches for market data were extended back to January 1996. As there was adequate data from which to evaluate the subject property, during that time period, the search was not further extended or otherwise modified.

     Specific data relates to the property being appraised, including a detailed description of both the parcel comprising the subject site and the subject's existing site improvements, based upon the previous physical inspection of the premises and the neighborhood, together with various documents and drawings obtained from the owner, management and public services; as well as current and recent changes in ownership of the subject, occupancy, zoning and land use

Scope of the Assignment

regulations affecting the subject, and assessment and real estate tax information applicable to the subject, obtained from the appropriate governmental agencies. The gathering of specificdata also relates, as may be applicable, to the comparable land sales, improved sales and rentals selected. The majority of the market transactions were originally researched through public records and subscription services, which were then visually inspected and verified with a principle of the transaction, a broker or agent involved in the transaction and through public records.

     In addition to the physical data, locational and income and expense information for the subject and, as available, for the comparable sales and rentals was utilized. Also considered are financing arrangements and/or unusual motivations of either buyer or seller that could or did affect selling prices or rentals.

     An integral part of the valuation process for the property is the determination of the highest and best use of the subject site: 1) as if vacant, and 2) as currently improved. The latter analysis is useful in identifying comparable properties, and determining whether the existing improvements should be retained, renovated or demolished. The land value estimate, as if vacant, is required when the land's contribution to total property value is sought, or when improvements are valued separately, as in the Cost Approach.

     After determining the subject site's highest and best use and gathering the necessary data, we integrate the information drawn from the market research and analysis of data and consider the application of the three valuation approaches
- the Income Capitalization Approach, the Sales Comparison Approach and the Cost Approach - in order to derive a well-supported value estimate of the fee simple interest. Although the three approaches are interrelated, the property type and use will determine which approach or approaches are most appropriate. Upon completion of the applicable approaches, we reconcile the value conclusions derived in order to provide a final value estimate.

PURPOSE AND INTENDED USE OF THE REPORT
--------------------------------------


     The purpose of the limited scope appraisal is to complete a desktop update of our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of October 28, 1999.

     The information, opinions, and conclusions contained in this report have been prepared for corporate planning purposes. The intended user of the report is Windsor Corporation.


APPRAISAL DEFINITIONS
---------------------


     Market Value, as defined by the Office of the Comptroller of the Currency is:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

          -  buyer and seller are typically motivated;

          - both parties are well informed or well advised and acting in what they consider their own best interests;

          -  a reasonable time is allowed for exposure in the open market;

          - payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          - the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Fee Simple Interest is defined as the absolute ownership unencumbered by any other interest or estate subject only to the four powers of government./4/


__________________________
/4/The Dictionary of Real Estate Appraisal, Third Edition, Appraisal Institute,
   1993.

PROPERTY RIGHTS APPRAISED
-------------------------

     The real estate interest appraised is that of ownership in fee simple interest, subject to existing tenant leases, and the property is appraised as if free and clear of mortgages, liens, servitudes and encumbrances, except those noted in the body of this appraisal.

EFFECTIVE DATE OF VALUE
-----------------------

     The effective date of our value is October 28, 1999. The property was previously inspected on March 26, 1999.

DATE OF INSPECTION
------------------

     Keith D. McFarland, ASA, previously inspected the property on March 26, 1999. The physical and area descriptions for the subject are based on the prior inspection of the subject property. This appraisal assumes no substantial changes in the condition of the property or the market affecting the subject property since our previous inspection.

                              DESCRIPTIVE SECTION

AREA DESCRIPTION
----------------


Introduction
------------

     The economic vitality of the surrounding area and the immediate neighborhood encompassing the subject property is an important consideration in estimating demand and future cash flow potential of a particular property. The area description focuses on the social, economic, governmental and environmental forces that effect real estate.

     The first step in estimating the highest and best use of the subject property is an examination of the social, economic, governmental and environmental forces affecting property values in the Nashville area. In the following discussion, we have attempted to present sufficient data to inform readers unfamiliar with Nashville, the Davidson County area and its environs.

Location
--------

     Nashville, the state capitol and county seat of Davidson County, is centrally located in the state of Tennessee. Regional highway access is good with three interstates, I-40, I-24, and I-65, accessible from I-440 which forms a partial loop around the central urban core. This area is a part of the Nashville MSA which also encompasses Cheatham, Dickson, Robertson, Rutherford, Sumner, Williamson and Wilson Counties, and is situated approximately 285 miles northwest of Atlanta, Georgia and 210 miles east of Memphis. The subject lies approximately one mile north of the Central Business District.

     Nashville-Davidson County is a consolidated city-county government system. The Nashville MSA is the largest MSA in the state and serves as a center for academic, political, research and technological activities.


Population
----------

     As of 1998, the Nashville MSA contained a total population of 1,151,858, and represents a 18.1 percent increase from 1990. Davidson County is the largest county within the MSA with a estimated 1998 population of 538,796. This represents a 5.5 percent increase in total population since 1990. The Nashville MSA encompasses 4,004 square miles and has exhibited one the highest population growth levels in the nation during the past two decades. This growth is attributed to job growth and attractive cost of living for the surrounding area. Population trends for the area are outlined on the following page.

Area Description                                                              16

================================================================================
                          REGIONAL POPULATION TRENDS

                                                          1980 to 1990
                                                       Compound Annual
                           1980       1990       1998      Growth Rate
--------------------------------------------------------------------------------

Davidson County         477,811    511,000    538,796             0.75%
Nashville MSA           850,505    975,026  1,158,858             1.38%
State of Tennessee    4,591,023  4,877,203  5,442,000             0.67%
================================================================================

     It is estimated that the population levels of the Davidson County and other locations in the surrounding MSA area will continue to increase in coming years. The 1997 effective buying income for the MSA was estimated to be $38,224 and represents a 5.2 percent increase from 1996. According to data complied by the Metropolitan County Planning Commission, average salaries in all major industrial sectors in Davidson County exceed the state average; in Manufacturing and Services, the average salary is 121.7% and 117.4% of the state average.

Economic Base and Employment
----------------------------

     The Nashville MSA has a relatively diversified economic base and primary employment sectors include services (31.5%), wholesale and retail trade (24.3%), manufacturing (15.4%) and government (12.6%). Employment growth trends for the MSA reflect the recession of the early 1990's and a full recovery. The unemployment rate has continued to decline as the total labor force has increased. This factor indicates job growth has outpaced the growth in the labor force. It is significant to note that in the 1980-1993 period, manufacturing continued to grow in contrast to the national experience. Nashville has also increased a steady rate of employment growth during recent years. Much of this growth has been in the music industry and the service jobs associated with the continued growth of tourism. Also, there is a large concentration of employment in the automotive industry and health management firms. Major private employers include Vanderbuilt University and Medical Center (12,000 employed), Columbia/HCA Healthcare Corporation (7,000), and Nissan Motor Manufacturing Corp. USA (6,000).

     The labor force for the MSA numbered approximately 614,900 in 1997 and represents a 22.4 percent increase since 1990. Therefore, the total amount job growth is outpacing population growth for the surrounding area. Unemployment during 1998 averaged 2.9%, and represents a decrease from the 1997 level of 3.4%. However, these figures are well below both state and national unemployment levels.

Area Description                                                              17

Transportation
--------------

     Davidson County and the Nashville MSA enjoy an excellent transportation network that allows convenient access to primary cities. Primary transportation routes include Interstates 40, 24, 65, 440 and 265. Interstate 65 connects Nashville with Birmingham, Alabama to the south and Louisville, Kentucky to the north. Interstate 840, an "outer loop" controlled access highway currently under construction around Nashville's MSA and will extend through Williamson County. Commercial air service is available from the Nashville Metropolitan Airport. Common carrier freight service is provided by over 100+ trucking companies with several maintaining terminals within the surrounding area. Railroad service is provided by CSX Railroad which serves the area. Overall, transportation facilities within the Davidson County area are sufficient to serve the needs of both businesses and residents.

Summary
-------

     In summary, the Nashville area looks favorable with most economic sectors experiencing strong growth from both relocations and expansions. With a diversified economy and the seat of state government, a large measure of stability is ensured relative to many other metropolitan areas. Although future rates of growth are not likely to match those of the mid and late 1980's, the overall prognosis of factors pertinent to the long-term real estate investment decision appears positive.

Area Description                                                              18

--------------------------------------------------------------------------------























--------------------------------------------------------------------------------

                                    Area Map

NEIGHBORHOOD DESCRIPTION                                                      19
------------------------

     A neighborhood is defined as a portion of a larger community, or an entire community, containing a homogeneous group of inhabitants, buildings, or business enterprises.

Location
--------

     The subject is located along the west side of Dickerson Pike, just south of Trinity Lane. This location is approximately 2 miles south of the city limits of Nashville within an older commercial area. The neighborhood boundaries are generally described as Briley Parkway to the north, Gallatin Avenue to the east, Cumberland River to the south and Interstate 65 to the west. Dickerson Pike extends northeast/southwest and serves as a primary commercial thoroughfare for northern Davidson County. This street extends south to the Central Business District and allows for convenient access to Interstate 65 via Trinity Lane and Briley Parkway. The subject property is located in the northern portion of Davidson County.

Neighborhood Characteristics
----------------------------

     The subject is situated in an older mature commercial area that is primarily built-up with no new commercial or residential development having occurred during recent years. The majority of the neighborhood remains undeveloped. Land uses surrounding the subject consist of a mixture of older commercial developments located along Dickerson Pike with newer commercial properties being located further north. Surrounding developments include older motels, a laundry building, older restaurants and retail buildings and used car dealerships. Several of the surrounding properties reflect deferred maintenance. Extending along the western boundary of the site is Interstate 65. Located to the northwest is the Holiday Mobile Home Park. Located further south near the Central Business District a new stadium is under construction and upon completion, will likely increase traffic and revitalization of the surrounding area. The immediate area has few vacant sites that are available for development. The existing use of the subject is compatible with surrounding land uses.

Access
------

     The subject property is accessible from I-65 via Trinity Lane located immediately north and Briley Parkway further north of the subject property. Trinity Lane is a two lane commercial street that extends east-west and connects to Dickerson Pike immediately north of the subject property. Briley Parkway is a primary traffic artery that forms a circular loop around the northern portion of Davidson County connecting to both Interstates 65 and 24. Access to the subject is provided by Dickerson Pike, a four-lane asphalt paved street that extends north-south and is improved older commercial properties within the
immediate vicinity of the subject property.   Overall, access to the subject
property is considered good.

Neighborhood Description                                                      20


Housing
-------

     While the subject competes with all forms of housing to a certain degree, the closest competition is other manufactured housing communities. There are three large manufactured housing communities located in northern Davidson County. Holiday Mobile Home Park is a older 267 space manufactured housing community that is located to the northwest along Grizzard Avenue. Trailmont (131 spaces) and Country Living (118 spaces) manufactured housing communities are located further north within Goodlettsville area. Other communities within the surrounding area include Country Meadows (296 spaces) located in Antioch and Old Hickory Estates (286 spaces) which is located in Mount Juliet. A survey of surrounding parks revealed increases in rental rates during the past year with slight declines in occupancy levels being noted. The decline in occupancy is attributed to a decline in interest rates which made single-family home ownership more attractive. These properties are discussed further in the Manufactured Community Market Overview section of this report.

Concurrency
-----------

     Land uses for the subject's market area are controlled by the Davidson County Planning and Zoning Commission which implements and monitors local comprehensive and growth management plans. The existing use of the subject is a legal nonconforming use with local zoning regulations.

Summary and Conclusion
-----------------------

     The real estate market in Davidson County is strong. The office, industrial and retail real estate sectors reported 1998 vacancy levels below 10 percent. In addition, non-residential building permit values increased by 51.8 percent from 1996 to 1997 while a slight decrease was noted for residential building permits. The growth demands on the county are very evident in light of past trends and the projections are for further population increases. The desirability of this area is evident and is anticipated to continue to increase as the local economy is forecasted to continue to expand in coming years. The subject property is situated in a mature commercial area that has exhibited economic decline during recent years and no new commercial or residential development was noted for the immediate area. However, the overall demand for manufactured housing space is evident within this market and is anticipated to continue. Based on these factors, real estate values are anticipated to increase barring any near term economic reversals.

Neighborhood Description                                                      21


--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------

                                Neighborhood Map

MANUFACTURED HOUSING COMMUNITY MARKET OVERVIEW
----------------------------------------------

     The manufactured housing industry in the state of Tennessee has matured over the past twenty years, as a direct result of the advancements in manufactured housing construction techniques and the continued ability of producers and dealers to make manufactured housing a relatively inexpensive housing alternative. Over this period the industry has progressed from it's original "trailer park" image, to the "mobile home park" and, finally, to its present status as "a manufactured housing community." This most recent status is only appropriate, as most manufactured homes are typically moved only once during their economic lifetime; from the manufacturer or dealer's lot to the homesite.

     According to the 1998 U.S. Housing Market Map, Tennessee ranked 7th among states in the number of homes shipped in 1998. As shown on the following table, manufactured home shipments in Tennessee have generally increased since 1996.

                                 Manufactured
                                Home Shipments

               ============================================
                        Year                Shipments
               ============================================
                       1996                  11,762
               --------------------------------------------
                       1997                  11,723
               --------------------------------------------
                       1998                  14,394
               ============================================

               Source: Tennessee Manufactured Housing Association


     There is a wide range of rental rates in the marketplace. Generally speaking, lot rent ranges between $200.00 per month to $342.00 per month. Rates varied within some of the communities as lots for multi-section homes and larger lots leased for higher than standard amounts. In addition higher rents were charged at communities that provided utilities to the tenants. Typically, only trash collection service is included in the rental rate.

     The subject rental rates are $180.00 per lot, per month for singlewide units and $188.00 per month for doublewide units. The subject rents are at the lower end of the range of rent levels found in nearby communities. The last rent increase was in January 1999. Currently management bills the residents on a monthly basis for utilities in addition to rent.

     Because occupancies are currently strong, there were no incentives offered for the move-in of homes into a community. As shipments continue to increase and existing vacancy is absorbed, the market should tighten and permit rent increases.

     The subject is a 225-space, all age manufactured housing community. The current physical occupancy of the subject is 86.2%. There is one employee occupied space. The economic occupancy is approximately 85.8%. The communities that are most competitive with the subject have been detailed on the following pages. These five communities are fully developed and are currently ranging from 87.6% to 100% occupied.

Summary
-------

     The manufactured housing market is sophisticated in the state of Tennessee. Shipments have increased over the last three years. Manufactured housing provides a lower cost-housing alternative to site built homes and a sense of community to residents. A survey of the subject's market area revealed that several of the competing manufactured housing communities are currently reflecting occupancy levels of 95% to 100% with property mangers reporting that new homes being are sold with few spaces being available for lease. A slight increase in vacancy levels was noted is some of the communities and is attributed to low interest rates which have made single-family home ownership more attractive. In addition, it was also reported that there is a significant amount of local opposition regarding the development of any new manufactured housing communities within Davidson County. Therefore, it is unlikely that overbuilt market conditions will occur within the near future. The overall demand for manufactured housing sites within this market area is high. Increasing rents and occupancies should continue to occur as the local and national economy improves.

Old Hickory Estates
500 Cheyenne Boulevard
Madison, Davidson County, Tennessee

   =======================================================================




















   =======================================================================


Location:                     East Side of Cheyenne Boulevard, south of Hickory
                              Boulevard.

Number of Spaces:             286

Property Description:         All age manufactured housing community built in
                              1970's.

Monthly Rental Rates:         $215.00 to $225.00

Occupancy:                    90.0%

Services Included in Rates:   Trash collection and sewer service

Amenities:                    Swimming pool

Verification/Date:            Kitty Alyea, Community Manager on October 28,
                              1999.

Comments:                     Old Hickory Estates is an older community that
                              rental increased rates by $15.00. This community is approximately nine miles northeast of the subject.

Country Meadows
860 Richards Road
Antioch, Davidson County, Tennesse


  ==========================================================================



















  ==========================================================================

Location:                     South side of River Road, east of Antioch Pike

Number of Spaces:             296

Property Description:         All age manufactured housing community built in
                              1980's.

Monthly Rental Rates:         $332.00 to $342.00

Occupancy:                    95.9%

Services Included in Rates:   Trash collection and lawn care service

Amenities:                    Playground and swimming pool.

Verification/Date:            Katrina Garrett, Community Manager on October 28,
                              1999.

Comments:                     This is an attractive community that is located in
                              a superior commercial/residential area and is located approximately 11 miles southeast of the subject property.

Trailmont
1341 Dickerson Pike
Unincorporated Davidson County, Tennessee


  ==========================================================================



















  ==========================================================================


Location:                     West side of Dickerson Pike, south of Old
                              Dickerson Pike.


Number of Spaces:             131

Property Description:         All age manufactured housing community built in
                              stages from 1963 to 1966.

Monthly Rental Rates:         $224.00 to $229.00

Occupancy:                    99%

Services Included in Rates:   Trash collection.

Amenities:                    Two Playgrounds

Verification/Date:            Millie Davis, Community Manager on November 5,
                              1999.

Comments:                     This community is located approximately six miles
                              north of the subject and is superior in quality and condition.

Holiday
201 Grizzard Avenue
Nashville, Davidson County, Tennessee

     ====================================================================





















     ====================================================================


Location:                     Located at the end of Grizzard Avenue, west of
                              Dickerson Pike

Number of Spaces:             267

Property Description:         All age manufactured housing community built in
                              1967.

Monthly Rental Rates:         $200.00 to $210.00

Occupancy:                    100.0%

Services Included in Rates:   Water, sewer and trash collection.

Amenities:                    Swimming pool.

Verification/Date:            Gene Gentry, Community Manager on October 28,
                              1999.

Comments:                     This is an older community that is inferior in
                              condition to the subject property. The park is located approximately 1 mile northwest of the subject property.

Country Living
1330 Williamson Road
Goodlettsville, Davidson County, Tennessee

  ==========================================================================


















  ==========================================================================


Location:                       South side Williamson Road, east of Dickerson
                                Pike

Number of Spaces:               118

Property Description:           All age manufactured housing community built in
                                late 1960's.

Monthly Rental Rates:           $205.00 to $210.00

Occupancy:                      100%

Services Included in Rates:     Trash collection.

Amenities:                      None

Verification/Date:              Mrs. Vaughn, Community Manager on October 28,
                                1999.

Comments:                       This park is inferior in visibility but is
                                situated in a superior residential area. The park is located approximately 9 miles northeast of the subject property.

                           RENTAL COMPARABLE SUMMARY

====================================================================================================================================
   No.  Name/Location                               Number      Monthly Rental         Services             Amenities
                                                    Spaces/         Rates           Included In Rent
                                                    % Occ.
---------------------------------------------------------------------------------------------------------------------------------
    1   Old Hickory Estates                           286/      $   215.00          Trash collection and    Swimming pool.
        -------------------
        500 Cheyenne Boulevard                       90.0%           to             sewer service.
        Madison, Davidson County, Tennessee                     $   225.00
---------------------------------------------------------------------------------------------------------------------------------
    2   Country Meadows                               296/      $   332.00          Trash collection and    Playground and
        ---------------
        860 Richards Road                            95.9%           to             lawn care service.      swimming pool.
        Antioch, Davidson County, Tennessee                     $   342.00
------------------------------------------------------------------------------------------------------------------------------------

    3   Trailmont                                     131/      $   224.00          Trash collection.       Two playgrounds
        ---------
        1341 Dickerson Pike                          99.0%           to
        Unincorporated Davidson County, Tennessee               $   229.00
------------------------------------------------------------------------------------------------------------------------------------
    4   Holiday                                       267/      $   200.00          Water, sewer, trash     Swimming pool.
        -------
        201 Grizzard Avenue                         100.0%           to             collection.
        Nashville, Davidson County, Tennessee                   $   210.00
------------------------------------------------------------------------------------------------------------------------------------
    5   Country Living                                118/      $   205.00          Trash collection.       No amenities.
        --------------
        1330 Williamson Road                        100.0%            to
        Goodlettsville, Davidson County, Tennessee              $   210.00
 -----------------------------------------------------------------------------------------------------------------------------------
  Subj.
        Shady Hills                                   225/      $   180.00/         Trash collection.       No amenities.
        -----------
            1508 Dickerson Pike                      85.8%      $   188.00
            Nashville, Davidson County, Tennessee
====================================================================================================================================

Manufactured Housing Community Market Overview                                30

----------------------------------------------------------------------------





















----------------------------------------------------------------------------

                         Rent Comparable Location Map

LAND AND SITE IMPROVEMENTS
--------------------------

     The subject site is an irregular shaped parcel of land containing 24.89 acres (based on public records). The tract is generally hilly and slopes gently to the east and north with the eastern and northern portions of the site at the surrounding street grade. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the previous physical inspection of the site.

     Utility services connected and in service on the date of valuation include the following:

     Sanitary Sewer:    Metropolitan Water and Sewer
     --------------

     Storm Sewer:       Metropolitan Water and Sewer
     -----------

     Water:             Metropolitan Water and Sewer
     -----

     Telephone:         Bell South
     ---------

     Electric:          Nashville Electric Service
     --------

     Gas:               Nashville Gas
     ---


     Ingress to and egress from the subject community is via Dickerson Pike. Access is rated good. Roadways that are laid-out to maximize the natural features of the terrain access the individual lots in the community. Roadway improvements include:

     Street-bed:    Dickerson Pike is an asphalt paved, four-lane thoroughfare.
     ----------
                    The streets in the community are asphalt-paved roadways and are 15 to 20-foot wide right-of-ways.

     Curb:          Dickerson Pike does not have curbs or gutters; however,
     ----
                    asphalt curbs exist within the subject property.

     Sidewalk:      There are no sidewalks along Dickerson Pike.  There are none
     --------
                    in the community.

     Streetlights:  Dickerson Pike has overhead streetlights in this vicinity.
     ------------
                    There are also some pole-mounted lights throughout the community.

     Landscaping:   Grass and other planted areas are found throughout the site.
     -----------
                    Some lots have trees.

     Arrangements between the subject ownership and municipal and/or public utility authorities for the connection of telephone and electricity are presumed to exist, although neither a plan specifically identifying the location of all underground lines nor contracts providing for their installation were provided to us.

Encumbrances
------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded or otherwise known liens, defects in title or adverse easements. Additionally, there are no rent controls in effect in Davidson County.

Easements
---------

     Standard utility easements for electricity and telephone are assumed to exist. No other easements were identified to us.

Encroachments
-------------

     There were no obvious encroachments observed during the previous inspection of the subject and neighboring properties.

Environmental
-------------

     There were no obvious areas of contamination on or about the subject site. We are not qualified in environmental hazards and recommend an audit be performed.

Functional Utility
------------------

     The site, which is irregular in shape and contains a gross land area of approximately 24.89 acres, is large enough to accommodate building improvements and roadways as well as the green areas. The site is considered functional for various residential development scenarios. The current development of 225 total units equates to an overall density of approximately 9.04 units per acre, which is higher than current development standards which tend toward larger lot sizes, wider streets and more green areas. The site is considered functional for use as a manufactured housing community.

   -------------------------------------------------------------------------






















  -------------------------------------------------------------------------


                                   Site Plan

IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 225 manufactured home community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary in size. The community contains five doublewide homesites with the remaining lots being singlewide home sites.

     There are no amenities and building improvements include a 980 square foot one-story wood frame and concrete block office building, a 3,100 square foot one-story wood frame and concrete block storage building, a one-story wood frame and metal panel 833 square foot maintenance shed and a one-story metal frame and panel 1,230 square foot commercial garage building. This building contains two service bays and was previously used as a service station. It is currently leased to Nashville Cab on a month-to-month basis for $700 per month with the tenant paying all expenses except for real estate taxes. Due to the short-term nature of this lease this portion of the subject was valued as additional income to the property.

     The community streets are asphalt paved and 15 to 20 feet wide. The streets were observed to be in fair condition, although there are several areas of the asphalt that have deteriorated and need to be attended to. On site lighting is provided via pole mounted fixtures installed throughout the park.

Age and Condition
-----------------

     The community and site improvements were built in stages from 1950 to 1952, and the community is approximately 48 years old. The common areas, streets and individual mobile homes were observed to be in fair overall condition, having been originally constructed of quality materials and having been maintained over the years. Deferred maintenance was noted in several of the buildings and includes the need for interior renovations. Overall, the current maintenance level from the previous inspection was rated average.

Improvement Description                                                     35

--------------------------------------------------------------------------------





































--------------------------------------------------------------------------------

                                  Site Layout

OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property, as recorded in the Official Records of Davidson County in Deed Book 6995 at Page 501, is in the name of Windsor Park Properties 3. The Deed was recorded in September 1986, and the indicated consideration was $2,700,000. No other sales were noted during the past three years.

OCCUPANCY
---------

     The property is occupied by a fully developed 225-space manufactured home community. According to the rent roll, there are 31 vacant lots and the physical occupancy is 86.2%. There is one employee occupied space. The economic occupancy is approximately 85.8%. The site is also improved with a 1,230 square foot commercial garage building which is currently leased to Nashville Cab on a month-to-month basis for $700 per month with the tenant paying all expenses except for real estate taxes.

     Our analysis does not incorporate any value attributable to any community owned homes as these units are considered personal property, not a portion of the real estate. Likewise, we have incorporated no income attributable to the sale of homes in our analysis.

     Rental rates at the community are $180.00 and $188.00 per month. The last rent increases occurred in January 1999 and was $10.00 per month. Management bills tenants separately for utilities and pays for trash collection.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned as a R6, Residential and CS, Commercial Service Districts under the Davidson County zoning ordinance. It is our opinion that the existing use of the subject property is a legal nonconforming use with the zoning code.

Flood Hazard
------------

     Davidson County is a participant in the Federal Emergency Management Agency
(FEMA) flood map system. The main site portion of the subject site is not located in a designated Flood Hazard Area with the northwestern portion of the site being located in a Zone AE Flood Hazard Area according to Flood Map Community Number 470040, Panel 0159C, dated June 2, 1993. No flooding problems were reported at the subject and the location of this portion of the site within this floodplain is not deemed to impact overall site utility.

Zoning and Other Land Use Controls                                          37


Environmental
-------------

     We observed no obvious areas of contamination on or about the site. The eastern portion of the site encompassing approximately .73 acres is improved with a 1,230 square foot commercial garage building that was previously used as service station and is currently leased to a cab company. According to the property manager, this portion of the site was cleaned up with the gasoline tanks being removed and a phase one environmental study revealed no soil contamination. This analysis assumes that no hazardous substances or waste currently exist at the site and no consideration was given to the potential liabilities and cleanup costs associated with the presence of these materials. In addition, we have no qualifications in environmental hazards and recommend an environmental audit be performed.

ASSESSMENT AND TAXES
--------------------

     The subject property is identified in the Davidson County records under Parcel Numbers 071-11-0-002, 273 and 296. The assessed value of the subject totals $930,785. Based on a 1998 tax rate of $4.24 per $100.00 of assessed value, the 1998 taxes payable in 1999 are $39,465.29.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Tennessee, residential properties are assessed at 25% of the market value while commercial properties are assessed at 40% of market value. The taxable assessment for the subject remained the same for 1997 and 1998. The assessed value indicates a market value for the subject of $2,919,200. According to the Tax Collector's Office, all taxes are current. Properties are reassessed annually and equitability of assessments is a basis for appeal.

     Historically, the tax rates have varied slightly since 1997. The table on the following page illustrates the tax liability for the subject property since 1997.

     =================================================

         Year                Total Taxes
     =================================================
         1999                $39,465.29
     -------------------------------------------------
         1998                $38,348.34
     -------------------------------------------------
         1997                $41,885.00
     =================================================

     Historically the taxes have varied, but we would expect some increase in future years as the demand for governmental service increases. We have projected the stabilized taxes at $39,466, applying the 1998 tax rate of $4.24 to an assessment of $4,137 per space, or $930,785.

     In comparison to our market value opinion contained herein, the subject's assessed value appears high. It is our opinion that the subject property is over assessed.

MARKETABILITY AND EXPOSURE PERIOD
---------------------------------

     The subject property as discussed in the Neighborhood Analysis and Manufactured Housing Community Market Overview sections of this report is competitive and marketable with other properties in the marketplace.

     There are typically four classes of purchasers attracted to this type of development. The first are the tenants/residents of the community, purchasing on a cooperative or condominium basis to reduce rental rates. The second class of purchaser would be the single owner/operator who purchases a community as an income and investment vehicle. Third would be the "traditional" manufactured housing community owner/developer who views the community as a safe, long-term investment. Finally, there is the institutional investor or syndicate (REIT) which owns several large manufactured housing communities on a statewide/nationwide basis.

     Due to the stability of manufactured housing community investments, the REIT investors have been a major player in the marketplace. In 1994, REIT investors bid down capitalization rates for new, large communities. However, after the initial splash, REIT investments have slackened as property owners have placed premium prices on their properties. Resident groups have also increased demand for manufactured housing community investments. According to our banking sources, resident groups are able to borrow money at debt coverage ratios as low as 1.0 to 1. The banks view resident group loans as good quality with minimum risk. Typical payback periods range between five and eight years. All age communities, like the subject, typically are not candidates for resident purchase.

     Discussions with large institutional manufactured housing community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured housing communities should "be under contract" within a six to eight month period in today's market. However, our research has also revealed that very few communities are "listed" for sale and that for the most part brokers solicit owners for buyers.

     Our discussions further indicated that institutional investors required a minimum of 200 spaces, and pricing would reflect an 8.50% to 9.50% overall capitalization rate requirement for senior communities. All age communities typically reflect higher capitalization rates due to a less stable occupancy base. Pricing is established by processing gross income, reduced by a 3% to 5% vacancy and credit loss factor with expenses of 35% of effective gross income. An additional capital charge of 3% to 5%, based on overall condition, is deducted to arrive at a net operating income (NOI). This criteria is generally the most restrictive pricing, as other investors will tend to accept lower expense ratios (30%), no capital charges and a lower overall rate.

     Interest rates are low and financial institutions are again willing to lend money for existing real estate projects with good occupancies. The presence of life insurance companies and conduit programs have made the financing of manufactured housing communities a very competitive business. The insurance companies and conduit programs will lend on a non-recourse basis, with terms ranging from 10 to 20 years.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term, fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Our discussions with national lenders indicate that long term, fixed rate loans are still available, but at a minimum interest rate of 7.25% to 8.0%.

     On the basis of the preceding analysis, in our opinion, the exposure period for the subject would be within the range indicated by the industry participants, and we estimate an exposure period of six months.

                                VALUATION SECTION

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/5/

     The highest and best use of a specific parcel of land does not depend on subjective analysis by the property owner, the developer, or the appraiser; rather, the competitive forces within the market where the property is located shape highest and best use. Therefore, the analysis and interpretation of highest and best use is an economic study of market forces focused on the subject property.

     Market forces also shape market value. The general data that is collected and analyzed to estimate property value is also used to formulate an opinion of the property's highest and best use as of the effective date of the appraisal. In all valuation assignments, value estimates are based on use. The highest and best use of a property to be appraised provides the foundation for a thorough investigation of the competitive positions of buyers and sellers in the marketplace. Consequently, highest and best use can be described as the foundation on which market value rests. Without interaction in the marketplace, highest and best use would not exist and market value estimations would be impossible.

     When potential buyers contemplate purchasing real estate for personal use or occupancy, their principal motivations are perceived benefits of enhanced enjoyment, prestige, and privacy. Purchasers of investment property are frequently motivated by the promise of net income or capital accumulation and certain tax advantages. These investors are more directly concerned with feasibility, an indication that a project has a reasonable likelihood of satisfying their specific objectives. These objectives may include assured occupancy, establishing operating costs at a reasonable and acceptable level, and potential property appreciation.

___________________
     /5/  The Appraisal Institute, The Appraisal of Real Estate, 10th Edition
                                   ----------------------------
Chicago: The Appraisal Institute, 1992, page 275.

     Analysis of the highest and best use of: 1) the land as though vacant, and
2) the property as improved, is essential in the valuation process. Through highest and best use analysis, we attempt to interpret the market forces that influence the subject property and identify the use on which the final value estimate will be based. This determination is based on the analysis and interpretation of prevailing market conditions, the trends affecting the buyers and sellers in the marketplace, and the existing use of the subject property.

     Analyzing the highest and best use of the land as though vacant serves two functions. First, it helps identify comparable properties that should have highest and best uses of the land as though vacant, similar to that of the subject property. The second reason is to identify the use that would produce maximum income to the land after property income is allocated to the improvements. In the Cost Approach and some income capitalization techniques, a separate value estimate of the land is required. Estimating the land's highest and best use as though vacant becomes the necessary part of deriving a land value estimate.

     There are also reasons to analyze the highest and best use of the property as improved. The first is to help identify comparable properties that should have the same or similar highest and best uses as the improved subject property. The second is to decide whether the improvements should be demolished, renovated or retained in their present condition. They should be retained as long as they have some marketable value and the return from the property exceeds the return that would be realized by a new use, after deducting the costs of demolishing the old building and constructing a new one. Identification of the existing property's most profitable use is crucial to this determination.

     The highest and best use of both the land as though vacant and the property as improved must meet four criteria. The highest and best use must be:

     1.   Legally Permissible
     2.   Physically Possible
     3.   Financially Feasible
     4.   Maximally Productive

     These criteria are usually considered sequentially; a use may be financially feasible, but this is irrelevant if it is physically impossible or legally prohibited. Only when there is a reasonable possibility that one of the prior, unacceptable conditions can be changed is it appropriate to proceed with the analysis. If, for example, current zoning does not permit a potential highest and best use, but there is a possibility that the zoning can be changed, the proposed use can be considered on that basis.

Legally Permissible
-------------------

     The use must be legal. The use must be probable, not speculative or conjectural. There must be a profitable demand for such a use and it must return to the land the highest net return for the longest period of time.

     Legal restrictions, as they apply to the subject property, are of two types, i.e., private restrictions (deed restrictions, easements, etc.) and public restrictions (zoning, building codes, environmental regulations and historic district controls, etc.). These latter restrictions must be investigated, to the best of our ability, because they may preclude many potential highest and best uses. No information regarding private restrictions affecting the subject was uncovered in our research or provided by the client. It is assumed that only common restriction, i.e., utility easements, etc. are in-place which would not be of any significant consequence to the development of the site.

     If the highest and best use of the site or property is not allowed under current zoning, but there is a reasonable probability that a change in zoning could be obtained due to shifting economic and social patterns, these conditions can be considered determining highest and best use. However, we must fully disclose all pertinent factors relating to a possible zoning change, including that the change will not be granted. We must also be sensitive to potential public reaction to proposed development projects since adverse reactions from local residents and the general public have stopped many real estate developments. The existing and/or projected use should be harmonious with the nature and condition of existing neighborhood development.

     The existing use of the subject property is a legal nonconforming use with the zoning code for Davidson County. Therefore, the subject meets the legally permissible criteria of this analysis as a legal nonconforming use.

Physically Possible
-------------------

     The second constraint imposed on the possible use of the property is that dictated by the physical aspects of the site itself. Size, shape and terrain of the parcel of land affect the uses to which it can be developed. The utility of the parcel may depend on its frontage and depth. Also considered are the capacity and availability of public utilities. When a site's topography or subsoil conditions make development restrictive or costly, its potential use is adversely affected. In general, the larger the site, the greater the potential for achieving economies of scale or flexibility in development.

     The highest and best use of a property as improved also depends on physical considerations such as size, design and condition. The condition of the property and its ability to continue in its current use may be relevant. If the property should be converted to another use, the cost of conversion must be analyzed in light of the returns to be generated by the new use. Obviously, the costs of conversion depend on the property's existing physical condition.

     The subject site is irregular in shape and contains a total area of 24.89 acres. The tract is generally hilly and slopes gently to the east and north with the eastern and northern portions of the site at the surrounding street grade. The size and shape of the site does not restrict maximum flexibility and development.

Financially Feasible
--------------------

     After determining which uses are physically possible and legally permissible, we have eliminated many uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount needed to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

     To determine financial feasibility, we then estimate the future gross income that can be expected from each logical highest and best use. Vacancy and collection losses and operating expenses are then subtracted from each gross income to obtain the likely net operating income (NOI) from each use. A rate of return on the invested capital can then be calculated for each use. If the net revenue capable of being generated is enough to satisfy the required rate of return on investment and provide a return on the land, the use is financially feasible within some price limit.

Maximally Productive
--------------------

     Of the financially feasible uses, the use that produces the highest price, or value, consistent with the rate of return warranted by the market for that use is the highest and best use. To determine the highest and best use of land as though vacant, the same rate of return is often used to capitalize income streams from different uses into their respective values. This procedure is appropriate if all competing uses have similar risk characteristics. If not, differing rates of return would be required. The use that produces the highest value is the highest and best use.

     To test the highest and best use of land as though vacant or a property as improved, an appraiser analyzes all logical, feasible alternatives. The market usually limits the number of property uses to a few logical choices. Each alternative use must first meet the tests of physical possibility and legal permissibility. The uses that meet the first two tests are then analyzed to ascertain how many financially feasible alternatives must be considered.

     An appraiser must exercise caution in performing market analysis to support an estimate of highest and best use. Although a given site may be particularly well suited for a specific use, there may be a number of other sites that are also well suited, and some may be better suited. Therefore, the appraiser must test the highest and best conclusion to ensure that existing and potential competition from other sites has been fully recognized.

Highest and Best Use - Vacant Land
----------------------------------

     In determining the highest and best use of the site as vacant, the most restrictive constraint is the legal use of the site. In the Zoning section of this appraisal, it was noted that manufactured housing community development of the property is a legal nonconforming use of the site.

     We have also noted that there are a number of competitive manufactured housing communities in the subject's neighborhood. Due to the non-availability of space for immediate manufactured housing community development fees and a lack of financing for speculative projects, it is unlikely that there will be an abundance of speculative manufactured housing community development in the foreseeable future.

     Current trends in the manufactured housing sales would facilitate the development of a manufactured housing community. In our opinion, the highest and best use of the site, as if vacant and available for development, would be to hold the property for future sale as the market trends might predicate, or develop the land for low-to-moderate priced housing.

Highest and Best Use - As Improved
----------------------------------

     The site is currently improved with a 225-space all age manufactured housing community. The use of the site is a legal non-conforming use under the current zoning code. The subject property has been in existence as a manufactured housing community since 1950. The improvements are well situated on the site. The site has access via Dickerson Pike. The use of the site is physically possible. The demand for manufactured housing in this area is evident, as exhibited by competing properties. As evidenced in the Income Capitalization Approach, the property is capable of providing an acceptable return to an owner, demonstrating the financial feasibility of the subject property.

     The property, as currently improved, is physically possible, legally permissible, financially feasible and maximally productive. Therefore, in our opinion, the highest and best use of the property as improved is its current use as a 225-space all age manufactured housing community.

                                                                              46
VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject property, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Direct Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

     In the analysis of a stabilized manufactured housing community, investors are primarily concerned with cash flow to service any debt and the equity positions. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. A potential investor would be primarily interested in the cash flow and equity return. Due to the subjectivity of depreciation estimates and the lack of comparable land sales, we have omitted the cost approach.

     A number of positive and negative factors were believed to affect the overall value of the subject property. On the positive side, the following were considered.

     1. The community is established and enjoys convenient access to primary traffic arteries.

     2. The community has maintained a higher level of occupancy during recent years.

     Partially offsetting the positive influences are negative factors among which the following were considered the most pertinent:

     1. Subject is situated in a mature commercial area that has exhibited economic decline.

     2. The subject is an older community does not have an amenity package; therefore, rents are priced to be at the lower end of the range in the market.

     With the above factors in mind, the Income Capitalization and Sales Comparison Approaches will now be discussed in detail on the following pages.

INCOME CAPITALIZATION APPROACH
------------------------------

     As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

     From the standpoint of a seller, maximum price is of course an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

     The purchasers of investment realty naturally prefer to pay a minimum price subject to terms. Within the goal of price minimization purchasers seek:

     1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

     2.   Minimal capital investment to permit leverage.

     3.   Equity build-up through mortgage amortization.

     4.   Sheltered income through accumulation of book depreciation.

     5.   Capital accumulation through market appreciation.

     The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the property, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property.

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI), from lot rentals, less any vacancy and credit loss, added to the estimate of income from other sources, producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    In our estimate of the stabilized net operating income, we have considered the subject's current rent and expense levels and historical trends, together with current rent and expense levels at manufactured housing communities similar to the subject. The subject's historical income and expenses for 1996, 1997 and 1998 have been presented, in the table on the following page. In addition, we also compared historical income and expenses for year-to-date September 1999 which were annualized. The expenses for the subject were compiled separately but consolidated for analysis purposes.

    Although the expenses do not appear unreasonable, we have also relied on market comparables. Current income and expense information on three comparable manufactured housing communities has also been presented in this section.

    The data on the tables has been arrayed to display the "percent of total income" and "dollar per space" figures, consistent with industry reporting practices. We have combined some of the owners expense categories for purposes of comparison.

    Our analysis of each component of income, vacancy and credit loss and expenses follows these tables, and has been summarized in the Stabilized Operating Statement found on Page 60.

Historical Expenses

Income Capitalization Approach                                               50

Income Analysis
---------------

     The general practice in the local market is to charge a base lot rent on a monthly basis. As previously discussed in the Manufactured Housing Community Market Overview section of this report, this rate, at the subject, is $180.00 for singlewide units and $188.00 per month for doublewide units. Based upon the most recent Rent Roll and Revenue Summary, the total gross scheduled rent is $40,540 per month or $180.18 per month per unit.

     The base lot rate generally includes trash collection. Base lot rents typically generate between 90% and 99% of the total income in a manufactured housing community. At the subject trash collection is included in the monthly lot rent with the utilities being paid by the tenant (utilities are paid as additional rent). As shown by our survey, the subject's lot rents are lower than the market range and is considered reasonable given the lack of amenities, the age of the community and the services provided. Based on the market range, we are of the opinion that the subject has a reasonable rent structure.

Potential Gross Income
----------------------

     As any potential purchaser would incorporate a forecast of potential gross income at the existing rent levels, our analysis has also accounted for this. In our forecast of total rental income, we have forecast an average rent of $180.18 per month for all 225 sites. The total potential gross income from lot rentals is $486,480.

Vacancy and Credit Loss
-----------------------

     Vacancy and credit loss is typically a very small percentage in an established community, due primarily to the high cost of relocating homes. The current occupancy at the subject property is 87.6%. All age communities typically have a more transient occupancy than do senior communities. We have estimated stabilized vacancy and credit loss at 15% to account for both physical and economic vacancy, and credit loss.

     Total vacancy and credit loss has been estimated to be $72,972. The effective gross income from rentals is estimated to be $499,008.

Miscellaneous Income
--------------------

     Miscellaneous income at the subject is generated from sources such as utilities reimbursements, storage fees, late fees, application fees, bad check charges and the rental income derived from the commercial garage building. Historically, the subject generated $387.62 per space in 1996, $389.80 per space in 1997 and $384.00 per space in 1998. We have estimated miscellaneous income at $380.00 per space or $85,500 annually.

Effective Gross Income
----------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated income losses due to any tenant changes, added to any additional income from miscellaneous sources. Our estimate of the stabilized effective gross income of $499,008 is detailed below:

  ===========================================================================

                  Shady Hills Manufactured Housing Community
                            Effective Gross Income

  ===========================================================================
   Income:

                 Monthly                Monthly
   Spaces        Rent                   Total                 Annualized
  ---------------------------------------------------------------------------
     220         $180.00                $39,600               $475,200
      5          $188.00                    940                 11,280
  ---------------------------------------------------------------------------
   Gross Potential Rental               $40,540               $486,480
   Income

   Less:
    Vacancy & Credit Loss                         15.0%        (72,972)
                                                              --------
  Effective Gross Income From Rentals                         $413,508


  Plus:
    Miscellaneous Income                       $380.00          85,500
                                                              --------
  Effective Gross Income                                      $499,008
=============================================================================

Operating Expense Analysis
--------------------------

     The following discussion addresses each of the line item expenses for the property. We have presented 1996, 1997 and the 1998 expense amounts, together with the comparable expense data, followed by our stabilized estimate of the expense.

     The comparable expense information has been obtained from a number of reliable sources and we have presented it in a summary form, on the following page, to maintain confidentiality. The expense comparables range in size from 109 to 144 spaces. These communities have operations similar to the subject.

Comparable Expenses

Insurance
---------

     Insurance charges are typically property specific based on the location and the amenity package. Historically, these charges have varied annually, ranging from approximately $13.88 per space in 1998 to $34.37 per space in 1997. The comparable expense data indicated a range from $24.85 to $28.58 per space. We have placed emphasis on the historical amounts. We have used $15.00 per space in our estimate of this expense. This is equal to $3,375 annually and represents approximately 0.68% of the estimated effective gross income.

==============================================================================================================
                   1996          1997          1998        Comp          Comp          Comp       Stabilized
                                                             1            2              3          Estimate
--------------------------------------------------------------------------------------------------------------
Total            $6,547        $7,734        $3,123        $3,131        $2,740        $4,116         $3,375
--------------------------------------------------------------------------------------------------------------
% EGI              1.61%         1.63%         0.63%         1.29%         0.81%         1.10%          0.68%
--------------------------------------------------------------------------------------------------------------
$/Space          $29.10        $34.37        $13.88        $24.85        $25.14        $28.58         $15.00
==============================================================================================================


Office
------

     This expense category is also project specific due to varying classifications of expense categories. We have attempted to include like items in this category for both the subject and the expense comparables. For the subject, this category includes office expense, supplies, licenses, dues, subscriptions, postage, auto, travel, advertising and telephone. Historically, this expense has ranged from $108.04 per space in 1998 to $141.43 per space in 1997. The expense comparables indicated a much lower range for this category from $16.04 to $53.06 per space. Primary consideration was given to the historical expense levels. We have estimated the administrative/office expense at $100.00 per space or $22,500 per year. This estimate is equal the equivalent of 4.51% of the effective gross income estimate.


==============================================================================================================
                   1996          1997          1998        Comp          Comp          Comp       Stabilized
                                                            1              2            3          Estimate
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Total           $30,029       $31,822       $24,309        $2,155        $5,783        $2,310        $22,500
--------------------------------------------------------------------------------------------------------------
% EGI              7.40%         6.71%         4.88%         0.89%         1.70%         0.62%          4.51%
--------------------------------------------------------------------------------------------------------------
$/Space         $133.46       $141.43       $108.04        $17.10        $53.06        $16.04        $100.00
==============================================================================================================

Maintenance and Repairs
-----------------------

     These expenses are project specific based on the age and condition of the property. Many properties expense capital items rather than capitalizing them, which results in abnormal spikes in the expense amounts in certain years.

     Historically, maintenance and repair expenses have ranged from $47.18 per space in 1997 to $67.73 in 1996. We observed the community to be in overall average condition. However, as the community continues to age additional maintenance efforts will be necessary. The expense comparables indicate a wide range of expense in this category from $30.94 per space to $69.72 per space.
Our stabilized estimate of this expense is $50.00 per space or $11,250 annually, based on both the historical and comparable expense data. This estimate is equal to approximately 2.25% percent of the estimated effective gross income.

==============================================================================================================
                   1996          1997          1998       Comp           Comp        Comp          Stabilized
                                                           1               2           3             Estimate
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Total           $15,240       $10,616       $11,841       $3,899         $4,100      $10,040        $11,250
---------------------------------------------------------------------------------------------------------------
% EGI              3.76%         2.24%         2.38%        1.61%          1.21%        2.68%          2.25%
---------------------------------------------------------------------------------------------------------------
$/Space         $ 67.73       $ 47.18       $ 52.63       $30.94         $37.61      $ 69.72        $ 50.00
===============================================================================================================


Management Fee
--------------

     Management fees at the expense comparables ranged from 2.24% to 4.83% of effective gross income. The overall market range for management fees was found to range from approximately 3.0% to 5.0% of effective gross income.

     We have estimated a fee of 5.0% of effective gross income, considered adequate for the management of a property of this size, in this location. Applying this percentage to the effective gross income estimate produces an annual amount of $24,950 or $110.89 per space per year.

Wages and Benefits
------------------

     This expense includes all of the costs associated with the on-site staff. These costs including payroll, payroll and unemployment taxes and any health insurance benefit package. Historically this expense has ranged from $213.19 in 1996 to $225.97 per space in 1998.

     The expense comparables indicate a wide range of expense in this category from $91.74 per space to $118.33 per space. Our estimate of this expense has been based primarily on the historical expense levels. Our estimate of $225.00 per space, is equal to $50,625 annually or 10.15% of the estimated effective gross income.

==============================================================================================================
                   1996          1997          1998        Comp          Comp          Comp        Stabilized
                                                            1             2             3           Estimate
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Total           $47,968       $49,132        $50,844       $13,200       $10,000       $17,040        $50,625
--------------------------------------------------------------------------------------------------------------
% EGI             11.83%        10.37%         10.21%         5.46%         2.95%         4.55%         10.15%
--------------------------------------------------------------------------------------------------------------
$/Space         $213.19       $218.36        $225.97       $104.76       $ 91.74       $118.33        $225.00
==============================================================================================================


Property Taxes
--------------

     This category of expense represents the annual real estate tax liability of the property. This category is project specific due to location and taxing authority. We have not used the expense comparables for the estimate this expense.

     In our analysis we have relied on the analysis as presented and discussed in the Assessment and Taxes section of this report. Our analysis indicated a tax liability of $39,466. This estimate is equal to $175.40 per space or 7.91% of the effective gross income estimate.

Utilities
---------

     This category of expense is also project specific, due to the number and type of services that are included in the rent. In this case, this line item has historically included the costs of providing water, sewer and trash pick-up for the homesites and water, sewer, electric and trash collection for the common areas of the community. This expense has ranged from $342.92 per space in 1996 to $370.41 per space in 1998. The expense comparables indicated this expense to range from $203.44 to $399.16 per space. We have estimated this expense at $370.00 per space per year. This is equal to $83,250, or approximately 16.68% of the estimated effective gross income estimate.

==============================================================================================================
                   1996          1997          1998        Comp          Comp          Comp      Stabilized
                                                            1              2            3         Estimate
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Total           $77,157       $82,630       $83,343       $25,633       $27,920       $57,479        $83,250
--------------------------------------------------------------------------------------------------------------
% EGI             19.03%        17.43%        16.74%        10.60%         8.22%        15.35%         16.68%
--------------------------------------------------------------------------------------------------------------
$/Space         $342.92       $367.24       $370.41       $203.44       $256.15       $399.16        $370.00
==============================================================================================================


Miscellaneous Expense
---------------------

     This expense has ranged from $25.89 per space in 1998 to $46.71 per space in 1997. We have estimated this expense at $25.00 per space per year. This is equal to $5,625, or approximately 1.13% of the estimated effective gross income.

Reserves
--------

     Property owners do not typically account for reserves for capital replacement. This category represents the inclusion of set-asides for major recurring or capital type expenditures experienced periodically by any property. This item is typically accounted for either on a dollar per space ($20.00 to $30.00) or a percentage (0.5% to 2.0%) of effective gross income. We have used $30.00 per space per year, believed adequate to cover future capital costs.
This equates to $6,750 annually, equal to approximately 1.35% of the effective gross income estimate.

Expense Summary
---------------

     To summarize, we have estimated the stabilized total operating expenses for the subject to be $247,791. This estimate is equal to 49.66% of the effective gross income estimate or $1,101.30 per space annually.

                                                   Expense Summary

==============================================================================================================
                   1996          1997          1998        Comp          Comp          Comp      Stabilized
                                                            1              2            3         Estimate
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Total         $ 234,224     $ 257,516     $ 251,412       $71,197      $105,001      $135,782      $ 247,791
--------------------------------------------------------------------------------------------------------------
% EGI             57.76%        54.33%        50.49%        29.44%        30.93%        36.26%         49.66%
--------------------------------------------------------------------------------------------------------------
$/Space       $1,041.00     $1,144.52     $1,117.39       $565.06      $ 963.31      $ 942.93      $1,101.30
==============================================================================================================


     As shown on the preceding table, expenses ranged from 50.49% of the Effective Gross Income in 1998 to 57.76% in 1996. The expense comparables, as summarized above, indicated a range from 29.44% (Comparable Number 1) and 36.26% (Comparable Number 3).

     Our estimate of total expenses is equal to 49.66% of the effective gross income estimate. It should be noted that the historical expenses did not include a reserve for capital expenditures. Additionally, none of the expense comparables reflect a reserve for capital expenditures, which has been included in our estimate.

Our estimate of net operating income is $251,217. Our stabilized estimate of income and expenses for the subject is presented on the following page.

Insert Stabilized Operating Statement

Capitalization Discussion
-------------------------

     Two alternative methods of valuation are employed in the Income Approach. Direct capitalization is a method of converting net operating income into market value, employing a "capitalization" rate based upon market perimeters. This approach is particularly applicable to properties with a stable income stream, or in cases where income, and consequently value, can be projected to increase at a constant or stable rate.

     An alternative valuation method is yield capitalization, which employs a year-by-year projection of income and expenses, recognizing rent changes and the cost of improvements as they occur. Yield capitalization, also known as Discounted Cash Flow Analysis, is considered most appropriate in the valuation of properties with uneven income streams. Since investors are unwilling to pay for any upside from vacant units, fully developed manufactured housing communities are typically valued by direct capitalization.

Direct Capitalization
---------------------

     Direct capitalization of net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured housing communities most often utilize this method. This method is the most easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available. Income data was available from all of the comparable sale properties included in this report.

Market Data
-----------

     The comparable sale data shown in the Sales Comparison section of this report indicated an overall capitalization rate from 8.33% to 12.69% and averaged 10.56%. Our analysis of this data indicated a relatively wide range in overall capitalization rates, which tend to be influenced by the size of the community and its age and condition.

                            Comparable Sales

             ===============================================
                 Sale      Sale Date           Overall
                Number                   Capitalization Rate
             -----------------------------------------------
                  1          02/99              12.69%
             -----------------------------------------------
                  2          01/99              12.10%
             -----------------------------------------------
                  3          01/98               8.92%
             -----------------------------------------------
                  4          12/97               8.33%
             -----------------------------------------------
                  5          01/96              10.78%
             ===============================================

     As discussed in the Marketability and Exposure Period section of this report, our sources indicated that institutional investors required 8.5% to 9.5% overall capitalization rates for projects in the 200 space range and were the most restrictive in pricing due to stringent criteria. We also found that REIT investors were bidding rates down even further. Our information revealed that manufactured housing community cooperatives and associations would more likely accept slightly lower overall rates, while the small investor would require a slightly higher rate.

     The comparable sale data represents recent sales of all age communities in Tennessee, Mississippi, Kansas and Alabama. Sale Comparable Number One was purchased at a below market price and would indicate a lower overall rate. Sale Comparable Number 2 is inferior in location to the subject property and
reflected a high overall rate.   Sale Comparable Number 3 is superior in
condition while Sale Comparable Number 4 is superior in location, condition and overall amenities. Comparable Sale Number 5 is inferior in location but is superior in terms of occupancy at the time of sale.

     Based on the comparison of the sale data to the subject and considering the current investor and interest rate environment, the overall rate for the subject would likely be in the 10.0% to 11.0% range. Considering the subject is located an older mature commercial/residential area and reflects additional risk in terms of investment, we have concluded a rate of 10.5%.

Debt Coverage Ratio Method
--------------------------

     As an alternative to market-derived overall capitalization rates, we have developed an overall rate through the Debt Coverage Ratio analysis. The parameters for this calculation are summarized below.

     The Debt Coverage Ratio Method of income capitalization essentially measures the risk involved in mortgage lending. Its usefulness to mortgage underwriting takes the form of establishing a degree of safety with a given set of loan terms.

     Mortgage underwriting typically focuses on positive debt coverage, (net operating income/annual mortgage debt service or NOI/ADS), rather than market value, as a negative cash flow after debt service may indicate a probability that a mortgage loan could be in jeopardy. Accordingly, if the greatest portion of the property's value is debt capital, as established by the loan-to-value ratio, annual debt coverage in underwriting is a major consideration. The debt coverage ratio method is therefore market based and direct.

     By multiplying this risk factor by the projected mortgage payment requirement an estimate of the required overall rate to satisfy the lender's minimum risk requirements can be derived.

     The formula for this procedure is: M x f x DCR = R, where;

                    M   =   Loan to Value Ratio
                    f   =   Mortgage Constant
                  DCR   =   Debt Coverage Ratio
                    R   =   Overall Rate

     To establish the criteria for the development of the Debt Coverage Ratio Method, we have conducted a recent survey of lenders; the results are summarized below:

          ============================================================================
                       Contact                   Gene Fogarty           Mike McCoy
          ----------------------------------------------------------------------------
          Bank                                   NationsBank          Community Bank
          ----------------------------------------------------------------------------
          Type Of Lender                         Conventional          Conventional
          ----------------------------------------------------------------------------
          Nominal Mortgage Interest Rate      Floor of 7.25% to     Floor of 7.25% to
                                                     8.0%                  8.0%
          ----------------------------------------------------------------------------
          Amortization Period                   15 - 20 Years         15 - 25 Years
          ----------------------------------------------------------------------------
          Loan Term                               3 - 7 Years         5 - 10 Years
          ----------------------------------------------------------------------------
          Debt Coverage Ratio                    1.20 - 1.25           1.20 - 1.25
          ----------------------------------------------------------------------------
          Loan To Value Ratio                         75%                  75%
          ============================================================================


     According to US Financial Data, March 26, 1999, 5-year treasury yields were 5.11%. Our survey of lenders indicated an annual interest rate up to 400 basis points over the 5-year treasury yields, or 9.11%.

     A mortgage loan would be available at 75% of the market value, based on a 20-year amortization schedule. Based on these criteria the indicated annual interest rate constant is 10.8818%. Additionally, our survey indicated that a minimum debt coverage ratio (DCR) of 1.30 to 1.00 would likely be required for a property similar to the subject. An overall capitalization rate, based on these assumptions, has been developed as shown below.


===============================================================================================
          M                         F                         DCR                     OAR
                       X                         X                          =
 Loan to Value Ratio        Mortgage Constant         Debt Coverage Ratio        Overall Rate
-----------------------------------------------------------------------------------------------
        0.75                     0.108818                     1.30                  0.106097
-----------------------------------------------------------------------------------------------
       Rounded                                                                        10.6%
===============================================================================================

     The debt coverage ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufacturing housing community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the dearth of quality real estate investments have bid down rates on manufactured housing communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured housing community investments.

     The rates typically reflect a narrow range and are considered mutually supportive. Therefore, we have estimated an overall capitalization rate of 10.5%. We have used this rate in the direct capitalization method to capitalize the net income of $251,217. The value conclusion of the subject's 225 developed lots via the direct capitalization method is as follows:

            Net Operating Income      Overall Capitalization   Market Value
                                      Rate
            $251,217                           /0.105           $2,392,400

            Rounded to                                          $2,400,000

SALES COMPARISON APPROACH
-------------------------


     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions must be weighed, and the data of each transaction must be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject must be considered; differences in physical, functional and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion must be consistent with the analysis of the sales data.

     For a conveyance to qualify as a "market transaction", four factors must be present:

     1. The conveyance must be "arm's length"; that is, it must be between two non-related parties.

     2. Neither the buyer nor the seller should have been under compulsion to act.

     3. The property should be available to the class of purchasers best able to utilize the facility.

     4. The price must be expressed in the equivalent of cash, adjusted for any special financing, concessions, or terms.

     For any class of real estate, the market area for comparative data must reflect the area prospective purchasers would consider. Comparability is also a function of the physical character of the asset to be appraised. Classes of real estate in which physical specifications are standardized, or in which scale is small, and/or in which the commodity has achieved uniform market recognition require that the sales data considered closely resemble the subject. As specifications become more complex, as scale increases, and as market recognition declines, the physical similarity of the sales data and the subject tends to decline.

     To judge the degree of comparability that exists between the sales selected for analysis and the subject, several guidelines were applied.

     1. Each sale is in the same market as the subject. To the extent that a market is a meeting place for buyers and sellers of real estate of a given type, the boundaries of the market are set by the participants in merchandising and absorbing competitive properties and are economic not purely physical or geographic.

     2.  Physical characteristics of the subject and comparables are similar.

     3. The functional adequacy of each sale property and the subject are competitive in terms of the ability of each to support similar functions.

     To draw a conclusion from the analysis of the sales data, a unit of comparison has been selected. The calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of a manufactured housing community is the sale price per space. This unit of comparison emphasizes the contribution of the improvements, and the contribution of the land is merged into the unit-selling price.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For features that are dissimilar, adjustments have been made leading to an indication of the price at which the subject could be expected to sell. In considering adjustments, relevant factors were considered including:

     1.  Nature of surrounding development.

     2.  Relative size.

     3.  Availability of competing properties.

     4.  Effect of time on selling prices.

     5.  Age and condition of the improvements.

     6.  Amenities and occupancy.

     In our search for comparable sales, we excluded senior communities since they tend to have a less transient occupancy base and typically trade at lower capitalization rates than all age communities.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject. All are recent transactions and are indicative of the actions of the manufactured housing community market.

     The sales occurred between December 1996 and February 1999. The properties ranged in size from 89 to 486 spaces. The sale prices, on a per space basis, ranged from $7,255 to $25,206. The Effective Gross Income Multipliers (EGIM) ranged from 4.55 to 7.57 and the indicated overall rates ranged from 8.33% to 12.69%. The following pages detail each of the improved sales, following which we have presented a summary of the pertinent data.

Sales Comparable Number One                                                  67

A & L Mobile Home Park
573 Long Hollow Pike
Gallatin, Sumner County, Tennessee

================================================================================














================================================================================

Sale Date:               February 1999

Property Description
--------------------

Size/Type:               89-space all age manufactured housing community

Utilities:               All Public

Land Description:        Generally level, 15.0-acre parcel of land with adequate
                         access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  Site is also improved with 2,500 square foot convenience store.

Year Built/Condition:    1970's/Average

Sale Comparable Number One                                                 68


Income Data
-----------

Annual Occupancy:                 100.0%

Average Lot Rent:                 $160.00

Effective Gross Income:           $220,000

Expenses:                         $55,000 (25.0% of the effective gross income)

Net Income:                       $165,000

Sale Data
---------

Sale Price:                       $1,300,000

Cash Equivalent Price:            $1,300,000

Grantor:                          Sigler, Hixom and Augustine

Grantee:                          V & R Investments

Financing Terms:                  Cash to Seller.

Sales History
 (Past 3 Years):                  None noted.

Verification Source:              Grantee

Date:                             March 1999

Comparison Data
---------------

Sale Price/Space:                 $14,607

Effective Gross Income
Multiplier (EGIM):                5.91

Overall Capitalization
Rate (OAR):                       12.69%

Comments:                         This all age community is located on the west
                                  side of Gallatin. According to the buyer the property was recently appraised at $16,854 per unit which reflects a lower indicated overall rate.

Sale Comparable Number Two                                                   69


The Grove
510 Lehmberg Road
Columbus, Lowndes County, Mississippi

================================================================================







                               Photograph Not Available






================================================================================

Sale Date:              January 1999

Property Description
--------------------

Size/Type:              107-space all age manufactured housing community

Utilities:              All Public

Land Description:       Generally level, 79-acre parcel of land with adequate
                        access. Improved with asphalt-paved streets and streetlights. The sale included 20.0 acres of excess that was located in floodplain and had an estimated value of $40,000 and was deducted from the sale price.

Improvements/Amenities: Four self-storage buildings containing 104 units, community office, maintenance building and playground.

Year Built/Condition:      1994 and 1995/Good

Income Data
-----------

Annual Occupancy:          88.0%

Average Lot Rent:          $134.36

Effective Gross Income:    $186,750

Expenses:                  $76,792 (41.1% of the effective gross income)

Net Income:                $109,958

Sale Data
---------

Sale Price:                $951,600

Cash Equivalent Price:     $911,600

Grantor:                   Hometown America, Inc.

Grantee:

Financing Terms:           Cash to Seller.

Sales History
 (Past 3 Years):           None noted.

Verification Source:       Seller

Date:                      January 14, 1999

Comparison Data
---------------

Sale Price/Space:          $8,520

Effective Gross Income
Multiplier (EGIM):         4.88

Overall Capitalization
Rate (OAR):                12.1%

Comments:                  This property is situated in an older
                           commercial/residential area and was purchased as part of a package of other manufactured housing communities.

Sale Comparable Number Three                                                 71

Grove Acres
2183 Old Brandon Road
Pearl, Rankin County, Mississippi

================================================================================






                           Photograph Not Available







================================================================================

Sale Date:               January 1998

PROPERTY DESCRIPTION
--------------------

Size/Type:               102-space all age manufactured home community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped 11.158-acre parcel
                         of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  None

Year Built/Condition:    1975/Good

INCOME DATA
-----------

Annual Occupancy:        96.1% (98 of 102 spaces)

Average Lot Rent:        $120.00

Effective Gross Income:  $139,536

Expenses:                $73,500 (52.7% of the effective gross income)

Net Income:              $66,036

SALE DATA
---------

Sale Price:              $780,000

Cash Equivalent Price:   $740,000

Grantor:                 Estate of Juan Herrington Eaves

Grantee:                 Homewood Manor Enterprises

Financing Terms:         Cash to seller

Sales History
(Past 3 Years):          None noted

Market Exposure:         N/A

Verification Source:     Confidential source

Date:                    April 13, 1998

COMPARISON DATA
---------------

Sale Price/Space:        $7,255

Effective Gross Income
Multiplier (EGIM):       5.30

Overall Capitalization
Rate (OAR):              8.92%

Comments:                The sale price is reduced to account for excess land.
                         The income figures reflect income in place; although the buyer plans to install water meters and raised rents by $20.00 per month.

Sale Comparable Number Four                                                  73


Santa Barbara Estates
1600 N. Ridgeview Road
Olathe, Johnson County, Kansas

================================================================================







                               Photograph Not Available






================================================================================

Sale Date:               December 1997

Property Description
--------------------

Size/Type:               486-space all age manufactured housing community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped 82.62-acre parcel
                         of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  Clubhouse, pool, and playground.

Year Built/Condition:    1970/Average

Income Data
-----------

Annual Occupancy:          100.0%

Average Lot Rent:          $290.00

Effective Gross Income:    $1,618,000

Expenses:                  $598,000 (37.0% of the effective gross income)

Net Income:                $1,020,000

Sale Data
---------

Sale Price:                $12,250,000

Cash Equivalent Price:     $12,250,000

Grantor:                   Carlsberg Realty, Inc.

Grantee:                   Hometown Santa Barbara L.L.C.

Financing Terms:           Cash to Seller.

Sales History
 (Past 3 Years):           None noted.

Verification Source:       Buyer.

Date:                      May 1998

Comparison Data
---------------

Sale Price/Space:          $25,206

Effective Gross Income
Multiplier (EGIM):         7.57

Overall Capitalization
Rate (OAR):                8.33%

Comments:                  This good quality all age community is located in
                           Olathe Kansas.

Sale Comparable Number Five                                                  75

London Village
1801 Gadsen Highway
Trussville, Jefferson County, Alabama

================================================================================






                           Photograph Not Available







================================================================================

Sale Date:               December 1996

PROPERTY DESCRIPTION
--------------------

Size/Type:               219-space all age manufactured home community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped 35.37-acre parcel
                         of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  None

Year Built/Condition:    1971/Average, streets are in poor condition.

INCOME DATA
-----------

Annual Occupancy:             98.2% (215 of 219 spaces)

Average Lot Rent:             $175.00

Effective Gross Income:       $450,900

Expenses:                     $229,858 (51.0% of the effective gross income)

Net Income:                   $221,042

SALE DATA
---------

Sale Price:                   $2,050,000

Cash Equivalent Price:        $2,050,000

Grantor:                      Hulsey and Company

Grantee:                      Regency Trussville, Inc.

Financing Terms:              Cash

Sales History
(Past 3 Years):               None noted

Market Exposure:              N/A

Verification Source:          Confidential Source

Date:                         December 28, 1998

COMPARISON DATA
---------------

Sale Price/Space:             $9,361

Effective Gross Income
Multiplier (EGIM):            4.55

Overall Capitalization
Rate (OAR):                   10.78%

Comments:                     This property is well located near Birmingham.

                          Summary of Sale Comparables

==================================================================================================================================
No.                Name/Location              Sale Price/         Total         Price/        Average     E.G.I.M./       O.A.R.
                                               Sale Date         Spaces/        Space        Lot Rent     Expense %
                                                                 Occupancy
---------------------------------------------------------------------------------------------------------------------------------

1     A & L Mobile Home Park                 $ 1,300,000           89/         $14,607        $160.00      5.91/          12.69%
      573 Long Hollow Pike                  February 1999        100.0%                                   25.0%
      Gallatin, Sumner County, Tennessee
----------------------------------------------------------------------------------------------------------------------------------

2     The Grove                              $   911,600           107/        $ 8,520        $134.36      4.88%          12.1%
      510 Lehmberg Road                       January 1999          88%                                    41.1%
      Columbus, Lowndes County, Mississippi
----------------------------------------------------------------------------------------------------------------------------------

3     Grove Acres                            $   740,000           102/        $ 7,255        $120.00      5.30/          8.92%
      2183 Old Brandon Road                   January 1998        96.1%                                    52.7%
      Pearl, Rankin County, Mississippi
----------------------------------------------------------------------------------------------------------------------------------

4     Santa Barbara Estates                  $ 12,250,000          486/        $25,206        $290.00      7.57/          8.33%
      1600 N. Ridgeview Road                  December 1997        100%                                    37.1%
      Olathe, Johnson County, Kansas
----------------------------------------------------------------------------------------------------------------------------------

5     London Village                         $ 2,050,000           219/        $ 9,361        $175.00      4.55/         10.78%
      1801 Gadsen Highway                     December 1996       96.1%                                    51.0%
      Trussville, Jefferson County, Alabama
==================================================================================================================================

Sales Comparison Approach                                                     78


Comparable Sale Location Map

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is A & L Mobile Home Park in Gallatin, Tennessee. The all age community has 89 spaces and sold in February 1999 for $1,300,000, or $14,607 per space. Based on an effective gross income of $220,000, the EGIM was 5.91. The overall rate was 12.69%. The average lot rent at the time of sale was approximately $160.00. The expenses represented approximately 25.0% of the effective gross income. According to the owner, the property was purchased at a below market price; therefore, a lower overall rate is indicated from this sale. The community was 100.0% occupied at the time of sale.

     Sale Comparable Number Two is The Grove Manufactured Housing Community in Columbus, Mississippi. This 107-space all age community sold for $951,600 in January 1999 and included 20.0 acres of excess land with an estimated value of $40,000 and was deducted from the sale price. The cash equivalent price equates to a sale price per space of $8,520. Based on an effective gross income of $186,750, the EGIM was 4.88. The expenses represented approximately 41.1% of the effective gross income and the indicated overall capitalization rate was 12.10%, based on a net operating income of $109,958. This community was built in 1994 and 1995 and was 88.0% occupied at the time of sale.

     Sale Comparable Number Three is the Grove Acres Manufactured Housing Community in Pearl, Mississippi. The 102-space all age community sold for $780,000 in January 1998 and included excess land with an estimated value of $40,000 and was deducted from the sale price. The cash equivalent price equates to a sale price per space of $7,255. Based on an effective gross income of $139,536, the EGIM is 5.30. The indicated overall capitalization rate was 8.92%, which would indicate a net operating income of $66,036. The average lot rent at the time of sale was $120.00. The park was 96.1% occupied at the time of sale.

     Sale Comparable Number Four is Santa Barbara Estates Manufactured Housing Community in Olathe, Kansas. This 486-space all age community sold for $12,250,000 in December 1997. The price equates to a sale price per space of $25,206. Based on an effective gross income of $1,618,000, the EGIM was 7.57. The expenses represented 37.0% of the effective gross income and the indicated overall capitalization rate was 8.33%, based on a net operating income of $1,020,000. This community was 100% occupied at the time of sale.

     Sale Comparable Number Five is London Village in Trussville, Alabama. This 219-space all age community sold for $2,050,000 in December 1996. The price equates to a sale price per space of $9,361. Based on an effective gross income of $450,900, the EGIM was 4.55. The expenses were 51.0% of the effective gross income and the indicated overall capitalization rate was 10.78%, based on a net operating income of $221,042. This community was 98.2% occupied at the time of sale.

Sales Comparison Approach                                                     80

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last twenty-seven months, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the effective gross income multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 4.55 and 7.57. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community in a mature commercial/residential area that has exhibited economic decline during recent years. The property has a moderate level of occupancy with some deferred maintenance being noted. With the exception of Sales 3 and 5, the expense ratios of the comparables are lower than the subject's expense ratio. The comparables range from 25.0% to 52.7% and the subject has a forecast expense ratio of 49.66%. We have relied on Sales 1, 2 and 5 as the most similar to the subject in terms of quality and location. Based on these considerations, we have concluded an EGIM at the lower end of the range, processing subject's Effective Gross Income of $499,008 with an EGIM of 5.0.

     Thus, $499,008 x 5.0   =              $2,495,040

     Rounded                               $2,500,000

     This equates to $11,089 per space, lower than two of the comparables. The subject's average rent ($180.18) is also lower than one of the comparables.


Price Per Space Analysis
------------------------

     Adjustments, typically considered, are location, age and condition, occupancy, etc., and are reflected in the income generating capabilities of a community. A tenant is typically willing, absent other factors, to pay more rent for a better located, newer community with a greater amenity package. Rather than making a subjective percentage adjustment to the per space sales prices, the Net Operating Income/Space (NOI/Space) reflects, in most cases, the market perception of a property's position in the marketplace. Since investors are mainly concerned with cash flow to service debt, the net operating income generating capability of a particular community can be used for comparison purposes. Typically, the higher the NOI/Space for a community, the higher the per space sales price. The subject has a NOI/Space of $1,117. The NOI/Space and per space sales prices for the comparables are shown on the following table. We then compare the percentage difference between each comparable's NOI/Space and the subject's NOI/Space. For comparables with a higher NOI/Space, a downward adjustment to the per space sales price is made. An upward adjustment is made for a comparable with a lower NOI/Space.

                      NOI/Space and Per Space Sales Price

  -----------------------------------------------------------------------------------------------------------------------------
                             COMP 1          COMP 2            COMP 3           COMP 4            COMP 5           SUBJECT
    NOI/Space               $  1,854         $ 1,028           $   647          $ 2,099           $ 1,009          $1,117
    Price/Space             $ 14,607         $ 8,520           $ 7,255          $25,206           $ 9,361            N/A
     Percent
    Adjustment                 -39.8%         +108.6%           +172.6%           -46.8%           +107.0%           N/A

    Adjusted
    Price/Space              $ 8,793         $ 9,253           $12,522          $13,410           $10,016            N/A
  -----------------------------------------------------------------------------------------------------------------------------

     After adjustments, the indicated range is from $8,793 to $13,410 per space. The subject is an average quality park that has reflected increased operating levels during recent years. Therefore, we have considered the upper end of the range and concluded $11,000 per space.

     Thus, 225 Spaces X $11,000/Space is:                $ 2,475,000

     Rounded                                             $ 2,500,000

SUMMARY
-------

     The two methods indicated a narrow range and are considered mutually supportive. Therefore, we have concluded a value of $2,500,000 via the Sales Comparison Approach.

FINAL ESTIMATE OF VALUE
-----------------------

    The two approaches to value applied in the subject analysis yielded these conclusions:

    Income Capitalization Approach            $2,400,000

    Sales Comparison Approach                 $2,500,000

    Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales and listings of similar properties. In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

    The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject property.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of values and are considered mutually supportive. Since buyers are most concerned with cash flow to service debt, we have placed primary emphasis on the income approach. Therefore, our opinion of the market value of the subject property, based on a reasonable exposure period of six months, as of October 28, 1999, was:

                 - TWO MILLION FOUR HUNDRED THOUSAND DOLLARS -

                                  ($2,400,000)

CERTIFICATION
-------------

I certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . I have no bias with respect to the property that is the subject of this report, or to the parties involved with this assignment.

     . My engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . My compensation for completing this assignment is not contingent on the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the appraisal.

     . My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute and the American Society of Appraisers.

     . The use of this report is subject to the requirements of the Appraisal Institute and the American Society of Appraisers relating to review by its duly authorized representatives.

     . As of the date of this report, Keith D. McFarland, ASA has completed the requirements under the continuing education program of the American Society of Appraisers.

     . Keith D. McFarland, ASA previously made a personal inspection of the property that is the subject of this report on March 26, 1999. The property was not reinspected for this appraisal and is noted throughout the report.

     . No one provided significant professional assistance to the person signing this report.


_______________________________
Keith D. McFarland, ASA
Tennessee Certified General Real Estate Appraiser #00051023

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

     The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

Per our prior agreement with the client, the appraiser did not reinspect the subject property. The appraisal process, therefore, involves departure from Standards Rule 1. By prior agreement with the client, the appraiser did not reinspect the subject property./6/ The scope of this appraisal limited by completing a desktop update and not reinspecting the subject property. Our analysis is based on information gathered during our original inspection and appraisal of the subject property, and this appraisal assumes no material changes during this period. Therefore, the physical descriptive sections and corresponding analyses therein (from the reports) are hereby incorporated into our more current analyses herein. We reserve the right to adjust the valuation herein reported as required by consideration of additional or more reliable data that may become available. It is the appraisers determination that this appraisal is not so limited as to result in a misleading or confusing report.
It is understood by Windsor Corporation is aware of the limitations and lower level of reliability inherent in a limited appraisal process, and that if a complete appraisal process were undertaken, or more information were to become known, our value conclusion may change.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function. The appraisal report may not be reproduced, in whole or in part, and a third party may not utilize the findings of the report for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.



______________________________
6 The appraisal process, therefore, involved departure from Standards Rule 1 of USPAP.

We are not required to give testimony or be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes that may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed in connection with any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others and are not meant to be used as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projections contained in the appraisal assume both responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures that would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject property is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers; therefore we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including the HVAC systems, if applicable. Should there be any question concerning same, it is strongly recommended that an Engineering/Construction/Environmental inspection be obtained. The value estimate stated in this appraisal, unless noted otherwise, is predicated on the assumption that all improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal. Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas that were previously inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our previous field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

                                   EXHIBIT A


Being a parcel of land situated in Nashville, Davidson County, Tennessee said parcel being a portion of the same property conveyed to Dwight Kendall and Dona
S. Kendall as of record in Deed Book 5779?? Page 639 in Register's Office of Davidson County, Tennessee and being more particular, described by metes and bounds according to a survey of Dale & Associates, Inc., dated September 23, 1986 (Job no. 8621) as follows:

Beginning at a point situated in the Westerly margin of Dickerson Pike said point being the Northeast corner of the Dickerson Road partnership subdivision, as recorded in Plat Book 6250, page 187 said Register's Office.

Thence, leaving said road N 84 27' 83" W, a distance of 222.39 feet to an iron rod;

Thence, S 05 48' 23" W, a distance of 33.83 feet to an iron rod;

Thence, N 83 53' 22" W, a distance of 50.03 feet to an iron rod;

Thence, S 03 17' 33" W, a distance of 180.80 feet to an iron rod situated in the Northerly line of the Metropolitan Government Shwab School Property;

Thence, along said line N 83 48' 41, a distance of 1073.64 feet to an iron road;

Thence, leaving said line N 08 14' 06" W, a distance of 460.85 feet to an iron rod;

Thence, N 44 51' 46" E, a distance of 492.99 feet to an iron rod;

Thence, S 84 28' 17" E, a distance of 814.49 feet to an iron rod;

Thence, S 86 48' 18" E, a distance of 357.41 feet to an iron rod situated in the westerly margin of Dickerson Pike;

Thence, with said margin of Dickerson Pike S 08 39' 16" W, a distance of 635.94 feet to a spike in the asphalt;

Thence, around a curve to the right having a central angle of 00 08' 25" having a radius of 2819.00 feet a total distance of 6.91 feet to the Point of Beginning and containing 24.89 acres of land more or less.

Being the same property conveyed to Grantor by Warranty Deed from Dwight M. Kendall and Dona S. Kendall, Trustees recorded of even date herewith.

                                  FINANCIALS

-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       30
Company: 90                                           Windsor Partnership                                        Date: 03/17/99
Development ID: 967                                       Shady Hills                                            Time: 14:29:25

                This is a PRELIM report since it contains data from the current period. Entries are not final.
-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                           2 Months        2 Months
                    Thru:     Feb 1999     Std. Budget     Variance      %     Feb 1999      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent                 40,564          44,876    (   4,312)   -9.61     81,128           89,752     (   8,624)   -9.61
Non Rentable Sites                   0       (   4,336)       4,336   100.00          0        (   8,672)        8,672   100.00
Vacancies                    (   4,791)      (   4,500)   (     291)   -6.46  (   9,839)       (   9,000)    (     839)   -9.32
Free Rent/Concessions        (     540)      (     540)           0     0.00  (     720)       (   1,080)          360    33.33
Employee Allowances          (     180)      (     180)           0     0.00  (     360)       (     360)            0     0.00
Other Allowances             (      37)              0    (      37)    0.00  (      74)               0     (      74)    0.00
Late Fees                          300             600    (     300)  -50.00      1,300            1,200           100     8.33
                              --------        --------     --------  -------   --------         --------      --------  -------
Net Site Rent                   35,316          35,920    (     604)   -1.68     71,435           71,840     (     405)   -0.56

OTHER RENT
Apt/Bldg. Rent                     700             700            0     0.00      1,400            1,400             0     0.00
                              --------        --------     --------  -------   --------         --------      --------  -------
Total Other Rent                   700             700            0     0.00      1,400            1,400             0     0.00

UTILITY INCOME
Water Income                     2,737           2,600          137     5.28      4,953            5,200     (     247)   -4.76
Sewer Income                     4,112           3,800          312     8.20      7,482            7,600     (     118)   -1.56
                              --------        --------     --------  -------   --------         --------      --------  -------
Total Utility Income             6,849           6,400          449     7.01     12,434           12,800     (     366)   -2.86

AMENITY INCOME
Other Income                       443             250          193    77.38        672              500           172    34.50
                              --------        --------     --------  -------   --------         --------      --------  -------
Total Amenity Income               443             250          193    77.38        672              500           172    34.50

MISC. INCOME
                              --------        --------     --------  -------   --------         --------      --------  -------
Total Misc. Income                   0               0            0     0.00          0                0             0     0.00
                              --------        --------     --------  -------   --------         --------      --------  -------
TOTAL REVENUE                   43,308          43,270           38     0.09     85,942           86,540     (     598)   -0.69

PAYROLL EXPENSE
Salaries & Wages-Mgmt.           2,187           2,390          203     8.48      4,375            4,780           405     8.48
Salaries & Wages-Maint.          1,040           1,040            0     0.00      2,080            2,132            52     2.44
Salaries & Wages-Bonus           1,000               0    (   1,000)    0.00      1,000                0     (   1,000)    0.00
Payroll Taxes                      447             321    (     126)  -39.20        785              647     (     138)  -21.28
Health Benefits                    540             540            0     0.00      1,080            1,080             0     0.00
Pension Benefits                   178             172    (       6)   -3.76        357              346     (      11)   -3.16
Workers Comp Insurance              60              60    (       0)   -0.70        121              120     (       1)   -0.70
                              --------        --------     --------  -------   --------         --------      --------  -------
Total Payroll                    5,453           4,523    (     930)  -20.56      9,797            9,105     (     692)   -7.60

UTILITY EXPENSE
Water Expense                    3,993           2,600    (   1,393)  -53.56      9,046            5,200     (   3,846)  -73.96
Sewer Expense                    4,432           3,800    (     632)  -16.64      9,262            7,600     (   1,662)  -21.87
Gas Expense                         86              98           12    11.81        179              200            21    10.49
Electric Expense                   285             282    (       3)   -0.98        568              572             4     0.71
                              --------        --------     --------  -------   --------         --------      --------  -------
Total Utilities Expense          8,796           6,780    (   2,016)  -29.74     19,055           13,572     (   5,483)  -40.40

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds            510             500    (      10)   -1.95        510            1,000           490    49.02
Vehicle Expense                     30              25    (       5)  -20.00         30               50            20    40.00
Repairs & Maint-Equipment          477             100    (     377) -376.82        477              200     (     277) -138.41
Supplies-Maintenance                 0              25           25   100.00          0               50            50   100.00
                              --------        --------     --------  -------   --------         --------      --------  -------


-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       31
Company: 90                                           Windsor Partnership                                        Date: 03/17/99
Development ID: 967                                       Shady Hills                                            Time: 14:29:28

                This is a PRELIM report since it contains data from the current period. Entries are not final.
-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                           2 Months        2 Months
                    Thru:     Feb 1999     Std. Budget     Variance      %     Feb 1999      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
Total Repairs & Maint.           1,017             650    (    367)    -56.40     1,017            1,300           283    21.80

MARKETING
Advertising                        141             175          34      19.61       389              350      (     39)  -11.21
Promo Incentives-Resident           18               0    (     18)      0.00        18                0      (     18)    0.00
Business Promotions                  0              25          25     100.00         0               50            50   100.00
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Marketing                    159             200          41      20.59       407              400      (      7)   -1.85

Collection Costs
Legal-Collection Fees               75             200         125      62.50        75              400           325    81.25
Bad Debt                             0             300         300     100.00       298              600           302    50.29
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Collection Costs              75             500         425      85.00       373            1,000           627    62.68

GENERAL & ADMINISTRATIVE
Telephone                          200             225          25      11.21       460              450      (     10)   -2.14
Supplies-Office                     61             100          39      38.59        79              200           121    60.72
Professional Fees-MRI              467             400    (     67)    -16.83       826              800      (     26)   -3.31
Management Fees                  2,114           2,164          50       2.29     4,151            4,328           177     4.09
Overhead Reimbursement           1,174           1,175           1       0.05     2,349            2,350             1     0.05
Miscellaneous Expense                0              15          15     100.00         0               30            30   100.00
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total G&A                        4,017           4,079          62       1.51     7,864            8,158           294     3.60

TAXES & INSURANCE
Real Property Taxes              3,390           3,390    (      0)     -0.01     6,781            6,780      (      1)   -0.01
Insurance                          282             282    (      0)     -0.17       565              564      (      1)   -0.17
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Taxes & Insurance          3,673           3,672    (      1)     -0.02     7,346            7,344      (      2)   -0.02
                              --------     -----------    --------     ------  --------      -----------      --------   ------
TOTAL EXPENSES                  23,190          20,404    (  2,786)    -13.65    45,860           40,879      (  4,981)  -12.18
                              --------     -----------    --------     ------  --------      -----------      --------   ------
NET OPERATING INCOME            20,119          22,866    (  2,747)    -12.01    40,082           45,661      (  5,579)  -12.22
                              ========     ===========    ========     ======  ========      ===========      ========   ======

-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       32
Company: 90                                           Windsor Partnerships                                       Date: 01/13/99
Development ID: 967                                       Shady Hills                                            Time: 13:20:04

                This is a PRELIM report since it contains data from the current period. Entries are not final.
-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                        Year-to-Date
                               1 Month       1 Month                          12 Months        12 Months
                    Thru:     Dec 1998     Std. Budget     Variance      %     Dec 1998      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent                 38,314          42,402    (   4,088)   -9.64    468,892          508,824     (  39,932)   -7.85
Non Rentable Sites                   0       (   3,926)       3,926   100.00  (   7,820)       (  47,112)       39,292    83.40
Vacancies                    (   4,340)      (   3,400)   (     940)  -27.66  (  49,763)       (  45,900)    (   3,863)   -8.42
Free Rent/Concessions        (     340)      (     850)         510    60.00  (   5,462)       (  10,200)        4,738    46.45
Employee Allowances          (     170)      (     170)           0     0.00  (   2,040)       (   2,040)            0     0.00
Other Allowances             (      37)      (      37)           0     0.00  (     444)       (     444)            0     0.00
Late Fees                          410             475    (      65)  -13.68      8,140            5,700         2,440    42.81
                              --------        --------     --------  -------   --------         --------      --------   ------
Net Site Rent                   33,837          34,494    (     657)   -1.91    411,503          408,828         2,675     0.65

OTHER RENT
Apt/Bldg. Rent                     700             800    (     100)  -12.50      8,400            9,600     (   1,200)  -12.50
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Other Rent                   700             800    (     100)  -12.50      8,400            9,600     (   1,200)  -12.50

UTILITY INCOME
Water Income                     2,564           2,833    (     269)   -9.50     30,408           33,260     (   2,852)   -8.57
Sewer Income                     3,865           4,046    (     181)   -4.48     44,218           47,471     (   3,253)   -6.85
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Utility Income             6,429           6,879    (     450)   -6.55     74,627           80,731     (   6,104)   -7.56

AMENITY INCOME
Other Income                       330             100          230   230.44      3,373            1,200         2,173   181.07
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Amenity Income               330             100          230   230.44      3,373            1,200         2,173   181.07

MISC. INCOME
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Misc. Income                   0               0             0    0.00          0                0             0     0.00
                              --------        --------     --------  -------   --------         --------      --------   ------
TOTAL REVENUE                   41,296          42,273    (     977)   -2.31    497,903          500,359     (   2,456)   -0.49

PAYROLL EXPENSE
Salaries & Wages-Mgmt.           2,187           2,391          204     8.52     25,869           28,272         2,403     8.50
Salaries & Wages-Maint.          1,300           1,150    (     150)  -13.04     13,240           13,050     (     190)   -1.46
Salaries & Wages-Bonus               0               0            0     0.00        660              750            90    12.00
Payroll Taxes                      254             300           46    15.28      3,569            3,568     (       1)   -0.02
Health Benefits                    510             510            0     0.00      6,120            6,120             0     0.00
Pension Benefits                     0               0            0     0.00        306                0     (     306)    0.00
Workers Comp Insurance              90              90            0     0.00      1,080            1,080             0     0.00
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Payroll                    4,342           4,441           99     2.24     50,844           52,840         1,996     3.78

UTILITY EXPENSE
Water Expense                    3,882           2,848    (   1,034)  -36.30     34,386           37,068         2,682     7.24
Sewer Expense                    2,163           4,324        2,161    49.98     44,801           51,146         6,345    12.41
Gas Expense                         50              77           27    34.55        554              579            25     4.28
Electric Expense                   278             362           84    23.22      3,603            4,442           839    18.90
Trash Expense                        0               0            0     0.00          0              400           400   100.00
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Utilities Expense          6,373           7,611        1,238    16.26     83,343           93,635        10,292    10.99

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds            725             900          175    19.39      9,838           10,800           962     8.90
Repairs & Maint-Vehicles             0             100          100   100.00         30            1,200         1,170    97.53
Vehicle Expense                     19               0    (      19)    0.00        383                0     (     383)    0.00
Repairs & Maint-Equipment            5              50           45    90.00      1,243              600     (     643) -107.19
Equipment Rental                     0               0            0     0.00        186                0     (     186)    0.00
Repairs & Maint-Other                0               0            0     0.00        140                0     (     140)    0.00
Supplies-Maintenance                 0              50           50   100.00         22              600           578    96.38
Water Conditioning                   0             100          100   100.00          0            1,200         1,200   100.00

-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       33
Company: 90                                           Windsor Partnership                                        Date: 01/13/99
Development ID: 967                                       Shady Hills                                            Time: 13:20:06

                This is a PRELIM report since it contains data from the current period. Entries are not final.
-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                          12 Months       12 Months
                    Thru:     Dec 1998     Std. Budget     Variance      %     Dec 1998      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
Total Repairs & Maint.             750            1200         450      37.53    11,841           14,400         2,559    17.77

MARKETING
Advertising                          0             175         175     100.00     1,416            2,100           684    32.59
Promo Incentives-Resident            0               0           0       0.00         6                0      (      6)    0.00
Business Promotions                 46              50           4       8.38       348              600           252    42.07
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Marketing                     46             225         179      79.64     1,770            2,700           930    34.46

Collection Costs
Legal-Collection Fees                0             150         150     100.00     1,384            1,800           416    23.12
Bad Debt                             0           1,200       1,200     100.00     2,671            6,000         3,329    55.48
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Collection Costs               0           1,350       1,350     100.00     4,055            7,800         3,745    48.01

GENERAL & ADMINISTRATIVE
Telephone                           22             135         113      83.63     2,385            1,620      (    765)  -47.22
Supplies-Office                     97             140          43      30.42     1,029            1,680           651    38.73
Professional Fees-MRI              475             356    (    119)    -33.53     4,768            4,272      (    496)  -11.61
Employee Relations                   0             100         100     100.00         0              175           175   100.00
License & Fees                       0               0           0       0.00       320              515           195    37.86
Natl. & State Assn. Dues             0               0           0       0.00         0              249           249   100.00
Management Fees                  2,081           2,114          33       1.57    24,682           25,017           335     1.34
Overhead Reimbursement           1,174             279    (    895)   -320.92    14,092            3,348      ( 10,744) -320.92
Professional Development             0              38          38     100.00         0            1,406         1,406   100.00
Dues and Subscriptions               0               0           0       0.00       251                0      (    251)    0.00
Meals & Entertainment                0              25          25     100.00         0              100           100   100.00
Travel-Community                     0             150         150     100.00         0              600           600   100.00
Miscellaneous Expense            1,000           1,324         324      24.47     1,463           15,888        14,425    90.79
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total G&A                        4,850           4,661    (    189)     -4.06    48,991           54,870         5,879    10.71

TAXES & INSURANCE
Real Property Taxes              3,954           3,954           0       0.01    47,445          47,448              3     0.01
Insurance                          260             260    (      0)     -0.10     3,123           3,120      (       3)   -0.10
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Taxes & Insurance          4,214           4,214           0       0.00    50,568           50,568             0     0.00
                              --------     -----------    --------     ------  --------      -----------      --------   ------
TOTAL EXPENSES                  20,574          23,702       3,128      13.20   251,413          276,813        25,400     9.18
                              --------     -----------    --------     ------  --------      -----------      --------   ------
NET OPERATING INCOME            20,721          18,571       2,150      11.58   246,490          223,546        22,944    10.26
                              ========     ===========    ========     ======  ========      ===========      ========   ======

-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       32
Company: 90                                           Windsor Partnership                                        Date: 01/19/99
Development ID: 967                                       Shady Hills                                            Time: 14:56:00

                This is a PRELIM report since it contains data from the current period. Entries are not final.
-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                          12 Months       12 Months
                    Thru:     Feb 1999     Std. Budget     Variance      %     Feb 1999      Std. Budget    Variance        %
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent                 40,410          40,378           32     0.08    484,856          484,536         320       0.07
Non Rentable Sites           (   3,742)      (   3,240)   (     502)  -15.49  (  43,082)       (  38,880)  (   4,202)    -10.81
Vacancies                    (   4,186)      (   5,022)         836    16.64  (  53,939)       (  65,448)     11,509      17.58
Free Rent/Concessions        (     826)      (     486)   (     340)  -69.96  (   6,309)       (   5,832)  (     477)     -8.18
Employee Allowances          (     162)      (     162)           0     0.00  (   1,944)       (   1,944)          0       0.00
Other Allowances             (      37)      (      37)           0     0.00  (     444)       (     444)          0       0.00
Late Fees                          475             477    (       2)   -0.42      7,155            5,724       1,431      25.00
                              --------        --------     --------  -------   --------         --------    --------   --------

Net Site Rent                   31,932          31,908           24     0.07    386,293          377,712       8,581       2.27

OTHER RENT
Apt/Bldg. Rent                     700             800    (     100)  -12.50      9,200            9,600   (     400)     -4.17
                              --------        --------     --------  -------   --------         --------    --------   --------

Total Other Rent                   700             800    (     100)  -12.50      9,200            9,600   (     400)     -4.17

UTILITY INCOME
Water Income                     2,592           2,496           95     3.84     31,120           31,286   (     166)     -0.53
Sewer Income                     3,700           3,536          164     4.65     44,431           44,650   (     219)     -0.49
                              --------        --------     --------  -------   --------         --------    --------   --------

Total Utility Income             6,292           6,032          260     4.32     75,552           75,936   (     384)     -0.51

AMENITY INCOME
Other Income                       239               0          239     0.00      2,953              250       2,703   1,081.12
                              --------        --------     --------  -------   --------         --------    --------   --------

Total Amenity Income               239               0          239     0.00      2,953              250       2,703   1,081.12

MISC. INCOME
                              --------        --------     --------  -------   --------         --------    --------   --------

Total Misc. Income                   0               0            0     0.00          0                0           0       0.00
                              --------        --------     --------  -------   --------         --------    --------   --------
TOTAL REVENUE                   39,163          38,740          423     1.09    473,997          463,498      10,499       2.27

PAYROLL EXPENSE
Salaries & Wages-Mgmt.           2,124           2,126            2     0.09     25,649           24,792   (     857)     -3.45
Salaries & Wages-Maint.          1,250           1,196    (      54)   -4.52     13,250           13,182   (      68)     -0.52
Salaries & Wages-Bonus               0             100          100   100.00      1,325            1,200   (     125)    -10.42
Payroll Taxes                      247             310           63    20.44      3,256            3,546         290       8.17
Health Benefits                    510             219    (     291) -132.88      4,301            2,509   (   1,792)    -71.43
Pension Benefits                     0             103          103   100.00      1,350            1,175   (     175)    -14.92
                              --------        --------     --------  -------   --------         --------    --------   --------
Total Payroll                    4,131           4,054    (      77)   -1.89     49,132           46,404   (   2,728)     -5.88

UTILITY EXPENSE
Water Expense                    2,026           2,347          321    13.69     29,969           28,606   (   1,363)     -4.77
Sewer Expense                    3,673           4,134          461    11.15     48,200           49,176         976       1.98
Gas Expense                         79             150           71    47.46        573              832         259      31.14
Electric Expense                   283             569          286    50.23      3,887            4,475         588      13.13
Trash Expense                        0             485          485   100.00          0              970         970     100.00
                              --------        --------     --------  -------   --------         --------    --------   --------
Total Utilities Expense          6,061           7,685        1,624    21.14     82,630           84,059       1,429       1.70

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds            432             900          468    51.97      9,530           17,100       7,570      44.27
Repairs & Maint-Buildings            7               0    (       7)    0.00          7                0   (       7)      0.00
Repairs & Maint-Vehicles             0             100          100   100.00        161            1,200       1,039      86.55
Vehicle Expense                     82               0    (      82)    0.00        500                0   (     500)      0.00
Repairs & Maint-Equipment            0               0            0     0.00         14                0   (      14)      0.00
Repairs & Maint-Other               97               0    (      97)    0.00        307                0   (     307)      0.00
Supplies-Maintenance                 0               0            0     0.00         96                0   (      96)      0.00
                              --------        --------     --------  -------   --------         --------    --------   --------


-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       33
Company: 90                                           Windsor Partnership                                        Date: 01/19/99
Development ID: 967                                       Shady Hills                                            Time: 14:56:03


-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                          12 Months       12 Months
                    Thru:     Dec 1997     Std. Budget     Variance      %     Dec 1997      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
Total Repairs & Maint.             619           1,000         381      38.13    10,616           18,300         7,684    41.99

MARKETING
Advertising                        267             270           3       1.22     1,745            3,240         1,495    46.13
Promo Incentives-Resident          173               0    (    173)      0.00       173                0      (    173)    0.00
Promo Incentives-Dealers             0             200         200     100.00         0            2,400         2,400   100.00
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Marketing                    440             470          30       6.37     1,919            5,640         3,721    65.98

Collection Costs
Legal-Collection Fees              718               0    (    718)      0.00     1,473                0      (  1,473)    0.00
Bad Debt                      (    197)            520         717     137.87     7,117            2,080      (  5,037) -242.16
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Collection Costs             521             520    (      1)     -0.26     8,590            2,080      (  6,510) -312.98

GENERAL & ADMINISTRATIVE
Telephone                          418             125    (    293)   -234.78     2,491            1,500      (    991)  -66.06
Supplies-Office                    250             200    (     50)    -24.82     1,021            2,400         1,379    57.44
Professional Fees-MRI              539             290    (    249)    -85.83     4,943            3,680      (  1,263)  -34.33
License & Fees                       0               0           0       0.00        63              365           303    82.88
Management Fees                  1,973           1,937    (     36)     -1.86    23,188           23,175      (     13)   -0.06
Overhead Reimbursement        (    480)            250         730     292.00     2,646            3,000           354    11.80
Travel-Community                     0               0           0       0.00        47                0      (     47)    0.00
Miscellaneous Expense            6,326           1,359    (  4,967)   -365.51    20,611           21,708         1,097     5.05
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total G&A                        9,026           4,161    (  4,865)   -116.93    55,010           55,828           818     1.47

TAXES & INSURANCE
Real Property Taxes              3,839           2,794    (  1,045)    -37.39    41,885           33,528      (  8,357)  -24.93
Insurance                          632             632           0       0.02     7,734            7,584      (    150)   -1.98
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Taxes & Insurance          4,471           3,426    (  1,045)    -30.49    49,619           41,112      (  8,507)  -20.69
                              --------     -----------    --------     ------  --------      -----------      --------   ------
TOTAL EXPENSES                  25,269          21,316    (  3,953)    -18.54   257,515          253,423      (  4,092)   -1.61
                              --------     -----------    --------     ------  --------      -----------      --------   ------
NET OPERATING INCOME            13,895          17,424    (  3,529)    -20.26   216,483          210,075      (  6,408)    3.05
                              ========     ===========    ========     ======  ========      ===========      ========   ======

-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       11
Company: 90                                           Windsor Partnerships                                       Date: 03/24/99
Development ID: 967                                       Shady Hills                                            Time: 12:58:24

-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                          12 Months        12 Months
                    Thru:     Dec 1996     Std. Budget     Variance      %     Dec 1996      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
Gross Site Rent                 35,406          35,682    (     276)   -0.77    424,696          428,184     (   3,488)   -0.81
Non Rentable Sites           (   2,840)      (   2,840)           0     0.00  (  29,252)       (  32,376)        3,124     9.65
Vacancies                    (   5,176)      (   6,674)       1,498    22.44  (  77,685)       (  97,412)       19,727    20.25
Free Rent/Concessions        (     284)      (   1,195)         911    76.23  (   3,156)       (  17,060)       13,904    81.50
Employee Allowances          (     142)      (     150)           8     5.33  (   1,704)       (   1,800)           96     5.33
Other Allowances             (      37)              0    (      37)    0.00  (     444)               0     (     444)    0.00
Late Fees                          600             300          300   100.00      5,870            3,600         2,270    63.06
                              --------        --------     --------  -------   --------         --------      --------   ------
Net Site Rent                   27,527          25,123        2,404     9.57    318,325          283,136        35,189    12.43

OTHER RENT
Apt/Bldg. Rent                     800             700          100    14.29      9,600            8,400         1,200    14.29
Other Rent                           0             100    (     100)  -100.0          0            1,200     (   1,200) -100.00
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Other Rent                   800             800            0     0.00      9,600            9,600             0     0.00

UTILITY INCOME
Water Income                     2,561           2,894    (     333)  -11.51     30,786           32,942     (   2,156)   -6.55
Sewer Income                     3,657           4,129    (     472)  -11.43     43,961           47,001     (   3,040)   -6.47
Electric Income                      0               0            0     0.00          0              139     (     139) -100.00
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Utility Income             6,218           7,023    (     805)  -11.46     74,747           80,082     (   5,335)   -6.66

AMENITY INCOME
Other Income                       282              50          232   463.90      2,867              600         2,267   377.90
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Amenity Income               282              50          232   463.90      2,867              600         2,267   377.90

MISC INCOME
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Misc. Income                   0               0            0     0.00          0                0             0     0.00
                              --------        --------     --------  -------   --------         --------      --------   ------
TOTAL REVENUE                   34,827          32,996        1,831     5.55    405,539          373,418        32,121     8.60

PAYROLL EXPENSE
Salaries & Wages-Mgmt.           2,073           2,046    (      27)   -1.34     24,089           23,832     (     257)   -1.08
Salaries & Wages-Maint.          1,000           1,100          100     9.09     12,590           12,708           118     0.93
Salaries & Wages-Bonus             758             100    (     658) -658.07      3,458            1,200     (   2,258) -188.17
Payroll Taxes                      351             297    (      54)  -18.29      3,663            3,450     (     213)   -6.16
Health Benefits                    254             294           40    13.54      2,970            3,424           454    13.27
Pension Benefits                     0              97           97   100.00      1,198            1,132     (      66)   -5.86
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Payroll                    4,437           3,934    (     503)  -12.79     47,968           45,746     (   2,222)   -4.86

UTILITY EXPENSE
Water Expense                (      83)          2,543        2,626   103.26     25,780           28,949         3,169    10.95
Sewer Expense                (      30)          3,642        3,672   100.84     46,864           41,451     (   5,413)  -13.06
Gas Expense                         69               0    (      69)    0.00        425                0     (     425)    0.00
Electric Expense                   353             418           65    15.60      4,088            4,054     (      34)   -0.83
                              --------        --------     --------  -------   --------         --------      --------   ------
Total Utilities Expense            308           6,603        6,295    95.33     77,157           74,454     (   2,703)   -3.63

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds          1,496             900    (     596)  -66.20     14,015           18,800         4,785    25.45
Repairs & Maint-Pools                0               0            0     0.00         45                0      (     45)    0.00
Repairs & Maint-Vehicles           217             100    (     117) -117.02      1,181            1,900           719    37.86
                              --------        --------     --------  -------   --------         --------      --------   ------

-------------------------------------------------------------------------------------------------------------------------------
Report Date: 09/30/98                            OPERATING STMT: ACTUAL-BUDGET                                   Page:       12
Company: 90                                           Windsor Partnership                                        Date: 03/24/99
Development ID: 967                                       Shady Hills                                            Time: 12:58:26

                This is a PRELIM report since it contains data from the current period. Entries are not final.
-------------------------------------------------------------------------------------------------------------------------------
                                           Current Period                                       Year-to-Date
                               1 Month       1 Month                          12 Months       12 Months
                    Thru:     Dec 1996     Std. Budget     Variance      %     Dec 1996      Std. Budget      Variance      %
-------------------------------------------------------------------------------------------------------------------------------
Total Repairs & Maint.           1,713           1,000    (    713)    -71.28    15,240           20,700         5,460    26.38

MARKETING
Advertising                        196             270          74      27.26     2,141            3,240         1,099    33.93
Promo Incentives-Resident            0             300         300     100.00     1,000            3,600         2,600    72.22
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Marketing                    196             570         374      65.54     3,141            6,840         3,699    54.08

Collection Costs
Legal-Collection Fees            1,250               0    (  1,250)      0.00     1,970                0      (  1,970)    0.00
Bad Debt                           494             200    (    294)   -146.99     2,011              800      (  1,211) -151.39
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Collection Costs           1,744             200    (  1,544)   -771.99     3,981              800      (  3,181) -397.60

GENERAL & ADMINISTRATIVE
Telephone                          118             175          57      32.36     1,413            2,100           687    32.73
Supplies-Office                    157             200          43      21.52     2,175            2,400           225     9.37
Professional Fees-MRI              537             290    (    247)    -85.20     3,796            3,680      (    116)   -3.16
License & Fees                       0               0           0       0.00       364                0      (    364)    0.00
Management Fees                  1,674           1,650    (     24)     -1.48    19,949           18,672      (  1,277)   -6.84
Overhead Reimbursement             262             250    (     12)     -4.80     2,937            3,000            63     2.10
Meals & Entertainment                0               0           0       0.00        28                0      (     28)    0.00
Travel-Community                     0               0           0       0.00       129                0      (    129)    0.00
Miscellaneous Expense            1,419           1,359    (     60)     -4.45    19,186           20,858         1,672     8.02
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total G&A                        4,168           3,924    (    244)     -6.23    49,978           50,710           732     1.44

TAXES & INSURANCE
Real Property Taxes              3,467           2,053    (  1,414)    -68.87    30,213           24,636      (  5,577)  -22.64
Insurance                          782             495    (    257)    -58.03     6,547            5,940      (    607)  -10.21
                              --------     -----------    --------     ------  --------      -----------      --------   ------
Total Taxes & Insurance          4,249           2,548    (  1,701)    -66.77    36,760           30,576      (  6,184)  -20.22
                              --------     -----------    --------     ------  --------      -----------      --------   ------
TOTAL EXPENSES                  16,816          18,779       1,963      10.45   234,224          229,826      (  4,398)   -1.91
                              --------     -----------    --------     ------  --------      -----------      --------   ------
NET OPERATING INCOME            18,011          14,217       3,794      26.68   171,315          143,592        27,723    19.31
                              ========     ===========    ========     ======  ========      ===========      ========   ======

                               ENGAGEMENT LETTER

                            PROFILES OF APPRAISERS

                             PROFILE OF APPRAISER

                           JOHN H. WHITCOMB, MAI, CCM
                          St.Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa,FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                           2

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

Akers Away                      West Palm Beach, FL             Lakeside                        Douglasville, GA
Alafia Riverfront               Gibsonton, FL                   Lakewood                        Denton, TX
Alpine Village                  Sebring, FL                     Lantana Cascade                 Lantana, FL
Arbor Oaks                      Zephyrhills, FL                 Long Lake Village               West Palm Beach, FL
Blue Heron                      Clearwater, FL                  Marlboro Court                  West Palm Beach, FL
Bradenton Trailer Park          Bradenton, FL                   MH Country Club                 Oakland Park, FL
Carefree Village                Tampa, FL                       Mission                         El Paso, TX
Carolina Village                Concord, NC                     Moultrie Oaks                   St. Augustine, FL
Casa del Monte                  West Palm Beach, FL             Oak Point                       Titusville, FL
Chateau Forest                  Seffner, FL                     Orange Manor East               Winter Haven, FL
Chateau Village                 Bradenton, FL                   Palm Breezes Club               Lantana, FL
Cloverleaf                      Brooksville, FL                 Palm Ridge                      Leesburg, FL
Colonial Coach                  Greenacres City, FL             Panama City Estates             Panama City, FL
Coquina Crossing                St. Augustine, FL               Plantation Estates              Seffner, FL
Coral Lake                      Coconut Creek, FL               Portside                        Jacksonville, FL
Country Club Estates            Venice, FL                      Ridgecrest                      Fort Pierce, FL
Dessau                          Austin, TX                      San Souci                       North Fort Myers, FL
Foxcroft Village                Loch Sheldrake, NY              Scenic View                     Lakeland, FL
Foxwood Estates                 Lakeland, FL                    Seminole                        St. Petersburg, FL
Franklin Estates                Murfreesboro, TN                Shangri La                      Largo, FL
Gardens of Manatee              Parrish, FL                     Southwinds                      Lakeland, FL
A Garden Walk                   West Palm Beach, FL             St. Lucie Village               Okeechobee, FL
The Groves                      Orlando, FL                     Sunrise Village                 Cocoa Beach, FL
Gwinnett Estates                Snellville, GA                  Sunshine                        Lake Worth, FL
Harmony Ranch                   Thonotosassa, FL                Tall Pines                      Fort Pierce, FL
Holiday Ranch                   West Palm Beach, FL             Tara                            Jonesboro, GA
Holiday Plaza                   West Palm Beach, FL             Twin Shores                     Longboat Key, FL
Holland                         Fort Lauderdale, FL             Valley Pines                    El Paso, TX
Kings and Queens                Lakeland, FL                    Village Glen                    Melbourne, FL

Profile of Appraiser                                                           3

Recreational Vehicle Parks
--------------------------

Avalon RV Park                  Clearwater, FL                  Pioneer Creek                   Bowling Green, FL
Camp Inn                        Frostproof, FL                  Rainbow Village                 Clearwater, FL
Forest Lake Village             Zephyrhills, FL                 Space Coast RV Resort           Rockledge, FL
Hide Away                       Ruskin, FL                      Sunshine RV                     Vero Beach, FL
Holiday RV Resort               Leesburg, FL                    Topics                          Hudson, FL
Horizon RV Park                 Davenport, FL                   Twelve Oaks                     Sanford, FL
Key RV Park                     Marathon, FL                    Village Park                    Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage         Loganville, GA                  Orange Avenue                   Tallahassee, FL
Alpine Self Storage             Rockford, IL                    Plantation Xtra Storage         Plantation, FL
Baytree Self Storage            Valdosta, GA                    St. Augustine Self Storage      St. Augustine, FL
Budget Self Storage             Sterling, VA                    Southern Self Storage           Riviera Beach, FL
Delray Mini Storage             Delray Beach, FL                Storage Express                 Lauderhill, FL
Edison Lock Up                  Edison, NJ                      Valdosta Self Storage           Valdosta, GA
Extra Space                     Lauderhill, FL                  Xtra Space                      Orlando, FL
Howell Self Storage             Howell, NJ                      Your Extra Attic                Duluth, GA
Hyde Park Storage               Tampa, FL                       Your Extra Attic                Norcross, GA
Jacksonville Storage            Jacksonville, FL                Your Extra Attic                Stockbridge, GA
Okeechobee Storage              Hialeah Gardens, FL             Your Extra Attic                Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                                  Howard Johnson Maingate
Comfort Inn Kissimmee                                           Hyatt On Union Square
Comfort Suites Asheville                                        Hyatt Orlando
Embassy Suites Boca Raton                                       Hyatt Wilshire
Hotel Nikko San Francisco                                       Hyatt Regency Houston
Hilton Southwest Freeway Houston                                La Samanna
Hollywood Beach Hilton                                          Ramada Resort Maingate
Holiday Inn Gainesville                                         Westin Washington, D.C.

Profile of Appraiser                                                           4

Financial
---------

Belgravia Capital                       Heller Financial
Bloomfield Acceptance Company           Household Finance Corporation
Chase Manhattan Bank                    Irving Leasing Corporation
Chrysler Capital Corporation            Mfd. Housing Community Bankers
Citicorp Real Estate                    Mellon Bank
Collateral Mortgage                     Morgan Stanley
CoreStates Financial Corporation        NationsBank
Credit Suisse First Boston              Nomura Securities
FINOVA Capital                          Pacificorp Financial Services
First Union Corporation                 PACTEL Finance
GE Capital                              Society National Bank
Goldman Sachs                           Sun America Insurance
Greentree Financial                     Union Capital

Real Estate/Real Estate Investment
----------------------------------

W.P. Carey & Company, Inc.              LaSalle Partners
Chateau Communities                     Las Colinas Corporation
Continental Communities                 Metropolitan Life
Delaware North Companies                MHC
Dillon Read Real Estate Inc.            National Home Communities
Drexel Burnham Lambert Realty, Inc.     Pitney Bowes Credit Corp.
First Boston Corporation                Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commerical Investment Real Estate Institute

PUBLICATIONS
------------

     Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                    ----------------------------------

TESTIMONY
---------

     Mr. Whitcomb has presented expert testimony in United States Tax Court.

                             PROFILE OF APPRAISER

                             KEITH McFARLAND, ASA

REAL ESTATE EXPERIENCE
----------------------

Consultant
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured housing communities, self storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishment as well as special use facilities. January 1996 to present.

Appraisal Director
Marshall and Stevens, Inc.
St. Louis, MO

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1986 to Present.

PROFESSIONAL AFFILIATIONS
-------------------------

ASA, Senior Member American Society of Appraisers

State Certified General Real Estate Appraiser
Arkansas #CG1200N                                 Michigan #1201004617
Colorado #CG80000045                              Mississippi #GA-417
Illinois #153000628                               Missouri #RA-001461
Indiana #CG69201433                               Ohio #398743
Kansas #G-871                                     Tennessee #00051023

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Allied Research Associates                        IBM Retirement Fund
AT&T Global Real Estate                           Krupp Asset Management Company
Boatmen's National Bank                           May Company
CalPERS                                           Pacific Realty Corporation
Citicorp Real Estate                              Park Corporation
Continental Grain Company                         Ruff, Callahan & Hemmeter
Eastdil Realty                                    Sears
First Tennessee Bank                              Wal-Mart Stores

Profile of Appraiser


EDUCATIONAL BACKGROUND
----------------------

Southern Illinois University at Edwardsville, B.S.

The Appraisal Institute

American Society of Appraisers

                                                               EXHIBIT (b)(1)(D)

                         LIMITED SCOPE APPRAISAL IN A
                                SELF-CONTAINED
                         REAL ESTATE APPRAISAL REPORT


                             131 Space - Trailmont
                        Manufactured Housing Community
                              1341 Dickerson Pike
                       Davidson County, Tennessee 37072


                                 PREPARED FOR

                                Mr. Steve Waite
                                   President
                              Windsor Corporation
                               6430 South Quebec
                              Englewood, CO 80111


                                     AS OF


                               October 28, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

November 8, 1999


Mr. Steve Waite
President
Windsor Corporation
6430 South Quebec
Englewood, CO 80111

RE:   131 Space - Trailmont
      Manufactured Housing Community
      1341 Dickerson Pike
      Davidson County, Tennessee 37072

Dear Mr. Waite:

     At your request, we have completed a desktop update of the appraisal of the above captioned property. The subject property was previously inspected on March 26, 1999, with the appraisal issued April 30, 1999. Our analysis commenced October 28, 1999 and was completed November 5, 1999. The effective date of our valuation is October 28, 1999. We estimate the "as is" market value of the property rights outlined herein, as of October 28, 1999, based on an exposure period of six months, to be:

                - TWO MILLION THREE HUNDRED THOUSAND DOLLARS -

                                 ($2,300,000)

     The purpose of this Limited Scope Appraisal is to express our opinion of the market value/1/ of the fee simple interest in the real estate. Our opinions are subject to the definition of value, assumptions and limiting conditions, certifications, and engagement instructions in this report. The reader must be acquainted with these items prior to considering the opinions and information described within this Limited Scope Appraisal in a Complete Appraisal Report format.

________________________
1 Uniform Standards of Professional Appraisal Practice (Appraisal Foundation, 1999 Edition),
p. 139.

Mr. Steve Waite
November 8, 1999
Page 2

     We have developed our opinions based on our understanding of the Uniform Standards of Professional Practice (USPAP), Standards Rule 1, as promulgated by the Appraisal Foundation.

     Our appraisal was based on more current information you provided regarding both current and forecasted operating levels for the subject property. Because a desktop update was completed and the property was not reinspected, based upon USPAP guidelines, the report limits its use to the client and considers anyone else using the report an unintended user./2/ The intended user of this report is Windsor Corporation.

     It is our understanding that the intended use of this appraisal report is for the sole purpose of assisting the client for corporate planning; its use for any other purpose or valuation date may invalidate the appraisal.

     At the client's request, we have not reinspected the subject property or conducted an in depth analysis of the subject's market area; however, we have considered the changes in income and expenses based on current leases and operating levels. This appraisal assumes no substantial changes in the condition of the property or the market affecting the subject property since our previous inspection on April 30, 1999, unless otherwise stated. The scope of the appraisal development gathering information on improved sales, rent, operating expenses, capitalization and yield rates, and an analysis of regional and neighborhood trends. Our analyses and conclusions are based upon phone surveys with market participants, and publicly available data collected by the appraiser. All market data were verified by the buyer, seller, broker, deed, title company, and/or leasing agent wherever possible. The accumulated data were analyzed in relation to the income capitalization and sales comparison approaches.

__________________________
2 USPAP, 1999 Edition, Appraisal Foundation, Standard 2-2(c), Advisory Opinions 11 and 12.

Mr. Steve Waite
November 8, 1999
Page 3


     By prior agreement with the client, the appraiser did not reinspect the subject property,/3/. The scope of this appraisal limited by completing a desktop update and not reinspecting the subject property. Our analysis is based on information gathered during our original inspection and appraisal of the subject property, and this appraisal assumes no material changes during this period. Therefore, the physical descriptive sections and corresponding analyses therein (from the reports) are hereby incorporated into our more current analyses herein. We reserve the right to adjust the valuation herein reported as required by consideration of additional or more reliable data that may become available. It is the appraisers determination that this appraisal is not so limited as to result in a misleading or confusing report. It is understood by Windsor Corporation is aware of the limitations and lower level of reliability inherent in a limited appraisal process, and that if a complete appraisal process were undertaken, or more information were to become known, our value conclusion may change.

     Our value estimate applies to the land as physically constituted and to the improvements actually in existence. Our value estimate reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Trailmont is a fully developed 131-space Manufactured Housing Community, with two playgrounds, a maintenance shed and a 20' x 50' mobile home that is used an on-site office. The community is located along the west side of Dickerson Pike, just south of Dickerson Pike in unincorporated Davidson County, Tennessee. The current lot rent is $224.00 per month for singlewide units and $229.00 per month for doublewide units. Management bills the residents on a monthly basis for utilities. The current physical occupancy at the subject is 100%. There is one employee occupied space. The economic occupancy is approximately 99.0%.


____________________________
3 The appraisal process, therefore, involved departure from Standards Rule 1 of USPAP.

Mr. Steve Waite
November 8, 1999
Page 4


     This conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation and Windsor Corporation's Appraisal Guidelines.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you and would like to thank you for the help and information you provided. If you have any questions, please feel free to contact us.

Very truly yours,

WHITCOMB REAL ESTATE



John H. Whitcomb, MAI, CCIM



Keith D. McFarland, ASA
Tennessee General Certified Appraiser #00051023

                               TABLE OF CONTENTS

Title Page
Transmittal
Table Of Contents.........................................................    5

INTRODUCTORY SECTION
Photographs Of Subject....................................................    7
Summary Of Facts And Conclusions..........................................    9
Scope Of The Assignment...................................................   10
Purpose And Intended Use Of The Report....................................   12
Appraisal Definitions.....................................................   12
Property Rights Appraised.................................................   13
Effective Date Of Value...................................................   13
Date Of Inspection........................................................   13

DESCRIPTIVE SECTION
Area Description..........................................................   15
Neighborhood Description..................................................   19
Manufactured Housing Community Market Overview............................   22
Land And Site Improvements................................................   31
Improvement Description...................................................   34
Ownership And Property History............................................   35
Occupancy.................................................................   35
Zoning And Other Land Use Controls........................................   35
Assessment And Taxes......................................................   36
Marketability And Exposure Period.........................................   37

VALUATION SECTION
Highest And Best Use......................................................   40
Valuation Process.........................................................   45
Income Capitalization Approach............................................   46
Sales Comparison Approach.................................................   63
Final Estimate Of Value...................................................   81
Certification.............................................................   82
Assumptions And Limiting Conditions.......................................   83

ADDENDA
Legal Description
Financials (recap)
Profiles Of Appraisers

                             INTRODUCTORY SECTION

                 PHOTOGRAPHS OF SUBJECT (Taken March 26, 1999)

          --------------------------------------------------------------
















          --------------------------------------------------------------

                          View of Entry for Trailmont

          --------------------------------------------------------------














          --------------------------------------------------------------

                  Typical Interior Street Scene in Trailmont

                 PHOTOGRAPHS OF SUBJECT (Taken March 26, 1999)

          --------------------------------------------------------------

















          ---------------------------------------------------------------

                              View of Playground


          --------------------------------------------------------------














          --------------------------------------------------------------

                         View of Additional Land Area

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


MSA and Census Tract:         Nashville MSA- 5360: Census Tract 102
---------------------

Property Appraised:           131 Space - Trailmont
-------------------
                              Manufactured Housing Community
                              1341 Dickerson Pike
                              Davidson County, Tennessee 37072

Property Rights Appraised:    Fee Simple Interest, subject to tenant leases
--------------------------

Land Area:                    Gross land area - 32.48 acres more or less; net
----------
                              land area -30.22 acres

Improvements:                 131 manufactured housing spaces, two playgrounds,
-------------
                              a maintenance building and a 20' x 50' mobile home that is used as an on-site office.

Owner:                        Windsor Park Properties 3
------

Zoning:                       R20, Residential and CS, Commercial Service
-------
                              Districts

Highest and Best Use:         As Vacant: Hold for future development as
---------------------
                              predicated by market demand.
                              As Improved: Current use (Manufactured Housing
                              Community)

Value Indications:            Income Approach                    $2,300,000
------------------
                              Sales Comparison Approach          $2,250,000



Final Estimate of Value:      $2,300,000
-----------------------

Date of Appraisal:            October 28, 1999
------------------

Date of Prior Inspection:     March 26, 1999
-------------------------

SCOPE OF THE ASSIGNMENT
-----------------------

     This limited scope assignment encompasses providing a desktop update of the "as is" market value of the fee simple property rights, subject to tenant leases. The subject consists of a 131-space manufactured housing community that is situated on 32.48 acres of land. The on-site manager is Millie Davis. The community is located along the west side of Dickerson Pike, just south of Old Dickerson Pike and the city limits of Goodlettsville in unincorporated Davidson County, Tennessee. The date of the valuation is October 28, 1999 and the property was previously inspected on March 26, 1999.

     The first step in the analysis is to develop a concise statement or definition of the appraisal assignment. This sets the limits of the analysis and eliminates any ambiguity about the nature of the assignment. This is accomplished by: 1) identifying the real estate being analyzed, 2) stating the effective date of value, 3) stating the purpose and use (function) of the analysis, 4) defining market value, 5) defining and identifying the property rights to be valued, and 6) stating the assumptions and limiting conditions applicable to the conclusions.

     After defining and accepting the assignment, the preliminary analysis, which was previously formulated in order to determine the character and extent of the proposed assignment, is reviewed and refined. The preliminary analysis also determines the amount of work that will be required to gather the necessary data. This analysis and work plan are dependent upon the character of the assignment and the type of property being analyzed. The next step is to survey the market and its environs, including the gathering of general and specific data. The physical and area descriptions of the subject are based on the previous physical inspection of the subject, which was accomplished on March 26, 1999.

     General data consists of information on the principles, forces and factors that affect marketability and property value. This information includes regional and neighborhood trends, as well as social, economic, governmental and environmental forces that could or may have an effect on the subject's marketability and value. This general data contributes significantly to the understanding of the marketplace. Area data for Davidson County and the subject's immediate neighborhood was obtained from a number of published sources that are appropriately cited in the report. Based on the data produced through the research of the general area and neighborhood the initial searches for market data were extended back to January 1996. As there was adequate data from which to evaluate the subject property, during that time period, the search was not further extended or otherwise modified.

     Specific data relates to the property being appraised, including a detailed description of both the parcel comprising the subject site and the subject's existing site improvements, based upon the physical inspection of the premises and the neighborhood, together with various documents and drawings obtained from the owner, management and public services; as well as current and recent changes in ownership of the subject, occupancy, zoning and land use regulations affecting the subject, and assessment and real estate tax information applicable to the subject, obtained from the appropriate governmental agencies. The gathering of specific data also relates, as may be applicable, to the comparable land sales, improved sales and rentals selected. The majority of the market transactions were originally researched through public records and subscription services, which were then visually inspected and verified with a principle of the transaction, a broker or agent involved in the transaction and through public records.

     In addition to the physical data, locational and income and expense information for the subject and, as available, for the comparable sales and rentals was utilized. Also considered are financing arrangements and/or unusual motivations of either buyer or seller that could or did affect selling prices or rentals.

     An integral part of the valuation process for the property is the determination of the highest and best use of the subject site: 1) as if vacant, and 2) as currently improved. The latter analysis is useful in identifying comparable properties, and determining whether the existing improvements should be retained, renovated or demolished. The land value estimate, as if vacant, is required when the land's contribution to total property value is sought, or when improvements are valued separately, as in the Cost Approach.

     After determining the subject site's highest and best use and gathering the necessary data, we integrate the information drawn from the market research and analysis of data and consider the application of the three valuation approaches-the Income Capitalization Approach, the Sales Comparison Approach and the Cost Approach - in order to derive a well-supported value estimate of the fee simple interest. Although the three approaches are interrelated, the property type and use will determine which approach or approaches are most appropriate. Upon completion of the applicable approaches, we reconcile the value conclusions derived in order to provide a final value estimate.

PURPOSE AND INTENDED USE OF THE REPORT
--------------------------------------


     The purpose of the limited scope appraisal is to complete a desktop update of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of October 28, 1999.

     The information, opinions, and conclusions contained in this report have been prepared for corporate planning purposes. The intended user of the report is Windsor Corporation.


APPRAISAL DEFINITIONS
---------------------

     Market Value, as defined by the Office of the Comptroller of the Currency is:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

          -    buyer and seller are typically motivated;

          - both parties are well informed or well advised and acting in what they consider their own best interests;

          -    a reasonable time is allowed for exposure in the open market;

          - payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          - the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Fee Simple Interest is defined as the absolute ownership unencumbered by any other interest or estate subject only to the four powers of government./4/




_______________________________
/4/ The Dictionary of Real Estate Appraisal, Third Edition, Appraisal Institute, 1993.

PROPERTY RIGHTS APPRAISED
-------------------------

     The real estate interest appraised is that of ownership in fee simple interest, subject to existing tenant leases, and the property is appraised as if free and clear of mortgages, liens, servitudes and encumbrances, except those noted in the body of this appraisal.

EFFECTIVE DATE OF VALUE
-----------------------

     The effective date of our value is October 28, 1999. The property was previously inspected on March 26, 1999.

DATE OF INSPECTION
------------------

     Keith D. McFarland, ASA, previously inspected the property on March 26, 1999. The physical and area descriptions for the subject are based on the prior inspection of the subject property. This appraisal assumes no substantial changes in the condition of the property or the market affecting the subject property since our previous inspection.

                              DESCRIPTIVE SECTION

AREA DESCRIPTION
----------------


Introduction
------------

     The economic vitality of the surrounding area and the immediate neighborhood encompassing the subject property is an important consideration in estimating demand and future cash flow potential of a particular property. The area description focuses on the social, economic, governmental and environmental forces that effect real estate.

     The first step in estimating the highest and best use of the subject property is an examination of the social, economic, governmental and environmental forces affecting property values in the Nashville area. In the following discussion, we have attempted to present sufficient data to inform readers unfamiliar with the Davidson County area and its environs.

Location
--------

     Nashville, the state capitol and county seat of Davidson County, is centrally located in the state of Tennessee. Regional highway access is good with three interstates, I-40, I-24, and I-65, accessible from I-440 which forms a partial loop around the central urban core. This area is a part of the Nashville MSA which also encompasses Cheatham, Dickson, Robertson, Rutherford, Sumner, Williamson and Wilson Counties, and is situated approximately 285 miles northwest of Atlanta, Georgia and 210 miles east of Memphis. The subject lies approximately 7 miles northeast of the Central Business District of Nashville and just south of the city limits of Goodlettsville in unincorporated Davidson County.

     Nashville-Davidson County is a consolidated city-county government system. The Nashville MSA is the largest MSA in the state and serves as a center for academic, political, research and technological activities.

Population
----------

     As of 1998, the Nashville MSA contained a total population of 1,151,858, and represents a 18.1 percent increase from 1990. Davidson County is the largest county within the MSA with a estimated 1998 population of 538,796. This represents a 5.5 percent increase in total population since 1990. The Nashville MSA encompasses 4,004 square miles and has exhibited one the highest population growth levels in the nation during the past two decades. This growth is attributed to job growth and attractive cost of living for the surrounding area. Population trends for the area are outlined on the following page.

================================================================================
                          REGIONAL POPULATION TRENDS

                                                            1980 to 1990
                                                          Compound Annual
                         1980        1990        1998         Growth Rate
--------------------------------------------------------------------------------
Davidson County         477,811     511,000     538,796           0.75%
Nashville MSA           850,505     975,026   1,158,858           1.38%
State of Tennessee    4,591,023   4,877,203   5,442,000           0.67%
================================================================================

     It is estimated that the population levels of the Davidson County and other locations in the surrounding MSA area will continue to increase in coming years. The 1997 effective buying income for the MSA was estimated to be $38,224 and represents a 5.2 percent increase from 1996. According to data complied by the Metropolitan County Planning Commission, average salaries in all major industrial sectors in Davidson County exceed the state average; in Manufacturing and Services, the average salary is 121.7% and 117.4% of the state average.

Economic Base and Employment
----------------------------

     The Nashville MSA has a relatively diversified economic base and primary employment sectors include services (31.5%), wholesale and retail trade (24.3%), manufacturing (15.4%) and government (12.6%). Employment growth trends for the MSA reflect the recession of the early 1990's and a full recovery. The unemployment rate has continued to decline as the total labor force has increased. This factor indicates job growth has outpaced the growth in the labor force. It is significant to note that in the 1980-1993 period, manufacturing continued to grow in contrast to the national experience. Nashville has also increased a steady rate of employment growth during recent years. Much of this growth has been in the music industry and the service jobs associated with the continued growth of tourism. Also, there is a large concentration of employment in the automotive industry and health management firms. Major private employers include Vanderbuilt University and Medical Center (12,000 employed), Columbia/HCA Healthcare Corporation (7,000), and Nissan Motor Manufacturing Corp. USA (6,000).

     The labor force for the MSA numbered approximately 614,900 in 1997 and represents a 22.4 percent increase since 1990. Therefore, the total amount job growth is outpacing population growth for the surrounding area. Unemployment during 1998 averaged 2.9%, and represents a decrease from the 1997 level of 3.4%. However, these figures are well below both state and national unemployment levels.

Transportation
--------------

     Davidson County and the Nashville MSA enjoy an excellent transportation network that allows convenient access to primary cities. Primary transportation routes include Interstates 40, 24, 65, 440 and 265. Interstate 65 connects Nashville with Birmingham, Alabama to the south and Louisville, Kentucky to the north. Interstate 840, an "outer loop" controlled access highway currently under construction around Nashville's MSA and will extend through Williamson County. Commercial air service is available from the Nashville Metropolitan Airport. Common carrier freight service is provided by over 100+ trucking companies with several maintaining terminals within the surrounding area. Railroad service is provided by CSX Railroad which serves the area. Overall, transportation facilities within the Davidson County area are sufficient to serve the needs of both businesses and residents.

Summary
-------

     In summary, the Nashville area looks favorable with most economic sectors experiencing strong growth from both relocations and expansions. With a diversified economy and the seat of state government, a large measure of stability is ensured relative to many other metropolitan areas. Although future rates of growth are not likely to match those of the mid and late 1980's, the overall prognosis of factors pertinent to the long-term real estate investment decision appears positive.

--------------------------------------------------------------------------------





















--------------------------------------------------------------------------------

                                   Area Map

NEIGHBORHOOD DESCRIPTION
------------------------

     A neighborhood is defined as a portion of a larger community, or an entire community, containing a homogeneous group of inhabitants, buildings, or business enterprises.

Location
--------

     The subject is located along the west side of Dickerson Pike, just south of Old Dickerson Pike and the city limits of Goodlettsville. The subject is located at the northern edge of Davidson County within a mixed use commercial, residential and agricultural area that has exhibited new development during recent years. The neighborhood boundaries are generally described as Interstate 65 to the north, Gallatin Pike to the east, Briley Parkway to the south and Brick Church Pike to the west. Dickerson Pike extends northeast/southwest and serves as a primary commercial thoroughfare for northern Davidson County. This street extends south to the Central Business District and allows for convenient access to Interstate 65 via Old Hickory Boulevard to the south and Long Hollow Pike to the north.

Neighborhood Characteristics
----------------------------

     The subject is an older manufactured housing community that is situated in a mixed-use commercial, residential and agricultural area that has exhibited new commercial and residential development during recent years. The immediate area located north along Dickerson Pike is primarily built-up with undeveloped tracts of agricultural land being located to the south and southwest. Land uses surrounding the subject consist of a mixture of older commercial buildings and farmland located along Dickerson Pike with newer commercial properties being located further north. Surrounding developments include older single family residences, a car wash, tire store, a used car dealership and a service station with retail buildings, strip shopping centers, and small office developments located further north. New commercial and residential development was noted within subject's market area and is anticipated to continue. The existing use of the subject is compatible with surrounding land uses.

Access
------

     The subject property is accessible from I-65 via Hickory Boulevard located approximately 2.5 miles south and Long Hollow Pike three miles to the north. Interstate 65 is a primary traffic artery that serves the Nashville metropolitan area. Located further south is Briley Parkway, a primary commercial thoroughfare that forms a circular loop around the northern portion of Davidson County connecting to both Interstates 65 and 24. Access to the subject is provided by Dickerson Pike, a four-lane asphalt paved street that extends north-south and is improved older commercial and residential properties within the immediate vicinity of the subject property. Overall, access to the subject property is considered good.

Housing
-------

     While the subject competes with all forms of housing to a certain degree, the closest competition is other manufactured housing communities. There are three large manufactured housing communities located in northern Davidson County. Located to the southwest is the Holiday Mobile Home Park (267 spaces) and Shady Hills (225 spaces) which are older manufactured housing communities. Located to the northeast is the Country Living Mobile Home Park (118 spaces). Other communities within the surrounding area include Country Meadows (296 spaces) located in Antioch and Old Hickory Estates (286 spaces) which is located in Mount Juliet. A survey of surrounding parks revealed increases in rental rates during the past year with slight declines in occupancy levels being noted. The decline in occupancy is attributed to a decline in interest rates which made single-family home ownership more attractive. These properties are discussed further in the Manufactured Community Market Overview section of this report.

Concurrency
-----------

     Land uses for the subject's market area are controlled by the Davidson County Planning and Zoning Commission which implements and monitors local comprehensive and growth management plans. The existing use of the subject is a legal nonconforming use with local zoning regulations.

Summary and Conclusion
----------------------

     The real estate market in Davidson County is strong. The office, industrial and retail real estate sectors reported 1998 vacancy levels below 10 percent. In addition, non-residential building permit values increased by 51.8 percent from 1996 to 1997 while a slight decrease was noted for residential building permits. The growth demands on the county are very evident in light of past trends and the projections are for further population increases. The desirability of this area is evident and is anticipated to continue to increase as the local economy is forecasted to continue to expand in coming years. The subject property is situated in a mixed-use commercial, residential and agricultural area that has exhibited new commercial and residential area that has exhibited new commercial and residential development during recent years. The overall demand for manufactured housing space is evident within this market and is anticipated to continue. Based on these factors, real estate values are anticipated to increase barring any near term economic reversals.

--------------------------------------------------------------------------------























--------------------------------------------------------------------------------
                               Neighborhood Map

MANUFACTURED HOUSING COMMUNITY MARKET OVERVIEW
----------------------------------------------

     The manufactured housing industry in the state of Tennessee has matured over the past twenty years, as a direct result of the advancements in manufactured housing construction techniques and the continued ability of producers and dealers to make manufactured housing a relatively inexpensive housing alternative. Over this period the industry has progressed from it's original "trailer park" image, to the "mobile home park" and, finally, to its present status as "a manufactured housing community." This most recent status is only appropriate, as most manufactured homes are typically moved only once during their economic lifetime; from the manufacturer or dealer's lot to the homesite.

     According to the 1998 U.S. Housing Market Map, Tennessee ranked 7/th/ among states in the number of homes shipped in 1998. As shown on the following table, manufactured home shipments in Tennessee have generally increased since 1996.

                                 Manufactured
                                Home Shipments

              ==================================================
                      Year                      Shipments
              --------------------------------------------------
                      1996                        11,762
              --------------------------------------------------
                      1997                        11,723
              --------------------------------------------------
                      1998                        14,394
              ==================================================
              Source: Tennessee Manufactured Housing Association

     There is a wide range of rental rates in the marketplace. Generally speaking, lot rent ranges between $180.00 per month to $342.00 per month. Rates varied within some of the communities as lots for multi-section homes and larger lots leased for higher than standard amounts. In addition higher rents were charged at communities that provided utilities to the tenants. Typically, only trash collection service is included in the rental rate.

     The subject rental rates are $224.00 per lot, per month for singlewide units and $229.00 per month for doublewide units. The subject rents are at the lower end of the range of rent levels found in nearby communities. The last rent increase was in January 1999. Currently management bills the residents on a monthly basis for utilities in addition to rent.

     Because occupancies are currently strong, there were no incentives offered for the move-in of homes into a community. As shipments continue to increase and existing vacancy is absorbed, the market should tighten and permit rent increases.

     The subject is a 131-space, all age manufactured housing community. As of the date of our inspection, the physical occupancy was 100%. There is one employee occupied space.

Manufactured Housing Community Market Overview                                23

The economic occupancy is approximately 99.0%. The communities that are most competitive with the subject have been detailed on the following pages. These five communities are fully developed and are currently ranging from 85.8% to 100% occupied.

Summary
-------

     The manufactured housing market is sophisticated in the state of Tennessee. Shipments have increased over the last three years. Manufactured housing provides a lower cost-housing alternative to site built homes and a sense of community to residents. A survey of the subject's market area revealed that several of the competing manufactured housing communities are currently reflecting occupancy levels of 95% to 100% with property mangers reporting that new homes being are sold with few spaces being available for lease. A slight increase in vacancy levels was noted is some of the communities and is attributed to low interest rates which have made single-family home ownership more attractive. In addition, it was also reported that there is a significant amount of local opposition regarding the development of any new manufactured housing communities within Davidson County. Therefore, it is unlikely that overbuilt market conditions will occur within the near future. The overall demand for manufactured housing sites within this market area is high. Increasing rents and occupancies should continue to occur as the local and national economy improves.

Old Hickory Estates
500 Cheyenne Boulevard
Madison, Davidson County, Tennessee

    ====================================================================




















    ====================================================================

Location:                    East Side of Cheyenne Boulevard, south of Hickory
                             Boulevard.

Number of Spaces:            286

Property Description:        All age manufactured housing community built in
                             1970's.

Monthly Rental Rates:        $215.00 to $225.00

Occupancy:                   90.0%

Services Included in Rates:  Trash collection and sewer service

Amenities:                   Swimming pool

Verification/Date:           Kitty Alyea, Community Manager on October 28, 1999.

Comments:                    Old Hickory Estates is an older community that
                             rental increased rates by $15.00. This community is approximately nine miles northeast of the subject.

Country Meadows
860 Richards Road
Antioch, Davidson County, Tennessee

    ====================================================================




















    ====================================================================

Location:                    South side of River Road, east of Antioch Pike

Number of Spaces:            296

Property Description:        All age manufactured housing community built in
                             1980's.

Monthly Rental Rates:        $332.00 to $342.00

Occupancy:                   95.9%

Services Included in Rates:  Trash collection and lawn care service

Amenities:                   Playground and swimming pool.

Verification/Date:           Katrina Garrett, Community Manager on October 28,
                             1999.

Comments:                    This is an attractive community that is located in
                             a superior commercial/residential area and is located approximately 11 miles southeast of the subject property.

Shady Hills
1508 Dickerson Pike
Nashville, Davidson County, Tennessee

    ====================================================================




















    ====================================================================

Location:                    West side of Dickerson Pike, south of Trinity Lane.

Number of Spaces:            225

Property Description:        All age manufactured housing community built in
                             stages from 1950 to 1952.

Monthly Rental Rates:        $180.00 to $188.00

Occupancy:                   85.8%

Services Included in Rates:  Trash collection.

Amenities:                   No amenities.

Verification/Date:           Lee Lynch, Community Manager on November 5, 1999.

Comments:                    This community is located approximately six miles
                             south of the subject and is inferior in quality and condition.

Holiday
201 Grizzard Avenue
Nashville, Davidson County, Tennessee

    ====================================================================




















    ====================================================================

Location:                    Located at the end of Grizzard Avenue, west of
                             Dickerson Pike

Number of Spaces:            267

Property Description:        All age manufactured housing community built in
                             1967.

Monthly Rental Rates:        $200.00 to $210.00

Occupancy:                   100.0%

Services Included in Rates:  Water, sewer and trash collection.

Amenities:                   Swimming pool.

Verification/Date:           Gene Gentry on October 28, 1999.

Comments:                    This is an older community that is inferior in
                             condition to the subject property. The park is located approximately 1 mile northwest of the subject property.

Country Living
1330 Williamson Road
Goodlettsville, Davidson County, Tennessee

    ====================================================================




















    ====================================================================

Location:                    South side Williamson Road, east of Dickerson Pike

Number of Spaces:            118

Property Description:        All age manufactured housing community built in
                             late 1960's.

Monthly Rental Rates:        $205.00 to $210.00

Occupancy:                   100%

Services Included in Rates:  Trash collection.

Amenities:                   None

Verification/Date:           Mrs. Vaughn, Community Manager on October 28, 1999.

Comments:                   This park is inferior in visibility and condition
                            and is situated approximately 4 miles northeast of the subject property.

                           RENTAL COMPARABLE SUMMARY

================================================================================================================================
   No.                   Name/Location                   Number      Monthly            Services                Amenities
                                                         Spaces/     Rental          Included In Rent
                                                         % Occ.      Rates
--------------------------------------------------------------------------------------------------------------------------------
    1       Old Hickory Estates                          286/        $ 215.00        Trash collection and       Swimming pool.
            -------------------                          90.0%          to           sewer service.
            500 Cheyenne Boulevard                                   $ 225.00
            Madison, Davidson County, Tennessee
--------------------------------------------------------------------------------------------------------------------------------

    2       Country Meadows                              296/        $ 332.00        Trash collection and       Playground and
            860 Richards Road                            95.9%          to           lawn care service.         swimming pool.
            Antioch, Davidson County, Tennessee                      $ 342.00

--------------------------------------------------------------------------------------------------------------------------------

    3       Shady Hills                                  225/        $ 180.00        Trash collection.          No amenities.
            1508 Dickerson Pike                          85.8%          to
            Nashville, Davidson County, Tennessee                    $ 188.00
--------------------------------------------------------------------------------------------------------------------------------
    4       Holiday                                      267/        $ 200.00        Water, sewer, trash        Swimming pool.
            -------                                     100.0%          to           collection.
            201 Grizzard Avenue                                      $ 210.00
            Nashville, Davidson County, Tennessee
--------------------------------------------------------------------------------------------------------------------------------

    5       Country Living                               118/        $ 205.00        Trash collection.          No amenities.
            1330 Williamson Road                        100.0%          to
            Goodlettsville, Davidson County, Tennessee               $ 210.00
--------------------------------------------------------------------------------------------------------------------------------
  Subj.
            Trailmont                                    131/        $224.00/        Trash collection.          Two playgrounds.
            1341 Dickerson Pike                          99.0%       $ 229.00
            Unincorporated Davidson County, Tennessee
================================================================================================================================

--------------------------------------------------------------------------------























--------------------------------------------------------------------------------

                         Rent Comparable Location Map

LAND AND SITE IMPROVEMENTS
--------------------------

     The site is an irregularly shaped parcel of land containing a gross land area of 32.48 acres and a net land area of 30.22 areas (based on public records). The tract is generally hilly and slopes to the east and north with the eastern and northern portions of the site at the surrounding street grade. The southwestern portion of the site is at a higher elevation and consists of heavily wooded areas that are hilly and is not suitable for future development. In addition, a transmission line extends east/west through this portion of the site resulting in additional inutility of this area (represents additional land that would likely not be developed). Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the previous physical inspection of the site.

     Utility services connected and in service on the date of valuation include the following:

     Sanitary Sewer:  Metropolitan Water and Sewer
     --------------

     Storm Sewer:     Metropolitan Water and Sewer
     -----------

     Water:           Metropolitan Water and Sewer
     -----

     Telephone:       Bell South
     ---------

     Electric:        Nashville Electric Service
     --------

     Gas:             Nashville Gas
     ---


     Ingress to and egress from the subject community is via Dickerson Pike. Access is rated good. Roadways that are laid-out to maximize the natural features of the terrain access the individual lots in the community. Roadway improvements include:

     Street-bed:      Dickerson Pike is an asphalt paved, four-lane
     ----------
                      thoroughfare. The streets in the community are asphalt-paved roadways and are 15 to 25-foot wide right-of-ways.

     Curb:            Dickerson Pike does not have curbs or gutters; however,
     ----
                      asphalt curbs exist within the subject property.

     Sidewalk:        There are no sidewalks along Dickerson Pike.  There are
     --------
                      none in the community.

     Streetlights:    Dickerson Pike has overhead streetlights in this vicinity.
     ------------
                      There are also some pole-mounted lights throughout the community.

     Landscaping:   Grass and other planted areas are found throughout the site.
     -----------
                    Some lots have trees.


     Arrangements between the subject ownership and municipal and/or public utility authorities for the connection of telephone and electricity are presumed to exist, although neither a plan specifically identifying the location of all underground lines nor contracts providing for their installation were provided to us.

Encumbrances
------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded or otherwise known liens, defects in title or adverse easements. Additionally, there are no rent controls in effect in Davidson County.

Easements
---------

     Standard utility easements for electricity and telephone are assumed to exist. A transmission line utility easement extends through the southwestern portion of the site; this area is currently undeveloped and does not impact overall utility of the site. No other easements were identified to us.

Encroachments
-------------

     There were no obvious encroachments observed during the previous inspection of the subject and neighboring properties.

Environmental
-------------

     There were no obvious areas of contamination on or about the subject site. We are not qualified in environmental hazards and recommend an audit be performed.

Functional Utility
------------------

     The site, which is irregular in shape and contains a net land area of approximately 30.22 acres, is large enough to accommodate building improvements and roadways as well as the green areas. The additional land encompasses 14.12 acres and is not deemed to be suitable for development. The main site is considered functional for various residential development scenarios. The total developed land area containing 131 total units equates to an overall density of approximately 8.14 units per acre, which is higher than current development standards which tend toward larger lot sizes, wider streets and more green areas. The site is considered functional for use as a manufactured housing community.

--------------------------------------------------------------------------------

























--------------------------------------------------------------------------------

                                   Site Plan

IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 131 manufactured home community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary in size. The community contains four doublewide home-sites with the remaining lots being singlewide home sites.

     The common area amenities include two playgrounds. We have not estimated a separate value for this amenity, or equipment, as they are standard items found at most manufactured housing communities. This amenity is typical, adequate and functional in use. The site is also improved with a maintenance shed and a 20' x 50' mobile home that is used as an on-site office.

     The community streets are asphalt paved and 15 to 20 feet wide. The streets were observed to be in fair condition, although there are several areas of the asphalt that have deteriorated and need to be attended to. On site lighting is provided via pole mounted fixtures installed throughout the park.

Age and Condition
-----------------

     The community and site improvements were built in stages from 1950 to 1952, and the community is approximately 48 years old. The common areas, streets and individual mobile homes were observed to be in fair overall condition, having been originally constructed of quality materials and having been maintained over the years. Deferred maintenance was noted in several of the buildings and includes the need for interior renovations. Overall, the current maintenance level from the previous inspection was rated average.

OWNERSHIP AND PROPERTY HISTORY
------------------------------

The ownership of the subject property, as recorded in the Official Records of Davidson County in Deed Book 9920 at Page 534, is in the name of Windsor Park Properties 3. The Deed was recorded in January 1996, and the indicated consideration was $2,030,000. No other sales were noted during the past three years.


OCCUPANCY
---------

     The property is occupied by a fully developed 131-space manufactured home community. Our inspection confirmed that there are no vacant lots and the physical occupancy is 100.0%. There is one employee occupied space. The economic occupancy is approximately 99.0%. According to the property manager, the occupancy of the property has been 100% during the past four years.

     Our analysis does not incorporate any value attributable to any community owned homes as these units are considered personal property, not a portion of the real estate. Likewise, we have incorporated no income attributable to the sale of homes in our analysis.

     Rental rates at the community are $224.00 and $229.00 per month. The last rent increases occurred in January 1999 and was $11.00 per month. Management bills tenants separately for utilities and pays for trash collection.


ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned as a R20, Residential and CS, Commercial Service Districts under the Davidson County zoning ordinance. It is our opinion that the existing use of the subject property is a legal nonconforming use with the zoning code.

Flood Hazard
------------

     Davidson County is a participant in the Federal Emergency Management Agency
(FEMA) flood map system. The subject site is not located in a designated Flood Hazard Area according to Flood Map Community Number 470040, Panel 0111B, dated June 15, 1982.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. The southwestern portion of the site (additional land area) was previously used as a dumpsite. According to the property manager, this portion of the site was cleaned up and a phase one environmental study revealed no soil contamination. This analysis assumes that no hazardous substances or waste currently exist at the site and no consideration was given to the potential liabilities and cleanup costs associated with the presence of these materials. In addition, we have no qualifications in environmental hazards and recommend an environmental audit be performed.

ASSESSMENT AND TAXES
--------------------

     The subject property is identified in the Davidson County records under Parcel Numbers 33-00-0-061, 061.02 and 141. The assessed value of the subject totals $443,010. Based on a 1998 tax rate of $3.39 per $100.00 of assessed value, the 1998 taxes payable in 1999 are $15,018.04.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Tennessee, residential properties are assessed at 25% of the market value while commercial properties are assessed at 40% of market value. The taxable assessment for the subject remained the same for 1997 and 1998. The assessed value indicates a market value for the subject of $1,434,000. According to the Tax Collector's Office, all taxes are current. Properties are reassessed annually and equitability of assessments is a basis for appeal. In comparison to our market value opinion contained herein, the subject's assessed value appears low. It is our opinion that the subject property is under assessed. This not uncommon for manufactured housing communities since large parts of the value can be attributed to the entrepreneurial skill in acquiring the land and filling the community.

     Historically, the tax rates have varied slightly since 1997. The table on the following page illustrates the tax liability for the subject property since 1997.

                          Year                  Total Taxes
                      =========================================
                          1999                  $15,018.04
                      -----------------------------------------
                          1998                  $14,486.42
                      -----------------------------------------
                          1997                  $10,101.90
                      =========================================

     Historically the taxes have varied, but we would expect some increase in future years as the demand for governmental service increases. We have projected the stabilized taxes at $15,018, applying the 1998 tax rate of $3.39 to an assessment of $3,382 per space, or $443,010.


MARKETABILITY AND EXPOSURE PERIOD
---------------------------------

     The subject property as discussed in the Neighborhood Analysis and Manufactured Housing Community Market Overview sections of this report is competitive and marketable with other properties in the marketplace.

     There are typically four classes of purchasers attracted to this type of development. The first are the tenants/residents of the community, purchasing on a cooperative or condominium basis to reduce rental rates. The second class of purchaser would be the single owner/operator who purchases a community as an income and investment vehicle. Third would be the "traditional" manufactured housing community owner/developer who views the community as a safe, long-term investment. Finally, there is the institutional investor or syndicate (REIT) which owns several large manufactured housing communities on a statewide/nationwide basis.

     Due to the stability of manufactured housing community investments, the REIT investors have been a major player in the marketplace. In 1994, REIT investors bid down capitalization rates for new, large communities. However, after the initial splash, REIT investments have slackened as property owners have placed premium prices on their properties. Resident groups have also increased demand for manufactured housing community investments. According to our banking sources, resident groups are able to borrow money at debt coverage ratios as low as 1.0 to 1. The banks view resident group loans as good quality with minimum risk. Typical payback periods range between five and eight years. All age communities, like the subject, typically are not candidates for resident purchase.

     Discussions with large institutional manufactured housing community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured housing communities should "be under contract" within a six to eight month period in today's market. However, our research has also revealed that very few communities are "listed" for sale and that for the most part brokers solicit owners for buyers.

     Our discussions further indicated that institutional investors required a minimum of 200 spaces, and pricing would reflect an 8.50% to 9.50% overall capitalization rate requirement for senior communities. All age communities typically reflect higher capitalization rates due to a less stable occupancy base. Pricing is established by processing gross income, reduced by a 3% to 5% vacancy and credit loss factor with expenses of 35% of effective gross income. An additional capital charge of 3% to 5%, based on overall condition, is deducted to arrive at a net operating income (NOI). This criteria is generally the most restrictive pricing, as other investors will tend to accept lower expense ratios (30%), no capital charges and a lower overall rate.

     Interest rates are low and financial institutions are again willing to lend money for existing real estate projects with good occupancies. The presence of life insurance companies and conduit programs have made the financing of manufactured housing communities a very competitive business. The insurance companies and conduit programs will lend on a non-recourse basis, with terms ranging from 10 to 20 years.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term, fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Our discussions with national lenders indicate that long term, fixed rate loans are still available, but at a minimum interest rate of 7.25% to 8.0%.

     On the basis of the preceding analysis, in our opinion, the exposure period for the subject would be within the range indicated by the industry participants, and we estimate an exposure period of six months.

                               VALUATION SECTION

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/5/

     The highest and best use of a specific parcel of land does not depend on subjective analysis by the property owner, the developer, or the appraiser; rather, the competitive forces within the market where the property is located shape highest and best use. Therefore, the analysis and interpretation of highest and best use is an economic study of market forces focused on the subject property.

     Market forces also shape market value. The general data that is collected and analyzed to estimate property value is also used to formulate an opinion of the property's highest and best use as of the effective date of the appraisal. In all valuation assignments, value estimates are based on use. The highest and best use of a property to be appraised provides the foundation for a thorough investigation of the competitive positions of buyers and sellers in the marketplace. Consequently, highest and best use can be described as the foundation on which market value rests. Without interaction in the marketplace, highest and best use would not exist and market value estimations would be impossible.

     When potential buyers contemplate purchasing real estate for personal use or occupancy, their principal motivations are perceived benefits of enhanced enjoyment, prestige, and privacy. Purchasers of investment property are frequently motivated by the promise of net income or capital accumulation and certain tax advantages. These investors are more directly concerned with feasibility, an indication that a project has a reasonable likelihood of satisfying their specific objectives. These objectives may include assured occupancy, establishing operating costs at a reasonable and acceptable level, and potential property appreciation.

 /5/ The Appraisal Institute, The Appraisal of Real Estate, 10th Edition
                              ----------------------------
Chicago: The Appraisal Institute, 1992, page 275.

     Analysis of the highest and best use of: 1) the land as though vacant, and
2) the property as improved, is essential in the valuation process. Through highest and best use analysis, we attempt to interpret the market forces that influence the subject property and identify the use on which the final value estimate will be based. This determination is based on the analysis and interpretation of prevailing market conditions, the trends affecting the buyers and sellers in the marketplace, and the existing use of the subject property.

     Analyzing the highest and best use of the land as though vacant serves two functions. First, it helps identify comparable properties that should have highest and best uses of the land as though vacant, similar to that of the subject property. The second reason is to identify the use that would produce maximum income to the land after property income is allocated to the improvements. In the Cost Approach and some income capitalization techniques, a separate value estimate of the land is required. Estimating the land's highest and best use as though vacant becomes the necessary part of deriving a land value estimate.

     There are also reasons to analyze the highest and best use of the property as improved. The first is to help identify comparable properties that should have the same or similar highest and best uses as the improved subject property. The second is to decide whether the improvements should be demolished, renovated or retained in their present condition. They should be retained as long as they have some marketable value and the return from the property exceeds the return that would be realized by a new use, after deducting the costs of demolishing the old building and constructing a new one. Identification of the existing property's most profitable use is crucial to this determination.

     The highest and best use of both the land as though vacant and the property as improved must meet four criteria. The highest and best use must be:

     1.   Legally Permissible
     2.   Physically Possible
     3.   Financially Feasible
     4.   Maximally Productive

     These criteria are usually considered sequentially; a use may be financially feasible, but this is irrelevant if it is physically impossible or legally prohibited. Only when there is a reasonable possibility that one of the prior, unacceptable conditions can be changed is it appropriate to proceed with the analysis. If, for example, current zoning does not permit a potential highest and best use, but there is a possibility that the zoning can be changed, the proposed use can be considered on that basis.

Legally Permissible
-------------------

     The use must be legal. The use must be probable, not speculative or conjectural. There must be a profitable demand for such a use and it must return to the land the highest net return for the longest period of time.

     Legal restrictions, as they apply to the subject property, are of two types, i.e., private restrictions (deed restrictions, easements, etc.) and public restrictions (zoning, building codes, environmental regulations and historic district controls, etc.). These latter restrictions must be investigated, to the best of our ability, because they may preclude many potential highest and best uses. No information regarding private restrictions affecting the subject was uncovered in our research or provided by the client. It is assumed that only common restriction, i.e., utility easements, etc. are in-place which would not be of any significant consequence to the development of the site.

     If the highest and best use of the site or property is not allowed under current zoning, but there is a reasonable probability that a change in zoning could be obtained due to shifting economic and social patterns, these conditions can be considered determining highest and best use. However, we must fully disclose all pertinent factors relating to a possible zoning change, including that the change will not be granted. We must also be sensitive to potential public reaction to proposed development projects since adverse reactions from local residents and the general public have stopped many real estate developments. The existing and/or projected use should be harmonious with the nature and condition of existing neighborhood development.

     The existing use of the subject property is a legal nonconforming use with the zoning code for Davidson County. Therefore, the subject meets the legally permissible criteria of this analysis as a legal nonconforming use.

Physically Possible
-------------------

     The second constraint imposed on the possible use of the property is that dictated by the physical aspects of the site itself. Size, shape and terrain of the parcel of land affect the uses to which it can be developed. The utility of the parcel may depend on its frontage and depth. Also considered are the capacity and availability of public utilities. When a site's topography or subsoil conditions make development restrictive or costly, its potential use is adversely affected. In general, the larger the site, the greater the potential for achieving economies of scale or flexibility in development.

     The highest and best use of a property as improved also depends on physical considerations such as size, design and condition. The condition of the property and its ability to continue in its current use may be relevant. If the property should be converted to another use, the cost of conversion must be analyzed in light of the returns to be generated by the new use. Obviously, the costs of conversion depend on the property's existing physical condition.

     The subject site is irregular in shape and contains a total net land area of 30.22 acres. The tract is generally hilly and slopes gently to the east and north with the eastern portion of the site at the surrounding street grade. The size and shape of the site does not restrict maximum flexibility and development.

Financially Feasible
--------------------

     After determining which uses are physically possible and legally permissible, we have eliminated many uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount needed to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

     To determine financial feasibility, we then estimate the future gross income that can be expected from each logical highest and best use. Vacancy and collection losses and operating expenses are then subtracted from each gross income to obtain the likely net operating income (NOI) from each use. A rate of return on the invested capital can then be calculated for each use. If the net revenue capable of being generated is enough to satisfy the required rate of return on investment and provide a return on the land, the use is financially feasible within some price limit.

Maximally Productive
--------------------

     Of the financially feasible uses, the use that produces the highest price, or value, consistent with the rate of return warranted by the market for that use is the highest and best use. To determine the highest and best use of land as though vacant, the same rate of return is often used to capitalize income streams from different uses into their respective values. This procedure is appropriate if all competing uses have similar risk characteristics. If not, differing rates of return would be required. The use that produces the highest value is the highest and best use.

     To test the highest and best use of land as though vacant or a property as improved, an appraiser analyzes all logical, feasible alternatives. The market usually limits the number of property uses to a few logical choices. Each alternative use must first meet the tests of physical possibility and legal permissibility. The uses that meet the first two tests are then analyzed to ascertain how many financially feasible alternatives must be considered.

     An appraiser must exercise caution in performing market analysis to support an estimate of highest and best use. Although a given site may be particularly well suited for a specific use, there may be a number of other sites that are also well suited, and some may be better suited. Therefore, the appraiser must test the highest and best conclusion to ensure that existing and potential competition from other sites has been fully recognized.

Highest and Best Use - Vacant Land
----------------------------------

     In determining the highest and best use of the site as vacant, the most restrictive constraint is the legal use of the site. In the Zoning section of this appraisal, it was noted that manufactured housing community development of the property is a legal nonconforming use of the site.

     We have also noted that there are a number of competitive manufactured housing communities in the subject's neighborhood. Due to the non-availability of space for immediate manufactured housing community development fees and a lack of financing for speculative projects, it is unlikely that there will be an abundance of speculative manufactured housing community development in the foreseeable future.

     Current trends in the manufactured housing sales would facilitate the development of a manufactured housing community. In our opinion, the highest and best use of the site, as if vacant and available for development, would be to hold the property for future sale as the market trends might predicate, or develop the land for low-to-moderate priced housing.

Highest and Best Use - As Improved
----------------------------------

     The site is currently improved with a 131-space all age manufactured housing community. The use of the site is a legal non-conforming use under the current zoning code. The subject property has been in existence as a manufactured housing community since 1963. The improvements are well situated on the site. The site has access via Dickerson Pike. The use of the site is physically possible. The demand for manufactured housing in this area is evident, as exhibited by competing properties. As evidenced in the Income Capitalization Approach, the property is capable of providing an acceptable return to an owner, demonstrating the financial feasibility of the subject property.

     The property, as currently improved, is physically possible, legally permissible, financially feasible and maximally productive. Therefore, in our opinion, the highest and best use of the property as improved is its current use as a 131-space all age manufactured housing community.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject property, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Direct Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

     In the analysis of a stabilized manufactured housing community, investors are primarily concerned with cash flow to service any debt and the equity positions. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. A potential investor would be primarily interested in the cash flow and equity return. Due to the subjectivity of depreciation estimates and the lack of comparable land sales, we have omitted the cost approach.

     A number of positive and negative factors were believed to affect the overall value of the subject property. On the positive side, the following were considered.

     1. The community is established and enjoys convenient access to primary traffic arteries.

     2. The community has maintained a high level of occupancy during recent years.

     Partially offsetting the positive influences are negative factors among which the following were considered the most pertinent:

     1. Subject is an older community that has few amenities offered to tenants.

     With the above factors in mind, the Income Capitalization and Sales Comparison Approaches will now be discussed in detail on the following pages.

INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is of course an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms. Within the goal of price minimization purchasers seek:

     1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

     2.   Minimal capital investment to permit leverage.

     3.   Equity build-up through mortgage amortization.

     4.   Sheltered income through accumulation of book depreciation.

     5.   Capital accumulation through market appreciation.

     The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the property, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property.

Income Capitalization Approach                                                47

     The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI), from lot rentals, less any vacancy and credit loss, added to the estimate of income from other sources, producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

     In our estimate of the stabilized net operating income, we have considered the subject's current rent and expense levels and historical trends, together with current rent and expense levels at manufactured housing communities similar to the subject. The subject's historical income and expenses for 1996, 1997 and 1998 have been presented, in the table on the following page. In addition, we also compared historical income and expenses for year-to-date September 1999 which were annualized. The expenses for the subject were compiled separately but consolidated for analysis purposes.

     Although the expenses do not appear unreasonable, we have also relied on market comparables. Current income and expense information on three comparable manufactured housing communities has also been presented in this section.

     The data on the tables has been arrayed to display the "percent of total income" and "dollar per space" figures, consistent with industry reporting practices. We have combined some of the owners expense categories for purposes of comparison.

     Our analysis of each component of income, vacancy and credit loss and expenses follows these tables, and has been summarized in the Stabilized Operating Statement found on Page 59.

Historical Expenses

Income Analysis
---------------

     The general practice in the local market is to charge a base lot rent on a monthly basis. As previously discussed in the Manufactured Housing Community Market Overview section of this report, this rate, at the subject, is $224.00 for singlewide units and $229.00 per month for doublewide units. Based upon the most recent Rent Roll and Revenue Summary, the total gross scheduled rent is $29,364 per month or $224.15 per month per unit.

     The base lot rate generally includes trash collection. Base lot rents typically generate between 90% and 99% of the total income in a manufactured housing community. At the subject trash collection is included in the monthly lot rent with the utilities being paid by the tenant (utilities are paid as additional rent). As shown by our survey, the subject's lot rents are at the lower end of the market range and is considered reasonable given the lack of amenities, the age of the community and the services provided. Based on the market range, we are of the opinion that the subject has a reasonable rent structure.

Potential Gross Income
----------------------

     As any potential purchaser would incorporate a forecast of potential gross income at the existing rent levels, our analysis has also accounted for this. In our forecast of total rental income, we have forecast an average rent of $224.15 per month for all 131 sites. The total potential gross income from lot rentals is $352,368.

Vacancy and Credit Loss
-----------------------

     Vacancy and credit loss is typically a very small percentage in an established community, due primarily to the high cost of relocating homes. The current occupancy at the subject property is 99.0%. All age communities typically have a more transient occupancy than do senior communities. We have estimated stabilized vacancy and credit loss at 5% to account for both physical and economic vacancy, and credit loss.

     Total vacancy and credit loss has been estimated to be $17,618. The effective gross income from rentals is estimated to be $334,750.

Miscellaneous Income
--------------------

     Miscellaneous income at the subject is generated from sources such as utilities reimbursements, storage fees, late fees, application fees, and bad check charges. Historically, the subject generated $282.82 per space in 1996, $328.36 per space in 1997 and $326.68 per space in 1998. We have estimated miscellaneous income at $330.00 per space or $43,230 annually.

Effective Gross Income
----------------------

     Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated income losses due to any tenant changes, added to any additional income from miscellaneous sources. Our estimate of the stabilized effective gross income of $377,980 is detailed below:

    ================================================================================
                        Trailmont Manufactured Housing Community
                                Effective Gross Income
    ================================================================================
    Income:
                     Monthly                      Monthly
      Spaces          Rent                         Total                Annualized
    --------------------------------------------------------------------------------
       127           $224.00                       $28,448                  $341,376
         4           $229.00                           916                    10,992
    --------------------------------------------------------------------------------
    Gross Potential Rental Income                  $29,364                  $352,368

    Less:
     Vacancy & Credit Loss                                         5.0%      (17,618)
                                                                            --------
    Effective Gross Income From Rentals                                     $334,750

    Plus:
     Miscellaneous Income                                      $330.00        43,230
                                                                            --------
    Effective Gross Income                                                  $377,980
    ================================================================================

Operating Expense Analysis
--------------------------

     The following discussion addresses each of the line item expenses for the property. We have presented 1996, 1997 and the 1998 expense amounts, together with the comparable expense data, followed by our stabilized estimate of the expense.

     The comparable expense information has been obtained from a number of reliable sources and we have presented it in a summary form, on the following page, to maintain confidentiality. The expense comparables range in size from 109 to 144 spaces. These communities have operations similar to the subject.

Comparable Expenses

Insurance
---------

     Insurance charges are typically property specific based on the location and the amenity package. Historically, these charges have varied annually, ranging from approximately $11.25 per space in 1998 to $31.05 per space in 1997. The comparable expense data indicated a range from $24.85 to $28.58 per space. We have placed emphasis on the historical amounts. We have used $12.00 per space in our estimate of this expense. This is equal to $1,572 annually and represents approximately 0.42% of the estimated effective gross income.

===================================================================================================
             1996          1997          1998        Comp        Comp        Comp       Stabilized
                                                       1           2           3         Estimate
---------------------------------------------------------------------------------------------------
Total        $1,774        $4,067        $1,474      $3,131      $2,740      $4,116       $1,572
---------------------------------------------------------------------------------------------------
% EGI          0.55%         1.13%         0.39%       1.29%       0.81%       1.10%        0.42%
---------------------------------------------------------------------------------------------------
$/Space      $13.54        $31.05        $11.25      $24.85      $25.14      $28.58       $12.00
===================================================================================================


Office
------

     This expense category is also project specific due to varying classifications of expense categories. We have attempted to include like items in this category for both the subject and the expense comparables. For the subject, this category includes office expense, supplies, licenses, dues, subscriptions, postage, auto, travel, advertising and telephone. Historically, this expense has ranged from $123.27 per space in 1997 to $133.63 per space in 1996. The expense comparables indicated a much lower range for this category from $16.04 to $53.06 per space. Primary consideration was given to the historical expense levels. We have estimated the administrative/office expense at $125.00 per space or $16,375 per year. This estimate is equal the equivalent of 4.33% of the effective gross income estimate.


===================================================================================================
             1996          1997          1998        Comp        Comp        Comp       Stabilized
                                                       1           2           3         Estimate
---------------------------------------------------------------------------------------------------
Total       $17,505       $16,148       $16,243      $2,155      $5,783      $2,310      $16,375
---------------------------------------------------------------------------------------------------
% EGI          5.42%         4.48%         4.33%       0.89%       1.70%       0.62%        4.33%
---------------------------------------------------------------------------------------------------
$/Space     $133.63       $123.27       $123.99      $17.10      $53.06      $16.04      $125.00
===================================================================================================

Maintenance and Repairs
-----------------------

     These expenses are project specific based on the age and condition of the property. Many properties expense capital items rather than capitalizing them, which results in abnormal spikes in the expense amounts in certain years.

     Historically, maintenance and repair expenses have ranged from $57.40 per space in 1997 to $99.01 in 1998. We observed the community to be in overall average condition. However, as the community continues to age additional maintenance efforts will be necessary. The expense comparables indicate a wide range of expense in this category from $30.94 per space to $69.72 per space. Our stabilized estimate of this expense is $58.00 per space or $7,598 annually, based on both the historical and comparable expense data. This estimate is equal to approximately 2.01% percent of the estimated effective gross income.

===================================================================================================
             1996          1997          1998        Comp        Comp        Comp       Stabilized
                                                       1           2           3         Estimate
---------------------------------------------------------------------------------------------------
Total       $7,899        $7,519       $12,970        $3,899     $4,100      $10,040       $7,598
---------------------------------------------------------------------------------------------------
% EGI         2.44%         2.09%         3.46%         1.61%      1.21%        2.68%        2.01%
---------------------------------------------------------------------------------------------------
$/Space     $60.30        $57.40       $ 99.01        $30.94     $37.61      $ 69.72       $58.00
---------------------------------------------------------------------------------------------------


Management Fee
--------------

     Management fees at the expense comparables ranged from 2.24% to 4.83% of effective gross income. The overall market range for management fees was found to range from approximately 3.0% to 5.0% of effective gross income.

     We have estimated a fee of 5.0% of effective gross income, considered adequate for the management of a property of this size, in this location. Applying this percentage to the effective gross income estimate produces an annual amount of $18,899 or $144.27 per space per year.

Wages and Benefits
------------------

     This expense includes all of the costs associated with the on-site staff. These costs including payroll, payroll and unemployment taxes and any health insurance benefit package. Historically this expense has ranged from $190.32 in 1996 to $288.30 per space in 1998.

     The expense comparables indicate a wide range of expense in this category from $91.74 per space to $118.33 per space. Our estimate of this expense has been based primarily on the historical expense levels. Our estimate of $250.00 per space, is equal to $32,750 annually or 8.66% of the estimated effective gross income.

===================================================================================================
             1996          1997          1998        Comp        Comp        Comp       Stabilized
                                                       1           2           3         Estimate
---------------------------------------------------------------------------------------------------
Total       $24,932       $30,592       $37,767      $13,200     $10,000     $17,040      $32,750
---------------------------------------------------------------------------------------------------
% EGI          7.72%         8.49%        10.07%        5.46%       2.95%       4.55%        8.66%
---------------------------------------------------------------------------------------------------
$/Space     $190.32       $233.53       $288.30      $104.76     $ 91.74     $118.33      $250.00
===================================================================================================


Property Taxes
--------------

     This category of expense represents the annual real estate tax liability of the property. This category is project specific due to location and taxing authority. We have not used the expense comparables for the estimate this expense.

     In our analysis we have relied on the analysis as presented and discussed in the Assessment and Taxes section of this report. Our analysis indicated a tax liability of $15,018. This estimate is equal to $114.64 per space or 3.97% of the effective gross income estimate.

Utilities
---------

     This category of expense is also project specific, due to the number and type of services that are included in the rent. In this case, this line item has historically included the costs of providing water, sewer and trash pick-up for the homesites and water, sewer, electric and trash collection for the common areas of the community. This expense has ranged from $383.40 per space in 1996 to $414.37 per space in 1997. The expense comparables indicated this expense to range from $203.44 to $399.16 per space. We have estimated this expense at $395.00 per space per year. This is equal to $51,745, or approximately 13.69% of the estimated effective gross income estimate.

===================================================================================================
             1996          1997          1998        Comp        Comp        Comp       Stabilized
                                                       1           2           3         Estimate
---------------------------------------------------------------------------------------------------
Total        $50,226       $54,282       $51,718     $25,633     $27,920     $57,479     $51,745
---------------------------------------------------------------------------------------------------
% EGI          15.55%        15.07%        13.79%      10.60%       8.22%      15.35%      13.69%
---------------------------------------------------------------------------------------------------
$/Space      $383.40       $414.37       $394.79     $203.44     $256.15     $399.16     $395.00
===================================================================================================


Miscellaneous Expense
---------------------

     This expense has ranged from $14.16 per space in 1998 to $34.76 per space in 1997. We have estimated this expense at $20.00 per space per year. This is equal to $2,620, or approximately 0.69% of the estimated effective gross income.

Reserves
--------

     Property owners do not typically account for reserves for capital replacement. This category represents the inclusion of set-asides for major recurring or capital type expenditures experienced periodically by any property. This item is typically accounted for either on a dollar per space ($20.00 to $30.00) or a percentage (0.5% to 2.0%) of effective gross income. We have used $25.00 per space per year, believed adequate to cover future capital costs.
This equates to $3,275 annually, equal to approximately 0.87% of the effective gross income estimate.

Expense Summary
---------------

     To summarize, we have estimated the stabilized total operating expenses for the subject to be $149,852. This estimate is equal to 39.65% of the effective gross income estimate or $1,143.91 per space annually.

                                Expense Summary

===================================================================================================
             1996          1997          1998        Comp        Comp        Comp       Stabilized
                                                       1           2           3         Estimate
---------------------------------------------------------------------------------------------------
Total        $130,682     $ 144,918     $ 150,946     $71,197    $105,001    $135,782    $ 149,852
---------------------------------------------------------------------------------------------------
% EGI           40.45%        40.24%        40.24%      29.44%      30.93%      36.26%       39.65%
---------------------------------------------------------------------------------------------------
$/Space      $ 997.57     $1,106.24     $1,152.26     $565.06    $ 963.31    $ 942.93    $1,143.91
===================================================================================================


     As shown on the preceding table, expenses ranged from 40.24% of the Effective Gross Income in 1998 to 40.45% in 1996. The expense comparables, as summarized above, indicated a range from 29.44% (Comparable Number 1) and 36.26% (Comparable Number 3).

     Our estimate of total expenses is equal to 39.65% of the effective gross income estimate. It should be noted that the historical expenses did not include a reserve for capital expenditures. Additionally, none of the expense comparables reflect a reserve for capital expenditures, which has been included in our estimate.

Our estimate of net operating income is $228,128. Our stabilized estimate of income and expenses for the subject is presented on the following page.

Insert Stabilized Operating Statement

Capitalization Discussion
-------------------------

     Two alternative methods of valuation are employed in the Income Approach. Direct capitalization is a method of converting net operating income into market value, employing a "capitalization" rate based upon market perimeters. This approach is particularly applicable to properties with a stable income stream, or in cases where income, and consequently value, can be projected to increase at a constant or stable rate.

     An alternative valuation method is yield capitalization, which employs a year-by-year projection of income and expenses, recognizing rent changes and the cost of improvements as they occur. Yield capitalization, also known as Discounted Cash Flow Analysis, is considered most appropriate in the valuation of properties with uneven income streams. Since investors are unwilling to pay for any upside from vacant units, fully developed manufactured housing communities are typically valued by direct capitalization.

Direct Capitalization
---------------------

     Direct capitalization of net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured housing communities most often utilize this method. This method is the most easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available. Income data was available from all of the comparable sale properties included in this report.

Market Data
-----------

     The comparable sale data shown in the Sales Comparison section of this report indicated an overall capitalization rate from 8.33% to 12.69% and averaged 10.94%. Our analysis of this data indicated a relatively wide range in overall capitalization rates, which tend to be influenced by the size of the community and its age and condition.


                               Comparable Sales

          ==========================================================
                Sale          Sale Date              Overall
               Number                          Capitalization Rate
          ----------------------------------------------------------
                 1              02/99                 12.69%
          ----------------------------------------------------------
                 2              01/99                 12.10%
          ----------------------------------------------------------
                 3              01/98                  8.92%
          ----------------------------------------------------------
                 4              12/97                  8.33%
          ----------------------------------------------------------
                 5              01/96                 10.78%
          ==========================================================

     As discussed in the Marketability and Exposure Period section of this report, our sources indicated that institutional investors required 8.5% to 9.5% overall capitalization rates for projects in the 200 space range and were the most restrictive in pricing due to stringent criteria. We also found that REIT investors were bidding rates down even further. Our information revealed that manufactured housing community cooperatives and associations would more likely accept slightly lower overall rates, while the small investor would require a slightly higher rate.

     The comparable sale data represents recent sales of all age communities in Tennessee, Mississippi, Kansas and Alabama. Sale Comparable Number One was purchased at a below market price and would indicate a lower overall rate. This sale is also inferior in quality to the subject property. Sale Comparable Number 2 is inferior in location to the subject property and reflected a high
overall rate.   Sale Comparable Number 3 is superior in condition while Sale
Comparable Number 4 is superior in overall amenities. Comparable Sale Number 5 is also inferior in location to the subject property.

     Based on the comparison of the sale data to the subject and considering the current investor and interest rate environment, the overall rate for the subject would likely be in the 9.5% to 10.5% range. Considering the subject is an older manufacturing housing community and reflects additional risk in terms of investment, we have concluded a rate of 10.0%.

Debt Coverage Ratio Method
--------------------------

     As an alternative to market-derived overall capitalization rates, we have developed an overall rate through the Debt Coverage Ratio analysis. The parameters for this calculation are summarized below.

     The Debt Coverage Ratio Method of income capitalization essentially measures the risk involved in mortgage lending. Its usefulness to mortgage underwriting takes the form of establishing a degree of safety with a given set of loan terms.

     Mortgage underwriting typically focuses on positive debt coverage, (net operating income/annual mortgage debt service or NOI/ADS), rather than market value, as a negative cash flow after debt service may indicate a probability that a mortgage loan could be in jeopardy. Accordingly, if the greatest portion of the property's value is debt capital, as established by the loan-to-value ratio, annual debt coverage in underwriting is a major consideration. The debt coverage ratio method is therefore market based and direct.

     By multiplying this risk factor by the projected mortgage payment requirement an estimate of the required overall rate to satisfy the lender's minimum risk requirements can be derived.

     The formula for this procedure is: M x f x DCR = R, where;

                         M  =  Loan to Value Ratio
                         f  =  Mortgage Constant
                       DCR  =  Debt Coverage Ratio
                         R  =  Overall Rate

     To establish the criteria for the development of the Debt Coverage Ratio Method, we have conducted a recent survey of lenders; the results are summarized below:

        Contact                            Gene Fogarty       Mike McCoy
       --------------------------------------------------------------------
        Bank                               NationsBank      Community Bank
       --------------------------------------------------------------------
        Type Of Lender                     Conventional      Conventional
       --------------------------------------------------------------------
        Nominal Mortgage Interest Rate   Floor of 7.25% to  Floor of 7.25% to
                                               8.0%               8.0%
       --------------------------------------------------------------------
        Amortization Period               15 - 20 Years       15 - 25 Years
       --------------------------------------------------------------------
        Loan Term                          3 - 7 Years         5 - 10 Years
       --------------------------------------------------------------------
        Debt Coverage Ratio               1.20 - 1.25          1.20 - 1.25
       --------------------------------------------------------------------
        Loan To Value Ratio                   75%                  75%
       =====================================================================


     According to US Financial Data, March 26, 1999, 5-year treasury yields were 5.11%. Our survey of lenders indicated an annual interest rate up to 400 basis points over the 5-year treasury yields, or 9.11%.

     A mortgage loan would be available at 75% of the market value, based on a 20-year amortization schedule. Based on these criteria the indicated annual interest rate constant is 10.8818%. Additionally, our survey indicated that a minimum debt coverage ratio (DCR) of 1.25 to 1.00 would likely be required for a property similar to the subject. An overall capitalization rate, based on these assumptions, has been developed as shown below.

==============================================================================================
         M                         F                         DCR                     OAR
                       X                         X                          =
 Loan to Value Ratio        Mortgage Constant         Debt Coverage Ratio        Overall Rate
----------------------------------------------------------------------------------------------
        0.75                     0.108818                    1.25                 0.102017
----------------------------------------------------------------------------------------------
      Rounded                                                                         10.2%
==============================================================================================

     The debt coverage ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufacturing housing community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The presence of institutional investors in the market and the dearth of quality real estate investments have bid down rates on manufactured housing communities. Investors have become more creative in their acquisition strategies in order to compete. Therefore, actual transactions in the marketplace better demonstrate investor perceptions of yields on manufactured housing community investments.

     The rates typically reflect a narrow range and are considered mutually supportive. Therefore, we have estimated an overall capitalization rate of 10.0%. We have used this rate in the direct capitalization method to capitalize the net income of $228,128. The value conclusion of the subject's 131 developed lots via the direct capitalization method is as follows:

       Net Operating Income       Overall Capitalization Rate      Market Value
       $228,128                             / 0.10                 $2,281,280
       Rounded to                                                  $2,300,000

SALES COMPARISON APPROACH
-------------------------


     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions must be weighed, and the data of each transaction must be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject must be considered; differences in physical, functional and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion must be consistent with the analysis of the sales data.

     For a conveyance to qualify as a "market transaction", four factors must be present:

     1. The conveyance must be "arm's length"; that is, it must be between two non-related parties.

     2. Neither the buyer nor the seller should have been under compulsion to act.

     3. The property should be available to the class of purchasers best able to utilize the facility.

     4. The price must be expressed in the equivalent of cash, adjusted for any special financing, concessions, or terms.

     For any class of real estate, the market area for comparative data must reflect the area prospective purchasers would consider. Comparability is also a function of the physical character of the asset to be appraised. Classes of real estate in which physical specifications are standardized, or in which scale is small, and/or in which the commodity has achieved uniform market recognition require that the sales data considered closely resemble the subject. As specifications become more complex, as scale increases, and as market recognition declines, the physical similarity of the sales data and the subject tends to decline.

Sales Comparison Approach

     To judge the degree of comparability that exists between the sales selected for analysis and the subject, several guidelines were applied.

     1. Each sale is in the same market as the subject. To the extent that a market is a meeting place for buyers and sellers of real estate of a given type, the boundaries of the market are set by the participants in merchandising and absorbing competitive properties and are economic not purely physical or geographic.

     2.  Physical characteristics of the subject and comparables are similar.

     3. The functional adequacy of each sale property and the subject are competitive in terms of the ability of each to support similar functions.

     To draw a conclusion from the analysis of the sales data, a unit of comparison has been selected. The calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of a manufactured housing community is the sale price per space. This unit of comparison emphasizes the contribution of the improvements, and the contribution of the land is merged into the unit-selling price.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For features that are dissimilar, adjustments have been made leading to an indication of the price at which the subject could be expected to sell. In considering adjustments, relevant factors were considered including:

     1.  Nature of surrounding development.

     2.  Relative size.

     3.  Availability of competing properties.

     4.  Effect of time on selling prices.

     5.  Age and condition of the improvements.

     6.  Amenities and occupancy.

     In our search for comparable sales, we excluded senior communities since they tend to have a less transient occupancy base and typically trade at lower capitalization rates than all age communities.

     Based on our investigation, the following five sales are the most significant transactions for direct comparison with the subject. All are recent transactions and are indicative of the actions of the manufactured housing community market.

     The sales occurred between December 1996 and February 1999. The properties ranged in size from 89 to 486 spaces. The sale prices, on a per space basis, ranged from $7,255 to $25,206. The Effective Gross Income Multipliers (EGIM) ranged from 4.55 to 7.57 and the indicated overall rates ranged from 8.33% to 12.69%. The following pages detail each of the improved sales, following which we have presented a summary of the pertinent data.

Sale Comparable Number One                                                  66

A & L Mobile Home Park
573 Long Hollow Pike
Gallatin, Sumner County, Tennessee


================================================================================







                           Photograph Not Available






================================================================================

Sale Date:               February 1999

Property Description
--------------------

Size/Type:               89-space all age manufactured housing community

Utilities:               All Public

Land Description:        Generally level, 15.0-acre parcel of land with adequate
                         access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  Site is also improved with 2,500 square foot convenience store.

Year Built/Condition:    1970's/Average

Income Data
-----------

Annual Occupancy:             100.0%

Average Lot Rent:             $160.00

Effective Gross Income:       $220,000

Expenses:                     $55,000 (25.0% of the effective gross income)

Net Income:                   $165,000

Sale Data
---------

Sale Price:                   $1,300,000

Cash Equivalent Price:        $1,300,000

Grantor:                      Sigler, Hixom and Augustine

Grantee:                      V & R Investments

Financing Terms:              Cash to Seller.

Sales History
 (Past 3 Years):              None noted.

Verification Source:          Grantee

Date:                         March 1999

Comparison Data
---------------

Sale Price/Space:             $14,607

Effective Gross Income
Multiplier (EGIM):            5.91

Overall Capitalization
Rate (OAR):                   12.69%

Comments:                     This all age community is located on the west side
                              of Gallatin. According to the buyer the property was recently appraised at $16,854 per unit which reflects a lower indicated overall rate.

Sale Comparable Number Two                                                  68

The Grove
510 Lehmberg Road
Columbus, Lowndes County, Mississippi

================================================================================








                               Photograph Not Available







================================================================================

Sale Date:               January 1999

Property Description
--------------------

Size/Type:               107-space all age manufactured housing community

Utilities:               All Public

Land Description:        Generally level, 79-acre parcel of land with adequate
                         access. Improved with asphalt-paved streets and streetlights. The sale included 20.0 acres of excess that was located in floodplain and had an estimated value of $40,000 and was deducted from the sale price.

Improvements/Amenities:  Four self-storage buildings containing 104 units, community office, maintenance building and playground.

Year Built/Condition:    1994 and 1995/Good

Income Data
-----------

Annual Occupancy:             88.0%

Average Lot Rent:             $134.36

Effective Gross Income:       $186,750

Expenses:                     $76,792 (41.1% of the effective gross income)

Net Income:                   $109,958

Sale Data
---------

Sale Price:                   $951,600

Cash Equivalent Price:        $911,600

Grantor:                      Hometown America, Inc.

Grantee:

Financing Terms:              Cash to Seller.

Sales History
 (Past 3 Years):              None noted.

Verification Source:          Seller

Date:                         January 14, 1999

Comparison Data
---------------

Sale Price/Space:             $8,520

Effective Gross Income
Multiplier (EGIM):            4.88

Overall Capitalization
Rate (OAR):                   12.1%

Comments:                     This property is situated in an older
                              commercial/residential area and was purchased as part of a package of other manufactured housing communities.

Sale Comparable Number Three                                                 70

Grove Acres
2183 Old Brandon Road
Pearl, Rankin County, Mississippi


================================================================================










                           Photograph Not Available








================================================================================

Sale Date:               January 1998

PROPERTY DESCRIPTION
--------------------

Size/Type:               102-space all age manufactured home community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped 11.158-acre parcel
                         of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  None

Year Built/Condition:    1975/Good

INCOME DATA
-----------

Annual Occupancy:             96.1% (98 of 102 spaces)

Average Lot Rent:             $120.00

Effective Gross Income:       $139,536

Expenses:                     $73,500 (52.7% of the effective gross income)

Net Income:                   $66,036

SALE DATA
---------

Sale Price:                   $780,000

Cash Equivalent Price:        $740,000

Grantor:                      Estate of Juan Herrington Eaves

Grantee:                      Homewood Manor Enterprises

Financing Terms:              Cash to seller

Sales History
(Past 3 Years):               None noted

Market Exposure:              N/A

Verification Source:          Confidential source

Date:                         April 13, 1998

COMPARISON DATA
---------------

Sale Price/Space:             $7,255

Effective Gross Income
Multiplier (EGIM):            5.30

Overall Capitalization
Rate (OAR):                   8.92%

Comments:                     The sale price is reduced to account for excess
                              land. The income figures reflect income in place;
                              although the buyer plans to install water meters and raised rents by $20.00 per month.

Sale Comparable Number Four                                                  72

Santa Barbara Estates
1600 N. Ridgeview Road
Olathe, Johnson County, Kansas

================================================================================









                           Photograph Not Available








================================================================================


Sale Date:               December 1997

Property Description
--------------------

Size/Type:               486-space all age manufactured housing community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped 82.62-acre parcel
                         of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  Clubhouse, pool, and playground.

Year Built/Condition:    1970/Average

Sale Comparable Number Four                                                 73

Income Data
-----------

Annual Occupancy:             100.0%

Average Lot Rent:             $290.00

Effective Gross Income:       $1,618,000

Expenses:                     $598,000 (37.0% of the effective gross income)

Net Income:                   $1,020,000

Sale Data
---------

Sale Price:                   $12,250,000

Cash Equivalent Price:        $12,250,000

Grantor:                      Carlsberg Realty, Inc.

Grantee:                      Hometown Santa Barbara L.L.C.

Financing Terms:              Cash to Seller.

Sales History
 (Past 3 Years):              None noted.

Verification Source:          Buyer.

Date:                         May 1998

Comparison Data
---------------

Sale Price/Space:             $25,206

Effective Gross Income
Multiplier (EGIM):            7.57

Overall Capitalization
Rate (OAR):                   8.3%

Comments:                     This good quality all age community is located in
                              Olathe Kansas.

Sale Comparable Number Five                                                  74

London Village
1801 Gadsen Highway
Trussville, Jefferson County, Alabama


================================================================================









                           Photograph Not Available








================================================================================

Sale Date:               December 1996

PROPERTY DESCRIPTION
--------------------

Size/Type:               219-space all age manufactured home community

Utilities:               All Public

Land Description:        Generally level, irregularly shaped 35.37-acre parcel
                         of land with adequate access. Improved with asphalt-paved streets and streetlights.

Improvements/Amenities:  None

Year Built/Condition:    1971/Average, streets are in poor condition.

Sale Comparable Number Five                                                   75

INCOME DATA
-----------

Annual Occupancy:             98.2% (215 of 219 spaces)

Average Lot Rent:             $175.00

Effective Gross Income:       $450,900

Expenses:                     $229,858 (51.0% of the effective gross income)

Net Income:                   $221,042

SALE DATA
---------

Sale Price:                   $2,050,000

Cash Equivalent Price:        $2,050,000

Grantor:                      Hulsey and Company

Grantee:                      Regency Trussville, Inc.

Financing Terms:              Cash

Sales History
(Past 3 Years):               None noted

Market Exposure:              N/A

Verification Source:          Confidential Source

Date:                         December 28, 1998

COMPARISON DATA
---------------

Sale Price/Space:             $9,361

Effective Gross Income
Multiplier (EGIM):            4.55

Overall Capitalization
Rate (OAR):                   10.78%

Comments:                     This property is well located near Birmingham.

                          Summary of Sale Comparables

====================================================================================================================================
No.              Name/Location                     Sale Price/      Total         Price/        Average     E.G.I.M./      O.A.R.
                                                    Sale Date       Spaces/       Space        Lot Rent     Expense %
                                                                   Occupancy
------------------------------------------------------------------------------------------------------------------------------------

 1      A & L Mobile Home Park                      $ 1,300,000       89/        $14,607        $160.00      5.91/         12.69%
        573 Long Hollow Pike                       February 1999     100.0%                                  25.0%
        Gallatin, Sumner County, Tennessee

------------------------------------------------------------------------------------------------------------------------------------

 2      The Grove                                   $   911,600      107/        $ 8,520        $134.36      4.88/         12.1%
        510 Lehmberg Road                           January 1999      88%                                    41.1%
        Columbus, Lowndes County, Mississippi
------------------------------------------------------------------------------------------------------------------------------------

 3      Grove Acres                                 $   740,000      102/        $ 7,255        $120.00      5.30/          8.92%
        2183 Old Brandon                            January 1998    96.1%                                    52.7%
        Road
        Pearl, Rankin County, Mississippi
------------------------------------------------------------------------------------------------------------------------------------

 4      Santa Barbara Estates                        $12,250,000     486/        $25,206        $290.00      7.57/          8.33%
        1600 N. Ridgeview Road                      December 1997    100%                                    37.1%
        Olathe, Johnson County, Kansas

------------------------------------------------------------------------------------------------------------------------------------

 5      London Village                               $ 2,050,000     219/        $ 9,361        $175.00      4.55/         10.78%
        1801 Gadsen Highway                         December 1996   96.1%                                    51.0%
        Trussville, Jefferson County, Alabama
====================================================================================================================================

Comparable Sale Location Map                                                77

Sale Comparable Approach                                                      78

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is A & L Mobile Home Park in Gallatin, Tennessee. The all age community has 89 spaces and sold in February 1999 for $1,300,000, or $14,607 per space. Based on an effective gross income of $220,000, the EGIM was 5.91. The overall rate was 12.69%. The average lot rent at the time of sale was approximately $160.00. The expenses represented approximately 25.0% of the effective gross income. According to the owner, the property was purchased at a below market price; therefore, a lower overall rate is indicated from this sale. The community was 100.0% occupied at the time of sale.

     Sale Comparable Number Two is The Grove Manufactured Housing Community in Columbus, Mississippi. This 107-space all age community sold for $951,600 in January 1999 and included 20.0 acres of excess land with an estimated value of $40,000 and was deducted from the sale price. The cash equivalent price equates to a sale price per space of $8,520. Based on an effective gross income of $186,750, the EGIM was 4.88. The expenses represented approximately 41.1% of the effective gross income and the indicated overall capitalization rate was 12.10%, based on a net operating income of $109,958. This community was built in 1994 and 1995 and was 88.0% occupied at the time of sale.

     Sale Comparable Number Three is the Grove Acres Manufactured Housing Community in Pearl, Mississippi. The 102-space all age community sold for $780,000 in January 1998 and included excess land with an estimated value of $40,000 and was deducted from the sale price. The cash equivalent price equates to a sale price per space of $7,255. Based on an effective gross income of $139,536, the EGIM is 5.30. The indicated overall capitalization rate was 8.92%, which would indicate a net operating income of $66,036. The average lot rent at the time of sale was $120.00. The park was 96.1% occupied at the time of sale.

     Sale Comparable Number Four is Santa Barbara Estates Manufactured Housing Community in Olathe, Kansas. This 486-space all age community sold for $12,250,000 in December 1997. The price equates to a sale price per space of $25,206. Based on an effective gross income of $1,618,000, the EGIM was 7.57. The expenses represented 37.0% of the effective gross income and the indicated overall capitalization rate was 8.33%, based on a net operating income of $1,020,000. This community was 100% occupied at the time of sale.

     Sale Comparable Number Five is London Village in Trussville, Alabama. This 219-space all age community sold for $2,050,000 in December 1996. The price equates to a sale price per space of $9,361. Based on an effective gross income of $450,900, the EGIM was 4.55. The expenses were 51.0% of the effective gross income and the indicated overall capitalization rate was 10.78%, based on a net operating income of $221,042. This community was 98.2% occupied at the time of sale.

Sales Comparison Approach                                                     79

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last twenty-seven months, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the effective gross income multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 4.55 and 7.57. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community in a rural commercial/residential area that has exhibited new development during recent years. The property has a high level of occupancy with a minimal amount of deferred maintenance being noted. With the exception of Sales 1 and 4, the expense ratios of the comparables are higher than the subject's expense ratio. The comparables range from 25.0% to 52.7% and the subject has a forecast expense ratio of 39.65%. We have relied on Sales 1 and 5 as the most similar to the subject in terms of quality and location. Based on these considerations, we have concluded an EGIM in the upper end of the range, processing subject's Effective Gross Income of $377,980 with an EGIM of 6.0.

     Thus, $377,980 x 6.0   =               $2,267,880

     Rounded                                $2,250,000

     This equates to $17,176 per space, lower than one of the comparables. The subject's average rent ($224.15) is also lower than one of the comparables.


Price Per Space Analysis
------------------------

     Adjustments, typically considered, are location, age and condition, occupancy, etc., and are reflected in the income generating capabilities of a community. A tenant is typically willing, absent other factors, to pay more rent for a better located, newer community with a greater amenity package. Rather than making a subjective percentage adjustment to the per space sales prices, the Net Operating Income/Space (NOI/Space) reflects, in most cases, the market perception of a property's position in the marketplace. Since investors are mainly concerned with cash flow to service debt, the net operating income generating capability of a particular community can be used for comparison purposes. Typically, the higher the NOI/Space for a community, the higher the per space sales price. The subject has a NOI/Space of $1,741. The NOI/Space and per space sales prices for the comparables are shown on the following table. We then compare the percentage difference between each comparable's NOI/Space and the subject's NOI/Space. For comparables with a higher NOI/Space, a downward adjustment to the per space sales price is made. An upward adjustment is made for a comparable with a lower NOI/Space.

                      NOI/Space and Per Space Sales Price

  ==================================================================================================================
                      COMP 1           COMP 2           COMP 3           COMP 4            COMP 5           SUBJECT
   NOI/Space          $ 1,854          $ 1,028          $   647          $ 2,099           $ 1,009           $1,741
   Price/Space        $14,607          $ 8,520          $ 7,255          $25,206           $ 9,361             N/A
     Percent
   Adjustment            -6.1%          +169.4%          +269.1%           -17.1%           +172.5%           N/A
    Adjusted
   Price/Space        $13,716          $14,433          $19,523          $20,896           $16,148            N/A
  ==================================================================================================================

     After adjustments, the indicated range is from $13,716 to $20,896 per space. The subject is a good quality park that has reflected high operating levels during recent years. Therefore, we have considered the upper end of the range and concluded $17,000 per space.

     Thus, 131 Spaces X $17,000/Space is:              $ 2,227,000

     Rounded                                           $ 2,230,000

SUMMARY
-------

     The two methods indicated a narrow range and are considered mutually supportive. Therefore, we have concluded a value of $2,250,000 via the Sales Comparison Approach.

FINAL ESTIMATE OF VALUE
-----------------------

     The two approaches to value applied in the subject analysis yielded these conclusions:

     Income Capitalization Approach            $2,300,000

     Sales Comparison Approach                 $2,250,000

     Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales and listings of similar properties. In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject property.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of values and are considered mutually supportive. Since buyers are most concerned with cash flow to service debt, we have placed primary emphasis on the income approach. Therefore, our opinion of the market value of the subject property, based on a reasonable exposure period of six months, as of October 28, 1999, was:

                - TWO MILLION THREE HUNDRED THOUSAND DOLLARS -

                                 ($2,300,000)

CERTIFICATION
-------------

I certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . I have no bias with respect to the property that is the subject of this report, or to the parties involved with this assignment.

     . My engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . My compensation for completing this assignment is not contingent on the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the appraisal.

     . My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute and the American Society of Appraisers.

     . The use of this report is subject to the requirements of the Appraisal Institute and the American Society of Appraisers relating to review by its duly authorized representatives.

     . As of the date of this report, Keith D. McFarland, ASA has completed the requirements under the continuing education program of the American Society of Appraisers.

     . Keith D. McFarland, ASA previously made a personal inspection of the property that is the subject of this report on March 26, 1999. The property was not reinspected for this appraisal and is noted throughout the report.

     . No one provided significant professional assistance to the person signing this report.


_______________________________
Keith D. McFarland, ASA
Tennessee Certified General Real Estate Appraiser #00051023

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

     The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

Per our prior agreement with the client, the appraiser did not reinspect the subject property. The appraisal process, therefore, involves departure from Standards Rule 1. By prior agreement with the client, the appraiser did not reinspect the subject property/6/. The scope of this appraisal limited by completing a desktop update and not reinspecting the subject property. Our analysis is based on information gathered during our original inspection and appraisal of the subject property, and this appraisal assumes no material changes during this period. Therefore, the physical descriptive sections and corresponding analyses therein (from the reports) are hereby incorporated into our more current analyses herein. We reserve the right to adjust the valuation herein reported as required by consideration of additional or more reliable data that may become available. It is the appraisers determination that this appraisal is not so limited as to result in a misleading or confusing report.
It is understood by Windsor Corporation is aware of the limitations and lower level of reliability inherent in a limited appraisal process, and that if a complete appraisal process were undertaken, or more information were to become known, our value conclusion may change.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function. The appraisal report may not be reproduced, in whole or in part, and a third party may not utilize the findings of the report for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.


_________________________
6 The appraisal process, therefore, involved departure from Standards Rule 1 of USPAP.

We are not required to give testimony or be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes that may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed in connection with any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others and are not meant to be used as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projections contained in the appraisal assume both responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures that would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject property is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers; therefore we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including the HVAC systems, if applicable. Should there be any question concerning same, it is strongly recommended that an Engineering/Construction/Environmental inspection be obtained. The value estimate stated in this appraisal, unless noted otherwise, is predicated on the assumption that all improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal. Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas that were previously inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our previous field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

EXHIBIT "A"

BEING a parcel of land in the Second Civil District of Nashville, Davidson County, Tennessee, located on the west margin of U.S. Highway 31W (Dickerson
Pike) at its intersection with Old Dickerson Pike, being known as Trailmont Trailer Park and being particularly described as follows:

BEGINNING at an iron pin in the westerly margin of Dickerson Pike, said point being 6 feet, more or less, southerly along said margin from the southerly margin of Old Dick Pike;

THENCE, leaving said margin, with the North line of Harold Hudgins of record in Deed 635A, page 611, Register's Office for Davidson County, Tennessee, North 05 (degrees), 02', 13" W. 1241.24 feet to a point;

THENCE, with the East line of subject property South 03 (degrees), 34', 59" West, 879.10 feet to iron pin;

THENCE, with the West line of Walter Wells of record in Deed Book S165, page 402, Register's Office for Davidson County, Tennessee, South 03 (degrees), 50', 36" West, 315.35 feet to planted stone;

THENCE, with the North line of John Gibbs, et. ux. of record in Deed Book 8901, page ? Register's Office for Davidson County, Tennessee, North 87 (degrees), 31', 45" West, 377.55 feet to an iron pin;

THENCE, with the East line of Roy S. Jackson, et. ux. of record in Deed Book 1227, page 285, Register's Office for Davidson County, Tennessee, North 03 (degrees) 28', 04" East, 1627.63 feet to a corner post;

THENCE, with the South line of Gayle G. Ballou of record in Deed Book 3869, page 876, Register's Office for Davidson County, Tennessee, South 85 (degrees), 20', 19" East, 382.76 feet to planted stone;

THENCE, North 03 (degrees), 56', 07" East, 221.82 feet to a planted stone;

THENCE, with the South line of John Hensley Jones, et. ux. of record in Deed Book 6086, page 307, Register's Office for Davidson County, Tennessee, North 88 (degrees), 06', 15" East, 175 feet to an iron pin;

THENCE, with the South line of William T. Williams, et. ux. of record in Deed Book 8178, page 451, Register's Office for Davidson County, Tennessee, North 47 (degrees), 49', 03" East 265 feet to an iron pin;

THENCE, with the South line of Delphia L. Holcomb of record in Deed Book 8780, page 763, Register's Office for Davidson County, Tennessee, South 89 (degrees), 04', 23" East, 316.56 feet to a point;

THENCE, with the West line of George H. Montgomery of record in Deed Book 5289, page 731, Register's Office for Davidson County, Tennessee and Deed Book 5194, page 653, Register's Office for Davidson County, Tennessee, South 22 (degrees), 03', 00" West, 509.10 feet to a concrete monument;

THENCE, South 67 (degrees), 15', 00" East, 343.45 feet to an iron pin in the westerly margin of Dickerson Pike;

THENCE, with said margin and a curve concave to the East having a central angle of 1 (degree), 00', 54", a radius of 2914.93 and a chord of South 28 (degrees), 00', 44" West, 51.64 feet for an arc length of 51.64 feet to a point;

THENCE, South 27 (degrees), 22', 00" West, 135.22 feet to the point of beginning, containing 1,415,002 square feet or 32.48 acres, more or less.

BEING the same property conveyed to Trailmont MHP, Ltd., by Deed of Record in Book 6719, page 52, Register's Office for Davidson County, Tennessee.

                                  FINANCIALS

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        42
Company:  90                      Windsor Partnerships          Date:  03/17/99
Development ID:  974                 Trailmont MHP              Time:  14:29:45

    This is a PRELIM report since it contains data from the current period.
                            Entries are not final.
-------------------------------------------------------------------------------

                                    Current Period
                          1 Month     1 Month
                   Thru:  Feb 1999   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent            27,923       27,923             0     0.00
Vacancies                    (107)        (213)          107    50.00
Employee Allowances          (213)        (213)            0     0.00
Late Fees                     110          225          (115)  -51.11
                      ------------  -----------   -----------  ------
Net Site Rent              27,714       27,722            (9)   -0.03

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income                1,452        1,389            63     4.57
Sewer Income                2,272        2,207            65     2.96
                      ------------  -----------   -----------  ------
Total Utility Income        3,725        3,596           129     3.58

AMENITY INCOME
Other Income                  119          125            (6)   -4.80
                      ------------  -----------   -----------  ------
Total Amenity Income          119          125            (6)   -4.80

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE              31,557       31,443           114     0.36

PAYROLL EXPENSE
Salaries & Wages-Mgmt.      1,643        1,440          (203)  -14.07
Salaries & Wages-Maint.       669          800           131    16.42
Salaries & Wages-Clerical       0           75            75   100.00
Salaries & Wages-Bonus        500            0          (500)    0.00
Payroll Taxes                 306          231           (75)  -32.65
Health Benefits               540          540             0     0.00
Pension Benefits              118          116            (2)   -1.29
Workers Comp Insurance         34           34             0     0.50
                      ------------  -----------   -----------  ------
Total Payroll               3,809        3,236          (573)  -17.71

UTILITY EXPENSE
Water Expense                 733          730            (3)   -0.38
Sewer Expense               1,876        2,089           213    10.20
Gas Expense                   210            0          (210)    0.00
Electric Expense              300          418           118    28.23
Trash Expense                 877          827           (50)   -6.05
                      ------------  -----------   -----------  ------
Total Utilities Expense     3,996        4,064            68     1.68

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds     1,711          400        (1,311) -327.68
Vehicle Expense                14          100            86    86.35
                      ------------  -----------   -----------  ------
Total Repairs & Maint.      1,724          500        (1,224) -244.87

MARKETING
Advertising                   180          150           (30)  -20.06
Business Promotions            60           25           (35) -139.92
                      ------------  -----------   -----------  ------


                                    Year-to-Date
                          2 Months     2 Months
                          Feb 1999   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent            55,846       55,846             0     0.00
Vacancies                    (107)        (426)          320    75.00
Employee Allowances          (426)        (426)            0     0.00
Late Fees                     430          450           (20)   -4.44
                      ------------  -----------   -----------  ------
Net Site Rent              55,744       55,444           300     0.54

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income                2,728        2,728           (20)   -0.71
Sewer Income                4,090        4,253          (163)   -3.83
                      ------------  -----------   -----------  ------
Total Utility Income        6,819        7,001          (182)   -2.61

AMENITY INCOME
Other Income                  242          250            (8)   -3.20
                      ------------  -----------   -----------  ------
Total Amenity Income          242          250            (8)   -3.20

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE              62,804       62,695           109     0.17

PAYROLL EXPENSE
Salaries & Wages-Mgmt.      3,285        2,880          (405)  -14.07
Salaries & Wages-Maint.     1,342        1,600           258    16.10
Salaries & Wages-Clerical       0          150           150   100.00
Salaries & Wages-Bonus        500            0          (500)    0.00
Payroll Taxes                 559          462           (97)  -20.98
Health Benefits             1,080        1,080             0     0.00
Pension Benefits              235          232            (3)   -1.29
Workers Comp Insurance         68           68             0     0.50
                      ------------  -----------   -----------  ------
Total Payroll               7,069        6,472          (597)   -9.23

UTILITY EXPENSE
Water Expense               1,335        1,433           (98)    6.81
Sewer Expense               3,781        4,510           729    16.17
Gas Expense                   210            0          (210)    0.00
Electric Expense              714          842           128    15.17
Trash Expense               1,704        1,654           (50)   -3.02
                      ------------  -----------   -----------  ------
Total Utilities Expense     7,744        8,439           695     8.23

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds     1,711          800          (911) -113.84
Vehicle Expense                14          200           186    93.18
                      ------------  -----------   -----------  ------
Total Repairs & Maint.      1,724        1,000          (724)  -72.44

MARKETING
Advertising                   468          300          (168)  -56.08
Business Promotions            60           50           (10)  -19.96
                      ------------  -----------   -----------  ------

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        43
Company:  90                      Windsor Partnerships          Date:  03/17/99
Development ID:  974                 Trailmont MHP              Time:  14:29:46

    This is a PRELIM report since it contains data from the current period.
                            Entries are not final.
-------------------------------------------------------------------------------

                                       Current Period
                           1 Month       1 Month
                   Thru:   Feb 1999     Std. Budget    Variance         %
-------------------------------------------------------------------------------

Total Marketing                240           175           (65)      -37.18

Collection Costs
Legal-Collection Fees          400           100          (300)     -300.00
Bad Debt                         0            50            50       100.00
                            ------        ------        ------       ------
Total Collection Costs         400           150          (250)     -166.67

GENERAL & ADMINISTRATIVE
Telephone                       80            90            10        10.63
Supplies-Office                 36            95            59        62.44
Professional Fees-MRI          154           131           (23)      -17.75
Natl. & State Assn. Dues         0           131           131       100.00
Management Fees                786         1,572           786        50.01
Overhead Reimbursement         688           688             0         0.04
Miscellaneous Expense            0            10            10       100.00
                            ------        ------        ------       ------
Total G&A                    1,744         2,717           973        35.81

TAXES & INSURANCE
Real Property Taxes          1,281         1,281             0         0.02
Insurance                      149           149             0         0.13
                            ------        ------        ------       ------
Total Taxes & Insurance      1,430         1,430             0         0.03
                            ------        ------        ------       ------
TOTAL EXPENSES              13,343        12,272        (1,071)       -8.73
                            ------        ------        ------       ------
NET OPERATING INCOME        18,215        19,171          (956)       -4.99
                            ======        ======        ======       ======

-------------------------------------------------------------------------------

                                       Year-to-Date
                           2 Months      2 Months
                           Feb 1999     Std. Budget    Variance         %
-------------------------------------------------------------------------------

Total Marketing                528           350          (178)      -50.92

Collection Costs
Legal-Collection Fees          400           200          (200)     -100.00
Bad Debt                         0           100           100       100.00
                            ------        ------        ------       ------
Total Collection Costs         400           300          (100)      -33.33

GENERAL & ADMINISTRATIVE
Telephone                      164           180            16         8.77
Supplies-Office                 49           190           141        74.29
Professional Fees-MRI          322           262           (60)      -22.95
Natl. & State Assn. Dues         0           131           131       100.00
Management Fees              2,337         3,135           798        25.45
Overhead Reimbursement       1,376         1,376             1         0.04
Miscellaneous Expense            0            20            20       100.00
                            ------        ------        ------       ------
Total G&A                    4,248         5,294         1,046        19.76

TAXES & INSURANCE
Real Property Taxes          2,561         2,562             1         0.02
Insurance                      298           298             0         0.13
                            ------        ------        ------       ------
Total Taxes & Insurance      2,859         2,860             1         0.03
                            ------        ------        ------       ------
TOTAL EXPENSES              24,573        24,715           142         0.57
                            ------        ------        ------       ------
NET OPERATING INCOME        38,231        37,980           251         0.66
                            ======        ======        ======       ======

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        45
Company:  90                      Windsor Partnerships          Date:  01/13/99
Development ID:  974                 Trailmont MHP              Time:  13:20:23

    This is a PRELIM report since it contains data from the current period.
                            Entries are not final.
-------------------------------------------------------------------------------

                                    Current Period
                           1 Month    1 Month
                          Dec 1998   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent            27,923       27,923             0     0.00
Vacancies                       0            0             0     0.00
Employee Allowances          (213)        (213)            0     0.00
Late Fees                     240          200            40    20.00
                      ------------  -----------   -----------  ------
Net Site Rent              27,950       27,910            40     0.14

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income                1,290        1,439          (149)  -10.35
Sewer Income                1,914        2,267          (353)  -15.59
                      ------------  -----------   -----------  ------
Total Utility Income        3,204        3,706          (502)  -13.56

AMENITY INCOME
Other Income                  153          175           (22)  -12.81
                      ------------  -----------   -----------  ------
Total Amenity Income          153          175           (22)  -12.81

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE              31,306       31,791          (485)   -1.52

PAYROLL EXPENSE
Salaries & Wages-Mgmt.      1,643        1,442          (201)  -13.91
Salaries & Wages-Maint.       669          618           (51)   -8.19
Salaries & Wages-Clerical       0          170           170   100.00
Salaries & Wages-Bonus        300            0          (300)    0.00
Payroll Taxes                 201          202             1     0.48
Health Benefits               510          510             0     0.00
Pension Benefits                0            0             0     0.00
Workers Comp Insurance         38           38             0     0.00
                      ------------  -----------   -----------  ------
Total Payroll               3,360        2,980          (380)  -12.76

UTILITY EXPENSE
Water Expense                 700          757            57     7.53
Sewer Expense               1,500        1,791           291    16.25
Gas Expense                    69            0           (69)    0.00
Electric Expense              385          433            48    10.98
Trash Expense               1,654          828          (826)  -99.76
                      ------------  -----------   -----------  ------
Total Utilities Expense     4,309        3,809          (500)  -13.12

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds       435          300          (135)  -45.10
Repairs & Maint-Buildings       0            0             0     0.00
Repairs & Maint-Vehicles        0           50            50   100.00
Vehicle Expense                74            0           (74)    0.00
Repairs & Maint-Equipment       0          200           200   100.00
Repairs & Maint-Homes         220            0          (220)    0.00
Supplies-Maintenance            0          100           100   100.00
                      ------------  -----------   -----------  ------

-------------------------------------------------------------------------------
                                    Year-to-Date
                         12 Months     12 Months
                          Dec 1998   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent           331,539      331,539             0     0.00
Vacancies                       0         (630)          630   100.00
Employee Allowances        (2,529)      (2,529)            0     0.00
Late Fees                   3,267        2,400           867    36.13
                      ------------  -----------   -----------  ------
Net Site Rent             332,277      330,780         1,497     0.45

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income               16,098       16,646          (548)   -3.29
Sewer Income               25,052       23,223         1,829     7.87
                      ------------  -----------   -----------  ------
Total Utility Income       41,150       39,869         1,281     3.21

AMENITY INCOME
Other Income                1,645        2,100          (455)  -21.66
                      ------------  -----------   -----------  ------
Total Amenity Income        1,645        2,100          (455)  -21.66

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE             375,072      372,749         2,323     0.62

PAYROLL EXPENSE
Salaries & Wages-Mgmt.     19,437       17,052        (2,385)  -13.99
Salaries & Wages-Maint.     7,864        7,308          (556)   -7.61
Salaries & Wages-Clerical       0        1,979         1,979   100.00
Salaries & Wages-Bonus      1,065            0        (1,065)    0.00
Payroll Taxes               2,698        2,388          (310)  -13.00
Health Benefits             6,120        6,120             0     0.00
Pension Benefits              126            0          (126)    0.00
Workers Comp Insurance        456          456             0     0.00
                      ------------  -----------   -----------  ------
Total Payroll              37,767       35,303        (2,464)   -6.98

UTILITY EXPENSE
Water Expense               9,263       10,898         1,635    15.00
Sewer Expense              27,649       30,675         3,026     9.86
Gas Expense                   323            0          (323)    0.00
Electric Expense            4,725        4,400          (325)   -7.39
Trash Expense               9,757        9,917           160     1.61
                      ------------  -----------   -----------  ------
Total Utilities Expense    51,718       55,890         4,172     7.46

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds    12,187        3,600        (8,587) -238.52
Repairs & Maint-Buildings      25            0           (25)    0.00
Repairs & Maint-Vehicles      161          750           589    78.51
Vehicle Expense               304            0          (304)    0.00
Repairs & Maint-Equipment      48        2,400         2,352    98.01
Repairs & Maint-Homes         220            0          (220)    0.00
Supplies-Maintenance           26        1,200         1,174    97.86
                      ------------  -----------   -----------  ------

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        46
Company:  90                      Windsor Partnerships          Date:  03/17/99
Development ID:  974                 Trailmont MHP              Time:  13:20:25

    This is a PRELIM report since it contains data from the current period.
                            Entries are not final.
-------------------------------------------------------------------------------

                                       Current Period
                           1 Month       1 Month
                   Thru:   Dec 1999     Std. Budget    Variance         %
-------------------------------------------------------------------------------

Total Repairs & Maint.         730           650           (80)      -12.27

MARKETING
Advertising                     45           155           110        70.97
Promo Incentives-Resident        0             0             0         0.00
Promo Incentives-Dealers         0             0             0         0.00
Business Promotions             35             5           (30)     -602.60
                            ------        ------        ------       ------
Total Marketing                 80           160            80        49.92

Collection Costs
Legal-Collection Fees            0            60            60       100.00
Bad Debt                         0           600           600       100.00
                            ------        ------        ------       ------
Total Collection Costs           0           660           660       100.00

GENERAL & ADMINISTRATIVE
Telephone                      200            62          (138)     -221.84
Supplies-Office                155            95           (60)      -63.61
Professional Fees-MRI          200           177           (23)      -12.85
Professional Fees-Other          0             0             0         0.00
License & Fees                   0            33            33       100.00
Natl. & State Assn. Dues         0             0             0         0.00
Management Fees              1,549         1,590            41         2.57
Overhead Reimbursement         688           142          (546)     -384.33
Professional Development         0            38            38       100.00
Dues and Subscriptions           0             0             0         0.00
Meals & Entertainment           18            25             7        27.08
Travel-Community                 0           100           100       100.00
Miscellaneous Expense          500           987           487        49.34
                            ------        ------        ------       ------
Total G&A                    3,310         3,249           (61)       -1.87

TAXES & INSURANCE
Real Property Taxes            853           853             0         0.02
Insurance                      123           123             0         0.14
                            ------        ------        ------       ------
Total Taxes & Insurance        976           976             0         0.03
                            ------        ------        ------       ------
TOTAL EXPENSES              12,765        12,484          (281)       -2.25
                            ------        ------        ------       ------
NET OPERATING INCOME        18,542        19,307          (765)       -3.96
                            ======        ======        ======       ======

-------------------------------------------------------------------------------

                                       Year-to-Date
                          12 Months     12 Months
                           Dec 1998     Std. Budget    Variance         %
-------------------------------------------------------------------------------

Total Repairs & Maint.      12,970         7,950        (5,020)      -63.15

MARKETING
Advertising                  1,355         1,860           505        27.12
Promo Incentives-Resident        0           250           250       100.00
Promo Incentives-Dealers         0           500           500       100.00
Business Promotions            442            60          (382)     -636.28
                           -------       -------        ------       ------
Total Marketing              1,797         2,670           873        32.69

Collection Costs
Legal-Collection Fees           58           720           662        91.98
Bad Debt                         0         2,400         2,400       100.00
                           -------       -------        ------       ------
Total Collection Costs          58         3,120         3,062        98.15

GENERAL & ADMINISTRATIVE
Telephone                    1,275           744          (531)      -71.35
Supplies-Office              1,003         1,140           137        12.03
Professional Fees-MRI        2,176         2,124           (52)       -2.46
Professional Fees-Other      2,471             0        (2,471)        0.00
License & Fees                   0           396           396       100.00
Natl. & State Assn. Dues         0           131           131       100.00
Management Fees             18,685        18,637           (48)       -0.26
Overhead Reimbursement       8,253         1,704        (6,549)     -384.33
Professional Development         0         1,406         1,406       100.00
Dues and Subscriptions         129             0          (129)        0.00
Meals & Entertainment           63           100            37        36.77
Travel-Community                 0           400           400       100.00
Miscellaneous Expense          873        11,844        10,971        92.63
                           -------       -------        ------       ------
Total G&A                   34,928        38,626         3,698         9,57

TAXES & INSURANCE
Real Property Taxes         10,234        10,236             2         0.02
Insurance                    1,474         1,476             2         0.14
                           -------       -------        ------       ------
Total Taxes & Insurance     11,708        11,712             4         0.03
                           -------       -------        ------       ------
TOTAL EXPENSES             150,946       155,271         4,325         2.79
                           -------       -------        ------       ------
NET OPERATING INCOME       224,126       217,478         6,648         3.06
                           =======       =======        ======       ======

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        45
Company:  90                      Windsor Partnerships          Date:  01/19/99
Development ID:  974                 Trailmont MHP              Time:  14:56:25

    This is a PRELIM report since it contains data from the current period.
                            Entries are not final.
-------------------------------------------------------------------------------

                                    Current Period
                           1 Month    1 Month
                   Thru:  Dec 1997   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent            26,744       26,744             0     0.00
Vacancies                       0         (204)          204   100.00
Employee Allowances          (204)        (204)            0     0.00
Late Fees                     265          100           165   165.00
                      ------------  -----------   -----------  ------
Net Site Rent              26,805       26,436           369     1.40

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income                1,314        1,326           (12)   -0.91
Sewer Income                1,982        1,734           248    14.31
Trash Income                    0          774          (774) -100.00
Other Utility Income            0            0             0     0.00
                      ------------  -----------   -----------  ------
Total Utility Income        3,296        3,834          (538)  -14.03

AMENITY INCOME
Other Income                  164           50           114   227.00
                      ------------  -----------   -----------  ------
Total Amenity Income          164           50           114   227.00

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE              30,264       30,320           (56)   -0.18

PAYROLL EXPENSE
Salaries & Wages-Mgmt.      1,597        1,455          (142)   -9.75
Salaries & Wages-Maint.       644          620           (24)   -3.84
Salaries & Wages-Bonus          0            0             0     0.00
Payroll Taxes                 173          227            54    23.81
Health Benefits               340          125          (215) -172.00
Pension Benefits                0           62            62   100.00
                      ------------  -----------   -----------  ------
Total Payroll               2,754        2,489          (265)  -10.63

UTILITY EXPENSE
Water Expense                 676        1,275           599    47.01
Sewer Expense               1,928        2,856           928    32.49
Gas Expense                     0            0             0     0.00
Electric Expense              412          350           (62)  -17.62
Trash Expense               1,565          799          (766)  -95.88
                      ------------  -----------   -----------  ------
Total Utilities Expense     4,580        5,280           700    13.25

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds        46          600           554    92.31
Repairs & Maint-Buildings       0            0             0     0.00
Repairs & Maint-Pools           0            0             0     0.00
Repairs & Maint-Vehicles        0           50            50   100.00
Vehicle Expense                26            0           (26)    0.00
Repairs & Maint-Other           0            0             0     0.00
Supplies-Maintenance            0            0             0     0.00
                      ------------  -----------   -----------  ------

-------------------------------------------------------------------------------
                                    Year-to-Date
                         12 Months     12 Months
                          Dec 1997   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent           317,391      317,391             0     0.00
Vacancies                    (390)      (2,421)        2,031    83.89
Employee Allowances        (2,421)      (2,421)            0     0.00
Late Fees                   2,560        1,200         1,360   113.33
                      ------------  -----------   -----------  ------
Net Site Rent             317,140      313,749         3,391     1.08

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income               16,046       16,285          (239)   -1.46
Sewer Income               24,797       20,582         4,215    20.48
Trash Income                    0        6,966        (6,966  -100.00
Other Utility Income           90            0            90     0.00
                      ------------  -----------   -----------  ------
Total Utility Income       40,934       43,833        (2,899)   -6.61

AMENITY INCOME
Other Income                2,081          600         1,481   246.80
                      ------------  -----------   -----------  ------
Total Amenity Income        2,081          600         1,481   246.80

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE             360,154      358,182         1,972     0.55

PAYROLL EXPENSE
Salaries & Wages-Mgmt.     19,003       17,460        (1,543)   -8.84
Salaries & Wages-Maint.     7,642        7,440          (202)   -2.72
Salaries & Wages-Bonus        175            0          (175)    0.00
Payroll Taxes               2,391        2,724           333    12.21
Health Benefits             1,020        1,500           480    32.00
Pension Benefits              360          744           384    51.58
                      ------------  -----------   -----------  ------
Total Payroll              30,592       29,868          (724)   -2.42

UTILITY EXPENSE
Water Expense              10,221       10,747           526     4.90
Sewer Expense              29,140       28,974          (166)   -0.57
Gas Expense                    16            0           (16)    0.00
Electric Expense            4,558        4,269          (289)   -6.76
Trash Expense              10,348        9,588          (760)   -7.93
                      ------------  -----------   -----------  ------
Total Utilities Expense    54,282       53,578          (704)   -1.31

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds     6,594        7,200           606     8.42
Repairs & Maint-Buildings     311            0          (311)    0.00
Repairs & Maint-Pools           0        2,050         2,050   100.00
Repairs & Maint-Vehicles      222          750           528    70.40
Vehicle Expense                94            0           (94)    0.00
Repairs & Maint-Other          58            0           (58)    0.00
Supplies-Maintenance          241            0          (241)    0.00
                      ------------  -----------   -----------  ------

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        46
Company:  90                      Windsor Partnerships          Date:  01/19/99
Development ID:  974                 Trailmont MHP              Time:  14:56:28

-------------------------------------------------------------------------------

                                       Current Period
                           1 Month       1 Month
                   Thru:   Dec 1997     Std. Budget    Variance         %
-------------------------------------------------------------------------------

Total Repairs & Maint.          72           650           578        88.85

MARKETING
Advertising                    128           152            24        15.79
Promo Incentives-Resident      100             0          (100)        0.00
Promo Incentives-Bonuses        10             0           (10)        0.00
                            ------        ------        ------       ------
Total Marketing                238           152           (86)      -56.47

Collection Costs
Legal-Collection Fees            0            50            50       100.00
Bad Debt                         0           600           600       100.00
                            ------        ------        ------       ------
Total Collection Costs           0           650           650       100.00

GENERAL & ADMINISTRATIVE
Telephone                       82           100            18        17.81
Supplies-Office                105           150            45        30.27
Professional Fees-MRI          254           150          (104)      -69.47
Professional Fees-Other          4            25            21        84.00
License & Fees                   0            33            33       100.00
Management Fees              1,473         1,516            43         2.81
Overhead Reimbursement        (180)          150           330       220.00
Meals & Entertainment            0             0             0         0.00
Miscellaneous Expense        2,131           725        (1,406)     -193.90
                            ------        ------        ------       ------
Total G&A                    3,869         2,849        (1,020)      -35.80

TAXES & INSURANCE
Real Property Taxes            828           828             0         0.00
Insurance                      282           282            (0)       -0.13
                            ------        ------        ------       ------
Total Taxes & Insurance      1,110         1,110            (0)       -0.03
                            ------        ------        ------       ------
TOTAL EXPENSES              12,624        13,180           556         4.22
                            ------        ------        ------       ------
NET OPERATING INCOME        17,641        17,140           501         2.92
                            ======        ======        ======       ======

-------------------------------------------------------------------------------

                                       Year-to-Date
                          12 Months     12 Months
                           Dec 1997     Std. Budget    Variance         %
-------------------------------------------------------------------------------

Total Repairs & Maint.       7,519        10,000         2,481        24.81

MARKETING
Advertising                  1,466         1,824           359        19.65
Promo Incentives-Resident      159             0          (159)        0.00
Promo Incentives-Bonuses        10             0           (10)        0.00
                           -------       -------        ------       ------
Total Marketing              1,634         1,824           190        10.39

Collection Costs
Legal-Collection Fees        1,556           600          (956)     -159.25
Bad Debt                     1,365         2,400         1,035        43.14
                           -------       -------        ------       ------
Total Collection Costs       2,920         3,000            80         2.66

GENERAL & ADMINISTRATIVE
Telephone                      818         1,200           382        31.86
Supplies-Office                899         1,800           901        50.03
Professional Fees-MRI        2,376         2,000          (376)      -18.82
Professional Fees-Other          4           300           296        98.67
License & Fees                 187           396           210        52.90
Management Fees             17,820        17,909            89         0.50
Overhead Reimbursement       1,312         1,800           488        27.11
Meals & Entertainment           13             0           (13)        0.00
Miscellaneous Expense       10,539        14,100         3,561        25.25
                           -------       -------        ------       ------
Total G&A                   33,968        39,505         5,537        14.02

TAXES & INSURANCE
Real Property Taxes          9,936         9,936             0         0.00
Insurance                    4,067         3,384          (683)      -20.19
                           -------       -------        ------       ------
Total Taxes & Insurance     14,003        13,320          (683)       -5.13
                           -------       -------        ------       ------
TOTAL EXPENSES             144,919       151,095         6,176         4.09
                           -------       -------        ------       ------
NET OPERATING INCOME       215,236       207,087         8,149         3.93
                           =======       =======        ======       ======

-------------------------------------------------------------------------------
Report Date: 09/30/98         OPERATING STMT:ACTUAL-BUDGET      Page:        13
Company:  90                      Windsor Partnerships          Date:  03/24/99
Development ID:  974                 Trailmont MHP              Time:  12:58:27
-------------------------------------------------------------------------------

                                    Current Period
                           1 Month    1 Month
                 Thru:    Dec 1996   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent            25,565       25,565             0     0.00
Vacancies                    (226)        (390)          164    42.05
Free Rent/Concessions           0            0             0     0.00
Employee Allowances          (195)        (390)          195    50.00
Late Fees                     225          100           125   125.00
                      ------------  -----------   -----------  ------
Net Site Rent              25,369       24,885           484     1.94

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income                1,373        1,250           123     9.86
Sewer Income                1,874        1,250           624    49.95
                      ------------  -----------   -----------  ------
Total Utility Income        3,248        2,500           748    29.90

AMENITY INCOME
Vending Income                  0           60           (60) -100.00
Other Income                  356            0           356     0.00
                      ------------  -----------   -----------  ------
Total Amenity Income          356           60           296   493.33

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE              28,973       27,445         1,528     5.57

PAYROLL EXPENSE
Salaries & Wages-Mgmt.      1,573        1,400          (173)  -12.33
Salaries & Wages-Maint.       645          350          (295)  -84.29
Salaries & Wages-Bonus         72            0           (72)    0.00
Payroll Taxes                 199          193            (6)   -2.96
Health Benefits                 0          105           105   100.00
Pension Benefits                0           53            53   100.00
                      ------------  -----------   -----------  ------
Total Payroll               2,489        2,101          (388)  -18.45

UTILITY EXPENSE
Water Expense                 722        1,458           736    50.47
Sewer Expense               1,709        1,458          (251)  -17.19
Electric Expense              413          500            87    17.43
Trash Expense                 783          850            67     7.93
                      ------------  -----------   -----------  ------
Total Utilities Expense     3,626        4,266           640    15.00

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds       955          750          (205)  -27.35
Repairs & Maint-Pools           0            0             0     0.00
Repairs & Maint-Vehicles        0           50            50   100.00
                      ------------  -----------   -----------  ------
Total Repairs & Maint.        955          800          (155)  -19.40

MARKETING
Advertising                   198          125           (73)  -58.47
                      ------------  -----------   -----------  ------

-------------------------------------------------------------------------------

                                    Year-to-Date
                           12 Months    12 Months
                            Dec 1996   Std. Budget    Variance     %
-------------------------------------------------------------------------------

REVENUE
Gross Site Rent           288,868      288,704           164     0.06
Vacancies                  (1,561)      (4,404)        2,843    64.54
Free Rent/Concessions        (195)           0          (195)    0.00
Employee Allowances        (2,865)      (4,404)        1,539    34.95
Late Fees                   1,791        1,148           643    56.01
                      ------------  -----------   -----------  ------
Net Site Rent             286,037      281,044         4,993     1.78

OTHER RENT
                      ------------  -----------   -----------  ------
Total Other Rent                0            0             0     0.00

UTILITY INCOME
Water Income               15,601       14,355         1,246     8.68
Sewer Income               19,540       14,355         5,185    36.12
                      ------------  -----------   -----------  ------
Total Utility Income       35,141       28,710         6,431    22.40

AMENITY INCOME
Vending Income                  0          689          (689) -100.00
Other Income                1,909            0         1,909     0.00
                      ------------  -----------   -----------  ------
Total Amenity Income        1,909          689         1,220   177.10

MISC. INCOME
                      ------------  -----------   -----------  ------
Total Misc. Income              0            0             0     0.00
                      ------------  -----------   -----------  ------
TOTAL REVENUE             323,087      310,443        12,644     4.07

PAYROLL EXPENSE
Salaries & Wages-Mgmt.     16,635       16,077          (558)   -3.47
Salaries & Wages-Maint.     6,028        6,896           868    12.58
Salaries & Wages-Bonus         72            0           (72)    0.00
Payroll Taxes               2,196        2,529           333    13.15
Health Benefits                 0        1,378         1,378   100.00
Pension Benefits                0          692           692   100.00
                      ------------  -----------   -----------  ------
Total Payroll              24,932       27,572         2,640     9.57

UTILITY EXPENSE
Water Expense               9,707       16,744         7,037    42.03
Sewer Expense              27,554       16,744       (10,810)  -64.56
Electric Expense            3,992        5,742         1,750    30.48
Trash Expense               8,973        9,761           788     8.07
                      ------------  -----------   -----------  ------
Total Utilities Expense    50,226       48,991        (1,235)   -2.52

REPAIRS AND MAINTENANCE
Repairs & Maint-Grounds     7,727        8,613           886    10.28
Repairs & Maint-Pools           0        3,500         3,500   100.00
Repairs & Maint-Vehicles      172          724           552    76.29
                      ------------  -----------   -----------  ------
Total Repairs & Maint.      7,899       12,837         4,938    38.47

MARKETING
Advertising                  1,395        1,435            40     2.77
                      ------------  -----------   -----------  ------

------------------------------------------------------------------------------------------------------------------------------------

Report Date: 09/30/98                                  OPERATING STMT: ACTUAL-BUDGET                                 Page        14
Company: 90                                                 Windsor Partnerships                                      Date: 03/24/99
Development ID: 974                                           Trailmont MHP                                           Time: 12:58:29

------------------------------------------------------------------------------------------------------------------------------------

                                               Current Period                                       Year to Date
                            1  Month          1  Month                              12  Months    12  Months
               Thru          Dec 1996       Std. Budget       Variance        %       Dec 1996   Std. Budget       Variance      %
------------------------------------------------------- ----------------------------------------------------------------------------
Total Marketing                   198               125      (      73)    -58.47        1,395         1,435            40      2.77

Collection Costs
Legal-Collection Fees               0                50             50     100.00          272           574           302     52.61
Bad Debt                          338               350             12       3.53        1,559         1,400      (    159)   -11.35
                            ---------         ---------       --------   --------     --------      --------       -------   -------

Total Collection Costs            338               400             62      15.59        1,831         1,974           143      7.25

GENERAL & ADMINISTRATIVE
Telephone                          64               200            136      67.81          701         2,297         1,596     69.48
Supplies-Office                    32               100             68      67.95        1,369         1,148      (    221)   -19.27
Professional Fees-MRI             325               150      (     175)   -116.63        1,834         1,923            89      4.65
Professional Fees-Other             0                83             83     100.00          125           953           828     86.88
License & Fees                      0                33             33     100.00          131           379           248     65.44
Management & Fees               1,400             1,372      (      28)     -2.07       15,764        15,520      (    244)    -1.57
Overhead Reimbursement            133                 0      (     133)      0.00        1,371             0      (  1,371)     0.00
Travel-Community                  146                 0      (     146)      0.00          220             0      (    220)     0.00
Miscellaneous Expense             914               725      (     189)    -26.10       11,754        12,876         1,122      8.72
                            ---------          --------       --------   --------     --------      --------       -------   -------
Total G&A                       3,015             2,663      (     352)    -13.24       33,269        35,269         1,827      5.21


TAXES & INSURANCE
Real Property Taxes               786               833             47       5.62        9,356         9,566           210      2.19
Personal Property Taxes             0                67             67     100.00            0           769           769    100.00
Insurance                         629               247      (     382)   -154.55        1,774         2,837         1,063     37.47
                            ---------          --------       --------   --------     --------      --------       -------   -------
Total Taxes & Insurance         1,415             1,147      (     268)    -23.36       11,130        13,172         2,042     15.50
                            ---------          --------       --------   --------     --------      --------       -------   -------
TOTAL EXPENSES                 12,036            11,502      (     534)     -4.64      130,683       141,077        10,394      7.37
                            ---------          --------       --------   --------     --------      --------       -------   -------
NET OPERATING INCOME           16,936            15,943            993       6.23      192,404       169,366        23,038     13.60
                            =========          ========       ========   ========     ========      ========       =======   =======

                               ENGAGEMENT LETTER

                            PROFILES OF APPRAISERS

                             PROFILE OF APPRAISER

                             KEITH McFARLAND, ASA


REAL ESTATE EXPERIENCE
----------------------

Consultant
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured housing communities, self storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. January 1996 to present.

Appraisal Director
Marshall and Stevens, Inc.
St. Louis, MO

     Specialized in preparing for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1986 to Present.


PROFESSIONAL AFFILIATIONS
-------------------------

ASA, Senior Member American Society of Appraisers

State Certified General Real Estate Appraiser
Arkansas #CG1200N                                 Michigan #1201004617
Colorado #CG80000045                              Mississippi #GA-417
Illinois #153000628                               Missouri #RA-001461
Indiana #CG69201433                               Ohio #398743
Kansas #G-871                                     Tennessee #00051023

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Allied Research Associates                        IBM Retirement Fund
AT&T Global Real Estate                           Krupp Asset Management Company
Boatmen's National Bank                           May Company
CalPERS                                           Pacific Realty Corporation
Citicorp Real Estate                              Park Corporation
Continental Grain Company                         Ruff, Callahan & Hemmeter
Eastdil Realty                                    Sears
First Tennessee Bank                              Wal-Mart Stores

Profile of Appraiser
                                                                               2

EDUCATIONAL BACKGROUND
----------------------

Southern Illinois University at Edwardsville, B.S.

The Appraisal Institute

American Society of Appraisers

                             PROFILE OF APPRAISER

                          JOHN H. WHITCOMB, MAI, CCIM
                          St. Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicles parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical stall members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser                                                           2

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

Akers Away                      West Palm Beach, FL             Lakeside                        Douglasville, GA
Alafia Riverfront               Gibsonton, FL                   Lakewood                        Denton, TX
Alpine Village                  Sebring, FL                     Lantana Cascade                 Lantana, FL
Arbor Oaks                      Zephyrhills, FL                 Long Lake Village               West Palm Beach, FL
Blue Heron                      Clearwater, FL                  Marlboro Court                  West Palm Beach, FL
Bradenton Trailer Park          Bradenton, FL                   MH Country Club                 Oakland Park, FL
Carefree Village                Tampa, FL                       Mission                         El Paso, TX
Carolina Village                Concord, NC                     Moultrie Oaks                   St. Augustine, FL
Casa del Monte                  West Palm Beach, FL             Oak Point                       Titusville, FL
Chateau Forest                  Seffner, FL                     Orange Manor East               Winter Haven, FL
Chateau Village                 Bradenton, FL                   Palm Breezes Club               Lantana, FL
Cloverleaf                      Brooksville, FL                 Palm Ridge                      Leesburg, FL
Colonial Coach                  Greenacres City, FL             Panama City Estates             Panama City, FL
Coquina Crossing                St. Augustine, FL               Plantation Estates              Seffner, FL
Coral Lake                      Coconut Creek, FL               Portside                        Jacksonville, FL
Country Club Estates            Venice, FL                      Ridgecrest                      Fort Pierce, FL
Dessau                          Austin, TX                      San Souci                       North Fort Myers, FL
Foxcroft Village                Loch Sheldrake, NY              Scenic View                     Lakeland, FL
Foxwood Estates                 Lakeland, FL                    Seminole                        St. Petersburg, FL
Franklin Estates                Murfreesboro, TN                Shangri La                      Largo, FL
Gardens of Manatee              Parrish, FL                     Southwinds                      Lakeland, FL
A Garden Walk                   West Palm Beach, FL             St. Lucie Village               Okeechobee, FL
The Groves                      Orlando, FL                     Sunrise Village                 Cocoa Beach, FL
Gwinnett Estates                Snellville, GA                  Sunshine                        Lake Worth, FL
Harmony Ranch                   Thonotosassa, FL                Tall Pines                      Fort Pierce, FL
Holiday Ranch                   West Palm Beach, FL             Tara                            Jonesboro, GA
Holiday Plaza                   West Palm Beach, FL             Twin Shores                     Longboat Key, FL
Holland                         Fort Lauderdale, FL             Valley Pines                    El Paso, TX
Kings and Queens                Lakeland, FL                    Village Glen                    Melbourne, FL

Profile of Appraiser                                                           3

Recreational Vehicle Parks
--------------------------

Avalon RV Park                  Clearwater, FL                  Pioneer Creek                   Bowling Green, FL
Camp Inn                        Frostproof, FL                  Rainbow Village                 Clearwater, FL
Forest Lake Village             Zephyrhills, FL                 Space Coast RV Resort           Rockledge, FL
Hide Away                       Ruskin, FL                      Sunshine RV                     Vero Beach, FL
Holiday RV Resort               Leesburg, FL                    Topics                          Hudson, FL
Horizon RV Park                 Davenport, FL                   Twelve Oaks                     Sanford, FL
Key RV Park                     Marathon, FL                    Village Park                    Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage         Loganville, GA                  Orange Avenue                   Tallahassee, FL
Alpine Self Storage             Rockford, IL                    Plantation Xtra Storage         Plantation, FL
Baytree Self Storage            Valdosta, GA                    St. Augustine Self Storage      St. Augustine, FL
Budget Self Storage             Sterling, VA                    Southern Self Storage           Riviera Beach, FL
Delray Mini Storage             Delray Beach, FL                Storage Express                 Lauderhill, FL
Edison Lock Up                  Edison, NJ                      Valdosta Self Storage           Valdosta, GA
Extra Space                     Lauderhill, FL                  Xtra Space                      Orlando, FL
Howell Self Storage             Howell, NJ                      Your Extra Attic                Duluth, GA
Hyde Park Storage               Tampa, FL                       Your Extra Attic                Norcross, GA
Jacksonville Storage            Jacksonville, FL                Your Extra Attic                Stockbridge, GA
Okeechobee Storage              Hialeah Gardens, FL             Your Extra Attic                Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                                  Howard Johnson Maingate
Comfort Inn Kissimmee                                           Hyatt On Union Square
Comfort Suites Asheville                                        Hyatt Orlando
Embassy Suites Boca Raton                                       Hyatt Wilshire
Hotel Nikko San Francisco                                       Hyatt Regency Houston
Hilton Southwest Freeway Houston                                La Samanna
Hollywood Beach Hilton                                          Ramada Resort Maingate
Holiday Inn Gainesville                                         Westin Washington, D.C.

Profile of Appraiser                                                          4

Financial
---------

Belgravia Capital                            Heller Financial
Bloomfield Acceptance Company                Household Finance Corporation
Chase Manhattan Bank                         Irving Leasing Corporation
Chrysler Capital Corporation                 Mfd. Housing Community Bankers
Citicorp Real Estate                         Mellon Bank
Collateral Mortgage                          Morgan Stanley
CoreStates Financial Corporation             NationsBank
Credit Suisse First Boston                   Nomura Securities
FINOVA Capital                               Pacificorp Financial Services
First Union Corporation                      PACTEL Finance
GE Capital                                   Society National Bank
Goldman Sachs                                Sun America Insurance
Greentree Financial                          Union Capital

Real Estate/Real Estate Investment
----------------------------------

W. P. Carey & Company, Inc.                  LaSalle Partners
Chateau Communities                          Las Colinas Corporation
Continental Communities                      Metropolitan Life
Delaware North Companies                     MHC
Dillon Read Real Estate Inc.                 National Home Communities
Drexel Burnham Lambert Realty, Inc.          Pitney Bowes Credit Corp.
First Boston Corporation                     Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

   Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                  ----------------------------------

TESTIMONY
---------

   Mr. Whitcomb has presented expert testimony in United States Tax Court.

                                                               EXHIBIT (b)(1)(E)

                                    SUMMARY
                         REAL ESTATE APPRAISAL REPORT


                             253-Space Big Country
                        Manufactured Housing Community
                          3400 South Greeley Highway
                       Cheyenne, Laramie County, Wyoming



                                 PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                           6430 South Quebec Street
                           Englewood, Colorado 80111


                                     AS OF

                               September 1, 1999



                                  PREPARED BY

                             WHITCOMB REAL ESTATE

                     [LETTERHEAD OF WHITCOMB REAL ESTATE]



September 15, 1999

Steve Waite
Windsor Corporation
6430 South Quebec Street
Englewood, Colorado 80111

RE:  253-Space Big Country
     Manufactured Housing Community
     3400 South Greeley Highway
     Cheyenne, Laramie County, Wyoming


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of September 1, 1999, based on an exposure period of six months, to be:

              - TWO MILLION EIGHT HUNDRED TEN THOUSAND DOLLARS -

                                 ($2,810,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Big Country is a fully developed 253-space manufactured home community, with a playground/recreation area. The park owns eleven mobile homes of which nine are rented on a monthly basis and three are available for sale. As of February 1, 1999, individual meters were installed and the resident is billed for water and sewer. Due to the recent pass-through of water and sewer to the resident, the base rent was reduced $18.00 per month and currently ranges from $179.00 to $189.00, including trash pick-up.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation.

Mr. Steve Waite
September 15, 1999
Page Two


     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,

WHITCOMB REAL ESTATE

/s/ L. Drake Moore

L. Drake Moore, MAI
St. Cert. Gen. REA #1321098-G
Permit No. 456


TABLE OF CONTENTS
-----------------

Table Of Contents..........................................................  4
Photographs Of The Subject.................................................  5
Summary Of Facts And Conclusions...........................................  6
Extent Of Confirming, Collecting And Reporting Data........................  7
Purpose, Function And Date Of The Appraisal................................  7
Area/Neighborhood Description..............................................  8
Manufactured Home Community Market Overview................................  9
Land And Site Improvements................................................. 10
Improvement Description.................................................... 12
Ownership And Property History............................................. 12
Occupancy.................................................................. 12
Zoning And Other Land Use Controls......................................... 13
Real Estate Assessment And Taxes........................................... 13
Marketability And Marketing Period......................................... 14
Highest And Best Use....................................................... 15
Valuation Process.......................................................... 15
Income Capitalization Approach............................................. 16
Sales Comparison Approach.................................................. 24
Final Estimate Of Value.................................................... 28
Certification.............................................................. 29
Assumptions And Limiting Conditions........................................ 30

Addenda
Legal Description
Maps
Profile Of Appraiser

              PHOTOGRAPHS OF THE SUBJECT (Taken August 25, 1999)               5


                           [PHOTOGRAPH APPEARS HERE]


                             1. Entrance to Subject



                           [PHOTOGRAPH APPEARS HERE]



                             2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------

  Property Appraised:            253 Space Big Country Estates
  -------------------            Manufactured Home Community
                                 3400 South Greeley Highway
                                 Cheyenne, Laramie County, Wyoming

  Property Rights
  ---------------
  Appraised:                     Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:                     30.84 +/- acres, or 1,343,390 square feet
  ----------

  Improvements:                  253-manufactured home spaces, a clubhouse and
  ------------                   office and playground/recreation area.

  Owner:                         Windsor Park Properties
  ------

  Zoning:                        MR-2, Medium Density Residential, Cheyenne
  -------

  Highest and Best Use:          As Improved -- Current Use
  ---------------------

  Value Indications:             Income Approach                $2,810,000
  ------------------             Sales Comparison Approach      $3,110,000


  Final Estimate of Value:       $2,810,000
  ------------------------

  Date of Appraisal:             September 1, 1999
  ------------------

  Date of Inspection:            August 25, 1998
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------


     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------

     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of September 1, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The subject was physically inspected on August 25, 1999, and the date of this appraisal is September 1, 1999.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

-----------------------------------
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------

Location/Access
---------------

     The property is located approximately three miles south of the central business district of Cheyenne, just outside the city limits in unincorporated Laramie County. The property is accessible from South Greeley Highway. Cheyenne is located in the southeastern corner of Wyoming, approximately 10 miles north of Colorado/Wyoming state line. Cheyenne is the largest city in Wyoming.

     Cheyenne is located at the intersection of Interstates 80 and 25. Interstate 25 extends north from Denver, Colorado to Casper and Sheridan, Wyoming. Interstate 25 extends in an east/west direction and provides access to Lincoln, Nebraska. Interstate 85, also known as South Greeley Highway, is a four lane roadway that is parallel to Interstate 25 and extends north through the central business district of Cheyenne and south through Greeley to Denver, Colorado.

     State Highway 212, also known as College Drive is a beltway surrounding the southeastern area of Cheyenne and connects with I-25 on the south side of the city. The subject is located on the west side of South Greeley Highway, approximately 1/2 mile south of College Drive. Access to the neighborhood is excellent, offering all amenities, shopping, schools, churches, medical facilities and entertainment and recreation. Ingress and egress of the subject is rated adequate.

     The neighborhood is rural in nature. Development has taken the form of mixed-use residential, commercial and light industrial type properties located along the major road frontages, typical of rural areas. Land use in the immediate vicinity of the subject is characteristic of the entire neighborhood. Existing uses along South Greeley are typical of older, industrial and retail strip types of development. The neighborhood is estimated to be 50% developed. There remain large contiguous tracts of land available for in-fill development.

Population
----------

     According to the 1990 census, the population for Cheyenne was 50,008 and the population of Laramie County was 73,142, representing respectively a 3.3% and 6.5% increase from 1980. The most recent population figure for Cheyenne as of 1996 was 54,132, representing a population increase of approximately 8.25%. The population of Laramie County also increased approximately 8.25% from 1990 to 1996 to 79,175. Future projections indicate a continued modest population growth.

Area/Neighborhood Description                                                 9

Employment
----------

     Cheyenne's employment base is made up of the military, education, and governmental sectors. As the seat of Laramie County and the capital of Wyoming, Cheyenne supports many local, state and federal employees. The city's largest employer is F.E. Warren Air Force Base, which employs 4,200 people in military and civilian capacities. Local, state and federal government employs approximately 7,0000 people. Cheyenne also serves as a center for transportation, retail trade, service industries and light manufacturing. Up to 90 freight trains pass through the city each day on Union Pacific and Burlington Northern tracks. Cheyenne is a regional center for retail and wholesale trade serving the northern boundary of the Rocky Mountain Front Range. Cheyenne's Dell Range Boulevard has remained as the state's biggest retail shopping corridor.

Transportation
--------------

     Cheyenne was formed as a result of the transcontinental railroad in 1867. The city's strategic location at the intersection of Interstates 80 and 25 has proven advantageous for motor freight carrier. The Cheyenne Municipal Airport has three paved runways capable of handling heavy air transport planes and is used by the Air Force and Wyoming Air National Guard. Other forms of transportation include two bus lines, shuttle service to the Denver Airport, taxi services and a city-operated bus system.

Summary and Conclusion
----------------------

     The subject is located in Laramie County just outside the southern incorporated city limits of Cheyenne, Wyoming. The subject's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent due to the proximity of the City of Cheyenne. General real estate values have been static over the last three to four year period.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the 1998 U.S. Housing Market Map, Wyoming ranked 39th among states in the number of homes shipped in 1998. As shown on the following table, manufactured home shipments in Wyoming have increased annually since 1996.

                                  Manufactured
                                 Home Shipments

                       Year                   Shipments
              ================================================
                       1996                      954
              ------------------------------------------------
                       1997                    1,054
              ------------------------------------------------
                       1998                    1,188
              ================================================

              Source: Wyoming Manufactured Housing Association

                                                                              10
Land And Site Improvements

     New communities are not being developed in the urban areas due to restrictive zoning ordinances. There is a wide range of rental rates in the marketplace. Generally speaking, lot rent ranges between $190.00 per month to $210.00 per month. Rates varied within some of the communities as lots on a corner, lots for multi-section homes and larger lots leased for higher than standard amounts. Typically, services included in the rental rate vary.

LAND AND SITE IMPROVEMENTS
--------------------------

     The site is an irregularly shaped parcel of land containing approximately
30.84 +/- acres, or approximately 1,343,390 square feet of gross area. The tract is generally level and at grade with the Greeley Highway Service Road and West Wallick Road. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, sanitary and storm sewer, electricity and telephone.

     Roadways arranged to maximize the use of the land access the individual lots in the community. Roadway improvements include:

     Street-bed:      Greeley Highway Service Road is an asphalt paved, two-lane
     ----------       roadway. The subject streets are asphalt paved 25-foot
                      wide roadways.

     Sidewalks/Curb:  There are no sidewalks or curbs along the public streets
     --------------   or in the subject.

     Street Lights:   Greeley Highway Service Road and West Wallick Road do not
     -------------    have streetlights.  The subject park has pole mounted
                      overhead streetlights along the right of way.

     Landscaping:     Sodded and planted areas extend along the entire
     -----------      perimeter and throughout the site.

     Encumbrances:    None Noted
     -------------

     Easements:       Standard utility easements are assumed to exist.
     ----------

     Encroachments:   None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Laramie County.

                                                                              11
Land And Site Improvements

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 30.84 +/- acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development equates to an overall density of approximately 8.2 units per acre, which is above current development standards that tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 253 manufactured housing community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary slightly in size and the density of the park is equal to 8.2 spaces per acre.

     The common area amenities include the clubhouse, a storm shelter, and adjoining children's playground area. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured home communities. These amenities are typical, adequate and functional in use.

     The community and site improvements were built in two phases. The most recent phase according to the county records is 1979. The manager indicated that the first phase was constructed in the 1950's. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property is in the name of Windsor Park Properties. In the past three years, there have been no sales or other transfers of the property of which the appraisers are aware. The subject is currently not listed for sale nor is there pending offers or current contracts for the sale of the property.

OCCUPANCY
---------

     A fully developed 253-space manufactured home community occupies the property. According to the manager, there are currently 13 vacant lots and the physical occupancy is 94.9%. In addition, employees occupy three lots. The August 1st rent roll indicated there were 16 vacancies.

ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned MR-2, Medium Density Residential. According to the ordinance number 41.413 specified by the Cheyenne Development Plan, a manufactured housing park requires board approval. The subject has been in existence prior to the current code and it is our opinion that the subject property is in conformance with the zoning code.

Flood Hazard
------------

     The subject property is located in a designated Flood Zone "X" according to Flood Map Community Number 560029, Panel 0655E, dated March 2, 1994. Zone X is defined as an area outside the flood hazard area.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. We noted that there is an on-site waster water treatment plant and we have previously mentioned the spaces that have individual septic systems. We have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Laramie County records under thirteen tax property numbers. The appraised value of the subject totals $1,611,825 and the assessed value is $153,135. It is our opinion that the subject is under assessed. This not uncommon for manufactured housing communities since large parts of the value can be attributed to the entrepreneurial skill in acquiring the land and filling the community. Based upon the 1998 mil levy of $74.98 the current taxes are $11,482.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Wyoming, manufactured housing communities are assessed at 9.5% of the market value. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Kansas.

     In the State of Wyoming, property taxes are paid in arrears. Taxes are due and payable in two installments with the first half due on or before December 31, 1998, and the second half due on or before May 10, 1999.

                                                                              14
MARKETABILITY AND MARKETING PERIOD
----------------------------------

     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Based upon a recent survey by John B. Levy & Company of selected CMBS spreads and whole loans a spread between 195 and 200 basis points over 10-year
U.S. Treasuries is available for an A rated security.   BBB rated CMBS
securities may have a spread ranging from 240 to 250 basis points over the 10-year treasury. A prime mortgage rate ranging from 8.02 to 8.12 is available for a loan with a ten-year term.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 253-space, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

----------------------
/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                             ----------------------------
    Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                            RENT COMPARABLE SUMMARY


===================================================================================================================================
  No.      Name                                Total            Monthly             Services                  Amenities
         Address                              Spaces/         Rental Rate       Included In Rent
                                               % Occ.
-----------------------------------------------------------------------------------------------------------------------------------
1        West Winds Home Park                   295/           $195.00           Water, sewer and        Playground and pool.
         505 Williams Street                    95.3%                            trash pick-up.
         Cheyenne, Laramie County, Wyoming
-----------------------------------------------------------------------------------------------------------------------------------
2        Cimmaron Village Mobile Home Park      155/           $190.00           None                    Clubhouse
         300 E. Prosser Road                    84.5%
         Cheyenne, Laramie County, Wyoming
-----------------------------------------------------------------------------------------------------------------------------------
3        Circle Park Mobile Home Park           52/            $210.00           None                    None
         609 E. Prosser Road                    100%
         Cheyenne, Laramie County, Wyoming
-----------------------------------------------------------------------------------------------------------------------------------
4        South Fork Mobile Home Park            344/           $190.00           Water, sewer and        None
         4000 S. Greeley Highway                90.4%                            trash pick-up.
         Cheyenne, Laramie County, Wyoming
-----------------------------------------------------------------------------------------------------------------------------------
Subj.    Big Country MHP                        253/           $179.00 to        Trash collection.       Playground
         3400 S. Greeley Road                   94.9%          $189.00
         Cheyenne, Laramie County, Wyoming
===================================================================================================================================

                                                                              18
Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. The lot rent in our survey ranged from $190.00 to $210.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $47,177 and the average monthly rental rate for the 253 units is equivalent to $186.47. The potential gross income from rentals is $566,124 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an all-age community currently 94.9% physically occupied with 240 of the 253 sites occupied. The subject occupancy level has varied in the
past, but appears to have recently stabilized.   According to management, the
remaining vacant lots are too small to lease. The market currently ranges from 84.5% to 100%. We have estimated vacancy at 5.0% of total potential gross income, or $28,306.

Utility Income
--------------

    The subject property recently had individual meters installed and started billing for water and sewer in February 1999. We have estimated approximately $300.00 per space will be recovered or $75,900 annually.

Other Income
------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject has generated from $33.99 per space (6 months annualized 1999) to $52.23 (1996), in other income. We have based our estimate of other income on the historical levels, estimating this income at $35.00 per space or $8,855 annually.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $566,124 less a vacancy and credit loss allowance in the amount of $28,306 or 5.0% produces an effective gross income from rentals estimate of $537,818. To this we add income derived from other sources, which totals $84,755, arriving at an effective gross income estimate of $622,573.

       Big Country Manufactured Housing Summary of Historical Operations

                                        Pct. of      $ Per                   Pct. of      $ Per                 Pct. of      $ Per
                              1996       Income      Space         1997       Income      Space        1998      Income      Space
                         -----------------------------------------------------------------------------------------------------------
Income:
Rents                       $441,005     97.09%    $1,743.10     $496,663     98.10%    $1,963.09    $555,087    98.25%    $2,194.02
Utility Income                     -      0.00%            -           19      0.20%         0.08           -     0.00%            -
Miscellaneous/Other           13,214      2.91%        52.23        9,610      1.90%        37.98       9,911     1.75%        39.17
                         -----------------------------------------------------------------------------------------------------------
Total Income                $454,219    100.00%    $1,795.33     $506,292    100.19%     2,001.15    $564,998   100.00%    $2,233.19

Expenses:
Insurance                      9,673      2.13%        38.23        9,476      1.87%        37.45       1,195     0.21%         4.72
Office                        52,489     11.56%       207.47       49,730      9.82%       196.56      38,104     6.74%       150.61
Maintenance & Supplies        41,472      9.13%       163.92       38,058      7.52%       150.43      36,049     6.38%       142.49
Management Expense            26,875      5.92%       106.23       27,572      5.45%       108.98      30,344     5.37%       119.94
Wages & Benefits              55,149     12.14%       217.98       64,356     12.71%       254.37      76,562    13.55%       302.62
Property Taxes                11,266      2.48%        44.53       11,206      2.21%        44.29      10,084     1.78%        39.86
Utilities                    118,655     26.12%       468.99      123,088     24.31%       486.51     137,147    24.27%       542.08
                         -----------------------------------------------------------------------------------------------------------
Total Expenses              $315,579     69.48%    $1,247.35     $323,486     63.89%    $1,278.60    $329,485    58.32%    $1,302.31

Net Operating Income        $138,640     30.52%    $  547.98     $182,806     36.11%    $  722.55    $235,513    41.68%    $  930.88
                         ===========================================================================================================
                           6 Months
                          Annualized    Pct. of      $ Per
                             1999        Income      Space
                         -----------------------------------
Income:
Rents                       $505,706     86.86%    $1,998.84
Utility Income                67,917     11.67%       268.45
Miscellaneous/Other            8,600      1.48%        33.99
                         -----------------------------------
Total Income                $582,223    100.00%    $2,301.28

Expenses:
Insurance                      3,644      0.63%        14.40
Office                        38,242      6.57%       151.15
Maintenance & Supplies        23,058      3.96%        91.14
Management Expense            29,576      5.08%       116.90
Wages & Benefits              64,418     11.06%       254.62
Property Taxes                11,218      1.93%        44.34
Utilities                    126,508     21.73%       500.03
                         -----------------------------------
Total Expenses              $296,664     50.95%    $1,172.58

Net Operating Income        $285,559     49.05%    $1,128.69
                         ===================================

Income Capitalization Approach                                                20

Operating Expense Analysis
--------------------------

Insurance: Historically, this expense has exhibited an increasing trend.  Our
----------
estimate of this expense has been stabilized based on the historical amounts, or $25.00 per space per year. This is equal to $6,325 annually or approximately 1.02% of the effective gross income.

Administrative/Office: Historically, this expense has shown a variable trend.
----------------------
In the financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $150.00 per space per year, which is equal to $37,950 or approximately 6.10% of the estimated effective gross income.

Maintenance and Repair: Historically, this expense has decreased since 1996.  We
-----------------------
have based our estimate on the indicated historical trend at $120.00 per space per year or $30,360 annually, believed adequate to properly maintain the community. This amount is equal to approximately 4.88% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
----------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $31,129 or $123.04 per space per year.

Wages and Benefits: Historically, this expense has steadily increased, except in
-------------------
annualized 1999. We have based our estimate on the historical data at $300.00 per space per year or $75,900, which is equal to 12.19% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $11,482. This equates to $45.38 per space per year or approximately 1.84% of the estimated effective gross income.

Utilities: Meters were recently installed at the subject property and the
----------
residents are billed for water and sewer. We have estimated this expense at $500.00 per space per year. This expense is expected to cover the cost of water, sewer and trash pick-up and the utility expense related to the common area. This is equal to $126,500, or approximately 20.31% of the estimated effective gross income.

Reserves: This expense category represents the inclusion of set-asides for major
---------
recurring or capital type expenditures experienced periodically by any property. We have used $30.00 per space per year, believed adequate to cover future capital costs. This equates to $7,590 annually or approximately 1.22% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
--------------
the subject property at $327,236. This estimate is equal to 52.56% of the Effective Gross Income (EGI) estimated or $1,293.42 per space per year. As shown, expenses have historically ranged between 50.95% (6 months annualized
1999) and 69.48% (1996).

==============================================================================================


                  Big Country Manufactured Housing Community
                        Stabilized Operating Statement

                                                                       % of        $ per
                                                        Amount         EGI         Space
==============================================================================================
Total Effective Gross Income                            $ 622,573     100.00%     $ 2,460.76

Expenses
Insurance                                               $   6,325       1.02%     $    25.00
Office                                                     37,950       6.10%         150.00
Maintenance & Repairs                                      30,360       4.88%         120.00
Management Expense                                         31,129       5.00%         123.04
Wages & Benefits                                           75,900      12.19%         300.00
Property Taxes                                             11,482       1.84%          45.38
Utilities                                                 126,500      20.32%         500.00
Reserves                                                    7,590       1.22%          30.00
                                                        --------------------------------------
Total Expenses                                          $ 327,236      52.56%     $ 1,293.42

Net Operating Income                                    $ 295,337      47.44%     $ 1,167.34
==============================================================================================

Income Capitalization Approach

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 9.0% and 11.4%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

======================================================================================================
  Sale              Sale Date              Vacancy Rate          Expense Ratio         Overall Rate
------------------------------------------------------------------------------------------------------
  1               November 1997                5.0%                 36.6%                 10.0%
------------------------------------------------------------------------------------------------------
  2               March 1997                   5.0%                 38.0%                 11.3%
------------------------------------------------------------------------------------------------------
  3               October 1996                 5.0%                 41.5%                 11.4%
------------------------------------------------------------------------------------------------------
  4               October 1996                 5.0%                 45.2%                 10.6%
------------------------------------------------------------------------------------------------------
  5               July 1996                    5.0%                 42.3%                  9.0%
======================================================================================================

     The subject has a market vacancy and expense ratio. Sale Comparable 3 and 4 are located near the subject in Cheyenne and a good indicator of value, however, we were unable to locate sales of other comparable manufactured housing communities within the last two years. The most recent sales, comparable 1 and 2, were located in Colorado. Comparable 1 is located in the community of Fountain near Colorado Springs and comparable 2 is located in Greeley, approximately 50 miles south of the subject. These properties had a slightly higher rental rate and were older than the subject. In addition, the South Fork MHP located just south of the subject on Greeley Highway continues to expand and is offering concessions. Based on these considerations, we have concluded an overall capitalization rate of 10.5%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 15-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 11.468%. A minimum debt coverage ratio (DCR) of 1.25 to 1.00 would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

Income Capitalization Approach


====================================================================================================
          M                           F                           DCR                       OAR
                        X                           X                            =
 Loan to Value Ratio          Mortgage Constant           Debt Coverage Ratio          Overall Rate
----------------------------------------------------------------------------------------------------
        0.75                        0.10112                      1.25                    0.10751
----------------------------------------------------------------------------------------------------
       Rounded                                                                                 10.75%
====================================================================================================

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The rate via the debt coverage ratio is supportive of the rate concluded from the market data. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:

Net Operating Income        Overall Capitalization Rate       Market Value
$295,337                         divided by 0.105              $2,812,733

Rounded to                                                     $2,810,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

    1.    Nature of surrounding development.

    2.    Size.

    3.    Availability of competing properties.

    4.    Effect of time on selling prices.

    5.    Age and condition of the improvements.

     Based on our investigation, the following five sales of all age communities are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables


===================================================================================================================================
  No.          Name                 Sale Price/            Total          Price/         Average       E.G.I.M./      O.A.R.
              Address                 Sale Date            Spaces/         Space         Lot Rent       Expense %
                                    (Adj. For Cash        Occupancy
                                     Equivalency)
---------------------------------------------------------------------------------------------------------------------------------
  1    Fountain Mobile Home Park      $1,880,000            106/          $16,981        $235.00        6.34/          10.0%
       512 Windsor Lane               November 1997         95.0%                                       36.6%
       Fountain, Colorado

---------------------------------------------------------------------------------------------------------------------------------

  2    Mobile Estates MHP             $1,400,000            106/          $13,208        $211.00        5.49/          11.3%
       1717 & 1823 5th                March 1997            95.0%                                       38.0%
       Street
       Greeley, Colorado
---------------------------------------------------------------------------------------------------------------------------------

  3    Englewood Village MHP          707,720                61/          $11,520        $195.00        5.07/          11.4%
       2334 McCann Avenue             October 1996          95.0%                                       41.5%
       Cheyenne, Wyoming

--------------------------------------------------------------------------------------------------------------------------------

  4    Cimarron Village MHP           $1,647,280            156/          $10,559        $180.00        5.16/          10.6%
       300 East Prosser Road          October 1996          95.0%                                       45.2%
       Cheyenne, Wyoming
---------------------------------------------------------------------------------------------------------------------------------

  5    Canyon Ridge Mobile            $4,200,000            250/          $16,800        $230.00        6.41/           9.0%
       Home Park                      October 1996           95.0%                                      42.3%
       5150 Airport Road
       Colorado Springs, Colorado
===================================================================================================================================

Sales Comparison Approach

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is a 106-space all age community is located in Fountain, Colorado. The property sold for $1,800,000 in November 1997. The price equates to a sale price per space of $16,981. Based on an effective gross income of $283,974, the EGIM was 6.34. The expenses represented 36.6% of the effective gross income and the indicated overall capitalization rate was 10.0%, based on a net operating income of $180,000. This pro forma was estimated utilizing 95.0% occupancy. Rents were increased $20.00 in April 1997 to approximately $235.00 per month.

     Sale Comparable Number Two is Mobile Estates located in Greeley, Colorado. This 106-space community sold for $1,400,000 in March 1997, which resulted in a sale price per space of $13,208. Based on an effective gross income of $254,972, the EGIM was 5.49. The overall rate was 11.3%. The average lot rent at the time of sale was approximately $211.00.

     Sale Comparable Number Three, Englewood Village, is located in Cheyenne, Wyoming. The property is part of a $2,350,000 sale to Affordable Residential Communities consisting of Englewood Village and Cimarron Village, (Comparable Number Four). The indicated price allocated for this 61-space community was $702,720 in October 1996. This price equates to a sale price per space of $11,520. Based on an effective gross income of $138,660, the EGIM was 5.07. The overall rate was 11.4%. The average lot rent at the time of sale was approximately $195.00.

     Sale Comparable Number Four, Cimarron Village, is located in Cheyenne, Wyoming. Affordable Residential Community purchased this community with Englewood Village. The property contains 156 spaces and the allocated price was $1,647,280. The price equates to a sale price per space of $10,559. Based on the buyer's Pro-forma, the effective gross income of $319,533 indicated an EGIM was 5.16. The expenses were estimated at 45.2% of the effective gross income and the indicated overall capitalization rate was 10.6%, based on a net operating income of $175,096. This community was 95.0% occupied at the date of sale. The average rent was $180.00 per month plus $5.00 for trash collection.

     Sale Comparable Number Five is Canyon Ridge Mobile Home Park located in Colorado Springs, Colorado. This 250-space community sold for $4,200,000 in October 1996. This resulted in a sale price per space of $16,800. Based on an effective gross income of $655,500, the EGIM was 6.41. The overall rate was 9.0%. The average lot rent at the time of sale was approximately $230.00.

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last nine months, having traded under similar market conditions.

Sales Comparison Approach

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 5.07 and 6.41. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community with a 5.1% physical vacancy. The subject was observed to be in average condition and has a good location in Cheyenne. The comparables all had the same occupancy rate as the subject, but the expense ratios are lower, ranging from 36.6% to 45.2%. By comparison, the subject has a forecast expense ratio of 52.56%. Based on these considerations, we have concluded an EGIM slightly below the indicated range, processing the subject's Effective Gross Income of $622,573 with an EGIM of 5.0.

                 Thus $622,573    x 5.0 is       $3,112,865

                 Rounded to                      $3,110,000

     On a per space basis, this is equivalent to $12,292.

FINAL ESTIMATE OF VALUE
-----------------------

    The two approaches to value applied in the subject analysis yielded these conclusions:

          Income Capitalization Approach                   $2,810,000

          Sales Comparison Approach                        $3,110,000

    Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of September 1, 1999 was:

               - TWO MILLION EIGHT HUNDRED TEN THOUSAND DOLLARS -

                                  ($2,810,000)

CERTIFICATION
-------------


I certify that, to the best of my knowledge and belief:

     .  The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and is my personal, unbiased professional analyses, opinions, and conclusions.

     . I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

     . My compensation is not contingent on the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     . To the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed and this report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, L. Drake Moore, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

     . L. Drake Moore, MAI has made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the person signing this report.

     . I am in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.


/s/ L. Drake Moore
-------------------------------
L. Drake Moore, MAI
St. Cert. Gen. REA #1321098-G
Permit No. 456

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including

Assumptions and Limiting Conditions

the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal

Assumptions and Limiting Conditions

tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

PARCEL 1:

Lots 1 through 30, inclusive, Block 1; Lots 1 through 5, inclusive, Block 2; Lots 1 through 10, inclusive, Block 3; Lots 1 through 10, inclusive, Block 4; Lots 1 through 10, inclusive, Block 5; Lots 1 through 10, inclusive, Block 6; Lots 1 through 10, inclusive, Block 7; Lots 1 through 8, inclusive, Block 8; Lots 1 through 8, inclusive, Block 9; Lots 1 through 8, inclusive, Block 10; Lots 1 through 7, inclusive, Block 11; and Lots 1 through 8, inclusive, Block 12, ALL in Big Country Estates, a Replat of Tract 10 and Part of Tracts 2 and 3, Wallick and Murray Tracts, Laramie County, Wyoming.

PARCEL 2:

All of Tracts 1 and 2, Wallick and Murray Tracts, being a subdivision of part of
Section 20, T. 13 N., R. 66 W., of the 6th P.M., Laramie County, Wyoming, EXCEPT
                                                                          ------
the South 40 feet of said Tract 2, AND EXCEPT that portion of said Tract 1, more
                                   ----------
particularly described as follows:
        Beginning at the northwest property corner, which point is located S 89 degrees 16 minutes 58 seconds E a distance of 290.22 feet from the northwest corner of Tract 1; thence S 0 degrees 59 minutes 31 seconds W a distance of
182.25 feet; thence S 89 degrees 13 minutes 38 seconds E a distance of 115.14 feet; thence N 2 degrees 51 minutes 32 seconds W a distance of 48.80 feet; thence S 86 degrees 23 minutes 18 seconds E, a distance of 47.52 feet; thence N 3 degrees 36 minutes 42 seconds E a distance of 8.82 feet; thence S 86 degrees 23 minutes 18 seconds E a distance of 12.56 feet; thence N 0 degree 43 minutes 02 seconds E a distance of 127.81 feet; thence N 89 degrees 16 minutes 58 seconds W a distance of 176.54 feet to the point of beginning.

                                      MAPS

                                   Area Map



                            [AREA MAP APPEARS HERE]

                               Neighborhood Map


                        [NEIGHBORHOOD MAP APPEARS HERE]

                         Rent Comparable Location Map

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

                         Sale Conparable Location Map

                  [SALE COMPARABLE LOCATION MAP APPEARS HERE]

                             PROFILE OF APPRAISER

                             PROFILE OF APPRAISER

                              L. DRAKE MOORE, MAI
                         St.Cert. Gen. REA #1321098-G

REAL ESTATE EXPERIENCE
----------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Moore has also owned and operated the L.D. Moore Company, a commercial appraisal firm in Dallas, Texas since 1991.

Senior Appraiser/Manager
Marshall and Stevens, Inc.
Dallas, TX and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. December 1988 to September 1990.

Appraiser
Appraisal & Acquisition, Inc.
Lakeworth, Florida

     Prepared appraisals on hotels and other commercial properties for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. September 1987 to December 1988.

Appraiser
Laventhol & Horwath
Dallas, Texas

     Specialized in preparation of appraisals on hotel and commercial properties. Performed appraisals for purposes of sale/purchase, financing and allocation of purchase price. September 1985 to September 1987.

Profile of the Appraiser

BANKING EXPERIENCE
------------------

Vice President
BF Saul Mortgage Company
Arlington, Texas

     Managed branch office and orginated non-conforming single-family mortgages in addition to investor and commercial mortgages loans for BF Saul and Chevy Chase Savings. March 1983 to 1985.

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

State Certified General Real Estate Appraiser
Florida #0002401
Georgia #004008
Texas #1321098-G

Real Estate Broker License
Florida #0512812
Texas #0283892

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Apartments
----------
Candlelight     Lenexa, KS             Oaktree Square      Grandview, MS
Cedars          Irving, Texas          Pineridge           Arlington, TX
Claridge        Dallas, TX             Regency Cove        Tampa, FL
Elmwood         West Palm Beach, FL    Parkwood            Broken Arrow, OK
Hunters Glen    Kansas City, KS        Santa Fe Village    Kansas City, MS
Monticeto       Austin, TX             Towne Oaks          Austin, TX

Manufactured Home Communities and Recreational Vehicle Parks
------------------------------------------------------------

Aberdeen             Ormond Beach, FL       Oak Hills          Kyle, TX
Aztec                Kyle, Texas            Ramblewood         Barnwell, SC
Boulevard Estates    Pasadena, TX           Regency Cove       Tampa, FL
Casa del Monte       West Palm Beach, FL    Rolling Meadows    Columbia, SC
Carolina Village     Concorde, NC           Rose Bay           Port Orange, FL
Denton West          Denton, TX             Tropic Isles       Palmetto, FL
Dessau               Austin, TX             Victoria Lakes     Lexington, SC

Profile of Appraiser

Hacienda Village             New Port Richey, FL           Villa del Sol                 Bradenton, FL
Hermitage Farms              Camden, SC                    Windsor City                  Sumter, SC

Self-Storage Facilities
-----------------------

American Self Storage        Charlotte, NC                 American Self Storage         Ocala, FL
American Self Storage        Monroe, NC                    Extra Closet                  Ft Lauderdale, FL
American Self Storage        Newel, NC
American Self Storage        Stallings, NC

Hotels/Resorts
--------------

114-Room Ambassador Plaza, Dallas, TX
420-Room Excelsior Hotel, Little Rock, AR
121-Room Lexington Park Suites, Memphis, TN
160-Room Ramada Inn, Kingsland, GA
71-Room Best Western, Guymon, OK

Office Buildings
----------------

AMI Medical                  Houston, TX                   Medical Park                  Hope, AR
Barnett Bank                 North Palm Beach, FL          Okeechobee Commerce           W Palm Beach, FL
Carteret Savings             Del Ray Beach, FL             United Bank                   Roswell, NM
Enron                        Houston, TX                   Schindler Corporate           Morris, NJ
Harolds                      Dallas, TX                    Texarkana Medical Arts        Texarkana, TX
First South                  Little Rock, AR               QVC Network                   Plymouth, MN
First Union                  Atlanta, GA

Industrial
----------

American Lantern             McKenzie, TN                  Falco Lime                    Boca Raton, FL
American Lantern             Newport, AR                   High Ridge Commerce           Boynton Beach, FL
Campbell Soup                Paris, TX                     John Rust                     Albuquerque, NM
Carrington                   Irving, TX                    Lake Pointe Centre            Boca Raton, FL

Profile of Appraiser


Clients List
------------

Bank of America                            Heller Financial
Barnett Bank                               Heron Financial
Belgravia Capital                          Hewlett Packard
Circuit City                               Internal Revenue Service
Citicorp Real Estate                       Lexington Hotel
Collateral Mortgage                        Lincoln Property
CoreStates Financial Corporation           NationsBank
Credit Suisse First Boston                 Nomura Securities
FINOVA Capital                             Meyers Group (The)
First Union Corporation                    National Realty Advisors
GE Capital                                 PA Holdings/Whitman Corporation
Goldman Sachs                              QVC
Greentree Financial                        Sullivan Development


EDUCATIONAL BACKGROUND
----------------------

University of Texas, B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

================================================================================

                               STATE OF WYOMING                 NON TRANSFERABLE

Permit Number 456                                                      No  05119
                                                                        -
                    CERTIFIED REAL ESTATE APPRAISER PERMIT

LAWRENCE DRAKE MOORE                                          Expires: 9/06/2002
CERTIFIED GENERAL APPRAISER
AS PROVIDED FOR BY THE LAWS OF WYOMING.

                 AUTHORIZED BY THE WYOMING CERTIFIED REAL ESTATE APPRAISER BOARD WITNESS MY HAND AND THE OFFICIAL SEAL AT CHEYENNE, WYOMING.

                                                               Issued: 9/07/1999
THE L.D. MOORE CO.
5948 WOODLAND DRIVE
DALLAS, TX 75225                             /s/ Constance K. Anderson

================================================================================
      THIS LICENSE SHALL BE KEPT IN THE CUSTODY OF THE RESPONSIBLE BROKER
          AND RETURNED TO THE REAL ESTATE DIRECTOR UPON TERMINATION.

                             PROFILE OF APPRAISER

                          JOHN H. WHITCOMB, MAI, CCIM
                          St.Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Akers Away                West Palm Beach, FL    Lakeside               Douglasville, GA
Alafia Riverfront         Gibsonton, FL          Lakewood               Denton, TX
Alpine Village            Sebring, FL            Lantana Cascade        Lantana, FL
Arbor Oaks                Zephyrhills, FL        Long Lake Village      West Palm Beach, FL
Blue Heron                Clearwater, FL         Marlboro Court         West Palm Beach, FL
Bradenton Trailer Park    Bradenton, FL          MH Country Club        Oakland Park, FL
Carefree Village          Tampa, FL              Mission                El Paso, TX
Carolina Village          Concord, NC            Moultrie Oaks          St. Augustine, FL
Casa del Monte            West Palm Beach, FL    Oak Point              Titusville, FL
Chateau Forest            Seffner, FL            Orange Manor East      Winter Haven, FL
Chateau Village           Bradenton, FL          Palm Breezes Club      Lantana, FL
Cloverleaf                Brooksville, FL        Palm Ridge             Leesburg, FL
Colonial Coach            Greenacres City, FL    Panama City Estates    Panama City, FL
Coquina Crossing          St. Augustine, FL      Plantation Estates     Seffner, FL
Coral Lake                Coconut Creek, FL      Portside               Jacksonville, FL
Country Club Estates      Venice, FL             Ridgecrest             Fort Pierce, FL
Dessau                    Austin, TX             San Souci              North Fort Myers, FL
Foxcroft Village          Loch Sheldrake, NY     Scenic View            Lakeland, FL
Foxwood Estates           Lakeland, FL           Seminole               St. Petersburg, FL
Franklin Estates          Murfreesboro, TN       Shangri La             Largo, FL
Gardens of Manatee        Parrish, FL            Southwinds             Lakeland, FL
A Garden Walk             West Palm Beach, FL    St. Lucie Village      Okeechobee, FL
The Groves                Orlando, FL            Sunrise Village        Cocoa Beach, FL
Gwinnett Estates          Snellville, GA         Sunshine               Lake Worth, FL
Harmony Ranch             Thonotosassa, FL       Tall Pines             Fort Pierce, FL
Holiday Ranch             West Palm Beach, FL    Tara                   Jonesboro, GA
Holiday Plaza             West Palm Beach, FL    Twin Shores            Longboat Key, FL
Holland                   Fort Lauderdale, FL    Valley Pines           El Paso, TX
Kings and Queens          Lakeland, FL           Village Glen           Melbourne, FL

Profile of Appraiser                                                          3

Recreational Vehicle Parks
--------------------------

Avalon RV Park               Clearwater, FL                Pioneer Creek                 Bowling Green, FL
Camp Inn                     Frostproof, FL                Rainbow Village               Clearwater, FL
Forest Lake Village          Zephyrhills, FL               Space Coast RV Resort         Rockledge, FL
Hide Away                    Ruskin, FL                    Sunshine RV                   Vero Beach, FL
Holiday RV Resort            Leesburg, FL                  Topics                        Hudson, FL
Horizon RV Park              Davenport, FL                 Twelve Oaks                   Sanford, FL
Key RV Park                  Marathon, FL                  Village Park                  Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage      Loganville, GA                Orange Avenue                 Tallahassee, FL
Alpine Self Storage          Rockford, IL                  Plantation Xtra Storage       Plantation, FL
Baytree Self Storage         Valdosta, GA                  St. Augustine Self Storage    St. Augustine, FL
Budget Self Storage          Sterling, VA                  Southern Self Storage         Riviera Beach, FL
Delray Mini Storage          Delray Beach, FL              Storage Express               Lauderhill, FL
Edison Lock Up               Edison, NJ                    Valdosta Self Storage         Valdosta, GA
Extra Space                  Lauderhill, FL                Xtra Space                    Orlando, FL
Howell Self Storage          Howell, NJ                    Your Extra Attic              Duluth, GA
Hyde Park Storage            Tampa, FL                     Your Extra Attic              Norcross, GA
Jacksonville Storage         Jacksonville, FL              Your Extra Attic              Stockbridge, GA
Okeechobee Storage           Hialeah Gardens, FL           Your Extra Attic              Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                             Howard Johnson Maingate
Comfort Inn Kissimmee                                      Hyatt On Union Square
Comfort Suites Asheville                                   Hyatt Orlando
Embassy Suites Boca Raton                                  Hyatt Wilshire
Hotel Nikko San Francisco                                  Hyatt Regency Houston
Hilton Southwest Freeway Houston                           La Samanna
Hollywood Beach Hilton                                     Ramada Resort Maingate
Holiday Inn Gainesville                                    Westin Washington, D. C.

Profile of Appraiser                                                           4


Financial
---------

Belgravia Capital                           Heller Financial
Bloomfield Acceptance Company               Household Finance Corporation
Chase Manhatten Bank                        Irving Leasing Corporation
Chrysler Capital Corporation                Mfd. Housing Community Bankers
Citicorp Real Estate                        Mellon Bank
Collateral Mortgage                         Morgan Stanley
CoreStates Financial Corporation            NationsBank
Credit Suisse First Boston                  Nomura Securities
FINOVA Capital                              Pacificorp Financial Services
First Union Corporation                     PACTEL Finance
GE Capital                                  Society National Bank
Goldman Sachs                               Sun America Insurance
Greentree Financial                         Union Capital


Real Estate/Real Estate Investment
----------------------------------

W.P. Carey & Company, Inc.                  LaSalle Partners
Chateau Communities                         Las Colinas Corporation
Continental Communities                     Metropolitan Life
Delaware North Companies                    MHC
Dillon Read Real Estate Inc.                National Home Communities
Drexel Burnham Lambert Realty, Inc.         Pitney Bowes Credit Corp.
First Boston Corporation                    Salomon Brothers, Inc.


EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute


PUBLICATIONS
------------

  Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                 ----------------------------------

TESTIMONY
---------

  Mr. Whitcomb has presented expert testimony in United States Tax Court.

                                                               EXHIBIT (b)(1)(F)

                                    SUMMARY
                          REAL ESTATE APPRAISAL REPORT


             285-Space Denali Park Estates and Apache East Estates
                         Manufactured Housing Community
                       3405 and 3500 South Tomahawk Road
                     Apache Junction, Pinal County, Arizona



                                  PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                            6430 South Quebec Street
                           Englewood, Colorado 80111


                                     AS OF

                               September 1, 1999



                                  PREPARED BY

                              WHITCOMB REAL ESTATE

                        [LOGO OF WHITCOMB REAL ESTATE]

September 15, 1999

Steve Waite
Windsor Corporation
6430 South Quebec Street
Englewood, Colorado 80111

RE:  285-Space Denali Park Estates and Apache East Estates
     Manufactured Housing Community
     3505 and 3500 South Tomahawk Road
     Apache Junction, Pinal County, Arizona


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of September 1, 1999, based on an exposure period of six months, to be:

              - FIVE MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS -

                                  ($5,450,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Denali Park Estates and Apache East Estates are fully developed adult manufactured housing communities containing a total of 285 spaces, with two clubhouses, a laundry, two pools with spas, and eight shuffleboard courts. In addition there is approximately 10 acres of excess land currently utilized as a
desert golf course at Denali Park Estates.   The parks have no sewer and are on
septic tank systems.

Mr. Steve Waite
September 15, 1999
Page Two

     The rental rate at Denali Park is currently $222.00 to $232.00 plus water, sewer and trash. The rental rate at Apache East Estates is $232.00 per month, which includes sewer and trash. The residents at Denali Park Estates are charged additionally $16.31 per month for utility service. The physical occupancy of the subject is currently 93%. Due to an increasing supply within the market, the subject like other communities currently offers 1/2 rent for two years for new permanent move-ins.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,

WHITCOMB REAL ESTATE

/s/ L. Drake Moore

L. Drake Moore, MAI
St. Cert. Gen. REA #TP40569

                                                                               4
TABLE OF CONTENTS
-----------------

Table Of Contents..........................................     4
Photographs Of The Subject.................................     5
Summary Of Facts And Conclusions...........................     6
Extent Of Confirming, Collecting And Reporting Data........     7
Purpose, Function And Date Of The Appraisal................     7
Area/Neighborhood Description..............................     8
Manufactured Home Community Market Overview................    10
Land And Site Improvements.................................    11
Improvement Description....................................    12
Ownership And Property History.............................    12
Occupancy..................................................    12
Zoning And Other Land Use Controls.........................    13
Real Estate Assessment And Taxes...........................    13
Marketability And Marketing Period.........................    14
Highest And Best Use.......................................    15
Valuation Process..........................................    15
Income Capitalization Approach.............................    16
Sales Comparison Approach..................................    28
Final Estimate Of Value....................................    32
Certification..............................................    33
Assumptions And Limiting Conditions........................    34

Addenda
Legal Description
Maps
Profile Of Appraiser

                                                                               5
              PHOTOGRAPHS OF THE SUBJECT (Taken August 26, 1999)


                             [PHOTO APPEARS HERE]

                             1. Entrance to Subject



                             [PHOTO APPEARS HERE]

                             2. Typical Street View

                                                                               6
SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:     285-Space Denali Park Estates and Apache East Estates
  -------------------     Manufactured Home Community
                          3405 and 3500 South Tomahawk Road
                          Apache Junction, Pinal County, Arizona

  Property Rights
  ---------------
  Appraised:              Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:              Denali Park - 32.9 acres, or 1,433,124 square feet
  ----------              Apache East - 16.03 acres, or 698,267 square feet

  Improvements:           285-manufactured home spaces, two clubhouses with
  -------------           office and recreation area.

  Owner:                  Windsor Park Properties 345
  ------

  Zoning:                 MH, Manufactured/Mobile Home Zone
  -------

  Highest and Best Use:   As Improved -- Current Use
  ---------------------

  Value Indications:      Income Approach              $5,450,000
  ------------------      Sales Comparison Approach    $5,610,000

  Final Estimate of Value:  $5,450,000
  ------------------------

  Date of Appraisal:      September 1, 1999
  ------------------

  Date of Inspection:     August 26, 1999
  -------------------

                                                                               7
EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------

     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------

     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of September 1, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The subject was physically inspected on August 26, 1999, and the date of this appraisal is September 1, 1999.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     .    Buyer and Seller are typically motivated;

     . Both parties are well informed or well advised, and each acting in what he considers his own best interest;

     .    A reasonable time is allowed for exposure in the open market;

     . Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     . The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./1/

---------------------------
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

                                                                               8
AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------

Location/Access
---------------

     The property is located approximately two miles east of the boundary line of Pinal and Maricopa County in Apache Junction, Arizona. Apache Junction is located approximately 30 miles west of the central business district of Phoenix. The property is accessible from U.S. Highway 60, the Superstition Freeway.

     Apache Junction is located at the junction of U.S. Highway 60 and 89 and State Highway 88. Apache Junction lies primarily in Pinal County, and was incorporated in 1978. U.S. Highways 60 and 89 and State Highway 88 connect the City of Phoenix and Apache Junction to all areas in the west and mid-western United States. Superstition Freeway is a major freeway that serves the East Valley, especially the cities of Mesa, Tempe, Chandler, Gilbert and Apache Junction.

     The subject is located on the east and west sides of Tomahawk Road, south of the Superstition Freeway. Access to the neighborhood is excellent, offering all amenities, shopping, schools, churches, medical facilities and entertainment and recreation. Ingress and egress of the subject is rated adequate.

     The neighborhood is rural in nature. Development has taken the form of mixed-use residential, commercial and light industrial type properties located along the major road frontages, typical of rural areas. Land use in the immediate vicinity of the subject is characteristic of the entire neighborhood. Existing uses along South Tomahawk Road are typical of residential and manufactured housing types of development. The neighborhood is estimated to be 50% developed. There remain large contiguous tracts of land available for in-fill development.

Population
----------

     According to the 1990 census, the population for Apache Junction was 18,100 and the population of Pinal County was 116,379, representing respectively a 82.2% and 28% increase from 1980. The most recent population figure for Apache Junction as of 1995 was 19,525, representing a population increase of approximately 7.9%. The population of Pinal County also increased approximately 19.5% from 1990 to 1995 to 139,050. Future projections indicate a similar trend of continued population growth. The 1995 population of Metro Phoenix was 2,551,765, which represented a 17% increase from 1990.

                                                                               9
Area/Neighborhood Description

Employment
----------

     The economy of Apache Junction is based almost exclusively on recreation and retirement. Most commercial services in the area cater to tourist and recreation seekers on their way to Arizona's central lakes and forests. Apache Junction attracts upwards of 35,000 winter visitors and retirees annually due to its climate and proximity to many of Arizona's outstanding recreational and historical areas. The civilian labor force is approximately 8,444 and the unemployment rate is less than 4%. The Phoenix-Mesa Metropolitan Area (which includes Maricopa and Pinal counties) represents 67% of the Arizona Labor Market. Maricopa County job market had a total of 1,467,700 jobs at the end of September 1997. Unemployment in September 1997 was 2.9%, compared to 4.2% for Arizona.

Transportation
--------------

     Sky Harbor International Airport, the world's 18th largest, provides service via twenty-six domestic and international airlines. Sky Harbor handles approximately 27 million passengers a year and is projected to have over 40 million passengers by the year 2007. Cheyenne was formed as a result of the transcontinental railroad in 1867. Southern Pacific Railway, and the Atchison, Topeka and Santa Fe Railways provide freight rail transportation from transcontinental origins from and to the Metro area. Amtrak provides passenger rail service to the area. Greyhound and seven other charter bus services serve the city as well. Interstate and intrastate truck lines, household good carrier, United Parcel Service and Air Couriers International provide other transportation.

Summary and Conclusion
----------------------

     The subject is located in Pinal County just outside the southern incorporated city limits of Apache Junction, Arizona. The subject's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent due to the proximity of Apache Junction and to other cities in the East Valley including Tempe, Chandler and Gilbert. General real estate values have been static over the last three to four year period.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------

     According to the 1998 U.S. Housing Market Map, Arizona ranked 13th among states in the number of homes shipped in 1998. As shown on the following table, manufactured home shipments in Arizona have varied annually since 1996.

                                                                              10
Land And Site Improvements
                                  Manufactured
                                 Home Shipments

                ---------------------------------------------
                        Year                   Shipments
                ---------------------------------------------
                        1996                      8,095
                ---------------------------------------------
                        1997                      9,315
                ---------------------------------------------
                        1998                      8,611
                ---------------------------------------------
                  Source: Arizona Manufactured Housing Association

     New communities are not being developed in the urban areas due to restrictive zoning ordinances. There is a wide range of rental rates in the marketplace. Generally speaking, lot rent ranges between $230.00 per month to $263.00 per month, although several communities are offering 1/2 rent for up a limited time. Rates varied within some of the communities as lots on a corner, lots for multi-section homes and larger lots leased for higher than standard amounts. Typically, services included in the rental rate vary. Overall occupancy for the eastern portion of the Phoenix Metropolitan area is relatively stable at approximately 95%; however, approximately 1,900 pads have been added to the market since 1995. There are approximately 52,200 existing mobile home site in the Valley and 8,200 sites in the Apache Junction area where recently three new parks were developed with a total of 550 mobile home pad sites near the subject south of Highway 60.

LAND AND SITE IMPROVEMENTS
--------------------------

     Both sites are irregularly shaped. Denali Park Estates contains approximately 32.9 acres, or approximately 1,433,124 square feet of gross area. Apache East Estates contains approximately 16.03 acres or 698,266 square feet. The tracts are generally level and at grade with the South Tomahawk Road. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of valuation include water, electricity and telephone. Sewer is provided by a septic system.

     Roadways arranged to maximize the use of the land access the individual lots in the community. Roadway improvements include:

     Street-bed:      South Tomahawk Road is an asphalt paved, two-lane roadway.
     ----------       The subject streets are asphalt paved 25-foot wide
                      roadways.

     Sidewalks/Curb:  There are no sidewalks or curbs along the public streets
     --------------   or in the subject.

     Street Lights:   South Tomahawk Road does not have streetlights.  The
     -------------    subject park has pole mounted overhead streetlights along
                      the right of way.

                                                                              11
Land and Site Improvements

     Landscaping:     Sodded and planted areas extend along the entire
     -----------      perimeter and throughout the site.

     Encumbrances:    None Noted
     -------------

     Easements:       Standard utility easements are assumed to exist.
     ----------

     Encroachments:   None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Pinal County.

Functional Utility
------------------

     The sites, which are irregular in shape and contain approximately 32.9 and
16.03 acres, respectively are large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The sites are considered functional for various residential development scenarios. The current development equates to an overall density of approximately 5.8 units per acre, which is above current development standards that tend toward larger lot sizes, wider streets and more green areas.

                                                                              12
IMPROVEMENT DESCRIPTION
-----------------------

     The subject is improved with 285 manufactured housing community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary slightly in size and the density of the park is equal to 5.8 spaces per acre.

     The common area amenities include two clubhouses, two pools and spa, laundry building, and eight shuffleboard courts. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured home communities. These amenities are typical, adequate and functional in use.

     Both communities and site improvements were built in 1989. The common areas, streets, amenities and individual mobile homes were observed to be in excellent overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------

     The ownership of the subject property is in the name of Windsor Park Properties 345. The Windsor Corporation purchased the subject property in February 1997. Prior to the purchase, Denali Park Estates was owned by Denali Park Estates MHP and Apache East Estates was owned by Apache East Estates MHP. There have been no other sales or other transfers of the property of which the appraisers are aware. The subject is currently not listed for sale nor is there pending offers or current contracts for the sale of the property.

OCCUPANCY
---------

     Two fully developed manufactured home communities with 285 total spaces occupy the property. According to the manager, there are currently 20 vacant lots and the physical occupancy is 93%. In addition, the manager occupies one lot. The August 1st rent roll also indicated there were 20 vacancies.

                                                                              13
ZONING AND OTHER LAND USE CONTROLS
----------------------------------

     The property is zoned MH, Manufactured Housing/Mobile Home. It is our opinion that the subject property is in conformance with the zoning code.

Flood Hazard
------------

     According to Flood Map Community Number 040077, Panel 0125D, dated March 5, 1990, the subject is located in Zone "C", which indicates areas of minimal flooding.

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. We noted that there is an on-site waster water treatment plant and we have previously mentioned the spaces that have individual septic systems. We have no qualifications in environmental hazards and recommend an environmental audit be performed.

REAL ESTATE ASSESSMENT AND TAXES
--------------------------------

     The subject property is identified in the Pinal County records under tax parcel numbers: 103-22-011C (Denali Park) and 102-20-004F (Apache East). The Full Cash Value (FCV) of the subject totals $2,378,936 and the Limited Primary Value (LPV) is $2,352,666. It is our opinion that the subject is under assessed. This not uncommon for manufactured housing communities since large parts of the value can be attributed to the entrepreneurial skill in acquiring the land and filling the community.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Arizona, manufactured housing communities are assessed at 10% of the Full Cash Value and Limited Primary Value. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Arizona. Based upon the 1998 levy of $12.061 per $100 of assessed value for the FCV and $5.9875 for the LPV the current taxes total $42,794.

     In the State of Arizona, property taxes are paid in arrears. Taxes are due and payable on or before December 31st.

                                                                              14
MARKETABILITY AND MARKETING PERIOD
----------------------------------

     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Based upon a recent survey by John B. Levy & Company of selected CMBS spreads and whole loans a spread between 195 and 200 basis points over 10-year
U.S. Treasuries is available for an A rated security.   BBB rated CMBS
securities may have a spread ranging from 240 to 250 basis points over the 10-year treasury. A prime mortgage rate ranging from 8.02 to 8.12 is available for a loan with a ten-year term.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

                                                                              15
HIGHEST AND BEST USE
--------------------

     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/

     Although the market is relatively stable, approximately 1,900 pads have been added since 1995 and there are concessions available, therefore, it would be prudent to develop the 10 acres of excess land with approximately 60 manufactured housing spaces when the economics of development are warranted. We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 285-space, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------

     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

----------------
/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                             ----------------------------
    Appraisal Institute, 1992, page 275.

                                                                              16
INCOME CAPITALIZATION APPROACH
------------------------------

    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                            RENT COMPARABLE SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
No.         Name                               Total
           Address                             Spaces/    Monthly Rental Rate        Services
                                                % Occ.         Concession         Included In Rent     Amenities
-----------------------------------------------------------------------------------------------------------------------------------
1     Coral Sands Home Park                      151/    $242.00 to $252.00          None.          Clubhouse, pool with spa,
      11425 E. University Drive                  98%      (3 mos. plus                              laundry and shuffleboard.
      Apache Junction, Arizona                              $1,000)
-----------------------------------------------------------------------------------------------------------------------------------
2     Pueblo Mobile Manor MHP                    180/    $251.00 to $263.00           None          Clubhouse, pool with spa,
      834 S. Meridian                            98.3%   (1/2 rent 6 mos.)                          and laundry.
      Apache Junction, Arizona
-----------------------------------------------------------------------------------------------------------------------------------
3     Raindance Mobile Home Park                 280/    $230.00 to $244.00          Sewer          Clubhouse, pool, laundry
      2605 S. Tomahawk Road                      100%                                               and shuffleboard.
      Apache Junction, Arizona
-----------------------------------------------------------------------------------------------------------------------------------
4     Quail Run Mobile Home Park                 104/        $160.00                 None           Clubhouse and pool.
      S. Tomahawk Road                           96.2%   (Rent set at $160
      Apache Junction, Arizona                              till 2001)
-----------------------------------------------------------------------------------------------------------------------------------
5     Silverado Estates Mobile Home Park         129/    $237.00 to $248.00     Sewer and trash     Clubhouse, pool, laundry
      2900 W. Superstition                       98.4%                              pick-up.        and shuffleboard.
      Apache Junction, Arizona
-----------------------------------------------------------------------------------------------------------------------------------
Subj. Denali Park Estates and Apache
      East Estates MHP                           285/    $222.00 to $232.00     Sewer included at   Clubhouse, pool with spa,
      3405 and 3500 S. Tomahawk Road             93%    (1/2 rent-2 Yrs)          Apache East       laundry and shuffleboard.
      Apache Junction, Arizona
===================================================================================================================================

                                                                              18
Income Capitalization Approach

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. The lot rent in our survey ranged from $160.00 to $263.00 per month, as indicated by the rent comparables recited in this report. Due to the move-in special of 1/2 rent for two years there is a wide variance. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $64,720 and the average monthly rental rate for the 285 units is equivalent to $227.09. The potential gross income from rentals is $776,640 per year.

Free Rent
---------

    Like several competitors, the subject offers 1/2 rent for two years on new move-ins. Historically, free rent has increased from $46.08 per space in 1997 to $233.31 per space for six months annualized 1999. Due to an increasing supply of new manufactured housing within the area, concessions should remain prevalent during the next two years, until new construction subsides. We have estimated free rent at $130.00 per space annually, or $37,050.

Vacancy and Credit Loss
-----------------------

    The subject is an all-age community currently 93% physically occupied with 20 of the 285 sites vacant. The subject continues to lease the vacant sites to RV's during the season and has typically maintained a lower occupancy level. The market currently ranges from 96.2% to 100%. We have estimated vacancy at 7.0% of total potential gross income, or $54,365.

RV Income
---------

    Denali Park will rent any vacant space to seasonal RV renters while Apache East does not rent vacant spaces to seasonal renters. RV rent has ranged from $68.46 per space in 1997 to $120.23 per space in 1998. We have estimated RV rental income at $100.00 per space, or $28,500 annually.

Utility Income
--------------

    Denali Park Estates receives $16.31 for sewer, trash pick-up and for billing water. All of the utilities are passed through except sewer, which is included in the rent for Apache East Estates residents. Utility income ranged from $122.15 per space in 1997 to $155.87 for 6 months annualized 1999. We have estimated utility income at $150.00 per space or $45,600 annually.

                                                                              19
Income Capitalization Approach

Other Income
------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject has generated from $24.81 per space in 1998 to $32.80 per space in 1997, in other income. We have based our estimate of other income on the historical levels, estimating this income at $30.00 per space or $8,550 annually.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $776,640 less a vacancy and credit loss allowance in the amount of $54,365 or 7.0% and $37,050 in free rent, produces an effective gross income from rentals estimate of $685,225. To this we add income derived from other sources, which totals $82,650, arriving at an effective gross income estimate of $767,875.

====================================================================================================================================

                              Denali Park and Apache East Manufactured Housing Summary of Historical
                                                       Operations Combined

                                                                                                   6 Months
                                     Pct. of      $ Per                    Pct. of     $ Per       Annualized   Pct. of     $ Per
                           1997      Income       Space         1998       Income      Space         1999       Income      Space
------------------------------------------------------------------------------------------------------------------------------------
Income:
Rents                   $ 479,486     90.46%    $ 1,682.41    $ 606,686     93.66%    $ 2,128.72   $ 688,916     98.54%   $ 2,417.25
Free Rent               -  13,133     -2.48%    -    46.08    -  39,612     -6.12%    -   138.99   -  66,492     -9.51%   -   233.31
RV Rent                    19,512      3.68%         68.46       34,266      5.29%        120.23      24,900      3.56%        87.37
Utility Income             34,814      6.57%        122.15       39,310      6.07%        137.93      44,422      6.35%       155.87
Miscellaneous/Other         9,349      1.76%         32.80        7,070      1.09%         24.81       7,372      1.05%        25.87
                        ------------------------------------------------------------------------------------------------------------
Total Income            $ 530,028    100.00%      1,859.75    $ 647,720    100.00%    $ 2,272.70   $ 699,118    100.00%   $ 2,453.05

Expenses:
Insurance                   3,239      0.61%         11.36        3,804      0.59%         13.35       5,908      0.85%        20.73
Office                     38,327      7.23%        134.48       57,758      8.92%        202.66      51,894      7.42%       182.08
Maintenance & Supplies     26,533      5.01%         93.10       30,610      4.73%        107.40      23,504      3.36%        82.47
Management Expense         25,900      4.89%         90.88       31,819      4.91%        111.65      34,496      4.93%       121.04
Wages & Benefits           62,174     11.73%        218.15       85,708     13.23%        300.73      72,946     10.43%       255.95
Property Taxes             41,140      7.76%        144.35       41,564      6.42%        145.84      43,394      6.21%       152.26
Utilities                  77,581     14.64%        272.21       86,870     13.41%        304.81      95,764     13.70%       336.01
                        ------------------------------------------------------------------------------------------------------------
Total Expenses          $ 274,894     51.86%    $   964.54    $ 338,133     52.20%    $ 1,186.43   $ 327,906     46.90%   $ 1,150.55

Net Operating Income    $ 255,134     48.14%    $   895.21    $ 309,587     47.80%    $ 1,086.27   $ 371,212     53.10%   $ 1,302.50
====================================================================================================================================

Income Capitalization Approach                                               21


Operating Expense Analysis
--------------------------

Insurance: Historically, this expense has exhibited a increasing trend.  Our
----------
estimate of this expense has been stabilized based on the historical amounts, or $20.00 per space per year. This is equal to $5,700 annually or approximately 0.75% of the effective gross income.

Administrative/Office: Historically, this expense has varied since 1997.  In the
----------------------
financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $125.00 per space per year, which is equal to $35,625 or approximately 4.64% of the estimated effective gross income.

Maintenance and Repair: Historically, this expense has varied.  We have based
-----------------------
our estimate on the indicated historical trend at $80.00 per space per year or $22,800 annually, believed adequate to properly maintain the community. This amount is equal to approximately 2.97% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $38,323 or $134.71 per space per year.

Wages and Benefits: Historically, this expense has steadily increased, except in
-------------------
annualized 1999. We have based our estimate on the historical data at $250.00 per space per year or $71,250, which is equal to 9.28% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $42,794. This equates to $150.15 per space per year or approximately 5.57% of the estimated effective gross income.

Utilities: The residents are billed for water and trash pick-up at Denali Park,
----------
but all of the utilities are passed through at Apache East Estates.
Historically this expense has increased since 1997. We have estimated the utility expense at $310.00 per space per year. The expense is expected to cover the cost of water, trash pick-up and the utility expense related to the common area. This is equal to $88,350, or approximately 11.51% of the estimated effective gross income.

Reserves:  This expense category represents the inclusion of set-asides for
---------
major recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $7,125 annually or 0.93% of (EGI).

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject property at $312,038. This estimate is equal to 40.64% of the Effective Gross Income (EGI) estimate or $1,094.87 per space per year. As shown, expenses have historically ranged between 46.90% (6 months annualized
1999) and 52.20% (1998).

===============================================================================
         Apache East Estates and Denali Manufactured Housing Community
                        Stabilized Operating Statement

                                                       % of              $ per
                                      Amount            EGI              Space
===============================================================================
Total Effective Gross Income         $767,875          100.00%         $2,694.30

Expenses
Insurance                           $   5,700            0.74%         $   20.00
Office                                 35,625            4.64%            125.00
Maintenance & Repairs                  22,800            2.97%             80.00
Management Expense                     38,394            5.00%            134.71
Wage & Benefits                        71,250            9.28%            250.00
Property Taxes                         42,794            5.57%            150.15
Utilities                              88,350           11.51%            310.00
Reserves                                7,125            0.93%             25.00
                                    --------------------------------------------
Total Expenses                       $312,038           40.64%         $1,094.87

Net Operating Income                 $455,837           59.36%         $1,599.43
================================================================================

                                                                              23
Income Capitalization Approach

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 8.22% and 10.30%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

   Sale              Sale Date              Vacancy Rate          Expense Ratio         Overall Rate
======================================================================================================
    1               February 1999              3.0%                 32.2%                 9.78%
-----------------------------------------------------------------------------------------------------
    2               February 1999              7.0%                 35.0%                 9.00%
-----------------------------------------------------------------------------------------------------
    3               December 1998              1.0%                 29.5%                10.30%
-----------------------------------------------------------------------------------------------------
    4               June 1998                 1.96%                 35.6%                 8.22%
-----------------------------------------------------------------------------------------------------
    5               January 1998               5.0%                 25.6%                 9.00%
======================================================================================================

     The subject has a market vacancy and expense ratio. Sale Comparable 1, 4 and 5 are located near the subject in Mesa, however, Sale 1 is an older property. Sales 2 and 3 were located in Tucson and inferior in location, quality and amenities. Comparable 4 and 5 are similar in condition. These properties had a slightly higher rental rate and Mesa is considered superior in location to Apache Junction due to its proximity to Phoenix. Based on these considerations, we have concluded an overall capitalization rate of 9.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 20-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 10.037%. A minimum debt coverage ratio (DCR) of 1.25 to 1.00 would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:

                                                                              24
Income Capitalization Approach

=====================================================================================================
          M                           F                           DCR                       OAR
                        X                           X                            =
 Loan to Value Ratio          Mortgage Constant           Debt Coverage Ratio          Overall Rate
-----------------------------------------------------------------------------------------------------
        0.75                     0.10037                        1.20                     0.09033
-----------------------------------------------------------------------------------------------------

       Rounded                                                                               9.0%
=====================================================================================================

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The rate via the debt coverage ratio is supportive of the rate concluded from the market data. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:


Net Operating Income        Overall Capitalization Rate       Market Value

$455,837                         divided by 0.09              $5,064,856

Excess Land Valuation
---------------------

    As discussed in the Highest Best Use Analysis, the present density of the subject is 5.8 units per acre and there is approximately 10 acres of excess land. The manager indicated approximately 60 spaces could be developed. Although we were unable to confirm with Pinal County the number of additional spaces that would be allowed, we have gathered three recent land sales in order to estimate the value of the excess land. So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison is commonly selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured housing tracts of vacant land is the sale price per space; however, when the density is not defined, the sale price per square foot is utilized.

    The sales selected for direct comparison should be those transactions that are most similar to the subject. Adjustments are made to the comparables for any dissimilar features, leading to an indication of the price at which the property appraised could be expected to sell. In this analysis, all relevant factors were considered, including:


     1.  Locational dissimilarities and the nature of surrounding development.

                                                                              25
Income Capitalization Approach

     2.  Availability of competing sites.

     3. Physical features such as frontage, shape, depth, access, topography, water and tree coverage, and plot size.

     4.  Availability of utilities and site preparation costs.

     5.  Effect of time on selling prices.

     6.  Zoning.

     Numerous sales of vacant land were investigated. Our investigation revealed two recent transactions for mobile home development or related residential development in the East Valley. Demand for development land subsided and few manufactured housing community land sales occurred. Therefore, we utilized local development land with similar locational and use characteristics. Three land sales have been identified on the following pages. Based on our investigation these are considered the most significant transactions.

                             SUMMARY OF LAND SALES
                             ---------------------

===================================================================================================================================

  Sale No.             Location                        Grantor/                    Sale     Sale     Land Area/   Sale Price/
                                                       Grantee                     Date    Price       Acres         SqFt
-----------------------------------------------------------------------------------------------------------------------------------

      1       56th Street, South of Main Street     Pueblo Seco (LLC)/ Saxton       5/98   $850,000      13.972     $1.40
              Mesa, Maricopa County, Arizona        Incorporated

-----------------------------------------------------------------------------------------------------------------------------------

      2       71 MHP Sites                          Piedmont Investments/ AMT       5/97   $660,000      16.066     $0.94
              NW of Southern & Crimson Rd.          Development Co. LLC
              Mesa, Maricopa County, Arizona

===================================================================================================================================

                                                                              27
Income Capitalization Approach

     Comparable Sale Number One is the May 1998 sale of a 13.972-acre tract of land for $850,000. This property is located on 56th Street, south of Main in Mesa, Arizona. The property is zoned PAD and is classified as residential. The sale price is equivalent to $1.40 per foot. A downward adjustment was made to this sale for location. The indicated price per square foot for the subject was $0.98.

     Comparable Sale Number Three is the May 1997 sale of a 16.066-acre tract of land for $660,000. This property is within a couple of miles west of the subject. The property is to be developed with 71 manufactured housing spaces. The sale price is equivalent to $9,296 per available space, or $0.94 per square foot. A slight downward adjustment was made for location. No other adjustments were appropriate. The indicated price per square foot for the subject was $0.89

     Based on the indicated value produced through the adjustment of the three land sales, it is our opinion that the "as is" market value of the subject land is equivalent to $0.90 per square foot, as indicated by the available sale data which ranged between $0.89 and $0.98 per space after adjustments. Our estimate is further supported by our discussions with those knowledgeable with manufactured housing development. Based on the total development potential of 10 acres, we have estimated the value of the excess land at $0.90 per square foot, or $390,000, rounded.

     The value conclusion of the subject property with excess land via the direct capitalization method is summarized as follows:

     $5,064,856 + $390,000   =     $5,454,856

     Rounded                       $5,450,000

SALES COMPARISON APPROACH
-------------------------


     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

    1.    Nature of surrounding development.

    2.    Size.

    3.    Availability of competing properties.

    4.    Effect of time on selling prices.

    5.    Age and condition of the improvements.

     Based on our investigation, the following sales are of adult and all age communities are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables

===================================================================================================================================

  No.     Name                          Sale Price/         Total          Price/         Average      E.G.I.M./E           O.A.R.
          Address                        Sale Date         Spaces/         Space         Lot Rent       xpense %
                                       (Adj. For Cash     Occupancy
                                         Equivalency)
-----------------------------------------------------------------------------------------------------------------------------------
  1       Mesa Dunes Mobile Home Park      $9,500,000          451/          $21,064         $235.00          6.94/         9.78%
          7807 E. Main Street            February 1999        97.0%                                          32.16%
          Mesa, Maricopa
          County, Arizona
---------------------------------------------------------------------------------------------------------------------------------

  2       Cactus Garden  Mobile Home Park   1,685,000           75/          $22,467         $200.00          7.22/         9.0%
          2333 W. Irvington Place           May 1999          93.0%                                          35.0%
          Tucson, Pima County, Arizona
---------------------------------------------------------------------------------------------------------------------------------

  3       El Molina Mobile Home Park       $1,675,000          103/          $16,262         $200.00          6.84/
          1552 W. Miracle Mile              May 1999          99.0%                                          29.5%         10.3%
          Tucson, Pima County, Arizona
---------------------------------------------------------------------------------------------------------------------------------

  4       Sierra Mobile Manor Park       $5,100,000          203/          $25,123         $233.00          7.83/
          9431 E. Coralbel Avenue         June 1998        98.04%                                          35.62%           8.22%
          Mesa, Pima County, Arizona
---------------------------------------------------------------------------------------------------------------------------------

  5       Silver Spur Mobile Home Park   $5,600,000          185/          $30,270         $278.00          8.27/           9.0%
          9333 E. University Drive      January 1998        95.0%                                          25.55%
          Mesa, Pima County, Arizon
====================================================================================================================================

Sales Comparison Approach                                                    30

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is a 451-space adult community is located in Mesa, Arizona. The property sold for $9,500,000 in May 1999. The price equates to a sale price per space of $16,981. Based on an effective gross income of $1,368,869, the EGIM was 6.94. The expenses represented 32.16% of the effective gross income and the indicated overall capitalization rate was 9.78%, based on a net operating income of $928,665. This pro forma was estimated utilizing 97.0% occupancy. The comparable is superior in location to the subject, but older.

     Sale Comparable Number Two is Cactus Garden Mobile Home Park located in Tucson, Arizona. This 75-space all age community sold for $1,685,000 in May 1999, which resulted in a sale price per space of $22,467. Based on an effective gross income of $233,308, the EGIM was 7.22. The overall rate was 9.0%. The average lot rent at the time of sale was approximately $200.00.

     Sale Comparable Number Three, El Molina Mobile Home Park, is located in Tucson, Arizona. The all age property sold for $1,675,000 in May 1999. This price equates to a sale price per space of $16,262. Based on an effective gross income of $244,728, the EGIM was 6.84. The overall rate was 10.3%. The average lot rent at the time of sale was approximately $200.00.

     Sale Comparable Number Four is Sierra Mobile Home Park located in Mesa, Arizona. This 203-space adult community sold for $5,100,000 in June 1998. This resulted in a sale price per space of $25,123. Based on an effective gross income of $651,306, the EGIM was 7.83. The overall rate was 8.22%. Six lots were vacant at sale, but pro forma utilized a 1.96-% vacancy factor. The average lot rent at the time of sale was approximately $233.00.

     Sale Comparable Number Five, Silver Spur Mobile Home Park, is located in Mesa, Arizona. The property contains 185 spaces and the sale price was $5,600,000. The price equates to a sale price per space of $30,270. Based on the buyer's Pro-forma, the effective gross income of $677,000 indicated an EGIM was 8.27. The expenses were estimated at 25.55% of the effective gross income and the indicated overall capitalization rate was 10.6%, based on a net operating income of $175,096. This community was 100% occupied at the date of sale, but a 5% vacancy factor was applied. The average rent was $278.00 per month plus $5.00 for trash collection.

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last nine months, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other

Sales Comparison Approach                                                   31

factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 6.84 and 8.27. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an adult community with a 7.0% physical vacancy. The subject was observed to be in excellent condition and has a good location in near Superstition Freeway in Apache Junction, Arizona. The comparables all had a much higher occupancy rate than at the subject and the expense ratios are lower, ranging from 25.55% to 35.62%. By comparison, the subject has a forecast expense ratio of 40.64%. Based on these considerations, we have concluded an EGIM slightly below the indicated range, processing the subject's Effective Gross Income of $767,875 with an EGIM of 6.80.

                  Thus $767,875    x 6.8 is       $5,221,550

     On a per space basis, this is equivalent to $18,231.

     The value conclusion of the subject property with excess land via the sales comparison method is summarized as follows:

     $5,221,550 + $390,000   =             $5,611,550

     Rounded                               $5,610,000

FINAL ESTIMATE OF VALUE
-----------------------


    The two approaches to value applied in the subject analysis yielded these conclusions:

          Income Capitalization Approach            $5,450,000

          Sales Comparison Approach                 $5,610,000

    Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of September 1, 1999 was:

              - FIVE MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS -

                                  ($5,450,000)

CERTIFICATION
-------------


I certify that, to the best of my knowledge and belief:

   . The statements of fact in this report are true and correct.

   . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and is my personal, unbiased professional analyses, opinions, and conclusions.

   . I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

   . My compensation is not contingent on the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

   . To the best of my knowledge and belief, the reported analyses, opinions, and conclusions were developed and this report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, the Code of Professional Ethics, and the Standards of Professional Practice of the Appraisal Institute.

   . The use of this report is subject to the requirements of the Appraisal
     Institute relating to review by its duly authorized representatives.

   . As of the date of this report, L. Drake Moore, MAI has completed the requirements under the continuing education program of the Appraisal Institute.

   . L. Drake Moore, MAI has made a personal inspection of the property that is the subject of this report.

   . No one provided significant professional assistance to the person signing this report.

   . I am in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

   . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.


/s/ L. Drake Moore
------------------------------
L. Drake Moore, MAI
St. Cert. Gen. REA #TP40569

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------


The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

                                                                              35
Assumptions and Limiting Conditions

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations, and equipment, including

                                                                              36
Assumptions and Limiting Conditions

the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state and/or federal

                                                                              37
Assumptions and Limiting Conditions

tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

                               LEGAL DESCRIPTION

                      I. DENALI ESTATES LEGAL DESCRIPTION
                         --------------------------------


PARCEL NO. 1:

The South half of the Northwest quarter of the Southwest quarter of Section
34, Township 1 North, Range 8 East, Gila and Salt River Base and Meridian, Pinal County, Arizona.

TOGETHER WITH a right of reasonable access to Tomahawk Drive as shown on the maps and plans of Project F-028-1 in the office of the State Engineer, Phoenix, Arizona.

EXCEPTING all coal, oil, gas and other mineral deposits as reserved unto the United State of American in the Patent of said land.

PARCEL NO. 2:

The North half of the Northwest quarter of the Southwest quarter of Section 34, Township 1 North, Range 8 East, Gila and Salt River Base and Meridian, Pinal County, Arizona.

EXCEPT the following described parcels:

BEGINNING at the Northwest corner of said Northwest quarter of the Southwest quarter of Section 34,

THENCE run Easterly along the North line, a distance of 558.5 feet;

THENCE Southerly, parallel to the West line 234 feet;

THENCE Westerly parallel to the North line, 558.5 feet;

THENCE  Northerly, parallel to the West line, to the TRUE POINT OF BEGINNING.

ALSO EXCEPT, BEGINNING 234 feet South of the Northwest corner of said Northwest quarter of the Southwest quarter of Section 34;

THENCE South 200.00 feel along the West section line;

THENCE East parallel to the North line 435.6 feet;

THENCE North 200 feet parallel to the West section line;

THENCE West 435.6 feet to the POINT OF BEGINNING.

ALSO EXCEPT, BEGINNING at the Northwest corner of said Northwest quarter of the Southwest quarter of Section 34,

THENCE run Easterly along the North line of said Northwest quarter of the Southwest quarter a distance of 558.5 feet to the POINT OF BEGINNING;

THENCE Westerly parallel to the North line a distance of 186.1 feet;

THENCE Northerly, along the East line, to the TRUE POINT OF BEGINNING.

ALSO EXCEPTING:

TRACT 1:
-------

That portion of the Northwest quarter of the Southwest quarter of Section 34, Township 1 North, Range 8 East, Gila and Salt River Base and Meridian, Pinal County, Arizona, which lies Northerly of the following described line:

BEGINNING at a point on the West line of said Section 34, which point bears South 0 degrees 06 minutes 00 seconds East 434.00 feet from the West quarter corner of said Section 34;

THENCE North 89 degrees 54 minutes 00 seconds East 56.99 feet;

THENCE North 7 degrees 01 minutes 37 seconds East 346.63 feet;

THENCE North 86 degrees 16 minutes 50 seconds East 1103.58 feet to the POINT OF ENDING on the North line of said Northwest quarter of the Southwest quarter of
Section 34.

TRACT 2:
-------

That portion of the Northwest quarter of the Southwest quarter of Section 34, Township 1 North, Range 8 East, Gila and Salt River Base and Meridian, Pinal County, Arizona, which lies within the following described tract of land;

BEGINNING at the West quarter corner of said Section 34;

THENCE South 0 degrees 06 minutes 00 seconds East along the West line thereof, a distance of 434.00 feet;

THENCE North 89 degrees 54 minutes 00 seconds East 50.00 feet to the TRUE POINT OF BEGINNING on the existing Easterly right of way line of Tomahawk Drive;

THENCE continuing North 89 degrees 57 minutes 30 seconds East 360.00 feet;

THENCE North 0 degrees 06 minutes 00 seconds West 200.00 feet;

THENCE North 89 degrees 57 minutes 30 seconds East 197.90 feet;

THENCE South 0 degrees 06 minutes 00 seconds East 50.00 feet;

THENCE South 89 degrees 57 minutes 30 seconds West 147.90 feet;

THENCE South 0 degrees 06 minutes 00 seconds East 200.00 feet;

THENCE South 89 degrees 57 minutes 39 seconds West 410.60 feet to the aforesaid existing Easterly right of way line;

THENCE North 0 degrees 06 minutes 00 seconds West along said existing Easterly right of way line, a distance of 50.00 feet to the TRUE POINT OF BEGINNING.

EXCEPTING all cola, oil, gas and other mineral deposits, as reserved unto the United States of America in the Patent of said land.


                      II. APACHE ESTATES LEGAL DESCRIPTION
                          --------------------------------


The South 594 feet of the Northeast quarter of the Southeast quarter of Section 33 Township 1 North, Range 8 East, Gila and Salt River Base and Meridian, Pinal County, Arizona.

EXCEPT the South 30 feet and the West 30 feet thereof.

                                      MAPS

                            [AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

                  [SALE COMPARABLE LOCATION MAP APPEARS HERE]

                              PROFILE OF APPRAISER

                             PROFILE OF APPRAISER

                              L. DRAKE MOORE, MAI
                         St.Cert. Gen. REA #1321098-G

REAL ESTATE EXPERIENCE
----------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Moore has also owned and operated the L.D. Moore Company, a commercial appraisal firm in Dallas, Texas since 1991.

Senior Appraiser/Manager
Marshall and Stevens, Inc.
Dallas, TX and Tampa, FL

     Specialized in preparing appraisals for a land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. December 1988 to September 1990.

Appraiser
Appraisal & Acquisition, Inc.
Lakeworth, Florida

     Prepared appraisals on hotels and other commercial properties for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. September 1987 to December 1988.

Appraiser
Laventhol & Horwath
Dallas, Texas

     Specialized in preparation of appraisals on hotel and commercial properties. Performed appraisals for purposes of sale/purchase, financing and allocation of purchase price. September 1985 to September 1987.

Profile of the Appraiser

BANKING EXPERIENCE
------------------

Vice President
BF Saul Mortgage Company
Arlington, Texas

     Managed branch office and originated non-conforming single-family mortgages in addition to investor and commercial mortgages loans for BF Saul and Chevy Chase Savings. March 1983 to 1985.

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute


State Certified General Real Estate Appraiser
Florida #0002401
Georgia #004008
Texas #1321098-G

Real Estate Broker License
Florida #0512812
Texas #0283892

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Apartments
----------

Candlelight             Lenexa, KS                      Oaktree Square          Grandview, MS
Cedars                  Irving, Texas                   Pineridge               Arlington, TX
Claridge                Dallas, TX                      Regency Cove            Tampa, FL
Elmwood                 West Palm Beach, FL             Parkwood                Broken Arrow, OK
Hunters Glen            Kansas City, KS                 Santa Fe Village        Kansas City, MS
Monticeto               Austin, TX                      Towne Oaks              Austin, TX


Manufactured Home Communities and Recreational Vehicle Parks
------------------------------------------------------------

Aberdeen                Ormond Beach, FL                Oak Hills               Kyle, TX
Aztec                   Kyle, Texas                     Ramblewood              Barnwell, SC
Boulevard Estates       Pasadena, TX                    Regency Cove            Tampa, FL
Casa del Monte          West Palm Beach, FL             Rolling Meadows         Columbia, SC
Carolina Village        Concorde, NC                    Rose Bay                Port Orange, FL
Denton West             Denton, TX                      Tropic Isles            Palmetto, FL
Dessau                  Austin, TX                      Victoria Lakes          Lexington, SC

Profile of Appraiser

Hacienda Village     New Port Richey, FL                 Villa del Sol                 Bradenton, FL
Hermitage Farms      Camden, SC                          Windsor City                  Sumter, SC

Self-Storage Facilities
-----------------------
American Self Storage           Charlotte, NC            American Self Storage         Ocala, FL
American Self Storage           Monroe, NC               Extra Closet                  Ft. Lauderdale, FL
American Self Storage           Newel, NC
American Self Storage           Stallings, NC

Hotels/Resorts
--------------

114-Room Ambassador Plaza, Dallas, TX
420-Room Excelsior Hotel, Little Rock, AR
121-Room Lexington Park Suites, Memphis, TN
160-Room Ramada Inn, Kingsland, GA
71-Room Best Western, Guymon, OK


Office Buildings
----------------

AMI Medical                     Houston, TX              Medical Park                  Hope, AR
Barnett Bank                    North Palm Beach, FL     Okeechobee Commerce           West Palm Beach, FL
Carteret Savings                Del Ray Beach, FL        United Bank                   Roswell, NM
Enron                           Houston, TX              Schindler Corporate           Morris, NJ
Harolds                         Dallas, TX               Texarkana Medical Arts        Texarkana, TX
First South                     Little Rock, AR          QVC Network                   Plymouth, MN
First Union                     Atlanta, GA


Industrial
----------

American Lantern                McKenzie, TN             Falco Lime                    Boca Raton, FL
American Lantern                Newport, AR              High Ridge Commerce           Boynton Beach, FL
Campbell Soup                   Paris, TX                John Rust                     Albuquerque, NM
Carrington                      Irving, TX               Lake Pointe Centre            Boca Raton, FL

Profile of Appraiser


Clients List
------------

Bank of America                        Heller Financial
Barnett Bank                           Heron Financial
Belgravia Capital                      Hewlett Packard
Circuit City                           Internal Revenue Service
Citicorp Real Estate                   Lexington Hotel
Collateral Mortgage                    Lincoln Property
CoreStates Financial Corporation       NationsBank
Credit Suisse First Boston             Nomura Securities
FINOVA Capital                         Meyers Group (The)
First Union Corporation                Nations Realty Advisors
GE Capital                             PA Holdings/Whitman Corporation
Goldman Sachs                          QVC
Greentree Financial                    Sullivan Development

EDUCATIONAL BACKGROUND
----------------------

University of Texas, B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

                               STATE OF ARIZONA

                               BOARD OF APPRAISAL

                               BE IT KNOWN THAT

                               LAWRENCE D. MOORE

                       HAS MET ALL THE REQUIREMENTS AS A
                                   TEMPORARY
                    Certified General Real Estate Appraiser

          [SEAL OF STATE OF ARIZONA BOARD OF APPRAISAL APPEARS HERE]

In accordance with Arizona Revised Statutes         In witness whereof the Arizona Board of Appraisal
and on authority of the Board of Appraisal,         caused to be signed by the Chair of the Board
State of Arizona.                                   and the Executive Director

This certificate shall remain evidence thereof
unless or until the same is suspended, revoked      /s/   ^^ illegible signature               9-8-99
or expires in accordance with the provisions of    ---------------------------------------------------
law.                                               Chair, Board of Appraisal                      Date

       CERTIFICATE NUMBER                          /s/   ^^ illegible signature                 9-8-99
           TP40569                                 ----------------------------------------------------
       EXPIRATION DATE                             Executive Director of the Board of Appraisal    Date
       SEPTEMBER 8, 2000

              SHALL REMAIN PROPERTY OF ARIZONA BOARD OF APPRAISAL

                             PROFILE OF APPRAISER

                         JOHN H. WHITCOMB, MAI, CCIM
                          St.Cert. Gen. REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

Akers Away              West Palm Beach, FL     Lakeside                Douglasville, GA
Alafia Riverfront       Gibsonton, FL           Lakewood                Denton, TX
Alpine Village          Sebring, FL             Lantana Cascade         Lantana, FL
Arbor Oaks              Zephyrhills, FL         Long Lake Village       West Palm Beach, FL
Blue Heron              Clearwater, FL          Marlboro Court          West Palm Beach, FL
Bradenton Trailer Park  Bradenton, FL           MH Country Club         Oakland Park, FL
Carefree Village        Tampa, FL               Mission                 El Paso, TX
Carolina Village        Concord, NC             Moultrie Oaks           St. Augustine, FL
Casa del Monte          West Palm Beach, FL     Oak Point               Titusville, FL
Chateau Forest          Seffner, FL             Orange Manor East       Winter Haven, FL
Chateau Village         Bradenton, FL           Palm Breezes Club       Lantana, FL
Cloverleaf              Brooksville, FL         Palm Ridge              Leesburg, FL
Colonial Coach          Greenacres City, FL     Panama City Estates     Panama City, FL
Coquina Crossing        St. Augustine, FL       Plantation Estates      Seffner, FL
Coral Lake              Coconut Creek, FL       Portside                Jacksonville, FL
Country Club Estates    Venice, FL              Ridgecrest              Fort Pierce, FL
Dessau                  Austin, TX              San Souci               North Fort Meyers, FL
Foxcroft Village        Loch Sheldrake, NY      Scenic View             Lakeland, FL
Foxwood Estates         Lakeland, FL            Seminole                St. Petersburg, FL
Franklin Estates        Murfreesboro, TN        Shangri La              Largo, FL
Gardens of Manatee      Parrish, FL             Southwinds              Lakeland, FL
A Garden Walk           West Palm Beach, FL     St. Lucie Village       Okeechobee, FL
The Groves              Orlando, FL             Sunrise Village         Cocoa Beach, FL
Gwinnett Estates        Snellville, GA          Sunshine                Lake Worth, FL
Harmony Ranch           Thonotosassa, FL        Tall Pines              Fort Pierce, FL
Holiday Ranch           West Palm Beach, FL     Tara                    Jonesboro, GA
Holiday Plaza           West Palm Beach, FL     Twin Shores             Longboat Key, FL
Holland                 Fort Lauderdale, FL     Valley Pines            El Paso, TX
Kings and Queens        Lakeland, FL            Village Glen            Melbourne, FL

Profile of Appraiser

Recreational Vehicle Parks
--------------------------

Avalon RV Park       Clearwater, FL     Pioneer Creek          Bowling Green, FL
Camp Inn             Frostproof, FL     Rainbow Village        Clearwater, FL
Forest Lake Village  Zephyrhills, FL    Space Coast RV Resort  Rockledge, FL
Hide Away            Ruskin, FL         Sunshine RV            Vero Beach, FL
Holiday RV Resort    Leesburg, FL       Topics                 Hudson, FL
Horizon RV Park      Davenport, FL      Twelve Oaks            Sanford, FL
Key RV Park          Marathon, FL       Village Park           Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage   Loganville, GA        Orange Avenue                Tallahassee, FL
Alpine Self Storage       Rockford, IL          Plantation Xtra Storage      Plantation, FL
Baytree Self Storage      Valdosta, GA          St. Augustine Self Storage   St. Augustine, FL
Budget Self Storage       Sterling, VA          Southern Self Storage        Riviera Beach, FL
Delray Mini Storage       Delray Beach, FL      Storage Express              Lauderhill, FL
Edison Lock Up            Edison, NJ            Valdosta Self Storage        Valdosta, GA
Extra Space               Lauderhill, FL        Xtra Space                   Orlando, FL
Howell Self Storage       Howell, NJ            Your Extra Attic             Duluth, GA
Hyde Park Storage         Tampa, FL             Your Extra Attic             Norcross, GA
Jacksonville Storage      Jacksonville, FL      Your Extra Attic             Stockbridge, GA
Okeechobee Storage        Hialeah Gardens, FL   Your Extra Attic             Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                  Howard Johnson Maingate
Comfort Inn Kissimmee                           Hyatt On Union Square
Comfort Suites Asheville                        Hyatt Orlando
Embassy Suites Boca Raton                       Hyatt Wilshire
Hotel Nikko San Francisco                       Hyatt Regency Houston
Hilton Southwest Freeway Houston                La Samanna
Hollywood Beach Hilton                          Ramada Resort Maingate
Holiday Inn Gainesville                         Westin Washington, D.C.

Profile of Appraiser

Financial
---------

Belgravia Capital                         Heller Financial
Bloomfield Acceptance Company             Household Finance Corporation
Chase Manhattan Bank                      Irving Leasing Corporation
Chrysler Capital Corporation              Mfd. Housing Community Bankers
Citicorp Real Estate                      Mellon Bank
Collateral Mortgage                       Morgan Stanley
CoreStates Financial Corporation          NationsBank
Credit Suisse First Boston                Nomura Securities
FINOVA Capital                            Pacificorp Financial Services
First Union Corporation                   PACTEL Finance
GE Capital                                Society National Bank
Goldman Sachs                             Sun America Insurance
Greentree Financial                       Union Capital

Real Estate/Real Estate Investment
----------------------------------

W.P. Carey & Company, Inc.                LaSalle Partners
Chateau Communities                       Las Colinas Corporation
Continental Communities                   Metropolitan Life
Delaware North Companies                  MHC
Dillon Read Real Estate Inc.              National Home Communities
Drexel Burnham Lambert Realty, Inc.       Pitney Bowes Credit Corp.
First Boston Corporation                  Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute

PUBLICATIONS
------------

     Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                    ----------------------------------

TESTIMONY
---------

     Mr. Whitcomb has presented expert testimony in United States Tax Court.

                                                               EXHIBIT (b)(1)(G)


                                    SUMMARY
                          REAL ESTATE APPRAISAL REPORT


                            192-Space Harmony Ranch
                               10321 Main Street
           Thonotosassa, Unincorporated Hillsborough County, Florida



                                  PREPARED FOR

                                Mr. Steve Waite
                              Windsor Corporation
                               6430 South Quebec
                           Englewood, Colorado 80111


                                     AS OF

                                August 15, 1999



                                  PREPARED BY

                              WHITCOMB REAL ESTATE

                     [LETTERHEAD OF WHITCOMB REAL ESTATE]

September 22, 1999

Steve Waite
Windsor Corporation
6430 South Quebec
Englewood, Colorado 80111

RE:  192-Space Harmony Ranch
     10321 Main Street
     Thonotosassa, Hillsborough County, Florida


Dear Mr. Waite:

     At your request, we have inspected and appraised the above captioned property. We estimate the "as is" market value of the property rights outlined herein, as of August 15, 1999, based on an exposure period of six months, to be:

                 - TWO MILLION THREE HUNDRED THOUSAND DOLLARS -

                                  ($2,300,000)

     Our value estimate applies to the land as physically constituted, to the improvements actually in existence and reflects prevailing trends in the local real estate market. We have made a careful inspection, study, and analysis of the property, and have considered all factors which, in our opinion, would tend to influence the market value of the subject.

     Harmony Ranch is a fully developed 194-space manufactured home community, with a clubhouse and office and playground/recreation area. The office/clubhouse and playground area are not income producing spaces and the subject is effectively a 192-space community.

     Our conclusion is premised on the Assumptions and Limiting Conditions as cited in our attached report, as well as the facts and circumstances as of the valuation date. This appraisal has been prepared in accordance with the "Uniform Standards of Professional Appraisal Practice" (USPAP) as published by the Appraisal Standard Board of the Appraisal Foundation.

     This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan. The intended user of this report is the Windsor Corporation.

Mr. Steve Waite
September 22, 1999
Page Two


     We appreciate this opportunity to be of service to you. If you have any questions, please do not hesitate to contact us.

     This is a Summary Appraisal, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for Summary Appraisal Reports. This report represents only summary discussions of the data, reasoning, and analyses employed in the appraisal process toward the development of our opinion of value. Supporting documentation has been retained in our files.

Very truly yours,

WHITCOMB REAL ESTATE


/s/  John H. Whitcomb

John H. Whitcomb, MAI, CCIM
St. Cert. Gen. REA #0001234

/s/ William G. Trask

William G. Trask
St. Cert. Gen. REA #0002347

TABLE OF CONTENTS
-----------------

Table Of Contents.....................................    3
Photographs Of The Subject............................    5
Summary Of Facts And Conclusions......................    6
Extent Of Confirming, Collecting And Reporting Data...    7
Purpose, Function And Date Of The Appraisal...........    7
Area/Neighborhood Description.........................    8
Manufactured Home Community Market Overview...........    9
Land And Site Improvements............................    9
Improvement Description...............................   11
Ownership And Property History........................   11
Occupancy.............................................   11
Zoning And Other Land Use Controls....................   12
Real Estate Assessment And Taxes......................   12
Marketability And Marketing Period....................   13
Highest And Best Use..................................   14
Valuation Process.....................................   14
Income Capitalization Approach........................   15
Sales Comparison Approach.............................   23
Final Estimate Of Value...............................   27
Certification.........................................   28
Assumptions And Limiting Conditions...................   29

Addenda
Legal Description
Maps
Profiles Of Appraisers

              PHOTOGRAPHS OF THE SUBJECT (Taken August 23, 1999)



                           [PHOTOGRAPH APPEARS HERE]

                             1. Entrance to Subject

                           [PHOTOGRAPH APPEARS HERE]

                             2. Typical Street View

SUMMARY OF FACTS AND CONCLUSIONS
--------------------------------


  Property Appraised:       192-Space Harmony Ranch
  -------------------       Manufactured Home Community
                            10321 Main Street
                            Thonotosassa, Unincorporated Hillsborough County
                            Florida


  Property Rights
  ---------------
  Appraised:                Fee Simple Interest, subject to tenant leases
  ----------

  Land Area:                30.0 acres, or 1,306,800 square feet
  ----------

  Improvements:             192-manufactured home spaces, a clubhouse and
  -------------             office, laundry and playground/recreation area.


  Owner:                    Windsor Park Properties 3 and 4
  ------

  Zoning:                   R3MH, Residential Mobile Home, Hillsborough County
  -------

  Highest and Best Use:     As Improved -- Current Use
  ---------------------

  Value Indications:        Income Approach                $2,300,000
  ------------------        Sales Comparison Approach      $2,400,000


  Final Estimate of Value:  $2,300,000
  ------------------------

  Date of Appraisal:        August 15, 1999
  ------------------

  Date of Inspection:       August 23, 1999
  -------------------

EXTENT OF CONFIRMING, COLLECTING AND REPORTING DATA
---------------------------------------------------


     This assignment encompasses providing an "as is" market value of the fee simple title of the property and improvements, as of the specified date. This investigation included an overview of the area and local manufactured home market. We have inspected the subject and its environs, collected and analyzed market data, inspected the comparable and competitive properties, considered and applied the appropriate valuation methods and reconciled the final value estimate.

     The real estate interest appraised is that of ownership in fee simple interest, subject to the existing tenant leases. The property is appraised as if free and clear of mortgages, liens, servitude's and encumbrances, except those noted in the body of this appraisal.

PURPOSE, FUNCTION AND DATE OF THE APPRAISAL
-------------------------------------------


     The purpose of the appraisal is to express our opinion of the "as is" market value of the fee simple interest, subject to existing tenant leases, of the real estate, as of August 15, 1999. The information, opinions, and conclusions contained in this report have been prepared as a basis for portfolio valuation. The date of this appraisal is August 15, 1999. The intended user of this report is the Windsor Corporation.

     Market Value is defined as: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus.

     Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

 .    Buyer and Seller are typically motivated;

 .    Both parties are well informed or well advised, and each acting in what he considers his own best interest;

 .    A reasonable time is allowed for exposure in the open market;

 .    Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

 .    The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. /1/

-----------------
/1/ The Office of the Thrift Supervision, 12 CFR 564.2(f).

AREA/NEIGHBORHOOD DESCRIPTION
-----------------------------


Location/Access
---------------

     The property is located southerly side of Main Street, approximately 1/2 mile west of Mango Road (State Road 579), within the limits of incorporated Thonotosassa. Thonotosassa is located in the northeastern portion of Hillsborough County. Hillsborough County is one of four counties in the Tampa Bay Region. The Tampa Bay Region is strategically situated in the center of Florida's West Coast and is the commercial and industrial hub of the area.

     Access to Thonotosassa is primarily via Main Street, which extends in a west to east direction, as an extension of Fowler Avenue, a main surface arterial in eastern Tampa. U.S. Highway 301, known as Fort King Highway, bisects Thonotosassa from southwest to northeast. Interstate 75 lies approximately 2 miles west of Thonotosassa and Interstate 4 lies approximately 3 miles south. Access to the neighborhood is excellent and Thonotosassa is located in proximity to Tampa, offering all amenities, shopping, schools, churches, medical facilities and entertainment and recreation. Ingress and egress of the subject is rated adequate.

     The neighborhood is rural in nature. Development has taken the form of mixed-use residential, commercial and light industrial type properties located along the major road frontages, typical of rural areas. Land use in the immediate vicinity of the subject is characteristic of the entire neighborhood. The neighborhood is estimated to be 50% developed. There remain large contiguous tracts of land available for in-fill development.

Population
----------

     The Tampa Bay area has emerged as one of the nation's leading markets. The 1990 MSA population figure was 2,069,959 indicating a 28.2% increase in population between 1980 and 1990. The most recent MSA population figure was 2,254,756 for 1997, and represents approximately 15.3% of Florida's entire population (14,712,922). Future projections indicate a continued population growth although at a declining rate.

Employment
----------

     The Tampa Bay market has a well-balanced employment base with no single industry dominating. This diversified industrial base will continue to be the driving force for continued growth in this metropolitan area. Reflecting the health of the local economic climate, all sectors of the area's major industries have shown growth in the past decade. The Hillsborough County civilian work force stood at 514,896 as of December 1998, with a 4.0% unemployment rate, well below the state and national averages over the same period.

Area/Neighborhood Description                                                  9


Transportation
--------------

     The Tampa Bay area is accredited as a major Florida transportation center. It is served by 14 airlines, Greyhound Bus Lines, Amtrak and CSX rail service, cruise and freight shipping, as well as the interstate highway system. Its prime geographic location provides easy access to all markets. Over 40 interstate and intrastate freight carriers service the area, with virtually all the major trucking firms maintaining terminals throughout the Tampa Bay area.

Concurrency
-----------

     The State of Florida's Local Government Comprehensive Planning Act of 1975 required all counties and municipalities in the state to develop, implement and monitor local comprehensive growth and management plans. Pursuant to this law, each county was required to publish Land Use Policy Guides, both in written and map form, which designate desired types of land use and probable zoning for all county lands not within their boundaries.

Summary and Conclusion
----------------------

     The subject is located in the Thonotosassa area, which is located in the east central portion of Hillsborough County. The subject's location in regard to the local amenities in the form of shopping, recreational and activity centers is considered excellent due to the proximity of the City of Tampa. General real estate values have been static over the last three to four year period.

MANUFACTURED HOME COMMUNITY MARKET OVERVIEW
-------------------------------------------


     According to the Florida Manufactured Housing Association's 1998 Statistical Package, there are 574 manufactured home communities in Hillsborough County. Of this total, there are 82 communities (approximately 14% of the total), with 101 or more spaces. Additionally, 139 of the communities, or approximately 24% of the total, are in the 26 to 100-space range. Approximately 61% of the manufactured home communities in Hillsborough County have 100 or less spaces. The large percentage of small communities points to a fragmented marketplace, with a variety of ownership forms. The subject, at 192 spaces, is one of the mid sized communities in Hillsborough County.

LAND AND SITE IMPROVEMENTS
--------------------------


     The site is an irregularly shaped parcel of land containing approximately
30.0 acres, or approximately 1,306,800 square feet of gross area. The north half of the tract is generally level and at the Main Street grade, while the southern half of the tract slopes from north to south. Drainage of the tract appears adequate and no adverse soil or subsoil conditions were observed during the physical inspection of the site. Utility services connected and in service on the date of

Land And Site IMprovements                                                    10

valuation include water, sanitary and storm sewer, electricity, natural gas and telephone. According to the Community Manager, 45 of the spaces are on individual septic systems.

     Roadways arranged to maximize the use of the land access the individual lots in the community. Roadway improvements include:

     Street-bed:     Main Street is an asphalt paved, two-lane thoroughfare. The
     ----------      subject streets are asphalt paved 15-foot wide roadways.


     Sidewalks/Curb:  There are no sidewalks or curbs along the public streets
     --------------   or in the subject.


     Street Lights:   Main Street and the subject park have pole mounted
     -------------    overhead streetlights along the right of way.


     Landscaping:     Sodded and planted areas extend along the entire
     -----------      perimeter and throughout the site.


     Encumbrances:    None Noted
     -------------

     Easements:       Standard utility easements are assumed to exist.
     ----------

     Encroachments:   None Noted
     --------------

     Our review of the deed and county property records did not reveal any adverse or potentially adverse interests that would affect the utility of the subject property. Specifically, there are no recorded, or otherwise known liens, defects in title or adverse easements. There are no rent controls in effect in Hillsborough County.

Functional Utility
------------------

     The site, which is irregular in shape and contains approximately 30 acres, is large enough to accommodate building improvements and roadways as well recreational amenities and green areas. The site is considered functional for various residential development scenarios. The current development equates to an overall density of approximately 6.40 units per acre, which is consistent with current development standards that tend toward larger lot sizes, wider streets and more green areas.

IMPROVEMENT DESCRIPTION
-----------------------


     The subject is improved with 192 manufactured housing community pads, arranged along streets configured to maximize the available lot spaces. All of the lots vary slightly in size, generally 40' x 80' and the density of the park is equal to 6.40 spaces per acre.

     It has been noted that the property is described in the Prospectus as a 194-space community. The office/clubhouse is not appropriately considered an income producing space, nor is the playground area and the subject is effectively a 192-space community.

     The common area amenities include the clubhouse and adjoining children's playground area. We have not estimated a separate value for these amenities, or equipment, as they are standard items found at most manufactured home communities. These amenities are typical, adequate and functional in use.

     The community and site improvements were built in the early 1970's, and the community is approximately 25 years old. The common areas, streets, amenities and individual mobile homes were observed to be in average overall condition, having been originally constructed of quality materials and having been maintained over the years. No significant item of deferred maintenance was noted and the current maintenance level is rated good.


OWNERSHIP AND PROPERTY HISTORY
------------------------------


     The ownership of the subject property, as recorded in the Official Records of Hillsborough County in Deed Book 4990 at Page 1907, is in the name of Windsor Park Properties 3 and 4. The Deed was recorded on December 1, 1986 and the indicated consideration was $2,100,000. On December 27, 1997 the rear of the property flooded. The waters never reached the top of the homes' skirting, but three residents moved out of the community.

OCCUPANCY
---------


     A fully developed 192-space manufactured home community occupies the property. Our inspection confirmed that there are 29 vacant lots and the physical occupancy is 85.1%. Over the last three year period, the property has undergone an extensive clean-up and tenant turnover. According to our review of the current rent roll, 45 spaces are actually leased by one individual, increasing the risk of rent collection. The subject is governed, as required by law, by a prospectus, dated April 8, 1991 (Revised).

ZONING AND OTHER LAND USE CONTROLS
----------------------------------


     The property is zoned R3MH, Residential Mobile Home. It is our opinion that the subject property is in conformance with the zoning code.

Concurrency
-----------

     The subject is in conformance with the approved comprehensive plan filed by Hillsborough County and concurrency is not an issue.

Flood Hazard
------------

     The subject property is located in a designated Flood Zone "X" according to Flood Map Community Number 120112, Panel 0190D, dated August 3, 1992. Zone X is defined as "Areas of 500-year flood; and areas of 100-year flood with average depths of less than 1 foot..."

Environmental
-------------

     We observed no obvious areas of contamination on or about the site. We noted that there is an on-site waster water treatment plant and we have previously mentioned the spaces that have individual septic systems. We have no qualifications in environmental hazards and recommend an environmental audit be performed.


REAL ESTATE ASSESSMENT AND TAXES
--------------------------------


     The subject property is identified in the Hillsborough County records under Folio Number 060393-0000. The assessed value of the subject totals $1,498,321. It is our opinion that the subject is under assessed. The 1998 taxes were $38,846.16.

     Assessed values, for purposes of property taxation are determined on January 1, of each year. In the state of Florida, properties are assessed at 100% of the market value, as required by Florida Statute, Chapter 192.042. Properties are reassessed annually and equitability of assessments is not a basis for assessment in the state of Florida.

     Taxes are due and payable on the first day of the year, although tax bills are issued in arrears. Discounts up to 4% of the total bill are available for early payment and taxes become delinquent after March 31. Our discussions with a number of owner's of investment real estate and Manufactured Housing Communities has indicated that "early" payment of real estate taxes is a very common practice. Additionally, prudent management would also dictate the payment of real estate taxes to take advantage of any discounts offered. Our estimate of taxes, in the amount of $37,665, reflects this practice.

MARKETABILITY AND MARKETING PERIOD
----------------------------------


     The subject is competitive with other properties in the marketplace and is marketable, although not considered a candidate for a resident purchase. Discussions with large institutional manufactured home community investor representatives and local area realtors, indicated that "properly priced", stable, well kept manufactured home communities should "be under contract" within a six month period in today's market.

     Our discussions also indicated overall capitalization rates were higher for all-age communities and dependent upon occupancy and condition. Pricing is established by processing gross income, reduced by a vacancy and credit loss factor, operating expenses and an additional capital charge based on overall condition, is deducted to arrive at a net operating income (NOI). Those surveyed indicated that at properties not operating at stabilized occupancy, they were unwilling to compensate a seller for any of the upside to be gained in filling the property.

     In early October 1998, commercial mortgage backed securities (CMBS) lenders restructured their pricing for long term fixed rate loans. These loans had historically been priced based on an interest rate spread above Treasury Securities. The secondary market for these loans became illiquid and lenders were unable to sell the loans profitably. Consequently, although interest rates on Treasuries have fallen, the interest rates on securitized loans have increased. Our discussions with national lenders indicate that long term, fixed rate loans are still available, but at a minimum interest rate of 7.25% to 8.0%.

     Interest rates are low and financial institutions are again willing to lend money for real estate projects with good occupancies. There has also been significant institutional investor interest in manufactured home community investments. In our opinion, the marketing period for the property would be within the range indicated by the industry participants or six months.

HIGHEST AND BEST USE
--------------------


     Highest and Best Use may be defined as: The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and which results in the highest value."/2/


     We have considered all of the potential uses to which the subject is legally and physically adaptable. It is our opinion that the current use of the subject, as a 192-space, manufactured home community, represents the highest and best use of the subject.

VALUATION PROCESS
-----------------


     There are three recognized approaches to the valuation of real property:
Cost; Income; and, Direct Sales Comparison. The appropriateness of each approach varies with the type and age of the property under examination, as well as the quantity and quality of applicable market data as of the appraisal date. In the analyses and appraisal of the subject, we have considered the positive and negative aspects of each approach for this specific assignment.

     The Cost Approach provides a value indication based on the depreciated cost of the improvements added to land value. The Income Approach produce an estimate of value through an economic analysis of the net income derived from the property and is converted to a capital sum at an appropriate rate. The Sales Comparison Approach produces an estimate of value through a comparison of similar properties, which have been transferred in the local market.

    In the analysis of a fully occupied manufactured home community, investors are primarily concerned with cash flow to service any debt and the equity position. While development costs are important for developing communities, investors assume that these costs are adequately accounted for in rental levels. In communities where developers have made money on the sale of mobile homes by offering low space rental rates, an investor would not be willing to compensate a seller for any more than the income to be received. The subject is fully developed with no expansion possibilities, therefore a potential investor would be primarily interested in the cash flow and equity return and we have excluded the Cost Approach.

-----------------------
/2/ The Appraisal Institute, The Appraisal of Real Estate, 10th Ed. Chicago: The
                             ----------------------------
Appraisal Institute, 1992, page 275.

INCOME CAPITALIZATION APPROACH
------------------------------


    As an introduction to the analysis of the subject it is helpful to identify the goals and objectives of both buyers and sellers of properties such as the subject.

    From the standpoint of a seller, maximum price is, of course, an initial goal. Tempered by capital gains considerations and the potential for recapture of book depreciation accruals, a seller is often forced to consider a negotiated price that may include such concessions as interim or permanent financing. Dictated by market forces, the rate, term, and amount of financing may be favorable, neutral, or unfavorable with respect to the ultimate selling price.

    The purchasers of investment realty naturally prefer to pay a minimum price subject to terms, and within the goal of price minimization seek:

    1. Cash flow relative to capital investment measured either on a pre-income tax or post-income tax basis.

    2.   Minimal capital investment to permit leverage.

    3.   Equity build-up through mortgage amortization.

    4.   Sheltered income through accumulation of book depreciation.

    5.   Capital accumulation through market appreciation.

    The relative importance of the above factors to an investor's formula is difficult to quantify. Institutional investors, speculators, developers, financial institutions, and syndicators do not uniformly apply the same investment strategies. Location, property size, tenant mix, age of the facility, absence or presence of long term leases, assignability of existing debt, condition of the facility, level of occupancy, quality of management, and other related factors are among the criteria that affect the marketability of an income-producing property in the market.

    The first step in the Income Approach to value involves the estimate of future net operating income to be generated by the subject property. The estimate of net operating income is derived through the process of estimating the total potential gross income (PGI from rentals and other sources, less any vacancy and credit loss producing an effective gross income (EGI) estimate. All expenses associated with the operation of the property are then deducted to yield a stabilized net operating income (NOI) estimate.

    A survey of the competitive properties is presented in summary form on the following page.

                            RENT COMPARABLE SUMMARY


=================================================================================================================================
  No.              Name                                  Total      Monthly            Services             Amenities
                 Address                                Spaces/   Rental Rate      Included In Rent
                                                         % Occ.
---------------------------------------------------------------------------------------------------------------------------------

    1   Lamplighter on the River                        425/     $267.00 to      Trash collection.    Clubhouse, pool, laundry,
        8415 East Fowler Avenue                         98.8%     $277.00                                 tennis courts and
        Tampa, Hillsborough County, Florida                                                                  playground.


---------------------------------------------------------------------------------------------------------------------------------

    2   Paradise Village                                614/          $291.00    Water, sewer and       Clubhouse, two pools,
        9304 Paradise Drive                             91.9%                    trash collection.   laundry and four playrounds.
        Tampa, Hillsborough County, Florida

---------------------------------------------------------------------------------------------------------------------------------

    3   DavPam Mobile Home Park                         384/          $258.00    Water, sewer and    Pool, shuffleboard, laundry
        Williams Road                                   85.7%                    trash collection.        and driving range.
        Tampa, Hillsborough County, Florida

---------------------------------------------------------------------------------------------------------------------------------

    4   Grandview Mobile Home Park                      122/          $249.00    Trash collection.    Clubhouse, picnic area and
        5220 State Road 579                            100.0%                                                playground.
        Tampa, Hillsborough County, Florida

---------------------------------------------------------------------------------------------------------------------------------

    5   Camelot Mobile Home Park                        120/          $225.00    Water, sewer and       Clubhouse and laundry.
        121 Fountain Drive                              91.7%                    trash collection.
        Thonotosassa, Hillsborough County, Florida

---------------------------------------------------------------------------------------------------------------------------------

 Subj.  Harmony Ranch                                   192/     $251.00 to      Water, sewer and     Clubhouse and playground.
        10321 Main Street                               86.5%     $254.00        trash collection.
        Thonotosassa, Hillsborough County, Florida

=================================================================================================================================

Income Analysis
---------------

    The general market practice is on a base lot rent charged on a monthly basis. The lot rent in our survey ranged from $225.00 to $291.00 per month, as indicated by the rent comparables recited in this report. As shown by our survey, the subject's lot rents are within the market range.

Potential Gross Income
----------------------

    In our forecast of total rental income, we have projected 12 months at the current rent levels. Based on the current rent roll, the total monthly rent amounts to $48,195 and the average monthly rental rate for the 192 units is equivalent to $251.02. The potential gross income from rentals is $578,340 per year.

Vacancy and Credit Loss
-----------------------

    The subject is an all-age community currently 85.1% physically occupied with 29 of the 192 sites vacant. To the physical vacancy, we have added a small percentage to account for credit loss in our estimate of economic vacancy of 20.0% of total potential gross income, or $115,668.

Miscellaneous Income
--------------------

    Additional income is typically derived from sources such as storage fees, labor charges to the tenants, commissions on sales and rentals of the units. Historically, the subject has generated from $45.9 per space (1998) to $54.34
(1997), in other income. We have based our estimate of other income on the historical levels, estimating this income at $50.00 per space.

Effective Gross Income (EGI)
----------------------------

    Effective Gross Income is derived from income based upon the current economic rent less a vacancy and credit loss allowance for present and anticipated losses due to tenant changes, plus any additional income. Thus potential gross rental income of $578,340 less a vacancy and credit loss allowance in the amount of $115,668, or 20.0% produces an effective gross income from rentals estimate of $462,672. To this we add income derived from other sources, which totals $9,600, arriving at an effective gross income estimate of $472,272.

               Harmony Ranch - Summary of Historical Operations

                                        Pct. of      $ Per                   Pct. of      $ Per                 Pct. of      $ Per
                              1996       Income      Space         1997       Income      Space        1998      Income      Space
Income:
Rents                       $457,034     97.79%    $2,380.39     $460,704     97.79%    $2,399.50    $467,181    98.16%    $2,433.23
Other Income                  10,338      2.21%        53.84       10,433      2.21%        54.34       8,734     1.84%        45.49
                         -----------------------------------------------------------------------------------------------------------
Total Income                $467,372    100.00%    $2,434.23     $471,137    100.00%    $2,453.84    $475,915   100.00%    $2,478.72

Expenses:
Administration/Office       $ 32,996      7.05%      $171.70      $38,146      8.10%      $198.68     $39,545     8.31%      $205.96
Insurance                      6,435      1.38%        33.52        7,342      1.56%        38.24       2,885     0.61%        15.03
Maintenance & Repairs         11,317      2.42%        58.94       10,677      2.27%        55.61      12,828     2.70%        66.81
Management Expense            23,032      4.93%       119.96       23,359      4.96%       121.66      22,488     4.73%       117.13
Wages & Benefits              29,463      6.30%       153.45       27,466      5.83%       143.05      35,717     7.50%       186.03
Property Taxes                38,001      8.13%       197.92       37,285      7.91%       194.19      36,784     7.73%       191.58
Utilities                     55,620     11.90%       289.69       49,922     10.60%       260.01      48,589    10.21%       253.07
                         -----------------------------------------------------------------------------------------------------------
Total Expenses              $196,834     42.12%    $1,025.18     $194,197     41.22%    $1,011.44    $198,836    41.78%    $1,035.60

Net Operating Income        $270,538     57.88%    $1,409.05     $276,940     58.78%    $2,442.40    $277,079    58.22%    $1,443.12
                         ===========================================================================================================

Income Capitalization Approach                                              19

Operating Expense Analysis
--------------------------

Administrative/Office: Historically, this expense has shown an increasing trend.
----------------------
In the financial statements, this expense does include some corporate expense items, which we have not considered. We have stabilized our estimate of this expense at $225.00 per space per year, which is equal to $43,200 or approximately 9.15% of the estimated effective gross income.

Insurance: Historically, this expense has exhibited a varying decreasing trend.
----------
Our estimate of this expense has been stabilized based on the historical amounts, or $25.00 per space per year. This is equal to $4,800 annually or approximately 1.02% of the effective gross income.

Maintenance and Repair: Historically, this expense has varied, increasing
-----------------------
slightly since 1996. We have based our estimate on the indicated historical trend at $80.00 per space per year or $15,360 annually, believed adequate to properly maintain the community. This amount is equal to approximately 3.25% of the estimated effective gross income.

Management Fees: This expense typically includes off-site management, the
---------------
oversight of the on-site manager and monthly bookkeeping functions. We used a rate of 5% of the effective gross income estimate, typical in the market place, equal to $23,614 or $122.99 per space per year.

Wages and Benefits: Historically, this expense has varied since 1996.  We have
-------------------
based our estimate on the historical data at $200.00 per space per year or $38,400, which is equal to 8.13% of the estimated effective gross income.

Property Taxes: This category is project specific due to location.  Based on our
---------------
analysis of the historical tax trends, we have estimated the tax liability to be $37,665. This equates to $196.17 per space per year or approximately 7.98% of the estimated effective gross income.

Utilities:  We have estimated this expense at $270.00 per space per year.  This
----------
is equal to $51,840, or approximately 10.98% of the estimated effective gross income.

Reserves:  This expense category represents the inclusion of set-asides for
---------
major recurring or capital type expenditures experienced periodically by any property. We have used $25.00 per space per year, believed adequate to cover future capital costs. This equates to $4,800 annually or approximately 1.02% of the estimated effective gross income.

Total Expenses: To summarize, we have stabilized total operating expenses for
---------------
the subject property at $219,679. This estimate is equal to 46.52% of the Effective Gross Income (EGI) estimate or $1,144.16 per space per year. As shown, expenses have historically ranged between 41.22% (1997) and 42.12%
(1996).

====================================================================================================

                                 Harmony Ranch
                       Reconstructed Operating Statement

====================================================================================================
Income
        Spaces          Monthly Rent     Monthly Total    Annualized
===============================================================================
           191              $251.00          $47,941      $574,292
             1              $254.00              254         3,048
===============================================================================
           192              $251.02          $48,195
                                                                     Pct.                $
                                                                    of EGI           Per Space
                                                                ---------------------------------
Gross Potential Rental Income                        $ 578,340       122.46%          $3,012.19
Less:
 Vacancy $ Credit Loss                                (115,668)        20.0%          $ (602.44)
                                                     ------------------------------------------
Effective Gross Income From Rentals                  $ 462,672        97.97%          $2,409.75
Add:
  Miscellaneous Income                                   9,600         2.03%          $   50.00
                                                     ------------------------------------------
Total Effective Gross Income                         $ 472,272       100.00%          $2,459.75


Expenses
Administrative/Office                                $  43,200         9.15%          $  225.00
Insurance                                                4,800         1.02%              25.00
Maintenance & Repairs                                   15,360         3.25%              80.00
Management Expense                                      23,614         5.00%             122.99
Wages & Benefits                                        38,400         8.13%             200.00
Property Taxes                                          37,665         7.98%             196.17
Utilities                                               51,840        10.98%             270.00
Reserves                                                 4,800         1.02%              25.00
                                                     ------------------------------------------
Total Expenses                                       $ 219,679        46.52%          $1,144.16

Net Operating Income                                 $ 252,593        53.48%          $ 1,315.59
================================================================================================

Income Capitalization Approach                                                21

Selection of a Capitalization Rate
----------------------------------

     Direct capitalization of terminal net operating income by an overall capitalization rate extracted from the market provides an excellent indication of market value. Purchasers of manufactured home communities most often utilize this method. This method is easily understood, closely related to the market, and convincing if the overall rates abstracted from recent sales are from comparable sale properties and accurate income data are available.

Market Data
-----------

     The comparable sale data indicated an overall capitalization rate between 8.51% and 9.79%. The data indicates a narrow range in overall capitalization rates, which tend to be influenced by the size of the community, its occupancy, expense ratio, age and condition, amenity package and location.

  Sale      Sale Date              Vacancy Rate          Expense Ratio         Overall Rate
--------------------------------------------------------------------------------------------
 1           March 1997               5.0%                 40.7%                 9.79%
--------------------------------------------------------------------------------------------
 2           December 1996            3.1%                 32.8%                 9.17%
--------------------------------------------------------------------------------------------
 3           September 1996           9.6%                 37.4%                 8.51%
--------------------------------------------------------------------------------------------
 4           July 1997                9.1%                 52.7%                 9.53%
--------------------------------------------------------------------------------------------
 5           March 1997              10.8%                 38.4%                 9.30%
============================================================================================

     The subject has an above market vacancy and expense ratio. The rear of the community flooded in December 1997 and any potential purchaser would require a higher yield to compensate for the risk of another flood. Based on these considerations, we have concluded an overall capitalization rate of 11.0%.

Debt Coverage Ratio Method
--------------------------

     We have also developed an overall rate through the Debt Coverage Ratio analysis. Current commercial lending policies indicate a mortgage loan of 75% of market value, based on a 15-year amortization schedule at an annual interest rate of 8.00%, which yields an annual mortgage constant of 11.4678%. A minimum debt coverage ratio (DCR) of 1.20 to 1.00, would likely be required for a property similar to the subject. Based on these assumptions an overall capitalization rate has been developed, as presented below:


====================================================================================================
          M                           f                           DCR                     OAR
                        X                           X                            =
 Loan to Value Ratio          Mortgage Constant           Debt Coverage Ratio        Overall Rate
---------------------------------------------------------------------------------------------------
        0.75                     0.114678                         1.20                 0.103210
---------------------------------------------------------------------------------------------------
       Rounded                                                                          10.3%
===================================================================================================

Income Capitalization Approach                                                22

     The Debt Coverage Ratio method indicated a capitalization rate based upon financing by local banks. However, as the popularity of manufactured home community investments has increased, alternate sources of financing have become available through insurance companies and conduit programs.

     The rate via the debt coverage ratio is supportive of the rate concluded from the market data. Our estimate of the market value of the subject, indicated by the Income Capitalization Approach, is calculated as follows:


     Net Operating Income        Overall Capitalization Rate       Market Value
     $252,593                       Divided by 0.110                $2,296,300

     Rounded to                                                     $2,300,000

SALES COMPARISON APPROACH
-------------------------

     The fundamental premise of the Sales Comparison Approach is the concept that the analysis of sales of reasonably similar properties provides an appraiser with empirical data from which observations and conclusions about the property being appraised can be made. Proper application of the approach requires that:

     1. Only market transactions be weighed, and the data of each transaction be confirmed to the greatest extent possible.

     2. The degree of comparability of each sale to the subject be considered; differences in physical, functional, and economic characteristics be noted; and adjustments for the differences be made.

     3. The value conclusion is consistent with the analysis of the sales data.

     So that a conclusion from the analysis of the sales data can be drawn, a unit of comparison has been selected. Calculation of a unit of comparison provides a common denominator by which the market sales can be related to each other and to the subject property. The commonly accepted unit of comparison in the valuation of manufactured home communities is the selling price per space.

     While a diverse array of transactions was initially considered, the sales selected for direct comparison to the subject are those transactions that are most similar to the subject. For dissimilar features adjustments are made indicating the price at which the subject could be expected to sell. In making adjustments, all relevant factors were considered including:

    1.    Nature of surrounding development.

    2.    Size.

    3.    Availability of competing properties.

    4.    Effect of time on selling prices.

    5.    Age and condition of the improvements.

     Based on our investigation, the following five sales of all age communities are the most significant transactions for direct comparison with the subject.

                          Summary of Sale Comparables


No.                        Name                         Sale Price/        Total        Price/     Average     E.G.I.M./     O.A.R.
                         Address                         Sale Date        Spaces/       Space      Lot Rent    Expense %
                                                                         Occupancy
  ---------------------------------------------------------------------------------------------------------------------------------
1    Coral Lake Mobile Home Park                         $6,500,000          235/       $27,660     $363.88     6.05/     9.79%
     4701 Lyons Road                                      March 1997         95.0%                             40.7%
     Coconut Creek, Broward County, Florida
-----------------------------------------------------------------------------------------------------------------------------------
2    Imperial Estates Mobile Home Park                   $8,000,000          261/       $30,651     $372.00     7.33/     9.17%
     5601 North State Road 7                              June 1998           96.9%                            32.8%
     Fort Lauderdale, Broward County, Florida
-----------------------------------------------------------------------------------------------------------------------------------
3    Country Lakes Mobile Home Park                      $15,400,000         499/       $29,860     $382.80     7.35/     8.51%
     6800 Northwest 39th Avenue                           January 1999      90.4%                              37.4%
     Coconut Creek, Broward County, Florida
-----------------------------------------------------------------------------------------------------------------------------------
4    Village of Tampa                                     $7,200,000         463/       $15,551     $240.08     4.97/     9.53%
     1201 Skipper Road                                     June 1997        90.9%                              52.7%
     Tampa, Unincorporated Hillsborough County, Florida
-----------------------------------------------------------------------------------------------------------------------------------
5    Golden Hills                                         $2,160,000         185/       $11,676     $159.39     6.63/     9.30%
     7865 West Highway 40                                  March 1997       89.2%                              38.4%
     Ocala, Unincorporated Marion County, Florida
 ==================================================================================================================================

Sales Comparison Approach                                                    25

     As previously stated, the Sales Comparison Approach involves investigating recent transfers of properties similar to the subject. The properties, which have been compared to the subject, have been discussed below:

     Sale Comparable Number One is Coral Lake Mobile Home Park in Coconut Creek. This 235-space all age community sold for $6,500,000 in March 1997. The price equates to a sale price per space of $27,660. Based on an effective gross income of $1,073,850, the EGIM was 6.05. The expenses represented 40.7% of the effective gross income and the indicated overall capitalization rate was 9.79%, based on a net operating income of $636,406. This community was 95.0% occupied at the time of sale with 223 of the 255 spaces leased.

     Sale Comparable Number Two is Imperial Estates Mobile Home Park in Fort Lauderdale. This 261-space all age community sold for $8,000,000 in June 1998. The price equates to a sale price per space of $30,651. Based on an effective gross income of $1,091,720, the EGIM was 7.33. The expenses represented approximately 32.8% of the effective gross income and the indicated overall capitalization rate was 9.17%, based on a net operating income of $733,950. This community was 96.9% occupied at the time of sale with 253 of the 261 spaces leased.

     Sale Comparable Number Three is Country Lakes Mobile Home Park in Coconut Creek. This 499-space all age community sold in January 1999 for $14,900,000. The price equates to a sale price per space of $30,862. Based on the Buyer's Pro-forma, the effective gross income of $2,026,471 indicated an EGIM was 7.35. The expenses were estimated at 37.4% of the effective gross income and the indicated overall capitalization rate was 8.51%, based on a net operating income of $1,268,440. This community is 90.4% occupied with 451 of the 499 spaces leased.

     Sale Comparable Number Four is Village of Tampa in Tampa. This 463-space all age community sold for $7,200,000 in June 1997. This price equates to a sale price per space of $15,551. Based on the Buyer's Pro-forma the effective gross income of $1,450,044 indicated an EGIM was 4.97. The expenses were estimated at 52.7% of the effective gross income and the indicated overall capitalization rate was 9.53%, based on a net operating income of $686,496. This community was 90.9% occupied at the time of sale with 421 of the 463 spaces leased.

     Sale Comparable Number Five is Golden Hills in Ocala. This 185-space all age community sold for $2,160,000 in March 1997. This price equates to a sale price per space of $11,676. Based on the Buyer's Pro-forma the effective gross income of $325,992 indicated an EGIM was 6.63. The expenses were estimated at 38.4% of the effective gross income and the indicated overall capitalization rate was 9.30%, based on a net operating income of $200,851. This community was 89.2% occupied at the time of sale with 170 of the 185 spaces leased.

Sales Comparison Approach                                                   26

     All of the sales were fee simple transactions, with no abnormal financing. There were no abnormal sale conditions known to have occurred and all of the sales represent transactions that have taken place over the last nine months, having traded under similar market conditions.

     Other adjustments, typically considered, are location, amenities, age and condition, occupancy, etc., and are reflected in the average lot rent. A tenant is typically willing, absent other factors, to pay more lot rent for a better located, newer community. This also holds true for amenities, age and other factors. The average lot rent reflects, in most cases, the market perception of a property's position in the marketplace. It is also typical that lot rent increases contribute to increases in net operating income. Alternatively, we have employed the Effective Gross Income Multiplier (EGIM), in this analysis.

     The Effective Gross Income Multiplier for the comparable sale properties ranged between 4.97 and 7.35. As previously discussed, the EGIM is essentially a function of the average lot rent. The average lot rent is a function of the physical aspects of the property, such as age and condition, location and amenities. EGIM's also reflect the market's perception of the potential for future rent increases.

     The subject is an all age community with a 15.1% physical vacancy. The subject was observed to be in average condition and has a good location in Hillsborough County, Florida. The comparables all had a much higher occupancy rate than at the subject and with the exception of Comparable Number Four, the expense ratios are lower, ranging from 32.8% to 40.7%. By comparison, the subject has a forecast expense ratio of 46.52%. The subject experienced flooding in December 1997. Based on these considerations, we have concluded an EGIM at the low end of the indicated range, processing the subject's Effective Gross Income of $472,272 with an EGIM of 5.00.

                  Thus $472,272    x 5.00 is      $2,361,360

                  Rounded to                      $2,400,000


     On a per space basis, this is equivalent to $12,500.

FINAL ESTIMATE OF VALUE
-----------------------


    The two approaches to value applied in the subject analysis yielded these conclusions:

         Income Capitalization Approach          $2,300,000

         Sales Comparison Approach               $2,400,000


    Depending on the circumstances of an appraisal, the two approaches to value apply to various degrees. The income capitalization approach indicates the amount at which a prudent investor might be interested in acquiring the property. The sales comparison approach reflects demand and reasonable selling price expectancy as evidenced by sales of similar properties.

     In the reconciliation, we reviewed each approach to value (a) to ascertain the reliability of the data and (b) to weight the approach that best represented the actions of typical users and investors in the marketplace.

     The income capitalization approach depends on the principles of substitution and anticipation. This approach postulates that the value of a property derives from the net income the property will produce during its economic life. Investors in the market predicate their decisions on economic factors oriented to the market and concern themselves with net income and its durability. The income capitalization approach synthesizes the capitalized return to and of the improvements and to the land. In the current instance, the availability of sufficient reliable and supportable historical data for the subject, made the income capitalization approach a reliable gage of the market value of the subject.

     The sales comparison approach uses a number of value indicators, both physical and economic, including investors' strategies and attitudes reflected in documented market transactions. The principle of substitution is the basis of this approach, which states that a prudent investor will pay no more to buy a property than the cost to buy a comparable substitute property. In the valuation of the subject property, the sales comparison approach was considered reliable.

     The two approaches reflect a narrow range of value. Our opinion of value is based on the Income Approach, as buyers are most concerned with cash flow to service debt. Our opinion of the market value of the subject, based on a reasonable exposure period of six months, as of August 15, 1999 was:

                 - TWO MILLION THREE HUNDRED THOUSAND DOLLARS -

                                  ($2,300,000)

CERTIFICATION
-------------

We certify that, to the best of our knowledge and belief:

     .    The statements of fact in this report are true and correct.

     . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

     . We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

     . We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

     . Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

     . Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

     . Our analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     . The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     . As of the date of this report, John H. Whitcomb, MAI, CCIM has completed the requirements under the continuing education program of the Appraisal Institute.

     . John H. Whitcomb, MAI, CCIM and William G. Trask have made a personal inspection of the property that is the subject of this report.

     . No one provided significant professional assistance to the persons signing this report.

     . We are in compliance with the competency provisions of the Uniform Standards of professional Appraisal Practice of the Appraisal Foundation.

     . This appraisal assignment was not based on a requested minimum value, specific value, or the approval of a loan.

 /s/ John H. Whitcomb                /s/ William Trask
---------------------------         ----------------------------
John H. Whitcomb, MAI, CCIM         William G. Trask
St. Cert. Gen. REA #0001234         St. Cert. Gen. REA #0002347

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

The primary assumptions and limiting conditions pertaining to the conclusion in this report are summarized below.

To the best of our knowledge and belief, the statements of facts contained in the appraisal report, upon which the analysis and conclusion expressed are based, are true and correct. Information, estimates and opinions furnished to us and contained in the report or utilized in the formation of the value conclusion were obtained from sources considered reliable and believed to be true and correct. However, no representation, liability or warranty for the accuracy of such items is assumed by or imposed on us, and is subject to corrections, errors, omissions and withdrawal without notice.

The legal description of the appraised property, as exhibited in the report is assumed correct.

The valuation may not be used in conjunction with any other appraisal or study. The value conclusion stated in this appraisal is based on the program of utilization described in the report, and may not be separated into parts. The appraisal was prepared solely for the purpose and party so identified in the Purpose and Function of the Report. The appraisal report may not be reproduced, in whole or in part, and the findings of the report may not be utilized by a third party for any purpose, without the written consent of Whitcomb Real Estate.

No change of any item in any of the appraisal report shall be made by anyone other than Whitcomb Real Estate and we shall have no responsibility for any such unauthorized change.

The property has been appraised as though free and clear of mortgages, liens, leases, servitudes and encumbrances, except as may be described in the appraisal.

We are not required to give testimony or to be in attendance at any court or administrative proceeding with reference to the property appraised unless additional compensation is agreed to and prior arrangements have been made.

Unless specifically stated, the value conclusion contained in the appraisal applies to the real estate only, and does not include personal property, machinery and equipment, trade fixtures, business value, goodwill or other non-realty items. Income tax considerations have not been included or valued unless so specified in the appraisal. We make no representations as to the value changes which may be attributed to such considerations.

Neither all nor any part of the contents of the report shall be disseminated or referred to the public through advertising, public relations, news or sales media, or any other public means of communication or referenced in any publication, including any private or public offerings including buy not limited to those filed with Securities and Exchange Commission or other governmental agency, without the prior written consent and approval of and review by Whitcomb Real Estate.

Assumptions and Limiting Conditions                                           30

In completing the appraisal, it is understood and agreed that the report are not now intended, and will not be used in connection with a real estate syndication.

Good and marketable title to the interest being appraised is assumed. We are not qualified to render an "opinion of title," and no responsibility is assumed or accepted for matters of a legal nature affecting the property being appraised. No formal investigation of legal title was made, and we render no opinion as to ownership of the property or condition of its title.

Unless otherwise noted in the appraisal, it is assumed that there are no encroachments, zoning, building, fire or safety code violations, or restrictions of any type affecting the subject property. It is assumed that the property is in full compliance with all applicable federal, state, local and private codes, laws, consents, licenses and regulations, and that all licenses, permits, certificates, approvals, franchises, etc. have been secured and can be freely renewed and/or transferred to a purchaser.

It is assumed that the utilization of the land and any improvements are within the boundaries or property lines of the property described, and that there are no encroachments, easements, trespass, etc., unless noted within the report. We have not made a survey of the property, and no responsibility is assumed concerning any matter that may be disclosed by a proper survey. If a subsequent survey should reflect a differing land area and/or frontages, we reserve the right to review our final value estimate.

All maps, plats, building diagrams, site plans, floor plans, photographs, etc. incorporated into the appraisal are for illustrative purposes only, to assist the reader in visualizing the property, but are not guaranteed to be exact. Dimensions and descriptions are based on public records and/or information furnished by others, and is not meant for use as a reference in legal matters of survey.

Management is assumed to be competent, and the ownership to be in responsible hands. The quality of property management can have a direct effect on a property's economic viability and value. The financial projection contained in the appraisal assumes responsible ownership and competent management. Any variance from this assumption could have a significant impact on the final value estimate.

We assume that there are no hidden or unapparent conditions of the property's soil, subsoil or structures, which would render them more or less valuable. No responsibility is assumed for such conditions, or for engineering which might be required to discover such factors. Detailed soil studies were not made available to us, so statements regarding soil qualities, if made in the report, are not conclusive but have been considered consistent with information available to us and provided by others. In addition, unless stated otherwise in the appraisal, the land and soil of the area under appraisement appears firm and solid, but the appraisal does not warrant this condition.

The appraisal report covering the subject is limited to surface rights only, and does not include any inherent subsurface or mineral rights.

The appraisal is made for valuation purposes only. It is not intended nor to be construed to be an engineering report. We are not qualified as structural or environmental engineers and we are not qualified to judge the structural and environmental integrity of the improvements, if any. Consequently, no warranty, representations or liability are assumed for the structural soundness, quality, adequacy or capacities of said improvements and utility services, including the construction materials, particularly the roof, foundations,

Assumptions and Limiting Conditions                                           31

and equipment, including the HVAC systems, if applicable. Should there be any question concerning them, it is strongly recommended that an Engineering, Construction, and/or Environmental inspection be obtained. The value estimate stated in this appraisal, unless otherwise noted, is predicated on the assumption that all of the improvements, equipment and building services, if any, are structurally sound and suffer no concealed or latent defects or inadequacies other than those noted in the appraisal.

Any proposed construction or rehabilitation referred to in the appraisal report is assumed to be completed within a reasonable time and in a workmanlike manner according to or exceeding currently accepted standards of design and methods of construction.

Any areas or inaccessible portions of the property or improvements not inspected are assumed to be as reported or similar to the areas which are inspected.

Unless specifically stated in the report, we found no obvious evidence of insect infestation or damage, dry or wet rot. Since a thorough inspection by a competent inspector was not performed for us, the subject improvements, if any, is assumed to be free of existing insect infestation, wet rot, dry rot, and any structural damage which may have been caused by pre-existing infestation or rot which was subsequently, treated.

In the appraisal assignment, the existence of potentially hazardous material used in the construction, maintenance or servicing of the improvements, such as the presence of urea-formaldehyde foam insulation, asbestos, lead paint, toxic waste, underground tanks, radon and/or any other prohibited material or chemical which may or may not be present on or in the subject property, was, unless specifically indicated in the report, not observed by us, nor do we have any knowledge of the existence of such materials on or in the property. We, however, are not qualified to detect such substances. The existence of these potentially hazardous materials may have a significant effect on the value of the property. The client is urged to retain an expert in this field, if desired. The value conclusion assumes the property is "clean" and free of any of these adverse conditions unless notified to the contrary in writing.

No effort has been made to determine the possible effect, if any, on the subject property of energy shortages or present or future federal, state or local legislation, including any environmental or ecological matters or interpretations thereof.

We take no responsibility for any events, conditions or circumstances affecting the subject property or its value, that take place subsequent to either the effective date of value cited in the appraisal or the date of our field inspection, which ever occurs first.

The estimates of value stated in this appraisal apply only to the effective dates of value stated in the report. Value is affected by many related and unrelated economic conditions within a local, regional, national and/or worldwide context, which might necessarily affect the prospective value of the subject property. We assume no liability for an unforeseen change in the economy, or at the subject property, if applicable.

We believe that the underlying assumptions and current conditions provide a reasonable basis for the value estimate stated in this appraisal. However, some assumptions or projections inevitably will not materialize and unanticipated events and circumstances may occur during the forecast period. These could include major changes in the economic environs; significant increases or decreases in current mortgage interest rates and/or terms or availability of financing altogether; property assessment; and/or major revisions in current state

Assumptions and Limiting Conditions                                          32

and/or federal tax or regulatory laws. Therefore, the actual results achieved during the projected holding period and investor requirements relative to anticipated annual returns and overall yields could vary from the projection. Thus, variations could be material and have an impact on the individual value conclusion stated herein.

The Americans with Disabilities Act (ADA) became effective January 26, 1992.
The appraiser has not made a specific compliance survey and analysis of this property to determine whether it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

                                    ADDENDA

                               LEGAL DESCRIPTION

The East 1/4 of the Southwest 1/4 of the Southeast 1/4 and the West 1/2 of the Southeast 1/4 of the Southeast 1/4 of Section 9, Township 28 South, Range 20 East, less Right-of-Way for the Tampa-Thonotosassa Road off the North side thereof and also less the East 140 feet of the South 151 feet of the North 191 feet of the West 1/2 of the Southeast 1/4 of the Southeast 1/4 of Section 9, all being in Hillsborough County, Florida.

                                     MAPS

                        [FLORIDA AREA MAP APPEARS HERE]

                        [NEIGHBORHOOD MAP APPEARS HERE]

                  [RENT COMPARABLE LOCATION MAP APPEARS HERE]

   [FLORIDA MANUFACTURED HOME COMMUNITIES COMPARABLE SALES MAP APPEARS HERE]

                      [MAP OF HARMONY RANCH APPEARS HERE]

                             PROFILES OF APPRAISERS

                             PROFILE OF APPRAISER

                         JOHN  H. WHITCOMB, MAI, CCIM
                           St.Cert. Gen REA #0001234

REAL ESTATE EXPERIENCE
----------------------

Owner
Whitcomb Real Estate
Tampa, FL

     Specialize in complex real estate valuations and consulting projects. Property types include manufactured home communities, recreational vehicle parks, self-storage facilities, hotels, manufacturing plants, office buildings, retail buildings and other types of commercial establishments as well as special use facilities. Mr. Whitcomb is active in the ownership and management of seven manufactured home communities throughout Florida. January 1996 to present.

Partner
Chartwell Advisory Group, Ltd.
Tampa, FL

     Supervised complex real estate valuations and property tax consulting projects. Responsibilities included management of all technical staff members throughout the country. Property types included manufactured home communities, recreational vehicle parks, hotels, large manufacturing plants, office buildings and retail buildings. April 1993 to January 1996.

Senior Appraiser
Marshall and Stevens, Inc.
Philadelphia, PA and Tampa, FL

     Specialized in preparing appraisals for land and buildings in industrial, commercial and residential uses. Performed appraisals for purposes of sale/purchase, property tax appeals, syndication, financing and allocation of purchase price. September 1985 to March 1990, and June 1992 to April 1993.

Vice President
Strategis Asset Valuation & Management, Inc.
Tampa, FL

     Prepared appraisals and feasibility studies on complex commercial properties. Performed appraisals for purposes of sale/purchase, property tax appeals, financing and allocation of purchase price. March 1990 to May 1992.

Profile of Appraiser

PROFESSIONAL AFFILIATIONS
-------------------------

MAI, Member Appraisal Institute

CCIM, Certified Commercial Investment Member Commercial Investment Real Estate Institute

State Certified General Real Estate Appraiser
Florida #0001234

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

Akers Away                      West Palm Beach, FL             Lakeside                Douglasville, GA
Alafia Riverfront               Gibsonton, FL                   Lakewood                Denton, TX
Alpine Village                  Sebring, FL                     Lantana Cascade         Lantana, FL
Arbor Oaks                      Zephyrhills, FL                 Long Lake Village       West Palm Beach, FL
Blue Heron                      Clearwater, FL                  Marlboro Court          West Palm Beach, FL
Bradenton Trailer Park          Bradenton, FL                   MH Country Club         Oakland Park, FL
Carefree Village                Tampa, FL                       Mission                 El Paso, TX
Carolina Village                Concord, NC                     Moultrie Oaks           St. Augustine, FL
Casa del Monte                  West Palm Beach, FL             Oak Point               Titusville, FL
Chateau Forest                  Seffner, FL                     Orange Manor East       Winter Haven, FL
Chateau Village                 Bradenton, FL                   Palm Breezes Club       Lantana, FL
Cloverleaf                      Brooksville, FL                 Palm Ridge              Leesburg, FL
Colonial Coach                  Greenacres City, FL             Panama City Estates     Panama City, FL
Coquina Crossing                St. Augustine, FL               Plantation Estates      Seffner, FL
Coral Lake                      Coconut Creek, FL               Portside                Jacksonville, FL
Country Club Estates            Venice, FL                      Ridgecrest              Fort Pierce, FL
Dessau                          Austin, TX                      San Souci               North Fort Myers, FL
Foxcroft Village                Loch Sheldrake, NY              Scenic View             Lakeland, FL
Foxwood Estates                 Lakeland, FL                    Seminole                St. Petersburg, FL
Franklin Estates                Murfreesboro, TN                Shangri La              Largo, FL
Gardens of Manatee              Parrish, FL                     Southwinds              Lakeland, FL
A Garden Walk                   West Palm Beach, FL             St. Lucie Village       Okeechobee, FL
The Groves                      Orlando, FL                     Sunrise Village         Cocoa Beach, FL
Gwinnett Estates                Snellville, GA                  Sunshine                Lake Worth, FL
Harmony Ranch                   Thonotosassa, FL                Tall Pines              Fort Pierce, FL
Holiday Ranch                   West Palm Beach, FL             Tara                    Jonesboro, GA
Holiday Plaza                   West Palm Beach, FL             Twin Shores             Longboat Key, FL
Holland                         Fort Lauderdale, FL             Valley Pines            El Paso, TX
Kings and Queens                Lakeland, FL                    Village Glen            Melbourne, FL


                                                                               3
Profile of Appraiser

Recreational Vehicle Parks
--------------------------

Avalon RV Park                  Clearwater, FL                  Pioneer Creek                   Bowling Green, FL
Camp Inn                        Frostproof, FL                  Rainbow Village                 Clearwater, FL
Forest Lake Village             Zephyrhills, FL                 Space Coast RV Resort           Rockledge, FL
Hide Away                       Ruskin, FL                      Sunshine RV                     Vero Beach, FL
Holiday RV Resort               Leesburg, FL                    Topics                          Hudson, FL
Horizon RV Park                 Davenport, FL                   Twelve Oaks                     Sanford, FL
Key RV Park                     Marathon, FL                    Village Park                    Orange City, FL

Self-Storage Facilities
-----------------------

Affordable Self Storage         Loganville, GA                  Orange Avenue                   Tallahassee, FL
Alpine Self Storage             Rockford, IL                    Plantation Xtra Storage         Plantation, FL
Baytree Self Storage            Valdosta, GA                    St. Augustine Self Storage      St. Augustine, FL
Budget Self Storage             Sterling, VA                    Southern Self Storage           Riviera Beach, FL
Delray Mini Storage             Delray Beach, FL                Storage Express                 Lauderhill, FL
Edison Lock Up                  Edison, NJ                      Valdosta Self Storage           Valdosta, GA
Extra Space                     Lauderhill, FL                  Xtra Space                      Orlando, FL
Howell Self Storage             Howell, NJ                      Your Extra Attic                Duluth, GA
Hyde Park Storage               Tampa, FL                       Your Extra Attic                Norcross, GA
Jacksonville Storage            Jacksonville, FL                Your Extra Attic                Stockbridge, GA
Okeechobee Storage              Hialeah Gardens, FL             Your Extra Attic                Winters Chapel, GA

Hotels/Resorts
--------------

Canyon Ranch in the Berkshires                                  Howard Johnson Maingate
Comfort Inn Kissimmee                                           Hyatt On Union Square
Comfort Suites Asheville                                        Hyatt Orlando
Embassy Suites Boca Raton                                       Hyatt Wilshire
Hotel Nikko San Francisco                                       Hyatt Regency Houston
Hilton Southwest Freeway Houston                                La Samanna
Hollywood Beach Hilton                                          Ramada Resort Maingate
Holiday Inn Gainesville                                         Westin Washington, D.C.

                                                                               4
Profile of Appraiser

Financial
---------

Belgravia Capital                       Heller Financial
Bloomfield Acceptance Company           Household Finance Corporation
Chase Manhattan Bank                    Irving Leasing Corporation
Chrysler Capital Corporation            Mfd. Housing Community Bankers
Citicorp Real Estate                    Mellon Bank
Collateral Mortgage                     Morgan Stanley
CoreStates Financial Corporation        NationsBank
Credit Suisse First Boston              Nomura Securities
FINOVA Capital                          Pacificorp Financial Services
First Union Corporation                 PACTEL Finance
GE Capital                              Society National Bank
Goldman Sachs                           Sun America Insurance
Greentree Financial                     Union Capital

Real Estate/Real Estate Investment
----------------------------------

W. P. Carey & Company, Inc.             LaSalle Partners
Chateau Communities                     Las Colinas Corporation
Continental Communities                 Metropolitan Life
Delaware North Companies                MHC
Dillon Read Real Estate Inc.            National Home Communities
Drexel Burnham Lambert Realty, Inc.     Pitney Bowes Credit Corp.
First Boston Corporation                Salomon Brothers, Inc.

EDUCATIONAL BACKGROUND
----------------------

University of Florida, B.A.

College of William and Mary, M.B.A.

American Institute of Real Estate Appraisers

The Appraisal Institute

Commercial Investment Real Estate Institute


PUBLICATIONS
------------

   Mr. Whitcomb has authored an article on ad valorem taxes and cogeneration facilities for Cogeneration and Resource Recovery magazine.
                  ----------------------------------

TESTIMONY
---------

   Mr. Whitcomb has presented expert testimony in United States Tax Court.

                             PROFILE OF APPRAISER

                               WILLIAM G. TRASK
                          St.Cert. Gen. REA #0002347

REAL ESTATE APPRAISAL EXPERIENCE
--------------------------------

Appraiser
Whitcomb Real Estate
Tampa, FL

     Specializing in real estate valuations and consulting projects for lending institutions, public and private corporations and individuals, for a variety of uses. Property types appraised include manufactured housing communities, recreational vehicle parks, manufacturing plants, office buildings, apartment complexes, retail properties and other types of commercial establishments. February 1998 to Present.

Appraiser
Atlas Real Estate Group, Inc.
Tampa, FL

     Specialized in real estate condemnation valuations and related studies. Property types appraised include agricultural, industrial, residential, office buildings, retail properties and other types of commercial land and establishments. August 1991 to January 1998.

PROFESSIONAL AFFILIATIONS
-------------------------

  State Certified General Real Estate Appraiser
  Florida # 0002347
  Georgia # CG007464

PARTIAL LIST OF CLIENTS AND PROPERTIES
--------------------------------------

Manufactured Home Communities
-----------------------------

A Garden Walk           Palm Beach Gardens, FL          Honeymoon Park          Dunedin, FL
Bear Creek              Ormond Beach, FL                La Buona Vita           Port St. Lucie, FL
Bonfire                 Leesburg, FL                    Lincolnshire            Largo, FL
Briarwood               Lake Worth, FL                  Meadowbrook             Lakeland, FL
Camelot East            Sarasota, FL                    Mobiland By The Sea     Melbourne, FL
Camelot Lakes           Sarasota, FL                    Oak View                Arcadia, FL
Carefree Village        Tampa, FL                       Palmetto                Hallandale, FL
Clover Leaf             Brooksville, FL                 Plaza                   Bradenton, FL
Coquina Crossing        St. Augustine, FL               Ranchero Village        Largo, FL

                                                                               2
Profile of Appraiser
William G. Trask

Manufactured Home Communities (Cont.)
-------------------------------------

Country Club Estates            Venice, FL                      River Bay               Tampa, FL
Country Lakes                   Coconut Creek, FL               Riverview               Micco, FL
Country Life                    Leesburg, FL                    Serendipity             Clearwater, FL
Crystal River Village           Crystal River, FL               Southern Acres          St. Cloud, FL
Diamond Point                   Leesburg, FL                    Spanish Trails          Zephyrhills, FL
Friendly Village                Sellersburg, IN                 Sun Village             Largo, FL
Hammock Lake                    Fort Meade, FL                  Sundance                Zephyrhills, FL
Heron Cay                       Vero Beach, FL                  Sunshine Village        Lake Worth, FL
Hibiscus                        Mount Dora, FL                  Tall Pines              Fort Pierce, FL
Hidden Village                  St. Petersburg, FL              Tanglewood              Fort Pierce, FL
High Point                      Clearwater, FL                  Vero Palms              Vero Beach, FL

Recreational Vehicle Parks
--------------------------

Lazy Lakes RV                   Sugarloaf Key, FL               Ridgecrest RV           Leesburg, FL
Lions Lair RV                   Marathon, FL                    Sunshine RV             Vero Beach, FL
Pioneer Village                 North Fort Myers, FL            Topics RV               Spring Hill, FL

Other
-----

ABC Pizza House                 Tampa, FL                       Fabian Enterprises      Tampa, FL
Blakie's Restaurant             Tampa, FL                       Florida Power & Light   St. Petersburg, FL
Breed Automotive                Lakeland, FL                    Mobil Oil               Lakeland, FL
Discount Auto Parts             Lakeland, FL                    Pier 1 Imports          Hoover, AL
Discount Auto Parts             Sarasota, FL                    Pizza Hut               Brandon, FL
Discount Auto Parts             Land O'Lakes, FL                Pizza Hut               Lakeland, FL

Financial
---------

Belgravia Capital                                               Heller Financial
Collateral Mortgage, Ltd.                                       Lehman Brothers
Executive Commercial Funding                                    NationsBank
First Federal Savings Bank, Leesburg, FL                        Republic Bank, Port Richey, FL
First National Bank, St. Lucie, FL                              Signature Financial Services, Inc.
First Union National Bank                                       Union Capital Investments, LLC
GE Capital Corporation                                          United Southern Bank, Eustis, FL
Greentree Financial


                                                                               3
Profile of Appraiser
William G. Trask

Real Estate/Real Estate Investment
----------------------------------

Continental Communities                         National Home Communities
Martin Newby Management                         Pacific Life
Munao Partnership                               Windsor Corporation

EDUCATIONAL BACKGROUND
----------------------

   Florida State University
   University of South Florida
   Edison Community College
   Hillsborough Community College
   Appraisal Institute
   International Right of Way Association